UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Precis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock $.01 par value
	(2)	Aggregate number of securities to which transaction applies:
6,756,382
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$1.80 based on November 3, 2006 closing sale price
	(4)	Proposed maximum aggregate value of transaction:
$12,161,488
	(5)	Total fee paid:
$1,301.28
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

November     , 2006

PRECIS, INC.
2040 North Highway 360
Grand Prairie, Texas 75050

The Board of Directors of Precis, Inc. has approved a merger agreement that will result in Insurance Capital Management USA Inc. (ICM) becoming a wholly-owned subsidiary of Precis. Before we can complete this merger, the merger agreement must be approved by Precis’ shareholders. Let me tell you a few things about ICM and the merger to familiarize you with the proposed transaction.

•       The combined companies will offer a full range of products, including insurance and non-insurance products and managed care services that will help Americans gain access to affordable healthcare. Also, to more properly reflect the mission of the company, we are asking our shareholders to approve the change of our name to Access Plans USA, Inc.

•        You can find more information on our products and services on pages 60-63 and 70-72 and information on the name change on page 34 of the Proxy Statement.

•       ICM’s operations principally consist of the sale and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels.

•        More information on ICM is found in the Proxy Statement, with a specific discussion on pages 56-67.

•       We will not be paying any cash as consideration in the merger (other than the costs of the transaction). Instead, we will issue shares of our common stock to the shareholders of ICM, all of whom will become members of our management team. We believe that this will properly align the interests of the ICM shareholders and management team with the interests of our other shareholders in growing the combined companies and achieving profitable operations.

•        The number of shares that we will issue will depend on ICM’s earnings, before interest, tax, depreciation, amortization and other adjustments.

•        If ICM records at least $1,250,000 of cumulative earnings over four consecutive calendar quarters ending on or before December 31, 2007, we will issue 6,756,382 shares, which is the maximum number of shares that we can issue under the merger agreement.

•        For more information on how the merger consideration will be calculated and conveyed, please see pages 2-3 of the Proxy Statement.

•       The operations of ICM that will be a part of the combined companies are profitable and growing. However, the results of ICM (audited results for the years 2003, 2004 and 2005 and unaudited results for the six months ended June 30, 2006) shown on pages F-2-F-24 of the proxy statement include losses attributed to a subsidiary that ICM distributed to its shareholders and that will not be a part of ICM or Precis after the merger.

•        To see what the adjusted results of ICM would be without this subsidiary and other ICM activities that will not be assumed by us, please see pages F-73-F-76 of the Proxy Statement.

•        For a more detailed discussion of the adjusted results, please see pages 69-71 of the Proxy Statement.

•       We expect that the merger will return us to profitability and will be accretive to earnings. The unaudited pro forma financial statements of the combined companies on pages F-77-F-81 of the Proxy Statement show that our earnings per share for the six months ended June 30, 2006, would have increased twenty percent (20%) if we had included the adjusted operating results of ICM with ours.

•        These unaudited pro forma results and the explanations of the adjustments are on pages F-73-F-81  of the Proxy Statement.

•       After the merger, Peter W. Nauert will be our Chief Executive Officer and our largest shareholder. We believe that Mr. Nauert has the ability and experience to effectively lead the combined companies.

•        More information on Mr. Nauert can be found on page 38 of the Proxy Statement.

•       The proxy statement describes the potential risks and disadvantages of the merger.

•        More information on the potential risks and disadvantages of the merger can be found on pages 14-16 and 20-22, respectively, of the Proxy Statement.

•       Our Board of Directors, after diligent study and consideration, has determined that the merger is in our and our shareholders’ best interests.

•        Please see pages 16-22 of the Proxy Statement for more information on how the Board of Directors considered the merger.

The Proxy Statement provides you with detailed information about the proposed merger-acquisition of Insurance Capital Management USA Inc., as well as additional information related to other matters to be considered at the Precis 2006 Annual Shareholders Meeting. We encourage you to read it all carefully and not rely on the summary information provided in this letter.

Your vote is very important.   Please take the time to vote, whether or not you plan to attend the Precis 2006 Annual Shareholders Meeting. If you sign, date and mail your proxy without indicating how you want to vote, we will vote your proxy in favor of the merger-acquisition. If you do not return your proxy, or if you do not instruct your broker how to vote the shares held for you in your brokerage account, the effect will be neither a vote for nor a vote against the merger-acquisition.

The Annual Meeting of Shareholders will be held on December 29, 2006, 10:00 a.m. local time, at the Sheraton Grand Hotel at the Dallas / Fort Worth Airport, 4440 West John Carpenter Freeway, Irving, Texas 75063.

We are very enthusiastic about the acquisition of Insurance Capital Management USA Inc. and the accompanying opportunities. Our Board of Directors recommends that you vote FOR this merger-acquisition and the other items to be considered at the Annual Shareholders Meeting.

Nicholas J. Zaffiris
Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved of the securities to be issued under the Proxy Statement or determined if the Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated November  26, 2006 and was first mailed to Precis shareholders on or about November 27, 2006.

PRECIS, INC.
2040 North Highway 360
Grand Prairie, Texas 75050
Telephone: (866) 578-1665

NOTICE OF ANNUAL SHAREHOLDERS MEETING
To be held on December 29, 2006

TO THE SHAREHOLDERS:

Precis, Inc. will hold its 2006 annual shareholders meeting in the Renoir Room at the Sheraton Grand Hotel at Dallas / Ft. Worth Airport, 4440 West John Carpenter Freeway, Irving, Texas 75063, commencing at 10:00 a.m., local time on December 29, 2006 to vote on:

1.                The Agreement and Plan of Merger, dated November 8, 2006, by and among Precis, Inc., and Insurance Capital Management USA Inc. (“ICM”), and the shareholders of Insurance Capital Management USA Inc., providing for the merger of Insurance Capital Management USA Inc. with and into Precis, Inc. and, effectively, the subsidiaries of Insurance Capital Management USA Inc. and its subsidiaries becoming wholly-owned by Precis;

2.                The Precis, Inc. 2002 Non-Employee Stock Option Plan, as amended and restated on November 8, 2006;

3.                Amendment and restatement of the Certificate of Incorporation of Precis, Inc. to change its name to Access Plans USA, Inc.;

4.                The election of five directors, each to hold office until the 2007 annual meeting of shareholders or until his successor is duly elected and qualified;

5.                Ratification of Hein & Associates LLP as the independent registered public accounting firm for 2006; and

6.                Any other business that properly comes before the meeting or any adjournment or postponement of the Annual Meeting.

Precis shareholders at the close of business on November 20, 2006, are receiving notice and may vote at the Annual Meeting. Approval of the Agreement and Plan of Merger and the amendment of the Precis Certificate of Incorporation require the affirmative vote of at least a majority of the outstanding Precis common stock shares. Approval of the amended and restated Precis, Inc. 2002 Non-Employee Stock Option Plan requires the affirmative vote of at least a majority of the cast, abstaining and broker votes. All other matters presented at the Annual Meeting require the affirmative vote of a majority of the Precis common stock shares present in person or by proxy at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote FOR approval of the matters being voted upon.

Your attendance or Proxy is important to assure a quorum at the Annual Meeting. Shareholders who do not expect to attend the Annual Meeting in person are requested to complete and return the enclosed Proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and, if present at the Annual Meeting, may withdraw it and vote in person. Attendance at the Annual Meeting is limited to Precis shareholders, their proxies and invited guests. All shareholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:
Eliseo Ruiz III
Eliseo Ruiz III, Secretary and General Counsel
Grand Prairie, Texas
November 26, 2006

PROXY STATEMENT

Precis, Inc.
2040 North Highway 360
Grand Prairie, Texas 75050
Telephone: (866) 578-1665

ANNUAL SHAREHOLDERS MEETING
TO BE HELD ON DECEMBER 29, 2006

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished to the shareholders of Precis, Inc. in connection with the 2006 annual meeting of the holders of Precis common stock to be held on December 29, 2006, 10:00 a.m. local time at the Sheraton Grand Hotel at the Dallas / Fort Worth Airport, 4440 West John Carpenter Freeway, Irving, Texas, 75063 and any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy will be first mailed on or about November 27, 2006, to Precis’ shareholders of record on November 20, 2006.

If the accompanying Proxy is properly executed and returned, the shares of common stock represented by the Proxy will be voted at the Annual Meeting. If you indicate on the Proxy a choice with respect to any matter to be voted on, your shares will be voted in accordance with your choice. If no choice is indicated, your shares of common stock will be voted FOR

•       approval of the Agreement and Plan of Merger, dated November 8, 2006, by and among Precis, Inc., and Insurance Capital Management USA Inc., the owner of Insuraco USA, L.L.C. and its subsidiaries, providing for the merger of Insurance Capital Management USA Inc. with and into Precis and effectively  resulting in the subsidiaries of Insurance Capital Management USA Inc. becoming wholly-owned by Precis;

•       approval of the Precis, Inc. 2002 Non-Employee Stock Option Plan, as amended and restated;

•       approval of amendment of Precis’ Certificate of Incorporation to change its name to Access Plans USA, Inc.;

•       the election of five directors, each to hold office until the 2007 annual meeting of shareholders or until his successor is duly elected and qualified; and

•       ratification of Hein & Associates LLP as the independent registered public accounting firm for 2006.

In addition, your shares will also be considered and voted upon other business that properly comes before the Annual Meeting or any adjournment or postponement. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this Proxy Statement. Once given, you may revoke your Proxy by

•       giving written notice of revocation to our Secretary at any time before your Proxy is voted,

•       executing another valid proxy bearing a later date and delivering this proxy to our Secretary prior to or at the Annual Meeting, or

•       attending the Annual Meeting and voting in person.

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Neither the corporate laws of Oklahoma, the state in which we are incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Our policy is (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting, (ii) to treat abstentions as votes not cast (except as specifically provided otherwise in this Proxy Statement) but to treat them as shares represented at the Annual Meeting for determining results on actions requiring a majority vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes (except as specifically provided otherwise in this Proxy Statement).

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying Proxy. These expenses include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Solicitation of Proxies may be made by mail, telephone, personal interviews or by other means by our directors or employees without additional compensation other than reimbursement for their related out-of-pocket expenses.

All information contained in this Proxy Statement with respect to Precis and its subsidiaries and Insurance Capital Management USA Inc. and its subsidiaries was furnished by Precis and Insurance Capital Management USA Inc., respectively, for inclusion in this Proxy Statement.

SHAREHOLDERS ENTITLED TO VOTE

The shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on November 20, 2006 (the “Record Date”), of the 13,512,763 shares of common stock. Each holder of a share of common stock outstanding on the Record Date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers and directors own of record or are deemed to beneficially own a total of 3,472,580 shares, or 26% of the issued and outstanding common stock, and intend to vote their shares in approval of the merger-acquisition of Insurance Capital Management USA Inc. and intend to vote their shares in favor of the other matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to our election of directors. The presence in person or by proxy of the holders of a majority of the shares of common stock outstanding and represented at the Annual Meeting will constitute a quorum for the transaction of business. Approval of the Agreement and Plan of Merger and the amended and restated Precis Certificate of Incorporation requires the affirmative vote of at least a majority of the outstanding Precis common stock shares. The affirmative vote of the holders of a majority of the votes cast for, against and abstaining from voting is required for approval of the Precis, Inc. 2002 Non-Employee Stock Option Plan. All other matters presented at the Annual Meeting require the affirmative vote of a majority of the Precis common stock shares present in person or by proxy at the Annual Meeting. Votes will be tabulated by an inspector of election appointed by our Board of Directors.

THIS PROXY STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION AND NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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SUMMARY

The following summary of certain information in this Proxy Statement is intended only to provide certain facts and highlights from the material contained elsewhere in this Proxy Statement. We have summarized all material matters that are presented in this Proxy Statement. Our summarization is qualified in its entirety by the more detailed information elsewhere in this Proxy Statement and the accompanying appendices, all of which are important and should be carefully reviewed. This summary does not contain all the information that may be important to you. You should carefully read this Proxy Statement in its entirety. For additional information, see “Where You Can Find More Information” (page 105).

We have provided this Proxy Statement to you and the other record holders of our common stock shares for our 2006 Annual Shareholders Meeting. Peter W. Nauert and the shareholders of Insurance Capital Management USA Inc. have agreed to our proposed merger-acquisition of Insurance Capital Management USA Inc. therefore, we are not soliciting the consent or proxy of Insurance Capital Management USA Inc.’s shareholders. Mr. Nauert and Insurance Capital Management USA Inc. have provided the information in this Proxy Statement that relates to Insurance Capital Management USA Inc. and its subsidiaries (including, Insuraco USA, L.L.C.), and we have provided the other information contained in this Proxy Statement.

The Annual Meeting

The annual meeting of our shareholders will be held in the Renoir Room at the Sheraton Grand Hotel at Dallas/Ft. Worth Airport, 4440 West John Carpenter Freeway, Irving, Texas 75063, on December 29, 2006, commencing at 10:00 a.m., local time. Holders of record of our outstanding common stock shares at the close of business on November 20, 2006 (the “record date”), are entitled to notice of and to vote at our 2006 annual meeting. On the record date, there were                     common stock shares outstanding, each of which will be entitled to one vote on each matter to be acted upon or that may properly be brought before the annual meeting. Approval of the merger-acquisition of Insurance Capital Management USA Inc. (and its subsidiaries) and amendment of our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding common stock shares entitled to vote. The affirmative vote of the holders of a majority votes cast for, against or abstaining from voting is required for approval of the Precis, Inc. 2002 Non-Employee Stock Option Plan. All other matters presented at the Annual Meeting require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

Proposal One—Merger-Acquisition of Insurance Capital Management USA Inc. (Page 16)

On November 8, 2006, we entered into an Agreement and Plan of Merger with Peter W. Nauert, and the shareholders of Insurance Capital Management USA Inc., a Texas corporation (“ICM”). ICM is a fully integrated technology driven national health insurance marketing organization. ICM’s operations principally consist of the sales and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels. These operations, which are consolidated under Insuraco USA, LLC, (“Insuraco”) an intermediate holding company, commenced generating revenue in 2004 and, after incurring start-up losses through 2005, are generating earnings in 2006.

A copy of the Agreement and Plan of Merger is attached to the Proxy Statement, filed November     , 2006, as Appendix A. Under that agreement, subject to approval by our shareholders, we and the parties to the agreement agreed as follows.

•       Effective September 29, 2006, ICM transferred its ownership of Insurance Producers Group of America Agency (“IPA”) to Mr. Nauert and IPA will not be acquired by us. ICM has also eliminated all other non-Insuraco activities. Accordingly, Precis will only acquire the Insuraco operations.

•       The shareholders of ICM will cause ICM to merge with and into us and Insuraco and its subsidiaries will become our wholly-owned subsidiaries.

•       At closing, we will issue and deliver a number of shares of our common stock to ICM’s shareholders determined by a formula that multiplies Insuraco’s adjusted earnings, before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (as further defined in the merger agreement) for the nine-month period ended September 30, 2006 times 5.4051056 shares per dollar of Adjusted EBITDA.

•       We will issue and deliver, as more fully discussed in the Proxy Statement , additional shares of our common stock to ICM’s shareholders provided the acquired companies’ Adjusted EBITDA during four consecutive calendar quarters ending on or prior to December 31, 2007 exceeds the Adjusted EBITDA for the nine-month period ended September 30, 2006.

•       The maximum number of shares to be issued and delivered to the ICM shareholders is 6,756,382.

•       Peter W. Nauert will become chief executive officer.

•       Andrew A. Boemi will become a member of our board of directors.

ICM shareholders are not obligated to return any of the common stock shares issued and delivered to them in conjunction with the merger-acquisition of ICM, if Insuraco and its subsidiaries later achieve a lower level of Adjusted EBITDA.

To illustrate the number of common stock shares to be issued and delivered at closing of the merger the following examples are presented:

Adjusted EBITDA/Common Share Ratio

Assuming that ICM meets its target Adjusted EBITDA over four consecutive calendar quarters ending, on or before December 31, 2007of $1,250,000, we will issue a total of 6,756,382 shares of our common stock to the shareholders of ICM. This results in a ratio of 5.4050156 shares of common stock for each $1 of Adjusted EBITDA.

Closing Example:

Assume the combined operations of ICM during the 9 months ended September 30, 2006 resulted in Adjusted EBITDA of $600,000. In this case, we would be obligated to issue and to deliver to the shareholders of ICM 3,243,063 shares of our common stock. This was determined by multiplying the $600,000 (i.e. the September 30 Adjusted EBITDA) by 5.4051056 (i.e. the number of shares of our common stock per $1.00 of Adjusted EBITDA).

Contingent Example

Assume the combined operations of ICM during the 9 months ended September 30, 2006, resulted in Adjusted EBITDA of $600,000. In this case, we would be obligated to issue and to deliver to the shareholders of ICM 3,243,063 shares of our common stock at closing. This was determined by multiplying the $600,000 (i.e. the September 30 Adjusted EBITDA) by 5.4051056 (i.e. the number of shares of our common stock per $1.00 of Adjusted EBITDA).

Further assume the combined operations of ICM during the 12 months ended December 31, 2006, resulted in Adjusted EBITDA of $1,000,000. In this case, we would be obligated to issue and to deliver to the shareholders of ICM an additional 2,162,043 shares of our common stock after the closing of the quarter ended December 31, 2006. This was determined by multiplying the $1,000,000 (i.e. the December 31 Adjusted EBITDA) by 5.4051056 and subtracting from that result the number of shares previously issued and delivered to the ICM shareholders at closing (i.e. 3,243,063.)

Further assume the combined operations of ICM during the 12 months ended March 30, 2007 resulted in Adjusted EBITDA of $1,250,000 (and assuming that the above results are still true). In this case, we would be obligated to issue and to deliver to the shareholders of ICM an additional 1,351,276 shares of our common stock after the closing of the quarter ended March 30, 2006. This was determined by multiplying the $1,250,000 (i.e. the March 30, Adjusted EBITDA) by 5.4051056 (i.e. 6,765,382 shares) and subtracting from that the number of shares previously issued and delivered to the ICM shareholders (i.e. 3,243,063 and 2,162,043).

ICM is a privately-held company and there is no market for its common stock shares, while our common stock shares are traded on The Nasdaq Stock Market under the symbol “PCIS.” On June 12, 2006, the last trading day before we announced the merger-acquisition, our common stock closed at $1.35 per share. On November 8, 2006, the closing sale price of our common stock shares was $1.79.

Proposal Two—Amended and Restated 2002 Non-Employee Stock Option Plan (Page 30)

On November 8, 2006, our Board of Directors adopted our amended and restated 2002 Non-Employee Stock Option Plan. Under the amended and restated Plan, we have increased the number of shares of our common stock issuable upon exercise of stock options granted under the Plan from 500,000 to 1,500,000 common stock shares and we have extended the expiration date of the plan from March 31, 2007 to March 31, 2010. The purpose of the Plan is to strengthen our ability to attract and retain well-qualified directors, consultants, insurance agents, and independent marketing representatives to furnish additional incentive to those persons responsible, in part, for our success, and thereby to enhance shareholder value.

Proposal Three—Name Change Amendment to Certificate of Incorporation (Page 34)

We are proposing amendment of our Certificate of Incorporation, upon approval by the holders of a majority of our outstanding common stock shares, to change our name from “Precis, Inc.” to “Access Plans USA, Inc.” to more clearly reflect the savings programs and administrative services in the healthcare industry that we offer.

Proposal Four—Election of Directors (Page 35)

The election of five directors, each to hold office until the 2007 annual meeting of shareholders and until his successor is duly elected and qualified.

Proposal Five—Ratification of Independent Registered Public Accounting Firm (Page 52)

Ratification of Hein & Associates LLP as the independent registered public accounting firm for 2006. Hein & Associates LLP has been our independent registered public accounting firm since December 15, 2005.

Our Board of Directors unanimously approved and recommends to you and our other shareholders approval of each of the foregoing proposals.

THE INSURANCE CAPITAL MANAGEMENT USA INC. MERGER-ACQUISITION

Insurance Capital Management USA Inc. (“ICM”)
777 Main St., Suite 3100
Fort Worth, TX  76102
(817) 820-2100

ICM was formed in October 2002 and commenced operations in 2003. ICM’s operations principally consist of  the sale and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels. These operations, which are consolidated under Insuraco USA, LLC, an intermediate holding company, commenced generating revenue in 2004 and, after incurring start-up losses through 2005, are generating earnings in 2006.

Insuraco and its subsidiaries provide sales and marketing services to their national network of independent agency channels by:

•       Leveraging their industry expertise and relationships to secure access to proprietary health insurance products.

•       Utilizing web-based technology to streamline the agent appointment and sales application processes with the insurance carriers that Insuraco contracts with.

•       Providing lead generation programs to the agents—the leads identify individuals who are potentially seeking to purchase health insurance coverage.

•       Proving competitive agent commission rates supplemented by various agent incentive programs.

•       Providing product support, including agent and product training, providing a variety of marketing materials and compilation of weekly newsletters that deliver important news and updates to the agents.

ICM and Insuraco maintain their web-site information at www.icmusa.com

Precis, Inc. (Page         )
2040 North Highway 360
Grand Prairie, TX  75050
(866) 578-1665

We provide affordable consumer-driven healthcare solutions as alternatives to traditional health insurance. Through our subsidiaries, we market non-insurance healthcare savings programs, and offer third-party claims administration, provide network management, and utilization management services for employer groups that utilize partially self-funded strategies to finance their employee benefit programs. We maintain web-site information at www.precis-pcis.com, and www.accesshealthsource.com.

Reasons for the Merger-Acquisition (Page 19)

Our Board of Directors believes the merger-acquisition of ICM and its subsidiaries will benefit our other shareholders and us for a number of reasons:

•       You and our other shareholders will own an interest in a larger and more diversified company having a significantly increased potential for growth in revenue and return to profitability. Although this will place you and our other shareholders at risk with regard to the aspects of the business of ICM and its subsidiaries, the acquisition of ICM and its subsidiaries will provide other sources of revenues, channels for distribution of our products and services and potentially return us to profitability. Consequently, our success and profitability will be more diversified and less dependent upon our current operations, especially the dependence on our Care Entrée membership program.

•       We anticipate that we will obtain a significantly greater rate of return on our capital resources through the use of our common stock shares to acquire ICM and its subsidiaries and their business operations.

•       We believe that ICM and its established and developing marketing channels will compliment and provide broader market channels for our Care Entrée program and private-label healthcare savings programs.

•       Because of the decline since 2003 in the members in our Care Entrée program and the accompanying losses from operations, we believe it is essential that additional marketing channels be established for our healthcare savings programs and we believe ICM and its subsidiaries will provide these additional marketing channels.

•       ICM and its subsidiaries, through their contractual arrangements with various insurance companies, will provide a source of leading-edge insurance products that are not currently available to us and that would require devotion of a substantial portion of our financial and personnel resources, as well as time, to develop.

•       Management of ICM and its subsidiaries has proven experience in the development, marketing and distribution of insurance products and financial services that we lack and may be viewed as unique.

Our expected or anticipated effects of the merger-acquisition, of course, are forward-looking and there is no assurance that our expectations and anticipations will be realized.

Conditions That Must Be Satisfied to Complete the Merger-Acquisition (Page 28)

Completion of the merger-acquisition depends on a number of conditions being met. These conditions are contained in the Agreement and Plan of Merger. Some of these conditions are the following:

•       our shareholders must approve the Agreement and Plan of Merger;

•       there must be no governmental order blocking completion of the merger-acquisition and no governmental proceeding threatening to block the merger-acquisition;

•       the Nasdaq Capital Markets must approve the listing of our common stock shares that will be issued in the merger-acquisition;

•       the operating results of ICM and its subsidiaries for the nine months ended September 30, 2006 must achieve, on a combined basis, Adjusted EBITDA (excluding non-acquired operations and subject to certain adjustments) of $600,000; and

•       Neither ICM nor Mr. Nauert knows of any reason that ICM and its subsidiaries will not substantially achieve or exceed the projected results of operations for the year ending December 31, 2006.

Unless prohibited by law, we, ICM or Mr. Nauert and the Peter W. Nauert Revocable Trust, ICM’s majority shareholder, may waive any condition to the merger-acquisition (other than our shareholders’ approval) that has not been satisfied and complete the merger-acquisition. We cannot be certain whether or when any of these conditions will be satisfied or waived, if possible. We cannot be certain that we will complete the merger-acquisition.

Termination of the Merger-Acquisition (Page 29)

We, ICM, Mr. Nauert, and the Peter W. Nauert Revocable Trust may agree to terminate the Agreement and Plan of Merger, even if previously approved by our shareholders. Furthermore, any of those parties may terminate at any time prior to filing of certificate of merger with the Secretary of State of Delaware and Oklahoma, referred to as the “effective time,” for a number of reasons, including:

•       if the merger-acquisition is not completed by March 30, 2007; or

•       if there is a non-appealable final order, decree or ruling or other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger-acquisition; or

•       if we on the one hand or ICM and Mr. Nauert on the other hand materially violates any of our or their (as the case may be) representations, warranties, covenants or obligations under the Agreement and Plan of Merger.

We on one hand, or ICM, Mr. Nauert and the Peter W. Nauert Revocable Trust on the other hand, cannot seek to terminate the Agreement and Plan of Merger if we or they, as the case may be, caused the reason for termination or material breach. In the event the merger-acquisition is not completed, we will bear our costs and expenses as well as all fees, costs and expenses of preparation and filing of this Proxy Statement, while ICM will bear its costs and expenses without reimbursement by us. In the event of the consummation of the merger, we will indirectly bear these costs as a result of our ownership of ICM.

Federal Income Tax Consequences (Page 23)

We expect that you, our other shareholders, will not recognize any gain or loss for U.S. federal income tax purposes in connection with the merger-acquisition. We will receive an opinion of our legal counsel that this is the case. However, this opinion will not be binding on the Internal Revenue Service, which could take an opposing view.

Accounting Treatment (Page 23)

For accounting purposes, ICM and its subsidiaries will be considered to have been purchased by us. On a pro forma basis, the purchase price of ICM and its subsidiaries, assuming that all contingent consideration is earned and conveyed, will be approximately $10,608,000, which, along with the $1,484,000 accumulated deficit of ICM at June 30, 2006 and estimated merger-acquisition costs of $285,000, will result in $12,377,000 being recorded as goodwill and other intangible assets. The goodwill will not be amortized, but will be subject to write-off or write-down as an impairment following periodic review (not less than annually) of the value of the goodwill. Intangible assets, if any, which may be recorded, would be amortized over their estimated life. The Company is currently in the process of determining the allocation of the purchase price for the various assets and liabilities.

Shareholders Do Not Have Appraisal Rights (Page 22)

Although we are seeking approval of the merger-acquisition of ICM and its subsidiaries, because our common stock shares are publicly traded, you and our other shareholders will not have any rights of appraisal under the Oklahoma General Corporation Act.

Management Changes After the Merger-Acquisition (Page 22)

Upon completion of the merger-acquisition, the number of directors serving on our Board of Directors will be limited to seven and Peter W. Nauert and Andrew A. Boemi will become members of our Board of Directors.

Interests of Our Executive Officers and Directors in the Merger-Acquisition (Page 23)

Our executive officers and directors do not have an interest in the merger-acquisition of ICM and its subsidiaries that is different from your and our other shareholders’ interests.

Our Recommendation (Page 25)

Our Board of Directors believes the merger-acquisition of ICM and its subsidiaries is fair to you and our other shareholders and in your and their best interests, as well as ours. Our Board unanimously recommends that you vote “FOR” approval of the Agreement and Plan of Merger.

Vote Required (Page 25)

To approve the merger-acquisition of ICM and its subsidiaries, a majority of our outstanding common stock shares must vote to approve the Agreement and Plan of Merger. Together, our executive officers and directors and their affiliates hold of record 26% of our outstanding common stock and each have signed an agreement committing to vote “FOR” approval of the merger-acquisition of ICM and its Subsidiaries.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL INFORMATION

Insurance Capital Management USA Inc. and Its Subsidiaries Selected Historical Financial Information

ICM’s operations comprise:

•       Sale and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels. These operations, which are consolidated under Insuraco USA, LLC, an intermediate holding company, commenced generating revenue in 2004 and, after incurring start-up losses through 2005, are generating earnings in 2006.

•       Sale and marketing of health insurance products through Insurance Producers Group of America Agency (IPA), a career agency channel that commenced operations in the second half of 2005 and continues to incur start-up losses. Effective September 29, 2006, ICM transferred its ownership of IPA to Peter W. Nauert and IPA and its operations will not be acquired by us.

•       Costs attributable to certain parent company selling and promotions activities not directly related to Insuraco’s or IPA’s operations.

The majority of ICM’s operating expenses are attributable to sales and marketing initiatives, many of which occur prior to the initial sale of an insurance policy. However, these related costs are expensed as incurred prior to the recognition of commission and policy fee revenue, which is generally recognized as earned on a monthly basis until such time as the underlying policy holder contract is terminated. Accordingly, through December 31, 2005, ICM incurred considerable start-up losses. Although Insuraco generated earnings during the six-month period ended June 30, 2006, these earnings were more than offset by continuing IPA start-up losses and by ICM parent company costs.

The following tables present selected historical financial data of ICM and its subsidiaries adjusted to eliminate revenues and expenses of ICM’s operations that will not be acquired in the proposed transaction. The financial data presented below as of December 31, 2005 and for each of the years ended December 31, 2005, and 2004 have been derived from the unaudited pro forma condensed consolidated financial statements of ICM and its subsidiaries that are included elsewhere in this Proxy Statement. The financial data as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 are unaudited and derived from the unaudited pro forma condensed consolidated financial statements of ICM and its subsidiaries that are also included elsewhere in this Proxy Statement. You should read this information together with those financial statements and their notes along with Management’s Discussion and Analysis of Financial Condition and Results of Operations of ICM and its subsidiaries that are presented elsewhere in this Proxy Statement.

	For the Six Months Ended June 30,
	2006			2005
	Historical ICM	Adjustments	Acquired Companies	Historical ICM	Adjustments	Acquired Companies
	(dollars in thousands)
Statement of Operations Data:
Service revenues	$2,473	$(51)	$2,422	$1,828	$—	$1,828
Expenses:
Sales and marketing	3,162	(1,501)	1,661	2,343	(160)	2,183
General and administrative	840	(473)	367	542	(138)	404
Total operating expenses	4,002	(1,973)	2,028	2,885	(298)	2,587
Operating (loss) income	(1,529)	1,923	394	(1,057)	298	(759)
Other income net	17	2	19	25	4	29
Net (loss) income	$(1,512)	$1,925	$413	$(1,032)	$302	$(730)

	For the Year Ended December 31,
	2005			2004
	Historical ICM	Adjustments	Acquired Companies	Historical ICM	Adjustments	Acquired Companies
	(dollars in thousands)
Service revenues	$4,076	$—	$4,076	$1,227	$—	$1,227
Expenses:
Sales and marketing	5,227	(945)	4,282	4,185	(285)	3,900
General and administrative	1,303	(436)	867	664	(142)	522
Total operating expenses	6,530	(1,381)	5,149	4,849	(427)	4,422
Operating (loss) income	(2,454)	1,381	(1,073)	(3,622)	427	(3,195)
Other income (expense),net	28	21	49	(47)	—	(47)
Net (loss) income	$(2,426)	$1,402	$(1,024)	$(3,669)	$427	$(3,242)

	As of June 30, 2006			As of December 31, 2005
	Historical ICM	Adjustments	Acquired Companies	Historical ICM	Adjustments	Acquired Companies
	(dollars in thousands)
Balance Sheet Data:
Current Assets	$2,785	$(421)	$2,364	$2,169	$(5)	$2,164
Working Capital Deficit	(2,301)	711	(1,590)	(1,922)	457	(1,465)
Total Assets	2,891	(421)	2,470	2,298	(5)	2,293
Current Liabilities	5,086	(1,132)	3,954	4,091	(462)	3,629
Stockholder’s deficit	(2,195)	711	(1,484)	(1,793)	457	(1,336)

Precis, Inc. Selected Historical Financial Information

The following table presents our selected historical financial data. The financial data presented below as of December 31, 2005 and 2004 and for each of the five years in the period ended December 31, 2005 have been derived from our audited consolidated financial statements that are included elsewhere in this Proxy Statement and our prior annual reports on Form 10-K. The financial data presented below as of June 30, 2006 and for the six months ended on June 30, 2006 and 2005 are derived from our unaudited condensed consolidated financial statements that appear elsewhere in this Proxy Statement. You should read this information together with our financial statements and their notes and with our Management’s Discussion and Analysis of Financial Condition and Results of Operations that appear elsewhere in this Proxy Statement.

	For the Year Ended December 31,
	2005	2004	2003	2002	2001
	(dollars in thousands, except earnings per share)
Statement of Operations Data:(1)(2)
Product and service revenues	$30,143	$37,438	$40,224	$43,116	$21,056
Operating expenses—
Cost of operations	10,973	14,732	12,043	11,544	7,399
Sales and marketing	6,987	10,971	15,212	17,059	7,164
General and administrative	13,088	12,142	6,014	6,095	3,218
Amortization of goodwill(4)	—	—	—	—	579
Impairment charge for goodwill	12,900	2,000	—	—	—
Total operating expenses	43,948	39,845	33,269	34,698	18,361
Operating (loss) income	(13,805)	(2,407)	6,955	8,418	2,696
Other income (expense)—
Interest income (expense), net	159	(57)	(153)	(65)	81
(Loss) earnings before income taxes	(13,646)	(2,464)	6,802	8,353	2,777
Provision for income tax expense (benefit)	41	(650)	2,524	2,875	176
Income net (loss) earnings from continuing operations	(13,687)	(1,814)	4,278	5,478	2,601
Gain on sale of operations, net of taxes	300	—	—	—	—
(Loss) earnings from discontinued operations	16	(142)	(189)	—	—
Net (loss) earnings	(13,371)	(1,956)	4,089	5,478	2,601
Preferred stock dividend	—	—	—	14	236
Net (loss) earnings applicable to common stockholders	$(13,371)	$(1,956)	$4,089	$5,464	$2,365
Earnings (loss) per share:(3)
Basic
—From continuing operations	$(1.10)	$(0.15)	$0.36	$0.46	$0.30
—From discontinued operations	$0.02	$(0.01)	$(0.01)	$—	$—
Diluted
—From continuing operations	$(1.10)	$(0.15)	$0.35	$0.46	$0.29
—From discontinued operations	$0.02	$(0.01)	$(0.01)	$—	$—
Weighted average number of common shares outstanding:(3)
Basic	12,432,591	11,921,946	11,848,789	11,790,650	8,000,042
Diluted	12,432,591	11,921,946	11,924,214	11,996,222	8,051,607
Cash Flows Data:
Net cash provided by operating activities	$989	$1,759	$7,819	$3,989	$3,079
Net cash used in investing activities	$(2,047)	$(2,595)	$(945)	$(920)	$(1,703)
Net cash used in financing activities	$(964)	$(1,969)	$(1,397)	$(1,213)	$(2,163)

	For the Six Months Ended June 30,
	2006	2005
	(dollars in thousands)
Statement of Operations Data:(1)(2)
Product and service revenues	$11,771	$16,266
Operating expenses—
Cost of operations	5,237	5,933
Sales and marketing	3,114	3,935
General and administrative	3,478	7,504
Impairment charge for goodwill	—	9,900
Total operating expenses	11,829	27,272
Operating loss	(58)	(11,006)
Other income—
Interest income, net	164	39
Earnings (loss) before income taxes	106	(10,967)
Provision for income tax benefit	(465)	(63)
Income net earnings (loss) from continuing operations	571	(10,904)
(Loss) earnings from discontinued operations	(789)	27
Net loss	$(218)	$(10,877)
Earnings (loss) per share:(3)
Basic
From continuing operations	$0.04	$(0.90)
From discontinued operations	$(0.06)	$0.00
Diluted
From continuing operations	$0.04	$(0.90)
From discontinued operations	$(0.06)	$0.00
Weighted average number of common shares outstanding:(3)
Basic	13,459,927	12,081,438
Diluted	13,459,927	12,081,438
Cash Flows Data:
Net cash provided by operating activities	$1,872	$1,029
Net cash used in investing activities	$(962)	$(725)
Net cash used in financing activities	$(136)	$(809)

	June 30,	December 31,
	2006	2005	2004
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$5,865	$6,261	$8,283
Current assets	12,412	14,954	15,218
Working capital	5,205	4,692	6,345
Total assets	28,058	30,864	41,320
Current liabilities	7,207	10,262	8,873
Total liabilities	7,347	10,500	8,951
Stockholders’ equity	20,711	20,364	32,369

(1)          On June 18, 2004, we completed our acquisition of Access HealthSource, Inc. (“Access”) for $3,666,000, consisting of 488,486 common stock shares valued at $1,400,000 ($2.87 per share), and $2,000,000 in cash and acquisition cost of investment banking, valuation and legal and accounting fees of $266,000. In addition, we agreed to make additional purchase price payments and share deliveries based upon the earnings before interest, taxes, depreciation and amortization (i.e., EBITDA) of Access through December 31, 2006. The maximum purchase price payments and share deliveries and investment banking, valuation and legal and accounting fees, is $9,774,000. The amount of contingency payments and share deliveries are based upon a 3.22 multiple of EBITDA of Access determined on a quarterly basis, with effective correcting adjustments as of December 31, 2004, 2005 and 2006. Through June 30, 2006, we have made quarterly cash payments totaling $2,232,000 and issued and delivered 1,656,997 common stock shares valued at $2,232,000. The number of shares issued was based upon the average trading price for the last 10 days of each calendar quarter. The cumulative purchase price, including contingent payments made or earned through June 30, 2006, is $8,130,000. Although we were not required to make any additional payments and share deliveries through June 30, 2006, Access may achieve additional EBITDA levels that require additional purchase price payments and share deliveries that are not currently determinable. Any additional purchase price payments and share deliveries will be accounted for as a decrease in our cash and cash equivalents for the amount paid, an increase to stockholders’ equity for the fair value of shares issued and a corresponding increase in goodwill for any payments and common stock share deliveries.

(2)          Certain reclassifications have been made to prior period financial information to conform to the current presentation of the financial information.

(3)          For the six months ended June 30, 2006 and the year ended December 31, 2005 and 2004, 18,538 shares, 25,375 shares and 54,863 shares, respectively, related to outstanding stock options were not included in the calculation of fully diluted earnings per share because the inclusion would have been anti-dilutive.

(4)          The amortization of goodwill ceased in 2001 pursuant to a new accounting pronouncement.

Summary Unaudited Pro Forma Combined Financial Information

The following tables present selected historical information for us and ICM and selected pro forma combined financial information assuming that the merger of ICM and its subsidiaries occurred on the date of the balance sheet and at the beginning of each period for which results of operations are presented. The information presented below is derived from, and should be read in conjunction with, our financial statements and the financial statements of ICM and its subsidiaries, our unaudited pro forma combined financial information and other information related to ICM and its subsidiaries and us, all presented elsewhere in this Proxy Statement. The pro forma information is presented for illustrative purposes only, is not necessarily indicative of the results of operations or financial position that would have been achieved if the transactions included in the pro forma adjustments had been consummated in accordance with the assumptions set forth in the notes to our unaudited pro forma combined financial statements, and is not necessarily indicative of our future operating results or financial position. However, the pro forma earnings per share amounts as compared to those originally reported, would have been accretive to our earnings in 2006.

	Pro Forma Combined
	Year Ended December 31, 2005	Six Months Ended June 30, 2006
	(dollars in thousands, except earnings per share)
Statement of Operations Data:(1)
Product and service revenues	$34,219	$14,194
Operating expenses—
Cost of operations	10,973	5,237
Sales and marketing	11,269	4,776
General and administrative	13,955	3,845
Impairment charge for goodwill	12,900	—
Total operating expenses	49,097	13,858
Operating income (loss)	(14,878)	336
Interest net (expense),	(208)	183
(Loss) earnings before income taxes	(14,670)	519
Provision for income tax expense (benefit)	(41)	(310)
Income net (loss) earnings from continuing operations	$(14,711)	$829
Earnings (loss) per share:
As originally reported
Basic	$(1.10)	$0.04
Diluted	$(1.10)	$0.04
Pro Forma
Basic	$(0.94)	$0.05
Diluted	$(0.94)	$0.05
Weighted average number of common shares outstanding:
Basic	15,675,654	16,702,990
Diluted	15,675,654	16,721,529

June 30,
2006
(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$5,881
Current assets	14,776
Working capital	3,330
Total assets (2)	37,389
Current liabilities	11,446
Total liabilities	11,586

Unaudited Pro Forma Comparative Per Share Information

	For the Year Ended December 31, 2005	For the Six Months Ended June 30, 2006
Earnings (loss) per common share from continuing operations—
Precis, Inc.:
Historical	$(1.10)	$0.04
Pro forma combined for the merger(1)	$(0.94)	$0.05
Insurance Capital Management USA Inc.:
Pro forma equivalent for the merger of ICM(3)	$(0.32)	$0.13
Dividends per common share—
Precis, Inc.	—	—
Insurance Capital Management USA Inc.	—	—
Stockholders’ equity per outstanding common share (end of period)—
Precis, Inc.:
Historical	$1.54	$1.53
Pro forma combined for the merger	$1.55	$1.54
Insurance Capital Management USA Inc.:
Pro forma equivalent for the merger(3)	$(0.41)	$(0.46)
Net tangible book value (deficit) per common share (end of period)(3)—
Precis, Inc.:
Historical	$0.44	$0.45
Pro forma combined for the merger	$0.25	$0.26
Insurance Capital Management USA Inc.:
Pro forma equivalent for the merger-acquisition(3)	$(0.41)	$(0.46)
Pro forma combined for the merger-acquisition dilution or accretion—
Stockholders’ equity (end of period) accretion per common share	N/A	$0.01
Net tangible book value (end of period) dilution per common share(4)	N/A	$(0.19)

1)               The unaudited statement of operations and comparative per share information are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of ICM’s and our operations. We expect to incur legal, accounting, proxy printing and distribution expenses of approximately $285,000 in connection with the merger-acquisition. These charges are included in the unaudited balance sheet but are not reflected in the unaudited pro forma combined statements of operations.

2)               Total assets include $6,861,000 of intangible assets related to the merger-acquisition.  This represents the  purchase price of $5,092,000 (which assumes ICM meets minimum Adjusted EBITDA of $600,000), the accumulated deficit of ICM of $1,484,000 at June 30, 2006 and the estimated acquisition costs of $285,000.

3)               The ICM per share pro forma equivalent for the merger is calculated by dividing the results for ICM activities which are included in the acquired business, by the common stock shares assumed to be issued to ICM’s shareholders at closing.

4)               The net tangible book value per share for the pro forma combined presentation is based upon the number of common stock shares outstanding at the end of the period, adjusted to include the shares of common stock assumed to be issued at closing. Net tangible book value per share represents the amount of our tangible net worth (total tangible assets less total liabilities) divided by the total number of common stock shares outstanding at the end of the period. Tangible assets represent total assets less goodwill and other intangibles.

RISK FACTORS

In addition to the other information in this Proxy Statement, you should carefully consider the risk factors discussed below in evaluating the merger-acquisition of Insurance Capital Management USA Inc. and its subsidiaries. Many of the factors discussed below are not within ICM’s or our control. We provide no assurance that, following completion of the merger-acquisition, one or more of these factors will not adversely affect the market price of our common stock, our future operations, and our business, financial condition, or results of operations. The occurrence of these factors following completion of the merger-acquisition of ICM and its subsidiaries may ultimately require significant reduction or discontinuance of our operations, require us to seek a merger partner or require us to sell additional common stock shares on terms that are highly dilutive to you and our other shareholders.

We are providing some forward-looking information.

We have included some forward-looking statements in this section and other places in this Proxy Statement regarding our expectations after completion of our merger-acquisition of ICM and its subsidiaries. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. You should read statements that contain these words carefully because they:

•       discuss our future expectations;

•       contain pro forma projections of our future operating results or of our future financial condition; or

•       state other “forward-looking” information.

We believe it is important to communicate our expectations to you, but events may occur in the future over which we have no control and which we are not accurately able to predict.

We may find it difficult to integrate ICM’s business and operations with our business and operations.

Although we believe that ICM’s marketing and distribution of insurance products and financial services will complement and fit well with our business and the need for marketing of our healthcare savings programs and third-party claims administration services, ICM’s business is new to us. Our unfamiliarity with this business may make it more difficult to integrate ICM’s operations with ours. We will not achieve the anticipated benefits of the merger-acquisition unless we successfully integrate the operations of ICM and its subsidiaries. There can be no assurance that this will occur.

The availability of ICM’s insurance products and financial services are dependent on ICM’s strategic relationships with various insurance companies and the unavailability of those products and services for any reason may result in significant loss of revenues.

ICM and its subsidiaries are not insurance companies and only market and distribute insurance products and financial services developed and offered by insurance companies. As part of their business operations, ICM and its subsidiaries must develop relationships with insurance companies that provide products and services for a particular market segment (the elderly, the young family, etc.) that ICM and its subsidiaries in turn make available to the independent agents with whom they have contracted to sell the products and services to the individual consumer. Of the eight insurance companies with whom ICM and its subsidiaries currently have strategic relationships, a substantial portion of the revenue of ICM and its subsidiaries (more than 95% during both 2005 and the six months ended June 30, 2006) was attributable to the insurance products and financial services offered by five of the companies. Thus, ICM and its subsidiaries are dependent on a relatively small number of insurance companies to provide product and financial services for sale through ICM’s distribution channels.

Development and maintenance of relationships with the insurance companies may in part be based on professional relationships and the reputation of the management and marketing personnel of ICM and its subsidiaries. Consequently, the relationships with insurance companies may be adversely affected by events beyond the control of management of ICM and its subsidiaries, including departures of key personnel and alterations in professional relationships. ICM’s success and growth depend in large part upon ICM’s ability to establish and maintain these strategic relationships, contractual or otherwise, with various insurance companies to provide their products and services, including those insurance products and financial services that may be developed in the future. The loss or termination of these strategic relationships could adversely affect revenues and the operating results of ICM and its subsidiaries, Furthermore, the loss or termination may also impair the ability of ICM and its subsidiaries to maintain and attract new insurance agencies and their agents to distribute the insurance products and services offered by ICM and its subsidiaries.

ICM and its subsidiaries are dependent upon independent insurance agencies and their agents to offer and sell the insurance products and financial services marketed and distributed by ICM and its subsidiaries.

ICM and its subsidiaries are principally dependent upon independent insurance agencies and their agents to offer and sell the insurance products and financial services offered and distributed by ICM and its subsidiaries. These insurance agencies and their agents may offer and distribute insurance products and financial services that are competitive with those of ICM and its subsidiaries. These independent agencies and their agents may give higher priority and greater incentives (financial or otherwise) to other insurance products or financial services, reducing their efforts devoted to marketing and distribution of the insurance products and financial services offered and distributed by ICM and its subsidiaries. Also, the ability of ICM and its subsidiaries to attract and retain independent insurance agencies could be negatively affected by adverse publicity relating to the products and services or the operations of ICM and its subsidiaries.

Furthermore, of the 5,000 independent agents with whom ICM and its subsidiaries currently have active distribution and marketing relationships, a substantial portion of the revenue of ICM and its subsidiaries (80% both during 2005 and the six months ended June 30, 2006) was attributable to the product sales and financial services through approximately 1,000 independent insurance agents. These agents report through approximately 20 independent general agencies that ICM has contracted with. Thus, a  small number of independent insurance agencies are responsible for a very significant percentage of total insurance products and financial services revenue of ICM and its subsidiaries.

Development and maintenance of the relationships with independent insurance agencies and their agents may in part be based on professional relationships and the reputation of the management and marketing personnel of ICM and its subsidiaries. Consequently, these relationships may be adversely affected by events beyond the control of management of ICM and its subsidiaries, including departures of key personnel and alterations in professional relationships. The loss of a significant number of the independent insurance agencies (and their agents), as well as the loss of a key agency or its agents, for any reason, could adversely affect the revenue and operating results of ICM and its subsidiaries, or could impair the ability of ICM and its subsidiaries to establish new relationships or continue strategic relationships with independent insurance agencies and their agents.

ICM and its subsidiaries face intense competition in the market place for their products and services as well as competition for insurance agencies and their agents for the marketing of the products and services offered.

Instead of utilizing captive or wholly-owned insurance agencies, for the offer and sale of its products and services, ICM and its subsidiaries utilize independent insurance agencies and their agents as the principal marketing and distribution channel. Competition for independent insurance agencies and their agents is intense. Also, competition from products and services similar to or directly in competition with the products and services offered by ICM and its subsidiaries is intense, including those products and services offered and sold through channels of distribution. Under arrangements with the independent insurance agencies, the agencies and their agents may offer and sell a variety of insurance products and financial services, including those that compete with the insurance products and financial services offered by ICM and its subsidiaries.

Thus, the business operations of ICM and its subsidiaries compete in two channels of competition. First, ICM and its subsidiaries compete based upon the insurance products and financial services offered. This competition includes products and services of insurance companies that compete with the products and services of the insurance companies that are offered and sold by ICM and its subsidiaries. Second, ICM and its subsidiaries compete with all types of marketing and distribution companies throughout the U.S. for independent insurance agencies and their agents. Many of the competitors of ICM and its subsidiaries have substantially larger bases of insurance companies providing products and services, and established relationships with independent insurance agencies and agents for the sale and distribution of products and services, as well as greater financial and other resources.

There is no assurance that the competitors of ICM and its subsidiaries will not provide insurance products and financial services comparable or superior to those products and services offered by ICM and its subsidiaries at lower costs or prices, greater sales incentives (financial or otherwise) or adapt more quickly to evolving insurance industry trends or changing industry requirements. Increased competition may result in reduced margins on product sales and services, less than anticipated sales or reduced sales, and loss of market share, any of which could materially adversely affect the business and results of operations of ICM and its subsidiaries (as well as ours following completion of the merger-acquisition). There can be no assurance that ICM and its subsidiaries (and following completion of the merger-acquisition that we) will be able to compete effectively against current and future competitors.

ICM and its subsidiaries are highly dependent on Peter W. Nauert and the loss of his services will have a substantial adverse effect on ICM as well as us following completion of the merger-acquisition.

ICM and its subsidiaries are and we will be highly dependent upon Peter W. Nauert following completion of the merger-acquisition of ICM and its subsidiaries. Mr. Nauert’s management skills, reputation and contacts within the insurance industry, including insurance companies and insurance agencies and their agents, are key elements of our merger-acquisition of ICM. The loss of the services of Mr. Nauert would adversely affect the anticipated growth and success we expect to obtain following completion of the merger-acquisition.

PROPOSAL ONE

THE MERGER-ACQUISITION OF
INSURANCE CAPITAL MANAGEMENT USA INC. AND ITS SUBSIDIARIES

Background of the Merger-Acquisition

In the fall of 2005, Peter W. Nauert, President and founder of ICM, contacted Russell Cleveland, one of our Directors, regarding the establishment of a strategic business relationship with or the merger-acquisition by us of certain of ICM’s operations (later separated into a newly organized intermediate subsidiary, Insuraco USA, L.L.C. (“Insuraco”)). Mr. Cleveland was familiar with the business accomplishments of Mr. Nauert within the insurance industry. The two companies then began to consider joint efforts to develop and market specialty healthcare savings products. After further preliminary discussions with Mr. Nauert and Robert L. Bintliff, our Executive Vice President and Chief Financial Officer, on April 26, 2006, Mr. Cleveland first presented to our Board of Directors in executive session the possible interest of Mr. Nauert and ICM in further discussions of the possible merger-acquisition of Insuraco by us. In addition to the Directors attending the executive session, Michael E. Dunn, our outside independent counsel, was in attendance. The Board of Directors in executive session concluded it would be in the best interest of our shareholders to enter into discussions with Mr. Nauert and ICM regarding the establishment of a strategic business relationship or the merger-acquisition of Insuraco. Mr. Cleveland was chosen to lead the negotiations and due diligence team and Eliseo Ruiz III, our Executive Vice President and General Counsel and Secretary, and Robert L. Bintliff, our Executive Vice President and Chief Financial Officer, were directed to assist Mr. Cleveland and outline to the Board the calendar schedule for any proposed acquisition transaction and develop a due diligence checklist.

A special meeting of the Board of Directors was held on June 8, 2006 for the purpose of further consideration of the possible merger-acquisition of Insuraco, ICM and its subsidiaries. At the meeting, all of our Directors (Nicholas J. Zaffiris, Eugene E. Becker, Mr. Russell Cleveland, Kent H. Webb, Kenneth S. George and J. French Hill) were in attendance, in person and by teleconference, as well as our executive officers (Frank B. Apodaca, Robert L. Bintliff, Eliseo Ruiz III), outside independent legal counsel (Michael E. Dunn). Mr. Nauert and Carl Fisher, both executive officers of ICM, attended the meeting by invitation.

At the June 8, 2006 meeting, Mr. Cleveland presented an update on discussions with ICM regarding the possible acquisition of Insuraco. The meeting briefing materials reviewed by the Board of Directors prior to the meeting included a draft of the letter of intent, background information on Mr. Nauert, summary information on the operating activities and financial position of ICM and Insuraco, and reports by management of the financial structure of the proposed transaction (the “Briefing Materials”). Mr. Nauert presented his vision for the combination of Insuraco with us. His presentation included a detailed review of his perspective of the combined strength of the companies, the core strategies and business model of ICM and Insuraco, the resulting growth opportunities and his expertise in managing and growing public companies. After a detailed question and answer session, Messrs. Nauert and Fisher excused themselves from the meeting.

Mr.  Cleveland and Mr. Bintliff presented and discussed in detail the Briefing Materials. These materials described the business operations of Insuraco and its subsidiaries, including gross revenues, growth rate, annualized premiums, number of insurance agents offering the products and services of Insuraco and its subsidiaries, management’s leadership and marketing expertise and the proven track record of Mr. Nauert, cost savings of the combination, the insurance companies or carriers that Insuraco and its subsidiaries represent and the possible benefits to our shareholders and us. Although Mr. Cleveland and Mr. Bintliff had previously examined various financial schedules provided by Insuraco and its subsidiaries, they recommended completion of additional due diligence before presenting financial and operating information to our Board.

Messrs. Cleveland, Bintliff and Ruiz then presented a detailed review of the terms and conditions of the proposed acquisition of Insuraco and its subsidiaries as agreed to with Mr. Nauert and ICM. After detailed consideration of the terms and conditions by the Board, Mr. Zaffiris was authorized to execute a non-binding letter of intent substantially in the form included in meeting briefing materials and to issue a press release announcing the signing of the letter of intent and make the required filing with the United States Securities and Exchange Commission. The Board determined that it was in the best interests of our shareholders that they be made aware of the proposed transaction and that, by announcing the transaction publicly, the integration of the management teams and the combined strategy could begin as soon as reasonably possible. In considering the content of the letter of intent, the Board decided that the terms and conditions of the merger-acquisition of Insuraco and its subsidiaries should not be disclosed in the press release because all of the terms and conditions of the merger-acquisition were subject to the results of the audit of ICM and additional due diligence. Accordingly, the terms, while agreed to by the parties, were only preliminary. Thereafter, the Board met in executive session with Mr. Nauert without any further action by the Board.

On June 13, 2006, we issued the press release announcing signing of the non-binding letter of intent.

As the due diligence progressed, based upon the advise of legal and tax counsel, it was concluded that the receipt of our common stock shares by Insuraco under the proposed structure of the merger-acquisition of the ICM and its subsidiaries might be taxable to Insuraco’s principal shareholder for federal income tax purposes. During a conference call on August 4, 2006, our legal and tax advisors and those of ICM and Mr. Nauert concluded that in lieu of a merger of Insuraco with our wholly-owned acquisition subsidiary, it would be preferable for tax purposes for ICM to merge with and into us in accordance with the statutory laws of Oklahoma and Delaware, our and ICM’s respective states of organization. The subsidiary of ICM that is not included in the operations of Insuraco (i.e., IPA) will be “spun-out” of ICM prior to the merger. On September 29, 2006, IPA was distributed to Mr. Nauert, the sole shareholder of ICM at that time.

On July 19, 2006, Hein & Associates LLP was engaged to audit ICM and its subsidiaries for 2005 and 2004. Hein & Associates LLP commenced the audit of ICM and its subsidiaries for 2005 and 2004 in July 2006 and delivered its report on the audited statement on November        2006.

On October 6, 2006, we retained the services of an independent financial advisor to provide a valuation of ICM and its subsidiaries, excluding IPA. A draft of key valuation schedules from the valuation firm was delivered on October 23, 2006 and presented to our Board on October 25, 2006. Subsequently, a complete draft valuation report was delivered on November 6, 2006 and presented to the Board on November 8, 2006.

A meeting of the Board of Directors was held on October 25, 2006 for the purpose of further consideration of the possible merger-acquisition of ICM and its subsidiaries, including Insuraco and its subsidiaries. At the meeting, all of our Directors (Nicholas J. Zaffiris, Eugene E. Becker, Russell Cleveland, Kent H. Webb, Kenneth S. George and J. French Hill) were in attendance, in person and by teleconference, as well as our executive officers (Frank B. Apodaca, Robert L. Bintliff, Eliseo Ruiz III), outside independent legal counsel, Michael E. Dunn and Mr. Nauert attended the meeting by invitation. The meeting was a regularly scheduled meeting of the Board of Directors, but the primary agenda item was consideration of our proposed merger-acquisition of ICM and certain of its subsidiaries (excluding IPA). At this meeting, the Board reviewed preliminary drafts of the proxy statement and the Agreement and Plan of Merger and other related merger documents. Messrs. Bintliff and Ruiz also presented a summary of the due diligence investigation of ICM and its subsidiaries.

A special meeting of the Board of Directors was held on November 8, 2006 for the purpose of further consideration of the possible merger-acquisition of ICM and its subsidiaries, including Insuraco and its subsidiaries. At the meeting, all of our Directors (Nicholas J. Zaffiris, Eugene E. Becker, Russell Cleveland, Kent H. Webb, Kenneth S. George and J. French Hill) were in attendance, in person and by teleconference, as well as our executive officers (Frank B. Apodaca, Robert L. Bintliff, Eliseo Ruiz III), outside independent legal counsel, Michael E. Dunn, and Mr. Nauert attended the meeting by invitation. The meeting was a special scheduled meeting of the Board of Directors, but the primary agenda item was consideration of our proposed merger-acquisition of ICM and certain of its subsidiaries (excluding IPA). Following discussion of the Agreement and Plan of Merger in the form included in the meeting briefing materials, our Board approved the Agreement and Plan of Merger. On November 8, 2006, we and ICM, Mr. Nauert and the ICM shareholders executed the Agreement and Plan of Merger. On November 9, 2006, we issued a press release announcing execution of the Agreement and Plan of Merger.

The terms of the merger-acquisition of ICM and its subsidiaries, including the merger consideration, were negotiated between Messrs. Cleveland, Bintliff and Ruiz on our behalf and Mr. Nauert and Ian R. Stuart in their capacities as the Chief Executive Officer and President, and Chief Financial Officer, respectively, of ICM. The merger consideration was determined based on the current and anticipated adjusted earnings before interest, taxes, depreciation and amortization (i.e., Adjusted EBITDA) of ICM and the potential efficiencies to be gained from the merger combination with us. The formula for issuance of contingent common stock shares was developed to provide additional merger consideration to ICM’s shareholders based upon the anticipated growth of the Insuraco business and achievement of results of operations. The issuance of additional common stock shares was made contingent upon future earnings (i.e., Adjusted EBITDA) to ensure that increased shareholder value would be obtained for issuance of the additional common stock shares. We did not negotiate any alternative merger consideration or structures for the merger-acquisition of ICM and its subsidiaries, except for federal income tax purposes as described above.

The valuation attributed to ICM and its subsidiaries by our Board of Directors was comprised of two components as follows:

•       the first component related to the revenue and operating income of ICM and its subsidiaries; and

•       the second component related to the management, personnel force and operational infrastructure in place at ICM and its subsidiaries, including its established marketing and distribution channels.

Our Board also relied upon the valuation report of an independent financial advisor in determining the reasonable value ICM and its subsidiaries compared to the value of our common stock shares to be issued and delivered to the ICM shareholders.

In arriving at this conclusion, members of our the Board of Directors reviewed audited and unaudited financial and other information furnished by ICM and Mr. Nauert, including financial projections, financial information and other information of ICM. It was represented that the financial projections received had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Mr. Nauert and members of ICM’s management as to the future operation and financial performance of ICM and its subsidiaries. In addition, our executive officers and consultants compared the financial and other data of ICM and its subsidiaries with publicly held companies engaged in businesses similar to that of ICM and its subsidiaries and reported their findings to our Board. However, there were no companies or transactions analyzed that were directly comparable to us, ICM and its subsidiaries or the merger-acquisition. Accordingly, the analysis was not mathematical, but instead it involved considerations and business judgments concerning differences in the financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which ICM and its subsidiaries were compared.

The terms of the merger were negotiated, with consideration of the factors mentioned above, by us with ICM and Mr. Nauert. Some of the members of our Board of Directors are not experienced in investment banking and the valuation of companies. Our Directors received and considered a valuation report prepared by, an independent financial advisor, regarding the valuation of ICM and its subsidiaries from a financial point of view. The report was prepared at our expense.  Consequently, our Directors and executive officers provide no assurance that the common stock shares to be issued and delivered in connection with the merger-acquisition of ICM and its subsidiaries will have an aggregate value greater or less than the value of ICM and its subsidiaries from a financial point of view.

Reasons For and Advantages of the Merger-Acquisition

Completion of the merger-acquisition of ICM and its subsidiaries will result in you and our other shareholders owning an interest in a larger and more diversified company. Although this puts you and our other shareholders at risk with regard to the aspects of the business of ICM and its subsidiaries, their acquisition will provide other sources of revenues and distribution channels. Following completion of the merger-acquisition we anticipate that our success and profitability will be further diversified and less dependent upon our non-insurance healthcare savings programs and third-party claims administration services. The issuance of additional shares of our common stock based upon the Adjusted EBITDA of Insuraco and its subsidiaries ensures that any future share issuance will not be dilutive of shareholder value and the EBITDA may result in increased shareholder value even after the effect of the share issuances.

Our Board anticipates that we will obtain a significantly greater rate of return on our capital resources through the use our common stock shares to acquire ICM and its subsidiaries and their operations and management. Our Board believes that acquisition of ICM and its subsidiaries and their operations and management has the potential of providing immediate significant increased shareholder value.

For more than two years, we have been experiencing the decline in the membership in our Care Entrée consumer healthcare savings programs. This decline is largely due to increasing competition, regulatory scrutiny and the unwillingness of some healthcare providers to accept our savings cards based on concerns over assurance of payment. We believe that the business operations, insurance products and services, and management of ICM and its subsidiaries will add further product diversification, provide additional revenue source diversification, and provide management expertise as mentioned above that we cannot obtain without incurring substantial costs and losses within the near term.

More than 66% of our revenues (and $99,000 of our operating income) for the six months ended June 30, 2006 by Precis are currently attributable to Care Entrée consumer healthcare savings programs, the loss of which would have a material adverse effect upon the results of our operations. We anticipate that the operations of ICM and its subsidiaries will provide a profitable diversified revenue base with less dependency on Care Entrée consumer healthcare savings programs. Furthermore, we believe that the combining of our operations with those of ICM and its subsidiaries will assist in the growth of our Care Entrée and private-label consumer healthcare savings programs through utilization of the marketing distribution channels established by ICM and its subsidiaries.

As indicated by the pro forma earnings per share amounts as compared to those originally reported by Precis, the proposed acquisition would be accretive to our earnings.

Our expected or anticipated effects of the merger-acquisition, of course, are forward-looking and there is no assurance that they will be realized. You should review the “Risk Factors” section of this Proxy Statement and familiarize yourself with ICM and its subsidiaries by reading the information provided elsewhere in this Proxy Statement before making your decision to approve the Agreement and Plan of Merger.

Disadvantages of the Merger-Acquisition

Immediately following completion of the merger-acquisition,

•       after completion of the merger-acquisition of ICM and its subsidiaries including the conveyance of contingent shares, if any, we will issue and deliver up to 6,756,382 shares of our common stock to the Peter W. Nauert Revocable Trust and the other shareholders of ICM. The Peter W. Nauert Revocable Trust and the other shareholders of ICM will own 33% of our issued and outstanding common stock shares, resulting in Mr. Nauert owning approximately 27% of our issued and outstanding common stock shares and the other shareholders of ICM owning 6% of our issued and outstanding common stock shares. You and our other shareholders will hold approximately 67% of our issued and outstanding common stock shares. This will result in further concentration of voting control in our executive officers and directors; and

•       you and our other current shareholders on a per common stock share basis will incur net tangible book value dilution of $0.19 per share based upon our pro forma balance sheet at June 30, 2006.

Furthermore, in evaluating the merger-acquisition, you should consider, in addition to the disadvantages described above, the factors, consequences and possible disadvantages to you and our other shareholders of completion of the merger-acquisition as discussed below and elsewhere in this Proxy Statement. Of course, after the merger-acquisition, we will own ICM and its subsidiaries. Therefore, the various risks involved in business of ICM and its subsidiaries will be assumed by us and our shareholders. Many of these risks are not within our control or that of ICM and its subsidiaries and their management. There is no assurance that, following completion of the merger-acquisition, one or more of these risks will not materialize and adversely affect the market price of our common stock, our future operations, and our business, financial condition, or results of operations. Also, the occurrence of these risks may ultimately require significant reduction or discontinuance of our operations, require us to seek a merger partner or require us to sell additional stock on terms that are highly dilutive to our shareholders. These risks include the following:

•       Although we believe that marketing and distribution business of ICM and its subsidiaries will complement and fit well with our business and the need for further marketing of our non-insurance healthcare savings programs, the business of ICM and its subsidiaries is new to us. Our unfamiliarity with this business may make it more difficult to integrate our operations with those of ICM and its subsidiaries. We will not achieve the anticipated benefits of the merger-acquisition unless we successfully integrate the operations of ICM and its subsidiaries with ours. There can be no assurance that this will occur.

•       The success and continued growth of the ICM and its subsidiaries depend in large part upon their ability to attract, retain and motivate the independent insurance agencies and their agents who principally market the insurance products and financial services marketed and distributed by the ICM and its subsidiaries. The insurance agencies are not captive agencies and the loss of an independent insurance agency (and its agents) within a geographic market area or segment may not be replaced on a timely basis, if at all. Also, the ability of the ICM and its subsidiaries to attract and retain independent insurance agencies and their agents could be negatively affected by adverse publicity relating to the ICM and its subsidiaries, their products and services or their operations. Of the 5,000 independent agents, 80% of the revenue of ICM and its subsidiaries for the six months ended June 30, 2006 was attributable to the sales of  approximately 1,000 independent agents. These agents report through approximately 20 independent general agencies that ICM has contracted with. Thus, a relatively small number of independent insurance agents were responsible for a significant percentage of total revenues. The loss of a significant number of these agents for any reason could adversely affect Insuraco’s (as well as ours following completion of the merger-acquisition) revenues and operating results, and could impair their ability to attract new independent insurance agents.

•       The independent insurance agencies and their agents utilized by ICM and its subsidiaries to offer and sell its insurance products and financial services typically offer and sell a variety of insurance products and financial services some of which may directly compete with those of ICM and its subsidiaries. These agencies and their agents may give higher priority to other insurance products or financial services, reducing their efforts devoted to marketing of the products and services of the ICM and its subsidiaries. The reduction in or discontinuance of effort devoted to marketing of the products and services offered by the ICM and its subsidiaries for any reason could adversely affect Insuraco’s  (as well as ours following completion of the merger-acquisition) revenues and operating results.

•       As part of their business operations, ICM and its subsidiaries must develop and maintain relationships with insurance companies that offer insurance products and financial services within each product and service market in which they are offered and distributed by the independent insurance agencies and their agents. Development and maintenance of these relationships with the insurance companies is in part based on professional relationships and the reputation of the management and marketing personnel of ICM and its subsidiaries. Consequently, insurance company relationships may be adversely affected by events beyond the control of ICM and its subsidiaries, including departures of key personnel and alterations in professional relationships. The loss of an insurance carrier or company that provides specialty insurance products and financial services may not be replaced on a timely basis, if at all. This loss for any reason could have a material adverse effect on ICM and its subsidiaries’ (as well as ours following completion of the merger-acquisition) business, financial condition and results of operations.

•       ICM and its subsidiaries offer insurance products and financial services that are similar to or directly in competition with products and services offered by insurance companies and insurance agencies (and their agents) and other marketing and distribution competitors through all available channels of distribution. Furthermore, some of the insurance companies that provide the products and services offered by ICM and its subsidiaries may offer and distribute the same or very similar insurance products and financial services, either directly or through captive and independent insurance agencies, in direct competition with ICM and its subsidiaries. The business operations of ICM and its subsidiaries compete in two channels of distribution. First, ICM and its subsidiaries compete based upon the specialty insurance products and financial services they offer. Second, ICM and its subsidiaries compete with insurance companies and independent and captive insurance agencies (and their agents) throughout the United States. Many of the competitors of ICM and its subsidiaries have substantially larger distribution networks, more established channels of distribution and greater financial and other resources.

•       ICM and its subsidiaries are and we will be highly dependent upon Peter W. Nauert following completion of the merger-acquisition of ICM and its subsidiaries. Mr. Nauert is a key element of the merger-acquisition of ICM. The management skills, reputation and contacts within the insurance industry, including insurance companies and insurance agencies and their agents, are key elements of our merger-acquisition of ICM. The loss of the services of Mr. Nauert will adversely affect the anticipated growth and success we expect to obtain following completion of the merger-acquisition.

There is no assurance that ICM’s competitors will not provide, offer and sell insurance products and financial services comparable or superior to those offered by ICM and its subsidiaries at lower prices or adapt more quickly to evolving insurance and financial services industry trends or changing industry requirements. Increased competition may result in price reductions, increased incentives (financial and otherwise), reduced gross margins, and loss of market share, any of which could materially adverse affect the combined business, financial condition and results of operations of ICM, its subsidiaries and us. There can be no assurance that ICM and its subsidiaries (and following completion of the merger-acquisition that we) will be able to compete effectively against current and future competitors.

Recommendation of Our Board of Directors

Our Board of Directors unanimously recommends that you vote “FOR” approval of the Agreement and Plan of Merger. We will vote your proxy accordingly unless you specify a contrary choice.

No Appraisal Rights

Although we are seeking approval of the merger-acquisition of ICM and its subsidiaries, this approval is not required under the Oklahoma General Corporation Act. Accordingly, you and our other shareholders do not and will not have any rights of appraisal under the Oklahoma General Corporation Act.

Management Changes

Upon completion of the merger-acquisition, the number of directors serving on our Board of Directors will be increased to seven and Peter W. Nauert and Andrew A. Boemi will become members of our Board of Directors and Mr. Nauert  will become our Chief Executive Officer. Mr. Nauert is the trustee of the trust that is the majority shareholder of ICM and is the Chief Executive Officer of ICM. Mr. Boemi and Mr. Nauert are directors of ICM. Messrs. Nauert and Boemi will serve on our Board until our 2007 annual shareholders meeting and until their successors are elected or his resignation or death.

Material Interests of Management Members

As of the record date of the Annual Meeting, each of the following officers and directors owned the number and percent of our outstanding common stock shares and held stock options exercisable for the purchase of our common stock shares (“Option Shares”) set forth opposite their names as follows:

Name	Executive Officer Position	Number of Shares	Ownership Percent	Option Shares
Frank B. Apodaca	President and Chief Operating Officer	219,548	1.62%	150,000
Robert L. Bintliff	Executive Vice President and Chief Financial Officer	3,000.02%		100,000
Eliseo Ruiz III	Executive Vice President and General Counsel and Secretary	2,200.016%		100,000
Nicholas J. Zaffiris	Non-Executive Chairman of the Board of Directors	-0-	-0-	65,000
Russell Cleveland	Director	3,151,813	23.33%	-0-
Kent H. Webb	Director and Medical Director	94,019.69%		113,000
Eugene E. Becker	Director	-0-	-0-	65,000
J. French Hill	Director	2,000.014%		65,000
Kenneth S. George	Director	-0-	-0-	55,000

Following completion of the merger-acquisition of ICM and its subsidiaries, our executive officers and directors will retain their common stock shares and their stock options without change or modification. Our Board was fully aware of the interests of our Directors and executive officers and took their interests into account in approving the Agreement and Plan of Merger.

Accounting Treatment of the Merger-Acquisition

For accounting purposes, ICM and its subsidiaries will be considered to have been purchased by us. On a pro forma basis, assuming the maximum number of shares are issued at closing, the purchase price of ICM and its subsidiaries will be approximately $10,893,000 for accounting purposes, which along with the accumulated deficit of ICM of $1,484,000 at June 30, 2006, will result in approximately $12,377,000 recorded as goodwill and other intangible assets, if any. This pro forma purchase price is the aggregate sum of

•       $10,608,000 representing the value of the maximum of 6,756,382 shares of our common stock delivered at closing of the merger-acquisition based upon the per share price of $1.57, the discounted closing sale price of our common stock on a recent closing date of October 25, 2006. The undiscounted price is within three cents of the average price since that date. The actual amounts to be recorded by us will be based upon the discounted closing sale price of our common stock on the date of the public announcement of the terms of this acquisition; and

•       the costs of the merger-acquisition which are estimated to be $285,000.

The recorded goodwill will be not be amortized, but written off in the event the goodwill becomes impaired. Intangible assets, if any, would be amortized over their estimated life. The Company is currently in the process of determining the allocation of the purchase price to the various assets and liabilities.

Federal Income Tax Consequences of the Merger-Acquisition

The following discussion is a summary of the material U.S. federal income tax consequences to us and our shareholders of the merger-acquisition of ICM and its subsidiaries. This discussion is neither intended to summarize nor address the tax matters that may affect ICM and its shareholders and they are not entitled to rely on the summary contained in this Proxy Statement. The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect.

The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws as they may relate to the merger-acquisition. In addition, the discussion below assumes you hold shares of our common stock as a capital asset. However, the tax treatment may vary depending upon your particular situation. Certain taxpayers, including insurance companies, tax-exempt organizations, financial institutions and broker-dealers may be subject to special rules not discussed below.

In the opinion of our counsel, Dunn Swan & Cunningham, consummation of the merger-acquisition will  constitute a reorganization within the meaning of Section 368 of the Code. This opinion will be based on facts existing at the time the merger-acquisition becomes effective and on the representations, warranties and covenants as to factual matters contained in the Agreement and Plan of Merger. The conclusions reached in the opinion could be jeopardized if the representations, warranties or covenants are incorrect in certain material respects. We are unaware of any facts or circumstances which would cause any of the representations, warranties and covenants made in the Agreement and Plan of Merger to be untrue or incorrect in any material respect. The opinion of counsel is not binding on the Internal Revenue Service or the courts.

Based on the opinions discussed above, the material U.S. federal income tax consequences that will result from the merger-acquisition are as follows:

•       holders of our common stock will not recognize any income, gain or loss upon completion of this merger-acquisition and

•       no income, gain or loss will be recognized by us as a result of the merger-acquisition.

The foregoing discussion is only a summary and may not be a complete analysis or listing of all potential tax effects that could be relevant to your particular tax circumstances. You are urged to consult your own tax advisor concerning the federal, state and local and any foreign tax consequences of the merger-acquisition to you.

Federal Securities Law Consequences

All shares of common stock to be received by the shareholders of ICM will not be freely transferable because each will be an “affiliate” (as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”)) after the merger-acquisition and the shares will be issued pursuant to applicable registration exemptions and will not have been registered under the Securities Act. The shares received by  the shareholders of ICM may be resold by  them only in accordance with the volume, manner-of-sale and notice requirements of Rules 144 and 145 under the Securities Act. A person who may be deemed to be our affiliate generally includes an individual or entity that controls, is controlled by, or is under common control with, the person and may include certain officers and directors of the person as well as principal shareholders of the person.

Regulatory Approvals

There are no regulatory approvals required to be obtained by Mr. Nauert, ICM or us prior to or subsequent to consummation of the merger-acquisition. However, as a condition of the merger-acquisition the common stock shares to be issued to the ICM shareholders must be approved for listing by The Nasdaq Stock Market, Inc.

Required Affirmative Vote and Voting Agreement

The affirmative vote of at least a majority of our outstanding common stock shares is required for approval of our merger-acquisition of ICM and its subsidiaries. Abstentions and broker non-votes will not be tabulated as negative votes on this proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting.

As of the Record Date, Russell Cleveland, J. French Hill and Kent H. Webb, three of our Directors, own of record or are deemed to beneficially own a total of 3,247,832 shares of our outstanding common stock. Each of Messrs. Cleveland, Hill and Webb has signed an agreement committing to vote “FOR” the merger-acquisition and against any other proposed transaction and has delivered an irrevocable proxy to vote his shares in accordance with such agreement. In addition, Frank B. Apodaca, Robert L. Bintliff and Eliseo Ruiz III, our executive officers, own of record a total 227,748 shares of our common stock and each has signed such an agreement to vote “FOR” the merger-acquisition and against any other proposed transaction and has delivered an irrevocable proxy to vote his shares in accordance with such agreement. Accordingly, our directors and executive officers own of record or are deemed to beneficially own a total of 3,472,580 shares, or 26% of our common shares and will vote “FOR” the merger-acquisition and against any other proposed transaction.

If less than a majority of our outstanding common stock shares are voted for the proposed approval of the Agreement and Plan of Merger, we expect that the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, we will vote all proxies in the same manner as they would have been voted at the original convening of the Annual Meeting, except for any proxies that have been revoked or withdrawn.

Approval of the Agreement and Plan of Merger requires the affirmative vote of at least a majority of the outstanding Precis common stock shares. Your failure to vote or your abstention from voting on your submitted proxy respecting the Agreement and Plan of Merger will have the same effect as a vote against approval of the Agreement and Plan of Merger. We urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

SUMMARY OF THE AGREEMENT AND PLAN OF MERGER

The following description summarizes all of the material terms of the Agreement and Plan of Merger. For full information, you should read the Agreement and Plan of Merger, a copy of which is included as Appendix A to this Proxy Statement.

General Terms of the Merger

The Merger.   ICM will merge with and into us. As a result of the merger-acquisition, the separate corporate existence of ICM will cease, we will continue as the surviving corporation and the ICM subsidiaries will become our wholly-owned subsidiaries.

Effective Time.   As promptly as practical (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, we will complete the merger-acquisition by filing articles and certificate of merger with the Secretary of State of Delaware and  Oklahoma. The time of filing the certificate of merger will be the “effective time” of the merger-acquisition.

Conversion of ICM Capital Stock to Precis Common Stock.   The outstanding common stock of ICM will be converted into the right to receive the following:

•       at closing of the merger-acquisition, the Shareholders of ICM will receive 5.4051056 shares of our common stock for each $1.00 of ICM Adjusted EBITDA achieved in the four or less most recent calendar quarters beginning January 1, 2006 and ending immediately prior to closing; and

•       after the effective date of the merger-acquisition closing, the shareholders will also be entitled to receive 5.4051056 shares of our common stock for each $1.00 of Adjusted EBITDA of ICM and its subsidiaries during any four consecutive calendar quarters (up until December 31, 2007) following closing of the merger-acquisition up to a maximum share issuance of 6,756,382 common stock shares.

For purposes of issuance and delivery of our common stock shares to the ICM shareholders, Adjusted EBITDA is defined as earnings before interest, income tax, depreciation and amortization determined in accordance with generally accepted accounting principles, subject to certain further adjustments. These adjustments include exclusion of a charge for severance payments made to a former officer and undeferred direct and incremental marketing costs incurred in order to generate revenues that are deferred.

Representations and Warranties

The Agreement and Plan of Merger contains various representations and warranties made by us and Mr. Nauert, the Peter W. Nauert Revocable Trust (the “Nauert Trust”) and ICM. These relate, among other things, to the following matters (which, in certain cases, are subject to specified exceptions):

•       Corporate Status—The organization, good standing, qualification and capitalization are as described in the Agreement and Plan of Merger, and except as stated, there are no commitments by ICM to issue any additional capital stock;

•       Approvals and Filings—There are no governmental or regulatory approvals or filings required to complete the merger-acquisition, or needed to prevent the termination of governmental or regulatory licenses or permits where the effect of such termination could reasonably be expected to have a material adverse effect on the business, assets or financial condition of ICM and its subsidiaries, as well as ours (referred to below as a “material adverse effect”);

•       Absence of Conflict—The merger-acquisition will not conflict with organizational documents, laws or agreements to which any party is subject, and the only consents required for the completion of the merger-acquisition are as set forth except for those which might not reasonably be expected to have a material adverse effect;

•       Accuracy of Financial Statements—Certain financial statements delivered to the other party have been prepared fairly and in accordance with generally accepted accounting principles and there are no undisclosed liabilities that could reasonably be expected to have a material adverse effect;

•       Conduct of Business—Since the beginning of this year and until completion of the merger-acquisition, we and ICM and its subsidiaries have conducted business in the ordinary course and there has been an absence of certain changes or events, including the occurrence of a material adverse effect; and

•       Other Matters—The Agreement and Plan of Merger also includes representations and warranties dealing with employee relations, benefit plans, title to properties owned by us or ICM and its subsidiaries, compliance with laws, the absence of litigation that could reasonably be expected to have a material adverse effect, intellectual property rights, contracts, the validity and standing of any required permits and authorizations, compliance with environmental laws, maintenance of books and records, customers, and relationships and transactions with affiliates.

Conduct of Business Pending Completion of the Merger-Acquisition

The Agreement and Plan of Merger contains various covenants and agreements made by us and Mr. Nauert, the Nauert Trust and ICM. Those relate, among other things, to the following matters (which, in certain cases, are subject to specified exceptions):

•       Conduct of Business by ICM and Us.   Prior to the effective time, we as well as ICM and its subsidiaries will each conduct  business only in the ordinary course of business and in a manner consistent with past practice. We and ICM (and its subsidiaries) will use reasonable commercial efforts to preserve substantially intact our or its business organization, to keep available the services of our or its present officers, employees and consultants and to preserve our or its present relationships with customers, suppliers and other persons with which we or ICM or any of its subsidiaries has significant business relations. Except as contemplated by the Agreement and Plan of Merger:

•        Amendments—ICM will not amend its Certificate of Incorporation and we will not amend our Certificate of Incorporation (other than as provided in this Proxy Statement) or bylaws;

•        Changes in Capital Structure or Assets—There will be no change in the capital structure, including issuing or repurchasing stock, or the sale, pledge or other disposition of assets, declaration or payment of any dividend or distribution, or amendment of the terms of any of securities by us or ICM (and its subsidiaries);

•        Issuance of Indebtedness; Capital Expenditures or Acquisitions—Without the other’s consent, we or ICM (and its subsidiaries) will not acquire any other business or incur any additional indebtedness or, except in the ordinary course of business and consistent with past practice, incur or guarantee or otherwise become responsible for any material indebtedness or make any capital expenditures or purchase any fixed assets in excess of set amounts;

•        Employment Matters—We or ICM (and its subsidiaries) will not change any compensation arrangements or make any promises to pay any bonus or extra compensation to any director, officer, employee, salesman or agent, increase any employee benefits, or make any commitment to adopt an additional employee benefit plan;

•        Material Change or Election—We or ICM (and its subsidiaries) will not make any material change to accounting policies or procedures, or make any material tax election inconsistent with past practice, or settle or compromise any material tax liability or agree to an extension of a statute of limitations;

•        Satisfaction of Claims or Liabilities—We or ICM (and its subsidiaries) will not pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business and consistent with past practices; and

•        Other Actions—We or ICM (and its subsidiaries) will not take or agree to take any of the above actions, or any other actions which would make any representation or warranty in the Agreement and Plan of Merger untrue or incorrect, or prevent us or Mr. Nauert, the Nauert Trust, ICM and its subsidiaries from performing any covenant under the Agreement and Plan of Merger.

Additional Agreements

•       Access to Information; Confidentiality.   Upon reasonable notice and subject to any other agreement by which it is bound, we on the one hand or Mr. Nauert, ICM and its subsidiaries on the other hand will afford the other reasonable access to our or its properties, books, contracts, commitments and records and will furnish promptly to the other all information concerning our or its business, properties and personnel as the other may reasonably requested.

•       Consents; Approvals.   We and Mr. Nauert, the Nauert Trust, and ICM have agreed to use reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders, and to make all required filings, necessary to complete the merger-acquisition.

•       Indemnification.   Our Certificate of Incorporation and Bylaws contain substantially the same indemnification provisions set forth in the Certificate of Incorporation and Bylaws of ICM. Unless required by law, these provisions will not be amended, repealed or modified for a period of three years from the effective time in any manner that would adversely affect the rights of the individuals who, at the effective time, are directors or officers of ICM.

•       Notification of Certain Matters.   We and Mr. Nauert, the Nauert Trust, and ICM agreed to give the other prompt notice of any event that is likely to cause any of our or its representations or warranties in the Agreement and Plan of Merger to be materially untrue or inaccurate, or of any failure by us or it materially to comply with any covenant, condition or agreement in the Agreement and Plan of Merger.

•       Further Action.   We and Mr. Nauert, the Nauert Trust, and ICM will use all commercially reasonable efforts to consummate as promptly as practicable the transactions contemplated by the Agreement and Plan of Merger, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to our or its obligations under the Agreement and Plan of Merger.

Conditions to the Merger-Acquisition

Conditions to Obligation of Each Party to Effect the Merger.   Our obligations and those of ICM,  Mr. Nauert and the ICM shareholders to complete the merger-acquisition are subject to the satisfaction, at or prior to the effective time, of various conditions. We believe that all conditions of completing the merger-acquisition will be timely satisfied and accordingly there is no material uncertainty that all conditions of the merger-acquisition will be satisfied. These conditions include the following:

•       Representations and Warranties—The representations and warranties contained in the Agreement and Plan of Merger must be true and correct in all respects on and as of the effective time, except where the failure to be true and correct could not reasonably be expected to have a material adverse effect;

•       Agreements and Covenants—All agreements and covenants contained in the Agreement and Plan of Merger must have performed or complied with all material respects on and as of the effective time;

•       Consents and Approvals—All material required consents, waivers, approvals, authorizations or orders must be obtained, and all required filings must have been made, except where the failure to do so would not reasonably be expected to have a material adverse effect on us or ICM and its subsidiaries;

•       Governmental Actions—There must not be any pending or threatened action, proceeding or inquiry by any governmental authority or administrative agency, or any other legal restraint, preventing or seeking to prevent us from exercising all material rights and privileges pertaining to our ownership of ICM and its subsidiaries or our ownership or operation of the business or assets of ICM and its subsidiaries, or compelling or seeking to compel us to dispose of or hold separate all or any material portion of its business or assets, as a result of the merger-acquisition;

•       Illegality—There must not be any statute, rule, regulation or order which makes the consummation of the merger-acquisition illegal;

•       Interim Results of Operations—Insuraco, ICM’s operating subsidiary, must achieve earnings before interest, taxes, depreciation and amortization (i.e., Adjusted EBITDA) as adjusted to exclude severance charges, of not less than $600,000 or more during the nine months ended September 30, 2006 and Mr. Nauert must state that and he knows of no reason that the ICM and its Subsidiaries will not substantially achieve or exceed the projected results of operations for the year ending December 31, 2006; and

Termination

Conditions to Termination.   Subject to notice requirements and rights to cure defaults or breaches, the Agreement and Plan of Merger may be terminated at any time prior to the effective time:

•       by mutual written consent of Mr. Nauert, the Nauert Trust, and ICM and us as authorized by ICM’s and our Boards of Directors; or

•       by either us or ICM, Mr. Nauert and the Peter W. Nauert Revocable Trust (the “Nauert Trust”) or

•       if the merger-acquisition is not completed by March 30, 2007 (except that any party whose failure to fulfill any obligation under the Agreement and Plan of Merger has prevented consummation of the merger-acquisition by such date cannot terminate the Agreement and Plan of Merger for this reason); or

•       if there is a non-appealable final order, decree or ruling or other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger-acquisition; or

•       (i) if any of our, on one hand, or ICM’s, or Mr. Nauert’s and the Nauert Trust’s, on the other hand, representations or warranties in the Agreement and Plan of Merger was untrue when made, or (ii) upon a breach by us or Mr. Nauert and the Nauert Trust’s, on the other hand, of any covenant or agreement in the Agreement and Plan of Merger, and are of the nature that the conditions to the our or their obligations would not be satisfied; or

•       by us, if any representation or warranty of ICM, Mr. Nauert and the Nauert Trust becomes untrue so that the conditions of our obligations will not be satisfied, or by ICM, Mr. Nauert and the Nauert Trust, if any of our representations or warranties have become untrue so that the conditions to their obligations will not be satisfied.

Costs and Expenses.   All fees and expenses incurred in connection with the Agreement and Plan of Merger and the merger-acquisition will be paid by the party incurring the expenses, whether or not the merger-acquisition is consummated. However, we will  bear all fees, costs and expenses associated with preparation of this Proxy Statement and, if the merger-acquisition is completed, ICM shall bear its costs and expenses without reimbursement by us. In the event of consummation, we will indirectly bear these costs and expenses in this transaction as a result of our ownership of ICM.

Amendment and Waiver

The Agreement and Plan of Merger may be amended in writing by the parties at any time prior to the effective time. At any time prior to the effective time, any party to the Agreement and Plan of Merger may extend the time for the performance of any of the obligations or other acts of another party, waive any inaccuracies in the representations and warranties of another party contained in the Agreement and Plan of Merger or in any document delivered pursuant to the Agreement and Plan of Merger, or waive compliance with any of the agreements or conditions of another party contained in the Agreement and Plan of Merger. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF OUR 2002 NON-EMPLOYEE STOCK OPTION PLAN

Our Board of Directors adopted and approved the amendment and restatement of the Precis, Inc. 2002 Non-Employee Stock Option Plan (the “Non-Employee Plan”) and is seeking ratification and shareholder approval of the amendment and restatement of the Non-Employee Plan that, effective May 31, 2002, was adopted by the Board of Directors and approved by our shareholders on July 29, 2002. A copy of the Plan, as amended and restated, is attached hereto as Appendix C (the “Amended Plan”). Subject to approval of the Amended Plan by a majority of our shareholders, we will increase the number of our common stock shares reserved for issuance upon the exercise of options granted under the Plan from 500,000 to 1,500,000 shares and the expiration date of the Plan will be extended from March 31, 2007 to March 31, 2010.

The Stock Option Plan (Amended and Restated)

The purpose of the Non-Employee Plan is to strengthen our ability to attract and retain the services of individuals that serve as our non-employee directors, insurance agents, independent marketing representatives, consultants, and advisors that are essential to our long-term growth and financial success and thereby to enhance shareholder value. Through option grants under the Non-Employee Plan, our non-employee directors, consultants and other advisors have the opportunity to acquire an equity interest in us by receipt of stock options (“Options”) exercisable for the purchase of our common stock shares. Our employees are not eligible to participate in the Non-Employee Plan. Under the provisions of the Non-Employee Plan, the Options do not qualify as options granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly will not qualify for the favorable tax consequences thereunder upon the grant and exercise of the Options. The total number of shares of common stock authorized and reserved for issuance upon exercise of Options granted under the Non-Employee Plan will be 1,500,000 in the event the Amended Plan is approved by our shareholders.

Grant and Exercise of Options.   Our Board of Directors administers and interprets the Non-Employee Plan and has authority to grant Options to all eligible independent marketing representatives and others, and determine the basis upon which the Options are to be granted and the terms, restrictions and conditions of the Options at the time of grant. Options granted under the Non-Employee Plan are exercisable in such amounts, at such intervals and upon such terms as the Option grant provides. The purchase price of the common stock under the Option is determined by our Board; however, the purchase price may not be less than the closing sale price of our common stock on the date of grant of the Option. Upon the exercise of an Option, the stock purchase price must be paid in full, in cash by check or in our common stock held by the Option holder for more than six months or a combination of cash and common stock.

Options granted under the Non-Employee Plan may not under any circumstance be exercised after 10 years from the date of grant. No Option under the Non-Employee Plan may be granted after March 31, 2010 if the shareholders approved the Amended Plan. Options are not transferable except by will, by the laws of descent and distribution, by gift or a domestic relations order to a “family member.”  Family member transfers include transfers to parents (and in-laws) to nieces and nephews (adopted or otherwise) as well as trusts, foundations and other entities principally for their benefit.

Termination and Amendment.   The Non-Employee Plan will terminate on March 31, 2010 if the shareholders approved the Amended Plan. The Non-Employee Plan may be altered, changed, modified, amended or terminated by written amendment approved by our Board; provided, that no action of our Board may, without the approval of our shareholders:

•       increase the total amount of common stock that may be purchased pursuant to exercise of Options granted under the Non-Employee Plan;

•       withdraw the administration of the Non-Employee Plan from our Board of Directors;

•       amend or alter the Option price of common stock under the Non-Employee Plan;

•       amend the Non-Employee Plan in any manner that would impair the applicability of the exemption afforded to the Non-Employee Plan by the Securities Exchange Act of 1934 and the Securities and Exchange Commission’s Rule 16b-3; or

•       amend the Non-Employee Plan to permit our officers, employee-directors or employees to receive Options under the Non-Employee Plan.

No amendment, modification or termination of the Non-Employee Plan may in any manner adversely affect any Option previously granted under the Non-Employee Plan without the consent of the holder.

Participants.   At this time it is not possible to determine who in the future, other than our directors, will be among the individuals that will become entitled to receive Options under the Non-Employee Plan or the number of shares of common stock that may be optioned to any eligible individuals. It is expected, however, that these determinations will be made on the basis of the individual’s contribution or potential contribution to our success as determined by our Board.

Because the Non-Employee Plan became effective during 2002, the previous adoption and shareholder approval of the Amended Plan would not have resulted in any change in the granting or terms of the Options granted during 2002 through 2005. The table presented below sets forth certain information as of December 31, 2005 related to the Options granted pursuant to the Non-Employee Plan to our executive officers and directors.

Precis, Inc. 2002 Non-Employee Stock Option Plan

Name and Position	Expiration Date	Number of Common Shares	Per Share Exercise Price	Aggregate Option Value(1)
Frank B. Apodaca	—	—	$—	$—
President and Chief Operating Officer
Robert L. Bintliff	—	—	—	—
Executive Vice President and Chief Financial Officer
Eliseo Ruiz III	—	—	—	—
Executive Vice President and General Counsel and Secretary
Executive officers as a group	—	—	—	—
Nicholas J. Zaffiris(2)
Non-Executive Chairman of the Board of Directors	7/30/2007	25,000	7.65	—
	7/30/2008	10,000	5.25	—
	10/27/2009	10,000	2.59	—
	11/28/2010	20,000	1.27	5,400
Eugene E. Becker
Director	7/30/2007	25,000	7.65	—
	7/30/2008	10,000	5.25	—
	10/27/2009	10,000	2.59	—
	11/28/2010	20,000	1.27	5,400
Russell Cleveland
Director	—	—	—	—
Kenneth S. George
Director	7/30/2008	25,000	5.25	—
	10/27/2009	10,000	2.59	—
	11/28/2010	20,000	1.27	5,400
J. French Hill
Director	1/27/2008	25,000	3.97	—
	7/30/2008	10,000	5.25	—
	10/27/2009	10,000	2.59	—
	11/28/2010	20,000	1.27	5,400
Kent H. Webb, M.D
Director and Medical Director.	7/30/2007	25,000	7.65	—
	5/4/2007	12,000	5.06	—
	7/30/2008	22,000	5.25	—
	10/27/2009	22,000	2.59	—
	11/28/2010	32,000	1.27	8,640
Non-executive director group	363,000	30,240
Non-executive officer employee group	—	—	—	—
Robert E. Jones(3)
Former Director	6/18/2009	100,000	2.76	—

(1)          The closing sale price of our common stock as reported on the Nasdaq Capital Markets on December 31, 2005 was $1.54. The per-share value is calculated based on the applicable closing sale price per share, minus the exercise price, multiplied by the number of shares of common stock underlying the options.

(2)          In August 2002, Mr. Zaffiris began serving as one of our Directors and in June 2005, Mr. Zaffiris began serving as our Non-Executive Chairman of the Board of Directors. The stock options held by Mr. Zaffiris were granted during his service as a Director prior to August 2005.

(3)          In March 2006, Mr. Jones resigned as one of our Directors.

Federal Income Tax Consequences

The grant of Options under the Non-Employee Plan will not have any tax consequences to us or the recipient of the Option. Upon exercise of an Option, the Option holder will recognize ordinary income (and the Company will recognize a tax benefit that will be reported as an adjustment to additional paid in capital) in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the shares of common stock acquired over the exercise price of the Option. Any additional gain or loss realized on disposition of the Option shares generally will be capital gain or loss and will not result in any additional tax deductions to us.

Accounting Treatment of Options

In December 2004, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” (“SFAS 123(R)”) a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) eliminates the alternative to record compensation expense using the intrinsic value method of accounting under Accounting Principles Board Opinion 25 (Opinion 25) that was provided in SFAS No. 123 as originally issued.

Under Opinion 25, issuing stock options to employees generally resulted in the recognition of no compensation cost if the options were granted with an exercise price equal to their fair value at the date of grant. SFAS 123(R) requires companies to measure and record the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award at the date of grant (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

In April 2005, the United States Securities and Exchange Commission voted to change the effective date of SFAS 123(R) to fiscal years starting after June 15, 2005; however, early application was encouraged. We adopted the modified version of the prospective application of SFAS 123(R) as of January 1, 2006. Under SFAS 123(R) we are required to recognize compensation expense, over the applicable vesting period, based on the fair value of (i) any unvested awards subject to SFAS 123(R) existing as of January 1, 2006, and (ii) any new awards granted subsequent to the adoption date. See Note 2, “Stock Based Compensation” of our Unaudited Condensed Consolidated Financial Statements appearing elsewhere in this Proxy Statement for the effect of adoption on our consolidated financial statements.

Consequences of Merger-Acquisition

Approval by our shareholders and completion of the merger-acquisition or failure to complete the merger-acquisition of ICM and its subsidiaries will not have any effect on the Non-Employee Plan or the Amended Plan.

Required Affirmative Vote

The affirmative vote of the holders of a majority of the shares voted or cast at the Annual Meeting in person and by proxy and entitled to vote is required for the approval of the Amended Plan. Abstentions and broker non-votes will not be tabulated as negative votes on this proposal, but will be included in computing the number of shares present for purposes of determining whether approval of the Amended Plan has received the required vote for approval.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of the Amended Plan. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL THREE

NAME CHANGE AMENDMENT TO CERTIFICATE OF INCORPORATION

We are proposing amendment of our Certificate of Incorporation, upon approval by the holders of a majority of our outstanding common stock, to change our name from “Precis, Inc.” to “Access Plans USA, Inc.” to reflect more accurately the broadening of our business activities and product offerings.

In June 2004, we acquired Access HealthSource, Inc. (“Access”). As a result of this Access acquisition, our business focus and plan expanded. Access provides a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by governments and other employers who have chosen to self-fund their healthcare benefits requirements. With the services of Access, we offer a more complete suite of healthcare services. We are able to provide individuals and employee groups access to preferred provider networks, medical escrow accounts and full third-party administration capabilities to adjudicate and pay medical claims. As a result, our healthcare products and services have significantly broadened and expanded. In the event our acquisition of ICM and its subsidiaries is complete, we anticipate our products and services will further broaden and expand.

Our Board of Directors believes it is important that our corporate name reflect to some extent the nature of the products and services we offer. Our Board believes that although the “Precis” name has developed a level of name recognition, it does not reflect or suggest the nature of the business activities we conduct and the products and services we offer. Accordingly, on November 8, 2006, our Board unanimously approved “Access Plans USA, Inc.” as our corporate name which requires amendment of our Certificate of Incorporation (the “Name Change Amendment”), which upon proper filing with the Secretary of State of Oklahoma, will change our name to “Access Plans USA, Inc.” A copy of the amendment to our Certificate of Incorporation, as amended and restated to reflect the Name Change Amendment, is attached as Appendix C. Following shareholder approval of the Name Change Amendment, the Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of Oklahoma.

Following approval of the Name Change Amendment and our filing of the Amended and Restated Certificate of Incorporation, each outstanding common stock certificate will continue to be valid and represent the number of common shares shown on its face. The outstanding common stock certificates will not be exchanged for new certificates, so do not destroy your present common stock certificates. It will not be necessary for you to return your stock certificate to us or our transfer agent as a result of the Name Change Amendment.

Consequences of Merger-Acquisition

Approval by our shareholders and completion of the merger-acquisition or failure to complete the merger-acquisition of ICM and its subsidiaries will not have any effect on the Name Change Amendment.

Required Affirmative Vote

The affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of the Name Change Amendment. Abstentions and broker non-votes will not be tabulated as negative votes on this proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the Name Change Amendment. We will vote your proxy accordingly unless you specify a contrary choice.

PROPOSAL FOUR

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall consist of not less than one and a greater number as determined from time to time by resolution of our Board. The number of directors is currently fixed at six and will be reduced to five at the Annual Meeting as a result of Eugene E. Becker not standing for re-election. In general, a director holds office for a term expiring at the next annual meeting of our shareholders or until his successor is duly elected and qualified. Nominations of candidates for election as our directors may be made at any meeting of our shareholders by or at the direction of our Board of Directors or by any shareholder entitled to vote at the meeting. Our Bylaws provide that the annual meeting of our shareholders will be fixed by our Board.

Nominees

Our Board of Directors and its Corporate Governance and Nominee Committee has nominated Nicholas J. Zaffiris, J. French Hill, Kent H. Webb, Kenneth S. George and Russell Cleveland (each, a “Nominee” or, collectively, “Nominees”) for election as a director for a term expiring in 2007 or until his successor is elected and qualified or until his earlier death, resignation or removal. For information about each Nominee, see “Board of Directors and Committee Matters.”

The persons named as proxies in the accompanying Proxy, who have been designated by our Board, intend to vote, unless otherwise instructed in the Proxy, for the election of Messrs. Zaffiris, Hill, Webb, George and Cleveland. Each of Messrs. Hill, Webb, George and Cleveland are considered independent directors. Mr. Zaffiris is not considered an independent director because he is currently serving as our Non-Executive Chairman of the Board of Directors, in which capacity he occasionally fulfills the role of an acting chief executive officer. Mr. Zaffiris is not, and has not, ever been employed by us. In the event that any Nominee becomes unable for any reason to stand for election as a director, it is intended that the persons named in the Proxy will vote for the election of another person as our Board may recommend. We know of no reason why the Nominees will be unavailable or unable to serve.

Consequences of Merger-Acquisition

Upon completion of the merger-acquisition of ICM and its subsidiaries following approval by our shareholders, the number of directors serving on our Board of Directors will be increased to seven and Peter W. Nauert and Andrew A. Boemi will become members of our Board of Directors. Mr. Nauert is currently Chief Executive Officer and Chairman of the Board of ICM. Therefore, shareholder approval of the merger-acquisition of ICM and its subsidiaries will also constitute the election of Messrs. Nauert and Boemi to serve on our Board as Directors.

Required Affirmative Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote, is required for the election of a director. An abstention from voting and broker non-votes will be tabulated as a vote withheld on the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether a nominee has received the vote of a majority of the shares present at the Annual Meeting.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” the re-election of Nicholas J. Zaffiris, J. French Hill, Kent H. Webb, Kenneth S. George and Russell Cleveland to our Board. We will vote your proxy accordingly unless you specify a contrary choice.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

Our Bylaws provide that our Board of Directors shall consist of not less than one and a greater number as determined from time to time by resolution of our Board. The number of directors is currently fixed at six, which will reduce to five at the Annual Meeting as a result of Eugene E. Becker not standing for re-election. In general, a director holds office for a term expiring at the next annual meeting of our shareholders or until her or his successor is duly elected and qualified. Nominations of candidates for election as our directors may be made at any meeting of our shareholders by or at the direction of our Board of Directors or by any shareholder entitled to vote at the meeting. Our Bylaws provide that our Board will fix the date of the annual meeting of our shareholders. The following table sets forth information with respect to each of our directors and nominee directors.

Name	Age	Position
Nicholas J. Zaffiris(1)(2)(3)	43	Non-Executive Chairman of the Board and Nominee Director
Eugene E. Becker(1)(2)(3)(4)	57	Director
Russell Cleveland(1)(4)	67	Director and Nominee Director
Kenneth S. George(1)	58	Director and Nominee Director
J. French Hill(4)	49	Director and Nominee Director
Kent H. Webb, M.D.(2)(3)(3)	49	Director and Nominee Director
Peter W. Nauert(5)	63	Nominee Director
Andrew A. Boemi(5)	62	Nominee Director

(1)          Member of the Compensation Committee.

(2)          Member of the Governance and Nominating Committee.

(3)          Member of the Medical Committee.

(4)          Member of the Audit Committee.

(5)          Under the terms of the Agreement and Plan of Merger, upon completion of our merger-acquisition of ICM, each of Peter W. Nauert and Andrew A. Boemi will become members of our Board of Directors. Therefore, shareholder approval of the Agreement and Plan of Merger will also result in the election of Messrs. Nauert and Boemi as Director upon completion of the merger-acquisition.

Information About Each Director

Nicholas J. Zaffiris became one of our directors in August 2002 and in June 2006 began serving as our Non-Executive Chairman of the Board of Directors. He is currently the Vice President of Sales and Account Management, West, at MultiPlan, Inc., formerly Private Healthcare Systems (PHCS), a privately-held preferred provider organization, and is responsible for new sales and existing customer retention and grants for the Western region of the country. Mr. Zaffiris joined PHCS in early 1998, and has more than 15 years of healthcare experience, including client management, sales, marketing and customer service. Before joining PHCS, he worked for the National Account Service Company, Blue Cross Blue Shield of Florida, and served as a Lieutenant in the United States Navy. Mr. Zaffiris received a B.S. in Political Science from the United States Naval Academy.

Mr. Zaffiris was appointed as our Non-Executive Chairman of the Board on June 10, 2005 upon the departure of our former Chief Executive Officer, Judith Henkels. Mr. Zaffiris is not, and has not been our employee. His appointment by our Board was temporary during the period in which we searched for a new Chief Executive Officer. During this search, our Board determined that the merger-acquisition of ICM and its subsidiaries was in the best interest of our shareholders and would also provide a source for a proven Chief Executive Officer. In his role as Non-Executive Chairman, Mr. Zaffiris has functioned in a liaison capacity between our Board and executive officers. In addition, Mr. Zaffiris provided his guidance to our executive officers on strategy and corporate direction. Mr. Zaffiris is a full-time employee of MultiPlan, Inc. formerly Private Healthcare Systems, and as Non-Executive Chairman he has not participated in our day-to-day operations. It is expected that Mr. Zaffiris’ role as Non-Executive Chairman will end upon the completion of the merger-acquisition of ICM and its subsidiaries.

Eugene E. Becker became one of our directors in August 2002. He is President of Eugene Becker & Associates, Inc., a privately-held marketing and consulting company. Mr. Becker served as the Chief Executive Officer of Aon Financial Partnerships during May to September 2000. During 1983 to 1999, Mr. Becker served as Chief Marketing Officer of American Bankers Insurance Group (during 1991 to 1999), Chief Executive Officer, and President and Chairman of the Board of American Bankers Insurance Company, American Bankers Life Assurance Company, Voyager Insurance Group, American Reliable Insurance Company and Banker American Life Assurance Company (during 1988 to 1999).

Mr. Becker currently serves as a member of the board of directors for three companies: Interstate National Dealer Services, California Check Cashing Company, and Pacific Specialty Insurance Company. Mr. Becker received a B.A. from Biscayne College (now St. Thomas University), and a M.B.A. from the University of Miami.

Russell Cleveland became one of our directors in September 2005. He is the Founder, President, and CEO of Renn Capital Group, Inc., a privately held investment management company. He has held these positions since 1972. Mr. Cleveland has 40 years experience in the investment business, of which 31 years has been spent as a portfolio manager specializing in the investment of common stocks and convertibles of small private and publicly traded companies. A graduate of Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts and, during the course of his career, has served on numerous boards of directors of public and private companies. Mr. Cleveland currently serves on the Boards of Directors of Renaissance III, RUSGIT, Cover-All Technologies, Inc., CaminoSoft Corp., Integrated Security Systems, Inc. and Tutogen Medical, Inc., all of which are publicly traded companies.

Kenneth S. George became one of our directors in June 2003. Mr. George served two terms as a State Representative in the Texas House of Representatives. Mr. George has been self-employed, managing his own investment activities since 2001. From 1996 until 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions. From 1994 through 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., the largest private ambulance provider in the state of Texas. From 1988 until 1994, he was Chairman and Chief Executive Officer of EPIC Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues. Mr. George has an M.B.A. from the University of Texas at Austin and a B.A. from Washington and Lee University.

J. French Hill joined the board of directors in January 2003. In 1999, Mr. Hill founded Delta Trust & Banking Corp., a privately held banking, trust and investment brokerage company headquartered in Little Rock, Arkansas, following a six year career with Arkansas’ largest publicly traded holding company, First Commercial Corp. First Commercial was sold in 1998 to Regions Financial Corp. (RF). As an executive officer of First Commercial, Mr. Hill was chairman of the bank holding company’s trust division and its investment brokerage dealer subsidiary from 1995 until 1998. He also oversaw a number of other staff functions in the company from 1993 through 1998 including human resources, executive compensation, bank compliance, credit review and strategic planning. During the last five years he has served as a member of the board of directors of these companies: Delta Trust & Banking Corp. and its affiliates (1999 to present); Research Solutions LLC, a privately held company in the clinical trials business (1999 to present), and Syair Designs LLC a privately held company in the aircraft lighting systems business (2000-2003). From May 1989 through January 1993, Mr. Hill was a senior economic policy official in the

George H. W. Bush Administration on the staff of the White House and as deputy assistant secretary of the U.S. Treasury. Mr. Hill graduated magna cum laude in economics from Vanderbilt University.

Kent H. Webb, M.D., a founder of Precis, has served as one of our Directors since June 1996 (and Medical Director since August 2001). He served as Chairman of our Board of Directors until December 2000 and was a member or general partner of our predecessors Advantage Data Systems, Ltd. and Medicard Plus—ADS Limited Partnership. Dr. Webb is a general and vascular surgeon and is the cofounder and a director of Surgical Hospital of Oklahoma. He is a Fellow of the American College of Surgeons and serves as a Clinical Professor for the University of Oklahoma. Dr. Webb is a past director of the Smart Card Industry Association, a nonprofit association. He is a surgical consultant for the Ethicon Division of Johnson & Johnson Company, a publicly-held pharmaceutical and consumer products company. Dr. Webb graduated from the University of Oklahoma College of Medicine and completed his residency in General and Vascular Surgery at the University of Oklahoma Health Services Center.

Peter W. Nauert, age 63, has served as Founder and Chairman of Insurance Capital Management (“ICM”) since its inception in 2002. Prior to founding ICM, Mr. Nauert was Chairman and CEO of Ceres Group, Inc., a publicly-held insurance company, from July 1998 to June 2002. From December 2003 to February 2005, Mr. Nauert was Chairman of the Board and controlling shareholder of Aegis Financial Corporation, the parent of States General Life Insurance Company (“SGLIC”). Mr. Nauert served as Chief Executive Officer of Pioneer Financial Services from 1982 to 1997. Mr. Nauert received a Juris Doctor (JD) from George Washington University as well as a Bachelor of Science degree in Business Administration from Marquette University.

Andrew A. Boemi, has been a Managing Director of Turnaround Capital Partners LP, a Chicago-based private equity firm focused on investments in the lower middle market, since 2001. He is a Director of Insurance Capital Management USA Inc. and serves on the Advisory Board of Gateway Systems, a privately-held International Treasury and Cash Management software development firm. Mr. Boemi has served on the Board of Directors and as Chairman of the Audit Committee of Ceres Group, Inc., a previously Nasdaq listed insurance holding company and on the Board of Directors of Pet Ag, a privately held international Manufacturer of milk replacers for pets. Mr. Boemi is a member of Turnaround Management Association.

Mr. Nauert’s Relationship with The States General Life Insurance Company.

On October 3, 2003, Strategic Acquisition Partners, a privately held company (“SAP”), purchased Aegis Financial Corporation (Aegis), the sole owner of SGLIC. Mr. Nauert owned a 75% interest in SAP. SGLIC was facing financial challenges at the time Aegis was purchased by SAP. The previous owner of Aegis had refused to provide the capital and other financial resources necessary for SGLIC to continue its operations. Mr. Nauert believed that he could affect a turnaround of SGLIC by refocusing its sales and marketing initiatives and reducing expenses. However, by the second half of 2004, it became apparent that emerging health insurance claims were significantly greater than predicted at the time SAP acquired SGLIC and that SGLIC’s capital was being significantly depleted. During the fourth quarter of 2004, Mr. Nauert led various initiatives to recapitalize SGLIC. Despite various expressions of preliminary interest, the potential investors in SGLIC, failed to provide the capital resources necessary to allow SGLIC to continue its operations. Accordingly, in February 2005, Mr. Nauert and SAP agreed to place SGLIC in permanent receivership with the Texas Insurance Commission (The State of Texas v. States General Life Insurance Company, Cause No. GV-500484 in the 126th District Court of Travis County, Texas). At the time SGLIC was placed into receivership, Mr. Nauert was the Chairman of the Board of SGLIC and the principal shareholder of its ultimate parent, SAP. Additionally, Michael K. Owens, who will continue as President of America’s Health Care/Rx Plan Agency, Inc. after our merger with ICM, was an officer of SGLIC.

Information Concerning the Board of Directors

Our Board of Directors currently consists of six members, five of whom qualify as independent within the meaning of the listing standards of The Nasdaq Stock Market, Inc. The Board determined that each member of the Board, other than Nicholas J. Zaffiris, qualifies as an independent director. Mr. Zaffiris does not qualify because of his association with us as our Non-Executive Chairman of the Board of Directors, in which capacity he occasionally fulfills the role of an acting Chief Executive Officer.

During 2005, our Board of Directors held 10 meetings and took one action through unanimous approval of a written record and memorandum of action in lieu of meeting. Each of the Nominees attended at least 75% of the Board meetings and the meetings of the Committees on which he served. The Board met in executive session, without members of management, four times.

Committees of the Board

Our Board maintains four standing committees: Audit, Compensation, Governance and Nominating, and Medical. The Compensation Committee and Audit Committee were established in 1999 and the Corporate Governance Committee and Medical Committee were established in 2003. In 2004, the Corporate Governance Committee became the Governance and Nominating Committee by action of the Board. All committees report on their activities to our Board and serve at the pleasure of our Board. The respective duties of the Audit Committee and Governance and Nominating Committee are specifically set forth in the charter of each. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix D. Furthermore, the charters of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on our web site at www.precis-pcis.com under the section captioned “investor relations.”

Audit Committee Matters

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent registered public accounting firm, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for retaining, evaluating, and, if appropriate, recommending the termination of our independent registered public accounting firm. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with the standards of the Public Accounting Oversight Board (United States).

Our Board of Directors has determined that each of J. French Hill and Russell Cleveland, both Directors and members of the Audit Committee, qualifies as a “financial expert.” This determination was based upon their

•       understanding of generally accepted accounting principles and financial statements;

•       ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

•       experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

•       understanding of internal controls and procedures for financial reporting; and

•       understanding of Audit Committee functions.

Mr. Hill’s experience and qualification as a financial expert were acquired through his extensive background in financial analysis, investment banking, finance and commercial banking. He has also participated in the preparation of financial statements and registration statements filed with the United States Securities and Exchange Commission. Mr. Hill also currently serves on one other audit committee of a company that is not publicly-held and has oversight responsibility of the financial statements and works with the internal accountants and external auditors on audit and accounting matters.

Mr. Cleveland’s experience and qualification as a financial expert were acquired through his extensive background in financial analysis, investment banking and finance. He has also participated in the preparation of financial statements and registration statements filed with the United States Securities and Exchange Commission. Mr. Cleveland also currently serves on one other audit committee where he has oversight responsibility of the financial statements and works with the internal accountants and external auditors on audit and/or accounting matters.

In the performance of its functions, our Audit Committee

•       reviewed and discussed the audited consolidated financial statements for 2005 with our management,

•       received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 and discussed with our independent registered public accounting firm its independence, and

•       recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2005 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission.

The review with the independent registered public accounting firm included a discussion of its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed in accordance with Statement of Auditing Standards No. 61. Our Audit Committee also discussed the independent registered public accounting firm’s independence from the Company and our management members, including disclosures received by the Audit Committee in accordance with the requirements of the Independence Standards Board and us. Furthermore, our Audit Committee considered whether the non-financial statement audit services provided by our independent registered public accounting firm affected its independence. The Audit Committee will discuss with our independent registered public accounting firm the overall scope and plans of its audit for 2006.

Each member of the Audit Committee is an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market, Inc. and the rules of the United States Securities and Exchange Commission. During 2005, our Audit Committee formally met eight times and Mr. Hill, the Chairman of the Audit Committee and designated financial expert, met with the independent registered public accounting firm by telephone or in person on a quarterly basis to discuss our quarterly financial statements. Our Audit Committee met with our Board of Directors four times during 2005.

Change of Independent Registered Public Accountants.   Effective December 19, 2005, our Board of Directors, upon the recommendation of our Audit Committee, dismissed BDO Seidman, LLP as our independent registered public accounting firm. On the same date, upon the recommendation and approval of our Audit Committee, our Board of Directors engaged Hein & Associates LLP as our independent registered public accounting firm for 2005. Hein & Associates LLP remain as our independent registered public accounting firm.

The audit reports of Hein & Associates LLP and BDO Seidman, LLP on our 2005, 2004 and 2003 consolidated financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified, as to uncertainty, audit scope, or accounting principles.

There were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, there was no occurrence of a reportable event under Item 304(a)(1)(v) of Regulation S-K or Item 304 of Regulation S-B respecting the years ended December 31, 2004 and 2003 and the interim period through September 30, 2005. We provided BDO Seidman, LLP with a copy of the foregoing disclosures. By copy of a letter dated December 21, 2005, BDO Seidman, LLP stated its agreement with those statements.

During 2003 and 2004 and the subsequent interim period ending September 30, 2005, we had not previously consulted with Hein & Associates LLP on items that (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) concerning any subject matter of a disagreement or reportable event with BDO Seidman, LLP.

Fees for Independent Registered Public Accounting Firm.   During 2005 and 2004, Hein & Associates LLP and BDO Seidman, LLP rendered professional services to us in connection with, among other things, the audit of our annual financial statements for the years ended December 31, 2005 and 2004 and reviews of the unaudited financial statements included in our Quarter Reports on Form 10-Q.

The aggregate fees for professional services rendered to us for the years ended December 31, 2005 and 2004 were as follows:

Audit Fees.   During the year ended December 31, 2005, we were billed $138,805 by Hein & Associates LLP and during the year ended December 31, 2004, we were billed $260,000 by BDO Seidman, LLP for audit services.

Audit Related Fees.   During each of the years ended December 31, 2005 and 2004, we incurred audit related fees of $16,000 related primarily to reviews of SEC filings.

Tax Fees.   During the years ended December 31, 2005, and 2004 we were billed $11,000 and $23,000, respectively, by BDO Seidman, LLP, for tax services. During the years ended December 31, 2005 and 2004, tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns.

All Other Fees.   During the year ended December 31, 2004, we incurred other fees of $2,500 in connection with a proposed acquisition.

In reliance on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2005, as filed with the United States Securities and Exchange Commission. The Audit Committee has selected Hein & Associates LLP as our independent registered public accounting firm for 2006. Representatives of Hein & Associates LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders attending the meeting.

Audit Committee Pre-Approval Procedures.   Rules and regulations of the United States Securities and Exchange Commission implemented in accordance with the requirements of Sarbanes-Oxley Act of 2002 require audit committees of companies reporting under and pursuant to the Securities Exchange Act of 1934 to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. During a year circumstances may arise that require engagement of the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we still obtain the specific pre-approval of our Audit Committee before engaging our independent public accountants. The procedures require our Audit Committee to be informed of each service, and the procedures do not include any delegation of our Audit Committee’s responsibilities to management. Our Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom this authority is delegated will report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

For 2005, all of the services conducted by audit-related fees, tax fees and all other fees were pre-approved by our Audit Committee or the Chairman of the Audit committee pursuant to delegated authority.

Our Audit Committee Members:

J. French Hill, Chairman
Eugene E. Becker
Russell Cleveland
Kent H. Webb

Report of the Compensation Committee on Executive Compensation

Our Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our executive officers, directors and employees are compensated according to these objectives, and carries out the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee held six meetings with our Board of Directors during 2005. The primary goals of our Compensation Committee in setting executive officer compensation in 2004 were (i) to provide a competitive compensation package that would enable us to attract and retain key executives and (ii) to align the interests of our executive officers with those of our shareholders and also with our performance.

Compensation of our executive officers in 2005 was comprised primarily of salary, bonus and long-term awards under our equity compensation plans. In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee, in setting base salaries and bonuses and making annual and long-term incentive awards, considered the prior levels of executive compensation, the compensation paid to executive of our competitors and the terms of employment agreements.

The Committee’s intent in setting salaries was and is to establish competitive rates. The annual and long-term incentive portions of an executive’s compensation are intended to achieve the Committee’s goal of aligning any executive’s interests with those of our shareholders and with our performance. These portions of an executive’s compensation are placed at risk and are linked to the effect our operating results have on the market price of our common stock and effectively are designed (in the near—and long-tern) to benefit our shareholders through increased value in the event favorable operating results are achieved, while not increasing executive compensation costs in the event favorable operating results are not achieved. As a result, during years of favorable operating results our executives are provided the opportunity to participate in the increase in the market value of our common stock, much like our shareholders. Conversely, in years of less favorable operating results, the compensation of our executives may be below competitive levels. Generally, higher-level executive officers have a greater level of their compensation placed at risk.

Base Salaries and Incentive Bonuses.   At the direction of the Compensation Committee, in April 2004, we engaged an outside consultant to study the base salaries and other compensation of our executive officers, as compared to peer companies. That year, we entered into employment agreements with our two executive officers with whom we currently have agreements: Frank B. Apodaca, our President, Chief Operating Officer, and the President and CEO of our Access HealthSource, Inc. Subsidiary, and Robert L. Bintliff, our Chief Financial Officer. The employment agreements that we entered into with Mr. Apodaca and Mr. Bintliff at the commencement of each of their terms of employment provide for their base salaries. Their base salaries were negotiated by the Compensation Committee prior the entering into of the employment agreements based on the information available to the committee from the study of peer companies and other market information. Neither has received an increase in such base salary since the commencement of employment other than pursuant to their respectful employment agreements. Mr. Apodaca received a bonus of $50,000 as a result of the successful financial performance of our Access HealthSource subsidiary in 2005. The base salary of our Executive Vice President and General Counsel, Eliseo Ruiz was also primarily based on the 2004 study. In 2005, the committee concluded that his base salary in 2004 was below the peer group and made an appropriate adjustment.

Long-Term Equity Compensation Plan Grants.   Stock option grants with respect to 2005 performance were made under our 1999 Stock Option Plan to three employees, including our executive officers. This Plan provides for the grant of stock options, with or without stock appreciation rights. The stock options granted in 2005 were without stock appreciation rights and have exercise prices equal to or higher than the fair market value of our common stock on the date of grant. Because the options were granted with an exercise price equal to the market value of our common stock at the time of grant, they provide no value unless our stock price exceeds the option exercise price. These stock options are accordingly tied to the stock price appreciation in our common stock value at the time of grant, rewarding the executives and other employees as if they share in the ownership of our common stock like our shareholders. The number of shares subject to options granted to each executive officer was determined based upon the expected value of our common stock and our historical practice of granting stock options to our executive officers and directors.

Chief Executive Officer Compensation.   On June 10, 2005, our Board of Directors terminated the employment of Judith H. Henkels as our Chief Executive Officer and she was relieved of her duties. Ms. Henkels also resigned from our Board of Directors. The employment termination was an “involuntary termination” under her employment agreement, entitling her to severance compensation. Ms. Henkels’ 2005 compensation through her employment termination consisted of a base salary of $147,268 and $5,248 for personal use of an automobile. Because of the involuntary termination of Ms. Henkels’ employment, pursuant to negotiated settlement of her severance compensation under the terms of her employment agreement, Ms. Henkels was paid an additional $677,454 during 2005.

Ms. Henkels’ salary, prior to her termination, was established pursuant to her employment agreement. In 2003 her salary was increased in exchange for her agreement to waive her right, pursuant to her original employment agreement with us, to a bonus of as much as 15% of earnings before interest and taxes.

In June 2005, Nicholas J. Zaffiris, one of our Directors, was elected Non-Executive Chairman of our Board. During 2005, Mr. Zaffiris received $21,500 as regular director compensation and $75,000 for his services as acting Chief Executive Officer and Chairman of the Board of Directors. Also, on November 28, 2005, Mr. Zaffiris was granted stock options exercisable for the purchase of 20,000 shares of our common stock for $1.27 each. These stock options were immediately exercisable.

Other Benefits.   Virtually all of our employees, including executive officers, are eligible to participate in our 401(k) plan and health insurance plan. Participation in these plans is offered and available on a non-discriminatory basis.

Conclusion.   The Compensation Committee believes that our executive compensation arrangements and plans serve our best interests and those of our shareholders. The Committee takes very seriously its responsibilities respecting setting and determining the compensation arrangements with our executive officers. Accordingly, the Committee continues to monitor and revise the compensation arrangements and may formulate other plans and arrangements as necessary to ensure that our compensation system continues to meet our needs and those of our shareholders.

Compensation Committee Interlocks and Insider Participation.   Other than Nicholas J. Zaffiris, the members of our Compensation Committee have not served as one of our officers or been in our employ. No member of the Compensation Committee has any interlocking relationship with any other company that requires disclosure under this heading. None of our executive officers have served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Members:

Eugene E. Becker, Chairman
Russell Cleveland
Kenneth S. George
Nicholas J. Zaffiris

Governance and Nominating Committee Matters

The Governance and Nominating Committee is responsible for monitoring and overseeing to the Board a set of corporate governance principles, including the evaluation of Board performance and selecting, evaluating, and recommending to the Board qualified candidates for election or appointment to the Board. The Governance and Nominating Committee was formed in 2004 as a combination of two previously existing committees. The Governance and Nominating Committee met two times in 2005. All members of the Governance and Nominating Committee are independent, as defined in the rules of The Nasdaq Stock Market, Inc.

Governance Guidelines and Code of Ethics.   Our Board of Directors has long had in place good standards of corporate conduct and governance. In January 2003, our Board formalized these standards and adopted our code of ethics to ensure compliance with the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market, Inc. Our code of ethics applies to all of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Governance and Nominating Committee and our Board continue to evaluate their roles and responsibilities with respect to Sarbanes-Oxley and the governance requirements of The Nasdaq Stock Market, Inc. A copy of the portion of our code of ethics, including that portion applicable to our principal executive officer, principal financial officer, and principal accounting officer or controller, and persons performing similar functions may be obtained by written request addressed to Eliseo Ruiz III, Corporate Secretary, Precis, Inc., 2040 North Highway 360, Grand Prairie, Texas 75050 and is available on our web site at www.precis-pcis.com under the caption “Investor Relations.”

Communications with Our Board.   Shareholders desiring to communicate with members of our Board, including independent directors individually or as a group, may send correspondence to them in care of Eliseo Ruiz III, Corporate Secretary, Precis, Inc., 2040 North Highway 360, Grand Prairie, Texas 75050. We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature and volume of the correspondence.

We encourage each of our Board members to attend the Annual Meeting and the directors are expected to attend whenever reasonably possible. All Board members except Kenneth S. George attended our Annual Meeting of Shareholders in 2005.

Shareholder Nominations for Directors.   A shareholder wishing to recommend a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written proposal of his or her recommendation of the candidate to our Corporate Secretary at our principal executive office. The proposal must be received at our principal executive office not less than 120 calendar days before the date that our proxy statement was released to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting during the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. For the 2007 annual meeting, this date is March 15, 2007. The proposal must set forth certain information concerning the proposing shareholder and the nominee, including the nominee’s name and address, a representation that the proposing shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between the proposing shareholder and the nominee and any other person pursuant to which the nomination is to be made by the proposing shareholder, the other information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee and the consent of the nominee to serve as a director if elected. The chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In considering individuals for nomination as directors, the Governance and Nominating Committee typically solicits recommendations from our current directors and may engage third-party advisors to assist in the identification and evaluation of candidates. The Committee has not established specific minimum qualities or skills that the Committee believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Committee considers numerous factors, including judgment, skill, independence, integrity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with other Board members, experience as an officer or director of another publicly-held company, understanding of management trends in general or in our industry, expertise in financial accounting and corporate finance, ability to bring diversity to the member group, community or civic service, knowledge or expertise not currently on the Board, shareholder perception, and to the extent that the candidate would be a desirable addition to the Board and any committee of the Board. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of the Board at the time of nominee selection. The Committee will evaluate candidates recommended or properly proposed by our shareholders on the same basis as the Committee evaluates other candidates.

To date, the Governance and Nominating Committee has not received a director candidate recommendation from any shareholder (or group of shareholders) that beneficially owns more than 5% of our common stock.

Governance and Nominating Committee Members:

Eugene E. Becker
Kent H. Webb
Nicholas J. Zaffiris

Medical Committee Matters

The Medical Committee is responsible for the development and monitoring of medical provider relations. The Medical Committee was formed in 2003. The Medical Committee is currently comprised of Kent H. Webb and Nicholas J. Zaffiris.

Compensation of Directors

We compensate our directors as follows:

•       Each non-employee member of our Board receives quarterly payments of $4,000;

•       In addition, each non-employee member of our Board received $500 per quarter for each committee on which he or she serves and an additional $500 per quarter for each committee for which he or she serves as chairperson;

•       We reimburse our directors for travel and out of pocket expenses in connection with their attendance at meetings of our Board and its committees;

•       We may occasionally grant stock options to our Board members.

The quarterly payments referenced above began in the third quarter of 2003. In 2005, the following directors received board and committee service compensation in the following aggregate amounts:

Eugene E. Becker	$24,000
Russell Cleveland	$4,000
Kenneth S. George	$20,000
J. French Hill	$20,500
Kent H. Webb	$23,500
Nicholas J. Zaffiris	$21,500

Except for the stock option grant described below, our former director, Robert E. Jones, waived all rights to compensation for his service while a member of our Board. Mr. Jones resigned as a Director on March 30, 2006.

In 2005, the following board members received grants of stock options to purchase shares of our common stock. Except as indicated, all the stock options were exercisable on the date granted.

•       On July 27, 2005, each of J. French Hill, Kenneth S. George, Eugene E. Becker and Nicholas J. Zaffiris was granted stock options exercisable for the purchase of 20,000 shares at $1.27 per share. The options were immediately exercisable.

•       On July 27, 2005, Kent H. Webb was granted stock options exercisable for the purchase of 32,000 shares at $1.27 per share for his services as a member of our Board and as our Medical Director. The options were immediately exercisable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of our common stock or other registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our common stock during 2005, we believe that except as provided below, each person who, at any time during 2005, was a director, executive officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2005. We believe that National Center for Employment of the Disabled, Inc. became a shareholder of more than 10% of our common stock on August 10, 2005, but failed to file a report on Form 3 until March 27, 2006. Our Directors, Eugene E. Becker, Kenneth George, J. French Hill, Kent H. Webb, and Nicholas J. Zaffiris, were granted stock options on July 27, 2005 and did not report the awarding of the options until December 2, 2005, due to our error. Robert L. Bintliff, our Chief Financial Officer, purchased shares of our common stock on December 9, 2005, but did not report such purchase until December 14, 2005.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

The following table sets forth information with respect to each of our executive officers and our Non-Executive Chairman of the Board of Directors. Our executive officers are elected by our Board of Directors and serve at its discretion.

Name	Age	Position
Nicholas J. Zaffiris(4)(1)(3)	43	Non-Executive Chairman of the Board of Directors
Frank B Apodaca	43	President, Chief Operating Officer and President and Chief Executive Officer of Access HealthSource, Inc.
Robert L. Bintliff	53	Executive Vice President and Chief Financial Officer
Eliseo Ruiz III	40	Executive Vice President and General Counsel and Secretary

For the business background of Mr. Zaffiris, see “Board of Directors and Committee Matters,” above. The following is a brief description of the business background of our other executive officers:

Frank B. Apodaca has served as our President since June 10, 2005, as President and C.E.O. of our subsidiary, Access HealthSource, Inc., since June 18, 2004, and as our Chief Operating Officer since February 23, 2005. Mr. Apodaca has been the President and C.E.O. of Access Healthsource, Inc. since 2000. Mr. Apodaca was President of Advantage Care Network, Inc., a privately-held network of healthcare providers, from 1995 to 1997. From 1997 to 2000, Mr. Apodaca was President of Apodaca Health Care Associates and of Frontera Associates, L.L.C., both privately-held companies providing healthcare services. He holds Group I Health, Life, HMO and AD&D insurance licenses from the Texas Department of Insurance, and Series 6 & 63 Securities Broker/Dealer licenses. He attended the University of Texas at El Paso from 1989 through 1993, majoring in business administration.

Robert L. Bintliff serves as our Executive Vice President and Chief Financial Officer and has been with us since August 2004. Mr. Bintliff’s experience includes six years as an audit partner with Coopers & Lybrand (at which he was employed from 1985-1995), President and CEO of Jim Bridges Acquisition Company, a privately held firm (1995-1999) and as Chief Financial Officer for Comercis, Inc., a business software company that he helped take public (1999-2001). Earlier in his career, he served as a senior member of the financial management team of InterFirst Corporation, a $9 billion regional bank holding company (1981-1985). He had most recently operated his own accounting and management consulting practice in the Dallas / Fort Worth area (2001-2004). Mr. Bintliff holds a B.B.A. in accounting from Texas Christian University. He is a CPA licensed in Texas, and is a member of the American Institute of Certified Public Accountants.

Eliseo Ruiz III serves as our Executive Vice President and General Counsel and Secretary. He has been with us since December 2003. Mr. Ruiz has been a practicing attorney since November 1991. He most recently was Vice President and General Counsel of CyberBills, Inc. (and its successor entity) in San Jose, California from 1999 thru 2002. He also served as Associate General Counsel at Concentra, Inc. from 1998 thru 1999 and was in private practice from 1991 thru 1997. He serves as a member of the Board of Directors of the Consumer Health Alliance, the trade association for the health discount card industry. He holds an undergraduate degree and a law degree from the University of Texas at Austin. He is a member of the State Bar of Texas.

Executive Compensation

The following table sets forth the compensation during 2005, 2004 and 2003, paid or accrued, of our Chief Executive Officers, Chief Financial Officer, and the four other most highly compensated executive officers, including the executive officers of our subsidiaries.

					Long-Term
					Compensation
					Awards
					Shares of
					Common Stock
					Underlying
		Annual Compensation(1)			Options
Name and Principal Position	Year	Salary(2)	Bonus(3)	Other(4)	Granted
Nicholas J. Zaffiris	2005	$—	$—	$96,500	20,000
Non-Executive Chairman of the Board of	2004	—	—	19,500	10,000
Directors	2003	—	—	18,000	—
Frank B. Apodaca	2005	236,250	50,000	70,300	50,000
President, Chief Operating Officer	2004	129,808	—	60,800	100,000
and President and CEO of	2003	—	—	—	—
subsidiary, Access HealthSource, Inc.
Robert L. Bintliff	2005	185,712	—	7,800	—
Executive Vice President and Chief	2004	59,538	—	2,580	100,000
Financial Officer	2003	—	—	—	—
Judith H. Henkels	2005	147,268	—	677,454	—
Former Chief Executive Officer	2004	246,385	30,000	10,497	10,000
and Director(5)	2003	174,065	5,000	10,497	10,000
David M. Wysong	2005	64,400	141,077	—	40,000
Former Vice President of Business	2004	64,400	111,951	—	20,000
Development(6)	2003	64,400	127,031	—	—
Eliseo Ruiz III	2005	159,423	—	—	—
Executive Vice President and	2004	129,615	—	—	100,000
General Counsel	2003	5,923	—	—	—
Bobby Rhodes	2005	41,026	—	115,158	—
Former Executive Vice President	2004	193,231	30,000	—	—
for Provider Relations(7)	2003	112,156	37,790	—	10,000

(1)          The named executive officer received additional non-cash compensation, prerequisites, and other personal benefits; however, the aggregate amount and value thereof did not exceed 10% of the total annual salary and bonus paid to and accrued for the named executive officer during the year.

(2)          Dollar value of base salary (both cash and non-cash) earned during the year.

(3)          Dollar value of bonus (both cash and non-cash) earned during the year.

(4)          Includes amounts paid to or on behalf or the named executive as a car allowance and, for Mr. Apodaca’s compensation related to non-competition provisions in his employment agreement. See notes (5) and (6) below for more information regarding the amounts attributed to Ms. Henkels and Mr. Rhodes.

(5)          Ms. Henkels’ employment was terminated on June 10, 2005 and she resigned as a Director on that date. The amount under the designation “Other” includes (i) $5,248 paid as a car allowance, and

(ii) $677,454 paid as severance for her “involuntary termination” under her employment agreement, including transfer of ownership of an automobile previously provided by us to her.

(6)          Mr. Wysong’s employment was terminated on October 18, 2006. His bonus compensation was based on a percentage of sales revenue realized by our Access HealthSource subsidiary.

(7)          Mr. Rhodes’ employment was terminated on February 2, 2005. The amount under the designation “Other” is the amount Mr. Rhodes received as severance, including transfer of ownership of an automobile previously provided by us to him.

Aggregate Option Grants and Exercises in 2005 and Year-End Option Values

Stock Option Grants and Exercises.   During 2005, no stock options were exercised by our executive officers. The following table sets forth information related to options granted to the named executive officers during 2005.

		Individual Grants
		Percent of			Potential Realizable
		Total			Value at Assumed Rates
		Options			of Stock Price
	Number	Granted to	Exercise		Appreciation for
	of Options	Employees	Price Per	Expiration	Option Term
	Granted	in 2005(i)	Share	Date	5%	10%
Frank B. Apodaca(1)	50,000	50.0%	$1.05	5/25/2010	$67,000	$85,000
David M. Wysong	10,000	40.0%	$1.75	10/05/2010	$89,000	$113,000

(i)             Options exercisable for the purchase of 100,000 shares of our common stock were issued to employees during 2005.

Aggregate Stock Option Exercise and Year-End and Option Values.   The following table sets forth information related to the number and value of stock options held by the named executive officer at December 31, 2005. During 2005, no stock options exercisable for the purchase of our common stock were exercised by the named executive officers.

			Value of Unexercised
	Number of Unexercised		In-the-Money
	Options as of		Options as of
	December 31, 2005		December 31, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Nicholas J. Zaffiris	30,000	—	$—	$—
Frank B. Apodaca	25,000	125,000	$—	$49,000
Robert L. Bintliff	25,000	75,000	$—	$—
Judith H. Henkels	40,000	—	$—	$—
Eliseo Ruiz III	50,000	50,000	$—	$—
David M. Wysong	5,000	55,000	$—	$—

(1)          The closing sale price of our common stock as reported on the Nasdaq Capital Markets on December 30, 2005 (the last trading day of 2005) was $1.54. The per-share value is calculated based on the applicable closing sale price per share, minus the exercise price, multiplied by the number of shares of common stock for which the options are exercisable. In those cases where the exercise price of the stock options exceeded the closing sale price of our common stock on December 30, 2005, the options did not have any value at December 31, 2005.

Equity Compensation Plans

We have two equity compensation plans, the 1999 Stock Option Plan and the 2002 Non-Employee Stock Option Plan. As Proposal Two we are seeking shareholder approval of the amendment and restatement of the 2002 Non-Employee Stock Option Plan. See “Proposal Two—Approval of Our Amended 2002 Non-Employee Stock Option Plan,” above, for a description and other information related to the 2002 Non-Employee Stock Option Plan.

1999 Stock Option Plan

For the benefit of our employees, directors and consultants, we adopted the Precis Smart Card Systems, Inc. 1999 Stock Option Plan (the “stock option plan” or the “plan”) in 1999. The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the ability to exercise the stock options. The number of shares of common stock authorized and reserved for issuance under the plan is 1,400,000.

Our board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock option may not be less than the fair market value of common stock on the date of the grant of the incentive stock option. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

Options qualifying as incentive stock options are exercisable only by an optionee during the period ending three months after the optionee ceases to be our employee, a director or non-employee service provider. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability and in the event of the retirement of the optionee, the Board of Directors may designate an additional period for exercise. In any event options may not be exercised beyond the expiration date of the options. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers, although options granted non-employee directors do not qualify as incentive stock options. No option may be granted after December 31, 2008. Options are not transferable except by will or by the laws of descent and distribution.

All outstanding options granted under the plan will become fully vested and immediately exercisable if (i) within any 12-month period, we sell an amount of common stock that exceeds 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a “change of control” occurs. For purposes of the plan, a “change of control” is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities.

Indemnification of Officers and Directors

As permitted by the provisions of the Oklahoma General Corporation Act, our Certificate of Incorporation eliminates the monetary liability of our directors for a breach of their fiduciary duties as directors. However, these provisions do not eliminate a director’s liability

•       for a breach of the director’s duty of loyalty to us or our shareholders,

•       for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law,

•       arising under Section 1053 of the Oklahoma General Corporation Act relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act, or

•       for any transaction from which the director derived an improper personal benefit.

In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit our rights or your and our other shareholders rights, in appropriate circumstances, to seek equitable remedies including injunctive or other forms of non-monetary relief. These remedies may not be effective in all cases.

Our Bylaws require us to indemnify our directors and officers. Under these provisions, when an individual in his or her capacity as an officer or a director is made or threatened to be made, a party to any suit or proceeding, the individual may be indemnified if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interest. Our Bylaws further provide that this indemnification is not exclusive of any other rights to which the individual may be entitled. Insofar as indemnification for liabilities arising under our Bylaws or otherwise may be permitted to our directors and officers, we have been advised that in the opinion of the United States Securities and Exchange Commission the indemnification is against public policy and is, therefore, unenforceable.

On December 29, 2000, we entered into indemnification agreements with each of our directors and executive officers. Under these indemnification agreements we agreed to pay on behalf of the indemnity, and his or her executors, administrators and heirs, any amount that he or she is or becomes legally obligated to pay because the

•       indemnity served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request or

•       indemnity was involved in any threatened, pending or completed action, suit or proceeding by us or in our right to procure a judgment in our favor by reason that the indemnity served as one of our directors or officers, or served as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise at our request.

To be entitled to indemnification, indemnity must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. In addition, no indemnification is required if the indemnity is determined to be liable to us unless the court in which the legal proceeding was brought determines that the indemnity was entitled to indemnification. The costs and expenses covered by these agreements include expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement, attorneys’ fees and disbursements, judgments, fines, penalties and expenses of enforcement of the indemnification rights.

Employment Arrangements and Lack of Keyman Insurance

As of December 31, 2005, we had employment agreements with each of Frank B. Apodaca, Robert L. Bintliff and Coleman Orr. Mr. Orr’s employment was terminated on May 31, 2006.

Mr. Apodaca’s employment agreement was entered into on June 18, 2004 for a three-year term beginning on that date. It provides for a current base annual salary of $266,063. Mr. Bintliff’s employment agreement was entered into on November 1, 2004, for a three-year term beginning on that date. It provides for a current base annual salary of $208,013.

These agreements provide, among other things,

•       entitlement to fringe benefits including medical and insurance benefits and participation in our 401(k) plan and any other benefit plan we establish, and, in the case of Mr. Apodaca and Mr. Bintliff, a car allowance of up to $650 per month; and

•       limited salary continuation during any period of temporary or permanent disability, illness or incapacity to substantially perform the services required under the agreement or in the event of employee’s death and involuntary termination.

These agreements require the employee to devote the required time and attention to our business and affairs necessary to carry out their responsibilities and duties. The employee may not hold executive positions with other entities or own interests in, manage or otherwise operate other businesses. Mr. Apodaca was authorized to spend up to 20% of his time attending to his duties as an executive officer or a director of certain nonprofit entities until July 26, 2005 when we agreed with him that such authorization was no longer effective.

The employment of Messrs. Apodaca and Bintliff may be terminated by us for “good cause.” Under both of their employment agreements, “good cause” includes, among other things, commitment of a felony, willful failure to take actions permitted by law and necessary to implement our written policies or to otherwise perform his or her duties, willful misconduct materially injurious to us or our subsidiaries, and violations of the Foreign Corrupt Practices Act.

As of the date of this Proxy Statement, we do not maintain any keyman insurance on the life or disability of our executive officers. We will consider on a periodic basis whether we will be required to maintain keyman insurance.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Board of Directors has appointed Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2006. Hein & Associates LLP has been our independent registered public accounting firm and auditor since December 19, 2005 and the independent registered public accountants of Insurance Capital Management USA Inc. since July 2006. A proposal will be presented at the Annual Meeting asking you and our other shareholders to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm. If our shareholders do not ratify the appointment of Hein & Associates LLP, our Board will reconsider the appointment.

A representative of Hein & Associates LLP will be present at the Annual Meeting. This representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and voting on this proposal is required for the adoption of this proposal. Abstentions and broker non-votes will not be tabulated as negative votes on this proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether this proposal has received the vote of a majority of the shares present at the Annual Meeting.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” ratification of the appointment of Hein & Associates LLP as our independent registered accounting firm. Proxies solicited by our Board of Directors will be so voted unless shareholders specify a contrary choice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below is a description of transactions entered into between us and certain of our officers, directors and shareholders during 2006, 2005 and 2004. Certain of these transactions may result in conflicts of interest between us and such individuals. Although our officers and directors have fiduciary duties to us, you and our other shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in favor of our shareholders.

Frank B. Apodaca’s Relationship with NCED.   On June 18, 2004, we acquired Access HealthSource, Inc. (“Access”) from National Center for Employment of the Disabled, Inc. (“NCED”) of which Robert E. Jones, one of our former directors served as President, Chief Executive Officer and Chairman of the Board and Frank B. Apodaca served as a director. Mr. Apodaca serves as our President and Chief Operating Officer, and is President and Chief Executive Officer of Access. We acquired Access for a purchase price of up to $9,350,000 plus payment of acquisition costs. The purchase price was and is in part based upon a multiple of 3.22 of the earnings before interest, taxes, depreciation and amortization of Access (“EBITDA”) for 2004, 2005 and 2006. The total purchase price through December 31, 2005 is $8,129,000 of which $3,631,000 was paid by issuance and delivery of 2,145,483 shares of our common stock. Prior to our acquisition of Access, Mr. Apodaca entered into an agreement with NCED pursuant to which he is entitled to receive 10% of the Access purchase price, including 10% of the common stock shares issued to Access. NCED is now known as Ready One Industries. Mr. Apodaca no longer has any affiliation with Ready One Industries.

PRICE RANGE OF OUR COMMON STOCK; DIVIDENDS

Common Stock Market Prices.   Our common stock is traded in the over-the-counter market and is quoted on Nasdaq Capital Markets under the symbol PCIS. The closing sale prices reflect inter-dealer prices without adjustment for retail markups, markdowns or commissions and may not reflect actual transactions. The following table sets forth the high and low closing sale prices of our common stock during the calendar quarters presented as reported by the Nasdaq Capital Markets.

	Closing Sale Price
	Common Stock
Quarter Ended	High	Low
September 30, 2006	$2.46	$1.58
June 30, 2006	$1.69	$1.12
March 31, 2006	$1.67	$1.25
December 31, 2005	$1.97	$1.54
September 30, 2005	$1.51	$1.01
June 30, 2005	$1.94	$0.78
March 31, 2005	$2.72	$1.69
December 31, 2004	$3.04	$2.25
September 30, 2004	$3.12	$2.32
June 30, 2004	$3.89	$2.48
March 31, 2004	$4.50	$3.66

On June 12, 2006, the last trading day before we announced the merger-acquisition of ICM, our common stock closed at $1.35 per share as quoted on the Nasdaq Capital Markets. On                           ,

2006, the closing sale price of our common stock was $             . On                      , 2006, we had approximately [255] record holders of our common stock.

The market price of our common stock is subject to significant fluctuations in response to, and may be adversely affected by:

•       variations in quarterly operating results;

•       changes in earnings estimates by analysts;

•       adverse earnings or other financial announcements of our customers or clients;

•       announcements and introductions of product or service innovations or new contracts by us or our competitors; and

•       general stock market conditions.

In order to continue inclusion of our common stock on the Nasdaq Capital Markets the minimum listing requirements must be met. If we fail to meet the minimum requirements, our common stock will be de-listed by Nasdaq and will become tradable on the over-the-counter market, which will adversely affect the sale price of our common stock. In this event, our common stock will then be traded in the over-the-counter market and may become subject to the “penny stock” trading rules.

The over-the-counter market is volatile and characterized as follows:

•       the over-the-counter securities are subject to substantial and sudden price increases and decreases;

•       at times the price (bid and ask) information for the securities may not be available;

•       if there are only one or two market makers, there is a risk that the dealers or group of dealers may control the market in our common stock and set prices that are not based on competitive forces; and

•       the actual sale price ultimately obtained for a block of stock may be substantially below the quoted bid price.

Consequently, the market price of our common stock will be adversely affected if our common stock ceases to be included on the Nasdaq Capital Market.

Dividend Policy

Our dividend policy is to retain our earnings, if any, to support the expansion of our operations. Our board of directors does not intend to pay cash dividends on our common stock in the foreseeable future. Any future cash dividends will depend on future earnings, capital requirements, our financial condition and other factors deemed relevant by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of December 31, 2005, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plans approved by our shareholders are our 1999 Stock Option Plan, 2002 Stock Option Plan, and 2002 IMR Stock Option Plan. All stock options, warrants and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

			Number of
			Securities
			Remaining
	Number of Shares	Weighted-Average	Available for Future
	Underlying	Exercise Price of	Issuance under
	Unexercised	Outstanding	Equity
	Options and	Options and	Compensation
Plan Category	Warrants	Warrants	Plans(1)
Equity compensation plans approved by our shareholders:
2002 Non-employee stock option plan	500,000	$3.87	—
2002 IMR stock option plan	116,354	$4.66	—
1999 stock option plan	598,500	$2.95	746,794
	1,214,854	$3.49	746,794
Equity compensation plans not approved by our shareholders:
Stock option grants to non-employee directors in 2000 and 2001(2)	52,000	$3.55	—
Excess grants under our 2002 non-employee stock option plan	20,000	$3.87	—
Total	1,286,854	$3.51	746,794

(1)          The number of shares of our common stock remaining available for issuance under equity compensation plans is after excluding the number of securities to be issued upon exercise of outstanding options and warrants.

(2)          The stock options were granted in lieu of cash compensation for the services of our non-employee directors. The purchase price of the shares was equal to or in excess of the closing sale price of our common stock on the grant date of the stock option grants.

Unregistered Securities Sold During Preceding Three Years

We acquired Access in June 2004 from National Center for Employment of the Disabled, Inc., a Texas nonprofit corporation (“NCED”), for a purchase price of up to $9,350,000 plus payment of acquisition costs. The purchase price is in part based upon a multiple of 3.22 of the earnings before interest, taxes, depreciation and amortization of Access (“EBITDA”) for 2004 through 2006. The total consideration paid to NCED through June 30, 2006 was $8,907,000 which included the issuance of 2,145,483 shares of our common stock. Those common stock shares were issued and distributed pursuant to the registration exemptions of Rule 506 of Regulation D of the Securities and Exchange Commission, Section 4(2) of the Securities Act of 1933, and applicable state securities laws. Pursuant to Registration Statement on Form S-3 (Number 333-130978), we registered 1,836,989 of the shares issued to NCED. No sales commissions or other remuneration or fees were paid in connection with the issuance and delivery of those shares.

INSURANCE CAPITAL MANAGEMENT USA INC.

ICM provides web-based technology and specialty products that enable insurance companies to improve their product distribution and marketing. Its operations principally consist ofmprise the sale and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels in three markets:

•       Major medical / individual health insurance

•       Senior health insurance/ managed care

•       Specialty medical and benefit plans for affinity groups, associations, employer groups and other groups

ICM’s Background and Strategy

ICM’s operations are conducted and consolidated under its wholly owned subsidiary, Insuraco USA, LLC, an intermediate holding company. Insuraco began to generate revenue in 2004 and, after incurring start-up losses through 2005, is generating earnings in 2006.

ICM was able to become uniquely positioned by leveraging founder Peter W. Nauert’s substantial experience and industry contacts to recruit a large number of insurance agents and build a broad product portfolio in a relatively short period of time, while combining the advantages of electronic technology and web-based services to shorten product development and implementation time.  Electronic technology also created a competitive edge by increasing the sales efficiency of the insurance agents offering ICM provided products and services. This sales efficiency was enhanced through Mr. Nauert’s knowledge of the insurance and financial service markets that provided the genesis of a number of new products and product adaptations that he has successfully promoted to the insurance companies and carriers represented by the ICM distribution channels.

Through the end of the third quarter of 2006, ICM also sold and marketed health insurance products through Insurance Producers Group of America Agency (IPA), a career agency channel that commenced operations in the second half of 2005 and continues to incur start-up losses. Effective September 29, 2006, ICM transferred its ownership of IPA to the Peter W. Nauert Revocable Trust (ICM’s principal shareholder). Thus, IPA will not be acquired by Precis through the proposed merger.

In this discussion, when we refer to ICM, the reference is inclusive of the operations of ICM, and those of Insuraco, that will be acquired by us in the proposed merger-acquisition of ICM and its subsidiaries. This excludes IPA and certain other business activites formerly conducted within ICM, unrelated to the business being acquired.

Insuraco’s revenue increased from $14,000 in 2003, to $1,227,000 in 2004,and $4,076,000 in 2005. June 30, 2006 year-to-date revenue of $2,422,000 compares to $1,828,000 for the corresponding prior year period. The increases were driven by the commencement and growth in major medical, Medicare supplement and limited benefit plan sales in 2004 and 2005 and the retention, in 2005, of the majority of the policies sold during 2004. The 2006 revenue increase is driven by growth in the major medical business. Insuraco’s revenue is primarily from sales commissions paid to it by the insurance companies it represents; these sales commissions are generally a percentage of premium revenue. Insuraco intends to continue to grow the sales of its established products while introducing new products and services.

Insuraco’s strategy is to

•        continue to recruit new agents and retain the current agents selling Insuraco’s products and services and also continue to provide increasingly valuable services to insurance agents and their agencies;

•        continue to develop products for consumers to provide health care savings and/or insurance protection to families and individuals,  including Americans in their retirement years;

•        enhance the product portfolio distributed by Insuraco by adding our products and new products developed on our current product platform;

•        expand into new states where Insuraco is not currently marketing to any significant degree (including states such as Florida, California and the upper Northeast); and

•        expand the number of insurance carriers represented by Insuraco.

ICM’s Markets

The markets that ICM participates in are large and growing. At the same time, consumer needs in these markets are changing, which requires successful marketers to be flexible and swift in their ability to adjust products and benefits.

ICM’s three principal markets are:

•       Major medical / individual health insurance

ICM distribution channels primarily target small business owners and self-employed individuals and families in this market. According to the U.S. Census Bureau, in 2003, there were over 18 million firms with no employees in the U.S. There were also over 3.75 million firms with fewer than 10 employees (with a total of 12.5 million employees). [Source: U.S. Census Bureau, Statistics of U.S. Businesses]  In addition, small businesses have accounted for 60-80% of net new jobs annually over the last decade [Source: Small Business Administration Office of Advocacy, June 2006].

ICM successfully competes with other marketing organizations and insurance company marketers in this market by focusing on product development to meet consumer needs, utilizing multiple insurance carriers and enhancing opportunities and services for its independent agents and their agencies.

•       Senior health insurance, managed care, life insurance and annuity

The age 65 and over segment of the U.S. population is expected to grow from 35 million in 2000 to over 40 million by 2010, comprising 13% of the total population by 2010. [Source:  U.S. Census Bureau, 2004]  While the federal Medicare program covers a portion of health care expenses for senior Americans, the gaps in coverage provide a significant market for supplemental plans.

ICM successfully competes with other marketing organizations and insurance company marketers in this market by focusing on providing a range of product offerings and multiple insurance carriers to meet the benefit and budget needs of consumers. This product range includes traditional Medicare supplement plans, as well as Medicare Advantage plans that save consumers money by designating the use of certain medical providers and Part D prescription drug plans.

•       Specialty medical and benefit plans for affinity groups, associations, employer groups and other groups

The market for specialty medical and benefit plans includes uninsured, underinsured and insured individuals and families. While many of these people either cannot afford or cannot qualify for traditional major medical plans, ICM has developed a variety of specialty insurance and benefit plans specifically targeted to meet the needs of this market. Providing a wide range of features and budget price points, ICM has targeted this market through multiple carriers and by developing its own product packages. In addition, ICM will add the Care Entrée’s™ program and medical discount plans to its distribution channels to further increase its product portfolio for this market.

The uninsured:   In 2005, there were 46.6 million uninsured Americans. While the lack of insurance is much more common among people with low incomes, the new census data showed that 8.5% of people with incomes over $75,000 were uninsured. [Source:  U.S. Census Bureau and Center on Budget and Policy Priorities, August 2006]

The insured and underinsured:   In 2005, 59.5% of the U.S. population participated in employer-sponsored medical insurance plans, showing a steady year-by-year decrease from 62.6% in 2001. [Source:  U.S. Census Bureau and Center on Budget and Policy Priorities, August 2006]  In addition, data from the Kaiser Family Foundation show that employers are requiring employees to contribute more in cost-sharing (premiums, deductibles and/or co-payments) for their health insurance. [Source:  Kaiser Family Foundation/Health Research and Educational Trust, “Employer Health Benefits, 2005,” September 2005]  These changes in employer-sponsored coverage also provide an increasing market for specialty plans that supplement or fill deductible or other gaps in coverage for millions of Americans.

ICM’s Distribution Channels and Operating Divisions

ICM’s independent agent network has grown to 5,000 agents across the nation and is currently generating approximately $60 million of annualized new sales (submitted annualized premium for all products). Now contracted with over 15 insurance and managed care carriers, Insuraco has established a diverse product portfolio across its distribution channels. It is positioned to recruit additional agents and continue to expand its carrier and product mix.

ICM’s operations are comprised of three distribution channels and a specialty product development subsidiary:

•        America’s Health Care/Rx Plan (AHCP)—Distributing major medical and short-term medical products to small business owners, self-employed and other individuals and families through approximately 2,100 independent agents.

•        Adult Care Plans/Rx America (ACP)—Distributing supplemental medical, life and managed care products to senior Americans through approximately 2,900 independent agents.

•        National Direct—Distributing major medical and specialty health plans through telesales units.

•        American Benefit Resource/Rx (ABR)—Specializing in the development and wholesale marketing of specialty health plans.

ICM has marketing agreements with a number of insurance and managed-care companies allowing ICM to sell the products of these companies. For some of these companies, ICM’s subsidiaries represent one of their largest distribution channels. In addition, a number of these marketing agreements provide ICM subsidiaries with exclusive distribution of proprietary, branded products of the insurance company. In these cases, ICM has worked closely with the insurance company to develop products designed specifically for the market and the distribution channel utilized by ICM.

ICM’s primary insurance companies in 2005 and 2006 have been:

Insurance Company	Products	2005 ICM Revenue {$ in millions}	2006 ICM Revenue {$ in millions} (through June 30)
Continental General Insurance Company	Proprietary Major Medical; Proprietary HSA-qualified High Deductible plans	$1.34	$0.70
World Insurance Company	Proprietary Major Medical; HSA-qualified High Deductible plans	$0.16	$0.26
Empire Fire and Marine	Proprietary Major Medical; Proprietary HSA-qualified High Deductible plans	$0.23	$0.34
Central Reserve Life Insurance Company	Medicare Supplement; Final Expense Life Insurance	$1.68	$0.77
Companion Life Insurance Company	Proprietary Mini-Medical plan	$0.61	$0.29
Other Carriers		$0.06	$0.06
	Total Revenue	$4.08	$2.42

ICM distribution channels also market the following recently introduced products and carriers (which will generate revenue in the second half of 2006 and in 2007)

Guarantee Trust Life:	Proprietary Major Medical and HSA-qualified High Deductible plans
Golden Rule Insurance Company:	Major Medical and HSA-qualified High Deductible plans
World Corp Insurance Company:	Medicare Supplement plans
The Wellpoint family of companies:	Senior Managed Care, Medicare Advantage products and Medicare Advantage Medical Savings Accounts (MSAs)

In addition, ICM has executed agreements with or is in negotiations with a number of other national insurance carriers to market specific products nationwide or in specified market areas.

ICM has broad national sales coverage. In 2005 14 states accounted for approximately 85% of ICM’s revenue and an additional 32 states accounted for the remaining 15%.  The largest state concentration is in Arizona. The table below sets forth estimated 2005 revenue by state:

State	2005 Revenue {$ in millions}	%
Arizona	$0.63	15.4%
Illinois	$0.43	10.6%
Texas	$0.41	10.1%
Pennsylvania	$0.32	7.9%
Colorado	$0.27	6.6%
Tennessee	$0.25	6.2%
North Carolina	$0.24	6.0%
Ohio	$0.19	4.6%
Michigan	$0.16	3.9%
Wisconsin	$0.12	3.0%
Indiana	$0.11	2.8%
West Virginia	$0.10	2.5%
Nebraska	$0.10	2.5%
Virginia	$0.10	2.4%
Sub-total	$3.47	84.5%
All Other States	$0.61	15.5%
Total	$4.08	100.0%

ICM’s Products for Consumers

ICM has agreements with insurance companies to access products that Insuraco offers for sale through its various distribution channels. The current portfolio of these insurance and financial service products includes the following:

•       Major medical / individual health insurance market

Major Medical Health Insurance

•        ICM’s major medical products include catastrophic, comprehensive, and basic coverage options. These may include PPO benefit plans, traditional indemnity health insurance plans, and one-deductible plans.

HSA-Qualified High Deductible Plans

•        Recently enacted federal legislation allows individuals who establish Health Savings Accounts (“HSAs”) to deduct from their income taxes the premiums they pay for certain high-deductible polices, thus reducing the net cost of those policies. ICM markets high deductible insurance plans that qualify for the benefits of HSAs.

Short Term Medical Plans

•        ICM can provide individuals who are between jobs or who are recent graduates with low cost, limited health insurance for a limited period of time, typically six months or one year.

•       Senior health insurance, managed care, life insurance and annuity

Medicare Supplement Plans

•        Our Medicare supplement plans provide benefits that supplement the primary benefits offered by Medicare.   According to the Centers for Medicare and Medicaid Services (CMS), the number of Medicare enrollees, age 65 and over, more than doubled between 1966 and 2004, growing to 42 million from 19 million.

Medicare Advantage Plans

•        Our Medicare Advantage Plans are health plan options that are part of the Medicare program. Medicare Advantage Plans include:

•       Medicare Health Maintenance Organization (HMOs)

•       Preferred Provider Organizations (PPO)

•       Private Fee-for-Service Plans

Consumers who join a Medicare Advantage Plan generally receive extra benefits and lower co-payments than in the original Medicare plan. However, they may have to see doctors that belong to the plan or go to certain hospitals to get services.

To join a Medicare Advantage Plan, consumers must have Medicare Part A (hospital insurance) and Part B(medical insurance)  They have to pay their monthly Medicare Part B premium to Medicare. In addition, they may have to pay a monthly premium to the Medicare Advantage Plan for the extra benefits that they receiveoffer.

Part D Prescription Plans

•        People who have Medicare Part A or Medicare Part B can purchase insurance to pay for part of their prescription drugs. These plans are provided through private insurance companies and are available to eligible seniors who enroll within certain enrollment and eligibility periods.

Final Expense Insurance Plans

•        Relatively small face amount life insurance plans designed for senior Americans to help pay for funeral costs, medical bills and other final expenses.

•       Specialty medical and benefit plans for affinity groups, associations, employer groups and other groups

Mini-Medical Plans

•        These plans are sometimes referred to as “scheduled benefit,” “limited benefit” or “defined benefit” policies. These policies are less expensive than traditional comprehensive healthcare insurance and usually require the member to undergo little or no medical underwriting. As such, they are available to all individuals, regardless of health condition. The policies usually operate on an indemnity basis, reimbursing the member for certain of his or her incurred costs. Sometimes, the policies allow the benefit to be assigned directly to the provider, eliminating the need for the member to pay the provider directly and then seek reimbursement. These policies pay a certain amount for designated healthcare services. For instance, a member could choose a program entitling him or her to $250, $500 or $1000 per day of hospitalization, with additional scheduled benefits for intensive care stays and surgery, for up to 180 days in a calendar year.

In summary, ICM’s primary current products are distributed as follows:

Product	Distribution Channel(s)
Major Medical Health Insurance	AHCP, National Direct
One-Deductible Plans	AHCP, National Direct
HSA-Qualified High Deductible Plans	AHCP, National Direct
Mini-Medical Plan	AHCP
Short Term Medical	AHCP, National Direct
Simplified-Issue Indemnity Plan	AHCP, ACP , National Direct
Medicare Supplement	ACP
Senior Managed Care	ACP
Final Expense/Senior Life Insurance	ACP

New Products:

ICM subsidiaries are adding our products to theirICM’s distribution channels. This includes Precis’ medical discount plans. ICM also assisted us in developing new versions of these plans, including products that supplement our discount plans with insured benefits.

ICM’s Services For Agents and Agencies

ICM provides sales and marketing services to its national network of independent agency channels by:

Leveraging its industry expertise and relationships to secure access to proprietary health insurance products.

•        ICM has specific industry expertise in designing products that meet the needs of the consumer and that fit well within the suite of products that are sold by insurance agents and their agencies. ICM has excellent relationships with numerous well established, highly-rated insurance companies, including: Central Reserve Life Insurance Company (Medicare Supplement products, Senior Life insurance)

•       Continental General Insurance Company (Major Medical, HSA-qualified High Deductible Plans)

•       World Insurance Company (Major Medical, HSA-qualified High Deductible Plans)

•       Empire Fire and Marine (Major Medical, HSA-qualified High Deductible Plans)

•       Companion Life Insurance Company (Mini-Medical Plans)

•       Guarantee Trust Life Insurance Company (Major Medical, HSA-qualified High Deductible Plans)

•       Golden Rule Insurance Company (Major Medical, HSA-qualified High Deductible Plans)

•        The Wellpoint family of companies (Senior Managed Care, Medicare Advantage products and Medicare Advantage Medical Savings Accounts (“MSA’s”))

Utilizing multiple carriers for specific product lines.

•        ICM has strategically established marketing relationships with multiple insurance companies to provide a wider distribution across the U.S. This strategy is designed to maximize marketing penetration with competitively priced products on a state-by-state basis. This strategy is also designed to provide increased flexibility and security for ICM’s marketing channels based on ongoing changes in carriers’ product, pricing and marketing plans.

Utilizing web-based technology to streamline the agent appointment and sales application processes with the insurance carriers.

ICM’s integrated agent portal gives agents access to:

•        Online real-time rate quoting

•        Online agent recruiting, licensing, and contracting

•        Online insurance application submission

•        Online lead ordering and delivery

•        Online access to brochures, applications, and marketing materials

The benefits of such services include:

•        A streamlined underwriting process which automatically limits application submissions, increasing the issue and placement rate on submitted business.

•        A proprietary”pre-scrubbed” agent enrollment process that ensures complete and accurate agent contracting.

•        An efficient way for agents to sell and submit applications over the phone.

•        A central repository that agents visit frequently to obtain important documents and updated materials.

Providing lead distribution programs to its  agents.

For certain of its distribution channels, ICM uses an electronic system designed to efficiently connect insurance agents with high-quality leads. The leads are supplied by select vendors and are then compiled, sorted, and offered to agents via its on-line lead ordering and delivery system.

Leads are generated through:

•       Telemarketing

•       Internet sites

•       Direct mail

Providing competitive agent commission rates supplemented by various agent incentive programs.

ICM provides a comprehensive portfolio of incentives that attract agents, including annual conventions, sales contests, year-end bonuses, lead programs, and production club membership programs. By leveraging ICM’s sales management and marketing expertise, insurance companies can focus on the administration of their products while ICM takes care of harnessesing and motivatesing thean agent force to sell.

Providing home office support, including agent and product training, a variety of marketing materials and compilation of weekly newsletters that deliver important news and updates to its agents.

ICM provides professional, quality training for all of its independent agents and alternative distribution channels. Its training programs include in-house and on-site training schools, DVD programs and webcast sessions. In addition to product knowledge, ICM trains its independent agents in market conduct standards, regulatory compliance requirements, and sales techniques.

ICM creates, prints, and distributes a variety of marketing materials to promote its products, including magazine advertising, flyers, postcards, letters, e-mail blasts, brochures, and more.  ICM delivers important news and updates to its agents on a timely basis with weekly e-mail newsletters. These newsletters promote, inform, and entertain with a combination of news bulletins, agent reports, and motivational articles.

ICM’s Dependency on Insurance Companies, Agents and a Key Executive

ICM and its subsidiaries must develop and maintain relationships with insurance companies that offer insurance products and financial services within each product and service market in which they are offered and distributed. Development and maintenance of these relationships with the insurance companies is in part based on professional relationships and the reputation of the management and marketing personnel of ICM and its subsidiaries. Consequently, these relationships may be adversely affected by events beyond the control of ICM and its subsidiaries, including departures of key personnel and alterations in professional relationships. The loss of an insurance carrier or company that provides specialty insurance products and financial services may not be replaced on a timely basis, if at all. This loss for any reason could have a material adverse effect on ICM and its subsidiaries’ (as well as ours following completion of the merger-acquisition) business, financial condition and results of operations. Of the eight insurance companies with whom ICM has strategic relationships, a substantial portion of the revenue of ICM (more than 95% during both 2005 and the six months ended June 30, 2006) was attributable to the insurance products and financial services offered by five of the companies. Thus, ICM and its subsidiaries are dependent on a relatively small number of insurance companies to provide product and financial services for sale through ICM’s distribution channels.

The insurance products and financial services offered by ICM and its subsidiaries are similar to or directly in competition with products and services offered by insurance companies and insurance agencies (and their agents) and other marketing and distribution competitors through all available channels of distribution. Furthermore, some of the insurance companies that provide the products and services offered by ICM and its subsidiaries may offer and distribute the same or very similar insurance products and financial services, either directly or through captive and independent insurance agencies, in direct competition with ICM and its subsidiaries.

The success and continued growth of the ICM and its subsidiaries principally depend in large part upon their ability to attract, retain and motivate the independent insurance agencies and their agents for the marketing of the insurance products and financial services offered by the ICM and its subsidiaries. The insurance agencies are not captive agencies and the loss of an independent insurance agency (and its agents) within a geographic market area or segment may not be replaced on a timely basis, if at all. Also, the ability of the ICM and its subsidiaries to attract and retain independent insurance agencies and their agents could be negatively affected by adverse publicity relating to the ICM and its subsidiaries, their products and services or their operations and members of management.

Furthermore, of the 5,000 independent agents with whom ICM currently has active distribution and marketing relationships, a substantial portion of the revenue of ICM (80% both during 2005 and the six months ended June 30, 2006) was attributable to the product sales and financial services through approximately 1,000 independent insurance agents. The majority of these agents report through approximately 20 independent insurance agencies that ICM has contracted with. Thus, a small number of independent insurance agencies are responsible for a very significant percentage of total insurance products and financial services revenue of ICM.

The independent insurance agencies and their agents that market the insurance products and financial services of ICM and its subsidiaries typically offer and sell a variety of insurance products and financial services, some of which may directly compete with those of ICM and its subsidiaries. These agencies and their agents may give higher priority to other insurance products or financial services, reducing their efforts devoted to marketing of the products and services of the ICM and its subsidiaries. The reduction in or discontinuance of effort devoted to marketing of the products and services offered by the ICM and its subsidiaries for any reason could adversely affect ICM’s  (as well as ours following completion of the merger-acquisition) revenues and operating results.

ICM and its subsidiaries are highly dependent upon the management skills, reputation and contacts within the insurance industry, including insurance companies and insurance agencies and their agents, of Peter W. Nauert. The loss of the services of Mr. Nauert would adversely affect ICM and its operations.

Competition

ICM competes in the highly competitive insurance industry. The major medical products and services of the insurance companies offered by ICM compete with large national, regional and specialty health insurers, including Assurant, and various Blue Cross/Blue Shield companies. Furthermore, senior managed care, Medicare products and Medicare Advantage medical savings accounts offered by ICM compete with other national, regional and specialty insurers, including Universal American Financial Corp., Banker’s Life and Casualty, United Teachers Associates Insurance Company, Torchmark, Pacificare, United Healthcare, Mutual of Omaha, Conseco, Inc., Blue Cross organizations, US Health, and Medicare HMOs. In addition, ICM competes for insurance agencies and their agents to offer, sell and provide the insurance products and financial services offered by ICM.

Many of ICM’s competitors have substantially greater financial resources, broader product lines, or greater experience than ICM. ICM competes on the basis of price, reputation, diversity of product offerings and flexibility of coverage, ability to attract and retain agents, and the quality and level of services provided to the independent insurance agencies and their agents.

ICM faces additional competition due to a trend among healthcare providers and insurance companies to combine and form networks in order to contract directly with small businesses and other prospective customers to provide healthcare services. In addition, because the products and services offered by ICM are marketed through independent agents, most of which represent and offer insurance products of multiple insurance companies, ICM competes for the marketing focus of each independent agent.

Governmental Regulation

Government regulation of health and life insurance, annuities and healthcare coverage and health plans is a changing area of law and varies from state to state. Although ICM is not an insurance company, the insurance companies from which ICM obtains its products and financial services are subject to various federal and state regulations applicable to their operations. These insurance companies must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations. Similar to the insurance companies providing products and services offered by ICM, ICM is unable to accurately predict additional government regulations that may be enacted in the future affecting the insurance industry and the offered products and service or how existing or future regulations might be interpreted. Additional governmental regulation or future interpretation of existing regulations may increase the cost of compliance or materially affect the insurance products and services offered by ICM through independent insurance agencies and their agents and ICM’s operations, products or profitability. ICM must rely on the insurance companies that provide the insurance products and financial services offered by ICM to carefully monitor state and federal legislative and regulatory activity as it affects their insurance products and services. ICM believes that the insurance products and financial services offered by ICM comply in all material respects with all applicable federal and state regulations.

Insurance Regulation.   The insurance products and financial services offered by ICM and the independent agencies and their agents are subject to regulation and supervision by state insurance regulatory agencies. This regulation is primarily intended to protect insureds rather than investors. These regulatory bodies have broad administrative powers relating to standards of insurance company solvency, which must be met on a continuing basis, granting and revoking of licenses, licensing of agents, approval of policy forms, approval of rate increases, maintenance of adequate reserves of insurance companies, insurance company claims payment practices, form and content of financial statements, types of investments permitted, issuance and sale of stock, payment of dividends, and other matters pertaining to insurance products and the insurance companies underwriting the insurance products.

Additional regulatory initiatives may be undertaken in the future, either at the federal or state level, to engage in structural reform of the insurance industry in order to reduce the escalation of insurance costs or to make insurance more accessible. These future regulatory initiatives could have a material adverse effect on ICM’s business, financial condition and results of operations.

Healthcare Regulation and Reform. Government regulation and reform of the healthcare industry may also affect the manner in which ICM conducts its business in the future. There continues to be diverse legislative and regulatory initiatives at both the federal and state levels to affect aspects of the nation’s health care system. The Gramm-Leach-Bliley Act mandated restrictions on the disclosure and safeguarding of our insureds’ financial information. The USA Patriot Act placed new federal compliance requirements relating to anti-money laundering, customer identification and information sharing.

In addition, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) requires certain guaranteed issuance and renewability of health insurance coverage for individuals and small employer groups and limits exclusions on pre-existing conditions. HIPAA has also mandated the adoption of extensive standards for the use and disclosure of health information. HIPAA also mandated the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and the efficiency of the healthcare industry.

HIPAA’s Security standards became effective April 20, 2005 and further mandated that specific requirements be met relating to maintaining the confidentiality and integrity of electronic health information and protecting it from anticipated hazards or uses and disclosures that are not permitted.

The Medicare Prescription Drug Improvement and Modernization Act of 2003, or DIMA, made many significant changes to the Medicare fee-for-service and Medicare+Choice programs, as well as other changes to the commercial health insurance marketplace. Most significantly, DIMA created a prescription drug benefit for Medicare beneficiaries, established a new Medicare Advantage program to replace the Medicare+Choice program, and enacted health savings accounts (HSAs) for non-Medicare eligible individuals and groups. We will continue to assess the impact, if any, of DIMA and any other new or proposed Medicare legislation.

In addition to federal regulation and reform, many states have enacted, or are considering, various healthcare reform statutes. These reforms relate to, among other things, managed care practices, prompt pay payment practices, health insurer liability and mandated benefits. Most states have also enacted patient confidentiality laws that prohibit the disclosure of confidential information. As with all areas of legislation, the federal regulations establish minimum standards and preempt conflicting state laws that are less restrictive but will allow state laws that are more restrictive. ICM expects that this trend of increased legislation will continue. We are unable to predict what state reforms will be enacted or how they would affect our business.

E-Commerce Regulation.   ICM may be subject to additional federal and state statutes and regulations in connection with ICM ‘s product strategy, which includes Internet services and products. On an increasingly frequent basis, federal and state legislators are proposing laws and regulations that apply to

Internet based commerce and communications. Areas being affected by this regulation include user privacy, pricing, content, taxation, copyright protection, distribution and quality of products, and services. To the extent that our products and services would be subject to these laws and regulations, the sale of our products and our business could be harmed.

Legislative Developments.   Numerous proposals to reform the current health care system have been introduced in the U.S. Congress and in various state legislatures. Proposals have included, among other things, modifications to the existing employer-based insurance system, a quasi-regulated system of “managed competition” among health insurers, and a single-payer, public program. Changes in health care policy could significantly affect our business. Legislation has been introduced from time to time in the U.S. Congress that could result in the Federal government assuming a more direct role in regulating insurance companies.

ICM is unable to evaluate new legislation that may be proposed and when or whether any legislation will be enacted and implemented. However, many of the proposals, if adopted, could have a material adverse effect on ICM’s business, financial condition or results of operations; while others, if adopted, could potentially benefit its business.

Employees

As of September 30, 2006, ICM had 28 full-time employees as follows:

Insuraco (Acquired)
Executive and Administration	5
Sales and Marketing	14
Finance and Accounting	2
Compliance	1
Subtotal	22
IPA (Not Acquired)	6
Total	28

ICM’s future performance depends in significant part upon the continued service of its key sales and marketing and management personnel, and its continuing ability to attract and retain highly qualified and motivated personnel in all areas of its operations. Competition for qualified personnel is intense. ICM provides no assurance that it can retain key sales and marketing and managerial employees, or that it can attract, assimilate or retain other highly qualified personnel in the future.

Facilities

ICM has entered into a facility lease at 4929 Royal Lane in Irving, Texas, which will begin on or before December 31, 2006. We will assume this lease for our corporate headquarters with closing. Payments under the lease upon commencement are as follows:

Payments due by Period
Total	Less than 1 Year	1-3 Years	4 Years
$1,046,832	$159,061	$683,577	$204,194

Legal Proceedings

In February 2005, States General Life Insurance Company (“SGLIC”) was placed in permanent receivership by the Texas Insurance Commission (The State of Texas v States General Life Insurance Company, Cause No. GV-500484, in the 126th District Court of Travis County, Texas.)  Pursuant to letters dated October 19, 2006, the Special Deputy Receiver (the “SDR”) of SGLIC asserted certain claims against ICM, its subsidiaries, Peter W. Nauert, ICM’s Chairman and Chief Executive Officer, and G. Scott Smith, a former Executive Officer of ICM, totaling $2,839,000. The SDR is seeking recovery of certain SGLIC funds that it alleges were inappropriately transferred and paid to or for the benefit of ICM, its subsidiaries and Messrs. Nauert and Smith. These claims are based upon assertions of Texas law violations, including prohibitions against self-dealing, participation in breach of fiduciary duty and preferential and fraudulent transfers. Mr. Nauert was in control and Chairman of the Board of SGLIC when it was placed in receivership by the Texas Insurance Commission. In their response to the SDR, ICM, its subsidiaries and Messrs. Nauert and Smith have stated that they believe they appropriately complied with all of the applicable provisions of Texas Law. ICM, its subsidiaries and Messrs. Nauert and Smith intend to exercise their full rights in defense of the SDR’s asserted claims. However, ICM can not make any assurance of the outcome of this matter. An adverse ruling in this case would have a material adverse effect on ICM’s financial position and operations.

In connection with our merger-acquisition of ICM and its subsidiaries, Mr. Nauert and the Peter W. Nauert Revocable Trust have agreed to fully indemnify ICM and us against any losses resulting from a claim or lawsuit that may eventually may be made or initiated by the SDR.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of financial condition and results of operations is based upon and should be read in conjunction with ICM financial statements and notes contained later in this Proxy Statement.

ICM was formed in October 2002 for the purpose of offering specialty insurance products and financial services throughout the United States. ICM’s operations consist of :

•       Sale and marketing of individual health insurance products and related benefit plans, primarily through a broad network of independent agency channels. These operations, which are consolidated under Insuraco USA, LLC, an intermediate holding company, commenced generating revenue in 2004 and, after incurring start-up losses through 2005, are generating earnings in 2006.

•       Sale and marketing of health insurance products through Insurance Producers Group of America Agency (IPA), a career agency channel that commenced operations in the second half of 2005 and continues to incur start-up losses. Effective September 29, 2006, ICM transferred its ownership of IPA directly to the Peter W. Nauert Revocable Trust.

•       Costs attributable to certain parent company activities not directly related to Insuraco’s or IPA’s operations (these were discontinued in the third quarter of 2006).

As a result of the transfer of IPA to Mr. Nauert, pursuant to the merger-acquisition, we will only acquire the business operations of ICM that are conducted by Insuraco and its subsidiaries.

The majority of ICM’s consolidated operating expenses are attributable to sales and marketing initiatives, many of which occur prior to the initial sale of an insurance policy. However, all of these costs were expensed as incurred, generally prior to the recognition of commission and policy fee revenue associated with these expenditures. Accordingly, through December 31, 2005, ICM incurred considerable start-up losses, a large part of which was attributable to the marketing initiative expenditures. Although Insuraco began to generate earnings during the six-months ended June 30, 2006, these earnings were more than offset by continuing start-up losses of IPA and by ICM parent company costs not associated with Insuraco’s operations. The pro forma combined condensed statements of operations at pages F-67 and F-68 reflect adjustments to give effect to the transfer of IPA to Mr. Nauert and the elimination of revenues and expenses of IPA and other operations that will not be acquired.

Results of Operations

The following table sets forth selected pro forma results of ICM and its subsidiaries (Insuraco) for the six months ended June 30, 2006 and 2005, and for the years ended 2005, 2004 and 2003, and reflect adjustments to give effect to the transfer of IPA to Mr. Nauert and the elimination of revenues and expenses of IPA and other operations that will not be acquired.

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2006	2005	2005	2004	2003
	(dollars in thousands)
Pro forma Statement of Operations Data:
Product and service revenues	$2,422	$1,828	$4,076	$1,227	$14
Expenses:
Sales and marketing costs	1,661	2,183	4,282	1,853,900	689
General and administrative	367	404	867	664,522	207
Total operating expenses	2,028	2,587	5,149	4,422	742
Operating income (loss)	394	(759)	(1,073)	(3,195)	(728)
Other income (expense)— Interest income (expense), net	19	29	49	(47)	4
Net income (loss)	$413	$(730)	$(1,024)	$(3,242)	$(878)

The following table compares premiums written and revenues for Insuraco for the six months ended June 30, 2006 and 2005, and for the years ended 2005, 2004 and 2003.

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2006	2005	2005	2004	2003
	(dollars in thousands)
Premium Written and Revenue
Premium written—acquired business (Insuraco)
Major Medical—annualized submitted premium	$21,268	$18,320	$36,422	$24,867	$3,614
Medicare Supplement—annualized issued premium	$4,008	$8,532	$17,609	$13,652	$—
Limited Benefit (Number of policies)	1,090	5,940	6,992	817	—
Revenue—acquired business
Major Medical	$1,336	$737	$1,732	$522	$14
Medicare Supplement	781	859	1,683	676	—
Limited Benefit	305	232	661	29	—
Total acquired revenue (Insuraco)	$2,422	$1,828	$4,076	$1,227	$14

Revenues

Insuraco’s revenue consists primarily of commissions on insurance policy premiums and is generally recognized as earned on a monthly basis until such time as the underlying policyholder contract is terminated. The weighted average life for the contracts sold ranges from 18 to 24 months. Accordingly, much of the revenue reported in a period is attributable to policies sold during prior reporting periods. The majority of the Insuraco revenue increase is attributable to an 81% increase in major medical commission revenue from $737,000 for the six months ended June 30, 2005 to $1,336,000 for the six months ended June 30, 2006. The increase reflects a 16% increase in new sales to $21,268,000 of submitted annualized premium, and retention of the majority of the policies sold in the corresponding prior year period. The policy termination rate for major medical policies has remained relatively constant at approximately 5.5% per month. Additionally, Insuraco has benefited from a substantial diversification of its product portfolio over the past year. The broadening of the portfolio enhances Insuraco’s ability to grow the number of agents selling its products. During 2005, nearly 90% of Insuraco’s revenue was derived from insurance products underwritten by three insurance carriers and during mid-2005 two more carriers were added. For the first six months of 2006 over 95% of Insuraco’s revenue was derived from insurance products of these five carriers.

Insuraco’s Medicare supplement revenue for the six months ended June 30, 2006 decreased 9% to $781,000, reflecting a 53% reduction in annualized issued premium from $8,532,000 for the six months ended June 30, 2005 to $4,008,000 for the six months ended June 30, 2006, and an increase in the policy termination rate from less than 1.0% per month in 2005 to approximately 3.5% per month in 2006. 2006 annualized issued premium was adversely impacted by the substantial premium rate increases implemented by Insuraco’s principal Medicare supplement carrier at the beginning of 2006. Options that Insuraco is currently exploring to reverse the recent sales decline include a broadening of the Medicare product portfolio.

Insuraco’s limited benefit product revenue for the six months ended June 30, 2006 increased 32% to $305,000, compared with $232,000 for the six months ended June 30, 2005. Retention of many of the policies sold a year ago, together with an increase in the level retained renewal commissions on these policies, more than offset the 81% decrease in new policies sold. During the second half of 2005, market place changes eroded much of the competitiveness of Insuraco’s limited benefit product, which in turn led to a significant reduction in sales. During the second half of 2006, Insuraco introduced new limited benefit products.

The increase in Insuraco’s revenue from $14,000 in 2003, to $1,227,000 in 2004, and $4,076,000 in 2005 was driven by the commencement and growth in major medical, Medicare supplement and limited benefit sales in 2004 and 2005 and the retention, in 2005, of the majority of the policies sold during 2004. Through December 31, 2005, all of ICM’s revenue is attributable to Insuraco’s operations and none from IPA’s operations.

Operating Expenses

The 24% reduction in Insuraco sales and marketing expenses to $1,661,000 for the six months ended June 30, 2006, as compared to $2,183,000 for the six months ended June 30, 2005, reflects a combination of reductions in home office personnel costs, primarily due to a redirection of some resource away from more fully developed channels and toward support to build-out of the new IPA channel, as well as lower travel and agent convention expenditures, and reductions from prior year expenditure of various enhancements to front-end systems utilized by agents. Insuraco’s general administrative expenses of $367,000 for the six month period to June 30, 2006 decreased by 9% compared to 2005.

Insuraco operating expenses increased by only $727,000 from $4,422,000 in 2004 to $5,149,000 in 2005 compared to the $3,680,000 increase from 2003 to 2004. The lower expense increase from 2004 to 2005 combined with significant revenue growth, narrowed the operating loss for operations being acquired to $(1,073,000) in 2005 compared to $(3,195,000) in 2004. Insuraco’s 2003 operating loss for operations being acquired of $(728,000) reflects initial start-up costs.

During the six months ended June 30, 2006, Insuraco generated operating income of $413,000 compared to a $(759,000) operating loss for the corresponding period in 2005. The improvement in profitability reflects a 32% increase in revenue to $2,422,000 and a 22% reduction in operating expenses to $2,028,000, as explained above.

Liquidity and Capital Resources

As of June 30, 2006, ICM had negative working capital of $2,301,000 and an accumulated deficit of $8,485,000. Since inception, ICM’s principal shareholder has funded ICM with sufficient capital to meet its immediate obligations. Through June 30, 2006, ICM’s principal shareholder, the Peter W. Nauert Revocable Trust, contributed $6,290,000 to ICM that was used to fund costs associated with start-up and immediate working capital obligations. ICM’ principal shareholder has committed to continue to provide funding to meet these requirements. Additionally, ICM has access to short-term debt from various sources. If the merger—acquisition is consummated, our Company’s combined working capital will be sufficient to meet those requirements.

ICM short-term debt at June 30, 2006 was $1,309,000, of which $1,019,000 has been directly applied to funding interest bearing advanced agent commissions and the balance of $290,000 has been used for general working capital purposes.  ICM has obtained a revolving line of credit facility from a commercial bank to obtain funding for the advancing of agent commissions for certain programs. Under this facility, ICM may borrow up to $1,600,000, provided that such borrowings are restricted to the funding of advanced agent commissions. The revolving line of credit matures December 1, 2006.

Additionally, at June 30, 2006, ICM had $500,000 outstanding under a loan from a related party, ICM’s principal shareholder. At closing, Precis will assume Insuraco’s outstanding short-term debt. Prior to closing, ICM’s short-term related party debt of $500,000 will be converted to a minority equity ownership interest in ICM.

A significant portion of the ICM’s working capital deficit and operating losses in the second half of 2005 and the first half of 2006 relate to IPA. Excluding IPA-related activities, ICM has generated positive operating profit and cash flows from the businesses that Precis will acquire (Insuraco activities) for the first six months of 2006 and believes it will continue to do so.

Based upon these factors, the Company believes it will be able to meet its short-term and long-term working capital requirements.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information with respect to each of ICM’s executive officers and directors:

Name	Age	Position
Peter W. Nauert	63	President, Chief Executive Officer and Chairman
Ian R. Stuart	50	Chief Financial Officer, Secretary and Director
Nancy L. Zalud	53	Vice President, Sales and Director
Carl H. Fischer	51	Vice President, Provider Relations
Michael K. Owens	32	President, America’s Health Care/Rx Plan Agency, Inc.

A brief description of the business backgrounds of Mr. Nauert and Mr. Boemi appear under the caption “Proposal Four—Election of Directors—Information about Each Director and Nominee Directors” of this Proxy Statement. A brief description of the other officers and directors of ICM is set forth below.

Peter W. Nauert has served as Founder and Chairman of Insurance Capital Management (“ICM”) since its inception in 2002. From December 2003 to February 2005, Mr. Nauert was Chairman of the Board and controlling shareholder of Aegis Financial Corporation, the parent of States General Life Insurance Company (“SGLIC”). Prior to founding ICM, Mr. Nauert was Chairman and CEO of Ceres Group, Inc., a

publicly traded insurance company, from July 1998 to June 2002. Mr. Nauert served as Chief Executive Officer of Pioneer Financial Services from 1982 to 1997. Mr. Nauert received a Juris Doctor (JD) from George Washington University as well as a Bachelor of Science degree in Business Administration from Marquette University.

Ian R Stuart joined Insurance Capital Management (ICM) during October 2004 and serves as ICM’s chief financial officer and chief operating officer. Prior to joining ICM, Ian was employed by Citigroup, from 1991 to 2004, principally in various divisional chief financial officer roles in insurance, banking and commercial leasing businesses. Ian began his professional career as an accountant in London, England in 1977 and held several positions at Price Waterhouse from 1981 to 1991. Ian completed a Hatfield College (England) accounting program in 1976.

Nancy L. Zalud became Senior Vice President of Insurance Capital Management USA, Inc. (ICM) in February 2005. She is responsible for corporate communications and marketing communications for ICM and its subsidiaries and affiliates. Ms. Zalud has more than 20 years of corporate communications and insurance industry experience, including investor relations, public relations and advertising, marketing communications, policyholder communications and employee communications.

Carl H. Fischer has been Chief Executive Officer of American Benefit Resource/Rx, Inc. and President and Chief Marketing Officer of Adult Care Plans/Rx America since September 2004. Mr. Fischer has extensive experience in individual and group health insurance managed care products, under age and over age 65 health products; national sales and marketing of health and life insurance products, insurance company administration, product development, cross selling and national distribution of financial services products. From June 1997 to June 2004, Mr. Fischer held various positions with the Health Division of Conseco, Inc. in Carmel, Indiana, including Chief Administrative Officer, Senior Vice President-Marketing, and President—ACSIA-Specialty Benefit Planners. From 1982 to 1997, he held various positions with Pioneer Financial Services in Schaumburg, Illinois and Dallas, Texas. From 1977 to 1982, he worked for AEGON, Inc. in Cedar Rapids, Iowa, holding the position of Manager-New Business/Agency Services of Life Investors Insurance Company of America and Bankers United Life Assurance Company, prior to which he was a registered representative—NASD, life insurance annuities for IDS/American Express. Mr. Fischer graduated from Coe College in Cedar Rapids, Iowa, where he received a B.A. in Economics and a B.A. in Business Administration in 1982. He also continued his graduate studies in business at Rockford College, Rockford, Illinois, and Amberton University in Dallas, Texas in 1983 and 1987.

Michael K. Owens, Jr. has been with ICM since January, 2002. He has served as president of America’s Health Care/Rx Plan Agency, Inc., (“AHCP”) a wholly owned subsidiary of ICM since January 2006. Prior to joining ICM, he served as vice president of corporate development for The Ceres Group, Inc., a publicly traded insurance company based in Cleveland, from January 1999 through June of 2002. From December 2003 to February 2005, Mr. Owens served as an officer of States General Life Insurance Company (“SGLIC”). Mr. Owens serves on the board of directors for two 501(c) (3) organizations devoted to children’s charities and also donates his time to the St. Jude Children’s Research Hospital and The March of Dimes Birth Defects Foundation. Mr. Owens is 32 years old, received a B.S. in marketing from the University of Illinois, Chicago, participated in the Economics Advance program at New York University and received an MBA in finance from the University of Chicago.

EXECUTIVE OFFICER COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation during 2005, 2004 and 2003 paid or accrued, of Peter W. Nauert, ICM’s President and Chief Executive Officer and the other named executive officers, each of whom received compensation in excess of $100,000 during 2005.

Summary Compensation Table

		Annual
		Compensation(1)
Name and Principal Position	Year	Salary(2)	Bonus(3)
Peter W. Nauert(4)	2005	$—	$—
President and Chief Executive Officer	2004	$—	$—
	2003	$—	$—
Michael K. Owens	2005	$125,000	$—
President of America’s Health Care/Rx Plan Agency, Inc.	2004	$125,000	$—
	2003	$31,250	$25,000
G. Scott Smith(5)	2005	$187,500	$—
	2004	$—	$—
	2003	$—	$—
Ian R. Stuart	2005	$160,417	$—
Chief Financial Officer	2004	$18,229	$—
	2003	$—	$—
Nancy L. Zalud	2005	$120,000	$—
Senior Vice President, Communications, Insuraco, Inc.	2004	$120,000	$—
	2003	$10,000	$—
Carl Fisher	2005	$120,000	$—
President and Chief Marketing Officer of Adult Care Plans/Rx America	2004	$25,000	$—
	2003	$—	$—

(1)          The named executive officer received additional non-cash compensation, prerequisites and other personal benefits; however, except in the case of Mr. Nauert, the aggregate amount and value thereof did not exceed 10% of the total annual salary and bonus paid to and accrued for the named executive officer during the year.

(2)          Dollar value of base salary (both cash and non-cash) earned during the year.

(3)          Dollar value of bonus (both cash and non-cash) earned during the year.

(4)          Since inception, Peter W. Nauert has not been paid any salary or bonus. Expenses paid by the company on his behalf (“CEO Expenditures”) aggregated $44,463 in 2003, $124,636 in 2004, and $157,821 in 2005.

(5)          G. Scott Smith was assigned to IPA effective January 1, 2006—he will not be joining the Precis organization.

Lack of Employment Agreement and Keyman Insurance

ICM and its subsidiaries do not have any employment agreements or severance agreements with their employees, including Peter W. Nauert. ICM and its subsidiaries are and we will be highly dependent upon Mr. Nauert following completions of the merger-acquisition of ICM and its subsidiaries. Mr. Nauert’s management skills, reputation and contacts within the insurance industry, including insurance companies and insurance agencies and their agents, are key elements of our merger-acquisition of ICM. The loss of the services of Mr. Nauert would adversely affect the growth and success we hope to obtain following completion of the merger-acquisition. Following completion of the merger-acquisition of ICM and it subsidiaries, Mr. Nauert will become our Chief Executive Officer. We will not have an employment agreement with him. ICM does not maintain keyman insurance on Mr. Nauert.

PRECIS, INC.

BUSINESS

We provide affordable consumer driven health care solutions in lieu of traditional health insurance through access to discounted health care services and third party administration services.

Our membership programs offer savings on a wide range of healthcare services. The majority of our revenue is derived from our healthcare membership savings programs, which is our primary business segment. See Note 15—Segmented Information in the Financial Statements included elsewhere in this Proxy Statement. For the year ended December 31, 2005, 70.4% of our consolidated revenue was from our healthcare membership savings programs. The remaining 29.6 % was derived primarily from providing full third party administration services to adjudicate and pay medical claims for employers who have self-funded all or any portion of their healthcare costs.

Our membership programs offer savings on healthcare services to persons who are un-insured, underinsured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations (PPOs) that are utilized by many insurance companies and employers who self-fund all or any portion of their employees’ healthcare risk. These programs are sold through a network marketing strategy under the name Care Entrée™ and through resellers who have privately labeled or co-branded our Care Entrée™ services.

We design these programs to benefit healthcare providers as well as our program members. Providers commonly give reduced or preferred rates to PPO networks in exchange for steerage of patients. However, the providers must still file claim forms and wait 30 to 60 days to be paid for their services. Our programs utilize these same provider networks to obtain the same savings for the Care Entrée™ program members. However, the healthcare providers are paid much more promptly and without the oversight of the typical claims review processes of an insurance or managed care company. We provide transaction facilitation services to both the program member and the healthcare provider.

We continue to face challenges in reversing the decline in our Care Entrée and other membership programs. The number of active members in our programs continued to decline through the present time, but at a slowing rate of decline, leading to decreased revenues from those operations. We have taken significant cost-cutting actions to offset the loss in revenue and are working to increase membership levels by developing additional distribution channels and by adding new products and services to the suite of programs we offer.

We also offer full-third party administration services through our wholly-owned subsidiary, Access HealthSource, Inc., (“Access”). Through Access, we offer third party claims administration, provider network management, and utilization management services for employer groups that utilize partially self funded strategies to finance their employee benefit programs. We acquired Access in the second quarter of 2004 and its results of operations have contributed favorably to our consolidated results.

In the third quarter of 2005, we began offering neutraceuticals, consisting of vitamins, minerals and other nutritional supplements, under the Natrience brand. Neutraceutical sales commenced in late September 2005, but were immaterial through June 30, 2006. Effective June 30, 2006, we discontinued its operations and wrote off the assets of this division.

Consumer Healthcare Industry Overview

The healthcare industry remains in a state of turmoil and crisis. It is estimated that 15.9% of all Americans, or 46.6 million individuals, were without health insurance coverage in 2005, an increase of .8 million people. [Source: “U.S. Census Bureau Statistics” published by the U.S. Department of Commerce.] The percentage of people working full-time without health insurance in 2005 was 17.7%, an increase from 17.3% in 2004. [Source: “U.S. Census Bureau Statistics” published by U.S. Department of Commerce] Nationally, healthcare expenditures topped $1.9 trillion in 2004, up from $1.2 trillion in 1999, [Source: Centers for Medicare and Medicaid Services.]

At the workplace, the trends are equally problematic. Between 2004 and 2005, premiums for employer-sponsored health insurance rose 9.2%, following consecutive years of double-digit premium increases. The increases are hitting small employers (under 200 workers) particularly hard. These small firms are more likely to have experienced an increase in premiums greater than 15%. These costs are not only being felt by the employer, but also by the employees. The average monthly worker contribution for single and family healthcare coverage rose from $8 and $52, respectively, in 1988 to $51 and $226, respectively, in 2005. The average cost of family coverage is now nearly $11,500 per year, including workers contributions of nearly $3,000. Not surprisingly, employers are looking for alternatives. [Source: “Employer Health Benefits 2006 Summary of Findings,” published by the Kaiser Family Foundation]

Over utilization of the healthcare system is one of the factors behind these trends. American citizens are utilizing healthcare services at an ever-increasing rate. Behind this phenomenon is the fact that insurance plans and healthcare management organizations are structured to encourage usage. Small co-payments, generally from $10 or $25 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

A number of insurers have pulled out of certain states, due to state regulations that no longer provide for a viable operating environment for many insurance companies. As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions or simply remain uninsured for healthcare.

Corporate America has been hit hard by escalating insurance costs and many companies are reacting by shifting the cost of insurance coverage to employees or cutting benefits. This creates a dilemma for the employer, it being difficult to attract and hire quality personnel without providing health benefits at a reasonable cost to the employee, while the cost of providing employee healthcare benefits may be prohibitive or unaffordable.

Tensions between medical providers and the payers are also escalating. The medical decision is often no longer in the hands of the doctor and the patient. Rather, administrators at healthcare management organizations and insurance companies determine the procedures to be performed. Doctors and hospitals, having experienced decreases in their income and profits, are demanding higher compensation, particularly from the healthcare management organizations.

As a result, more Americans are being forced to self-insure and pay an increasing portion of their healthcare costs and increasing the number of entirely uninsured. Others can only afford or choose only a high deductible or limited benefit health insurance policy. In either case, this patient population increasingly forgoes medical procedures or relies on emergency care for its healthcare needs and often incurs prohibitive expenses. Additionally, costs of healthcare (in doctors’ offices and hospitals) for this patient population are often far higher than the amount an insured and the insurance company would pay for the same healthcare services for its insureds. The uninsured and underinsured patients have had no one to negotiate healthcare service costs on their behalf.

In addition, recently enacted federal legislation allows individuals who establish Health Savings Accounts (“HSAs”) to deduct from their income taxes the premiums they pay for their high-deductible polices, thus reducing the net cost of those policies. Individuals who set up HSAs can achieve substantial savings on their health insurance through the deduction for federal income tax purposes of the policy premiums. Moreover, HSAs are expected to give Americans more control over their health care spending. President Bush, in his 2006 State of the Union Address, proposed expansion of HSAs by giving individuals that purchase HSAs on their own the same tax advantages as those with employer-sponsored insurance and eliminating all taxes on out-of-pocket spending through HSAs.

Our Consumer Healthcare Savings Solution

Our consumer healthcare savings membership programs are offered under the trade name of Care Entrée™ or through the trade name of our private label resellers and are designed in response to rising healthcare costs and the growing number of people that can no longer afford insurance coverage. Our healthcare savings programs are not managed care. Instead, they are based upon and emphasize the following factors:

•       responsibility for the use of healthcare must be put back in the hands of the patient. Insurance policies with low co-pays and deductibles have become very popular; however, these arrangements actually encourage the over-utilization resulting in increased healthcare costs;

•       the healthcare decision must be put back in the hands of the doctor and the patient, without undue oversight by parties with only economic interests in the decision; and

•       healthcare must be affordable for the patient, while providing the medical providers with adequate payment on a timely basis for services provided.

For years, insurance companies have been successful by obtaining healthcare for their insureds at much lower prices than that obtainable by the self-insured person. These benefits were provided through the use of preferred provider organizations (PPOs), where steerage of patients was promised to doctors, hospitals and other providers in exchange for lower rates. We have contracted with some of these same PPOs to provide healthcare savings to our program members.

The elements discussed below are critical to the operation, further development and offering of our programs.

•       A medical provider network that provides an effective and efficient means to deliver healthcare savings to the patient who is in whole or part self-insured.   We have accomplished this through arrangements with reputable, high quality preferred provider organizations. Our healthcare PPO networks give our members access to hundreds of thousands of providers and thousands of facilities throughout the U.S.

•       A computer system that can handle all the complexities of healthcare billing and fee schedules with speed and accuracy, enabling efficient re-pricing of medical bills, which is essential in our interaction with doctors’ offices.   Accordingly, we have developed in-house systems for eligibility verification and re-pricing of medical bills through interaction with the electronic repricing systems of our medical PPO network.

•       A staff with healthcare backgrounds that interacts with the healthcare providers.   Healthcare administration is an art. Not everyone has the background to interact professionally and courteously with the thousands of people representing the providers in the network. Our staff is adequately trained to provide customer support and member steerage so that our members can achieve additional medical savings by obtaining the best rates even within the same medical provider network.

•       A commitment to “hands on” customer service for both the patient-member and the healthcare provider.   Most physicians and hospitals are in multiple preferred provider organization networks and do not know the negotiated rates at the time and point of healthcare service. We believe it is important that our services allow these providers to contact us at the time and point of service for this information so that they can immediately arrange for the collection from our member of repriced amounts due for the services provided; and

•       Credibility with providers who expect prompt payment in exchange for access to reduced rates.   During the fourth quarter of 2002, we implemented escrow account requirements in response to the market changes in the healthcare savings industry. We call these accounts “Personal Medical Accounts” or “PMAs.”  A great number of our members of our Care Entrée™ program were required to establish and maintain PMA accounts to access and provide payment for hospital services. Our private label partners are not required to offer these accounts to their members. With PMAs, we are then able to pre-certify the members’ ability to pay based upon the available PMA account balances and to process the members’ payments directly to the medical providers. This helps us assure that the payment to the provider is made promptly and efficiently. Foresight, Inc., a licensed third party administrator (TPA), administered the PMAs through 2005. Much of that administration is now performed by Access Administrators, Inc., our subsidiary that provides full service third-party administration services. As of June 30, 2006, our cash-in-trust, which represents the aggregate amount that our members have on deposit in their PMAs was $4.3 million. While we believe that our PMAs are a valuable component of our programs for our members and for providers, the increased complexity associated with the PMAs has made our products more difficult to sell and expensive to manage. We are exploring alternatives to the PMAs and have introduced programs that do not require PMAs. We have removed the requirement that a PMA be established to access our services and anticipate that we will wind down the PMA feature in its entirety in the next year.

The combination of these elements has allowed us to become the “patient advocate.” We routinely assist our program members in saving up to 50% on their medical bills, and frequently more, by steering them to the most cost effective healthcare providers in their area. We allow the patient and the healthcare provider to decide treatment protocols with no interference from any third party.

Our membership program encompasses all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic and alternative care, air ambulance, 24-hour nurse hotline assistance, and long-term care. Some aspects of our programs are not available in all states. In most states, memberships in our Care Entrée™ programs range from $9.95 to $69.95 per month per family depending on the selected options, plus a one-time enrollment fee of $20.00 to $30.00.

Our Employer and Group Healthcare Services and Solutions

Access HealthSource, Inc.   We also offer full-third party administration services through our wholly-owned subsidiary, Access HealthSource, Inc. (“Access”). We acquired Access in June 2004 for a purchase price of up to $9,350,000 plus payment of acquisition costs. The purchase price is in part based upon a multiple of 3.22 of the earnings before interest, taxes, depreciation and amortization of Access (“EBITDA”) for 2004, 2005 and 2006. The total purchase price through December 31, 2005 is $8,129,000 of which $3,631,000 was paid by issuance and delivery of 2,145,483 shares of our common stock.

Through Access, we provide a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by state and local governmental entities and other large employers that have chosen to self-fund their required healthcare benefits. With Access’ services we offer a more complete suite of healthcare service products. Also through Access, we provide individuals and employee groups with access to preferred provider networks, medical escrow accounts and full third-party administration capabilities to adjudicate and pay medical claims.

Access’ services are sold through health insurance and employee benefit brokers and agents. Access’ primary area of expertise is in the public-sector market.

Sales and Marketing Channels

Our Care Entrée™ healthcare programs are offered through our network marketing organization (initially organized in August 1997) or by way of our private label agreements with direct marketing or other sales organizations, including insurance agencies.

Network Marketing.   Our independent representatives become marketing representatives by paying an enrollment fee (currently $99.95) and signing a standard representative agreement, and an annual renewal fee (currently $49.95). Independent marketing representatives of Care Entrée™ are not required to be licensed insurance agents. Independent marketing representatives are generally paid a 20% commission on the membership fees of each member they enroll for the life of that member’s enrollment with Care Entrée™ (subject to the representatives continuing to meet certain commission qualifications). Independent marketing representatives may also receive commissions equal to the membership fees if three or more program members are enrolled in a month. In the month of the membership sales, no override commissions are paid to the representative’s upline. Independent marketing representatives may also recruit other representatives and earn override commissions on sales made by those representatives. We pay a total of approximately 35% in override commissions up through seven levels of marketing representatives. In addition, we have established bonus pools that allow independent marketing representatives who have achieved certain levels to receive additional commissions measured by our revenues attributable to the Care Entrée™ programs.

The total regular or ongoing commissions payout, including overrides based on monthly membership sales after the enrollment month and the amount contributed by us to the bonus pools, can be as high as 60% of qualified membership sales.

Wholesale Membership or Private Label Clients and Direct Sales.   Primarily through our direct sales team we also contract with other companies under wholesale co-branded or private label arrangements. Under these arrangements, we conduct all customer service and re-pricing operations and may also provide the fulfillment and collections services. The client performs all marketing functions. We intend to expand on our wholesale strategy by also targeting self-funded employers and organizations providing administrative services to employee benefit plans in order to have our healthcare products sold to groups of employees on a stand-alone basis or as part of an employee benefit plan.

Business Objectives and Plans

Our objective is to sustain and expand our leadership position as a provider of unique healthcare membership service programs and consumer driven healthcare solutions. Key elements of our business plan are as follows:

Continue to Develop Unique Healthcare Service Programs for Broad Markets.   Our focus is on the continued development and introduction of unique programs that address the health and lifestyle needs of targeted consumer groups. We anticipate that this will allow us to capture a larger share of the healthcare market through existing marketing channels and through establishment of new client relationships. This focus includes our plan to increase the third-party administration service offerings available through Access.

Continue to Develop a Recurring Revenue Base.   Growth in recurring revenue from the Care Entrée™ product is dependent on our independent marketing representatives continuing to market the Care Entrée™ program memberships and recruit new downline independent marketing representatives. We intend to continually increase our support for representatives to maximize the volume generated through this sales channel. Recurring revenue from wholesale and private-label clients is dependent upon the client continuously marketing our products to their customer base. We intend to continue to focus our efforts on retaining our existing clients and obtaining new wholesale and private label clients through our direct sales team. We also intend to increase the revenue base of our third-party administration services by expanding the service area of Access beyond the El Paso, Texas metropolitan area.

Develop a Corporate Level Direct Sales Strategy.   To complement the individual sales and group sales and lead generation accomplished through our network marketing strategy, we have undertaken a strategy to promote sales directly to consumers. We may continue to use the “Care Entrée” name or we may develop this direct sales strategy under other retail names.

Leverage and Develop Multiple Network Partners.   While we currently have a contractual relationship with a well recognized and fully developed preferred provider organization network for access to savings on doctors, hospitals, and ancillary healthcare services, we need to continuously asses the capabilities of that network and work towards providing alternative network solutions for our members.

Provide High Quality Consumer Service.   In order to achieve our anticipated growth and to ensure client, member and marketing representative loyalty, we continue to develop and invest significantly in our member service systems. We have developed a proprietary computer database system that provides our customer service representatives with immediate access to provider demographic data, re-pricing information and member information, including the components of each member program or plan and the details a member requires to properly utilize the program. In addition, we may partner with a third party that has significant experience in providing member services and administrative services for healthcare savings programs like ours.

Develop and Market Innovative Product Offerings.   In order to meet consumer demands for alternatives to traditional healthcare insurance, we have developed a line of affordable insurance products that are sometimes referred to as “scheduled benefit,” “limited benefit” or “defined benefit” policies. These products are much less expensive than traditional comprehensive healthcare insurance and usually do not require the member to undergo any underwriting. As such, they are available to all individuals, regardless of health condition. The policies usually operate on an indemnity basis, reimbursing the member for certain of his or her incurred costs. Sometimes, the policies allow the benefit to be assigned directly to the provider, eliminating the need for the member to pay the provider directly and then seek reimbursement. These policies pay a certain amount for designated healthcare services. For instance, a member could choose a program entitled him or her to $250, $500 or $1000 per day of hospitalization, with additional scheduled benefits for intensive care stays and surgery, for up to 180 days. The sale of some of these programs requires an insurance license. In this case, we sell them only through our independent marketing representatives that hold the appropriate licenses. Some of these programs, however, are offered at no cost to the member as part of the member’s enrollment in an association. In this case, the sale of the membership generally does not require a license in most states.

Continue to Expand Our Third-Party Administrator Services.   In response to the needs of our group customers, we have expanded our third party administrator (“TPA”) services. Our acquisition of Access Healthsource, Inc. in 2004 allows us to offer a full-service TPA function that includes full plan administration, claims adjudication and claims management services.

Membership Service Programs

Consumer Healthcare Savings Programs.   As of September 30, 2006, we had six consumer healthcare savings programs that were available in most states:

Total Care Program—$69.95 per family per month, includes access to savings on hospitals, doctors, ancillary services, dentists, vision care, LASIK-laser vision correction, Instacare emergency card, hearing aids, prescription medications, alternative care, chiropractors, 24-hour health hotline, $2,000 excess accident medical benefit and three-month membership fee continuation for involuntary unemployment.

Essential Care Program—$54.95 per family per month, includes access to savings on doctors, ancillary services, dentists, vision care, LASIK-laser vision correction, hearing aids, prescription medications, alternative care, chiropractors, 24-hour health hotline, $2,000 excess accident medical benefit and three month membership fee continuation for involuntary unemployment.

Choice Card Program—$24.95 per family per month, includes access to 24-hour health hotline, Instacare emergency card, and savings on hearing aids, prescription medications, vision care, dentists and long term care services.

Dental Plus Program—$19.95 per family per month, includes access to 24-hour hotline, and savings on dentists, hearing aids, prescription medications, vision care, alternative care and chiropractors.

Prescription Plus Program—$9.95 per family per month, includes access to savings on prescription medications, vision care and hearing aids.

Some of these programs and some aspects of the programs are not available in all states. Members pay a onetime $30 or $20 (depending on the program) processing fee at the time of enrollment. Most members pay for the program on a monthly basis, either through automatic bank draft or credit card draft, although some elect to have their accounts drafted on a quarterly basis. Individuals who do not wish to have their accounts drafted are required to make a six-month or annual payment. Groups of five or more can also choose to be billed on a monthly basis.

Members may cancel their membership at any time. We provide a 30-day money-back refund of the program fee in the event a member is not completely satisfied with the program, subject to the return of the identification cards. In most states, the application fee is non-refundable.

Upon enrollment, new members receive a member kit that includes instructions on using the program and identification cards.

Network Contracts

We contract with numerous preferred provider organization networks and other medical networks for access to their negotiated rates. We do not contract directly with any medical providers. We only select and utilize those networks that we believe can deliver adequate savings to our members, while providing support for our program with the healthcare providers. We pay each network utilized a per member per month amount for use of the network. Each network is only paid for those members authorized to utilize the network. Most of our network contracts are generally for a one-year term, with subsequent one-year renewal terms at our or the network’s option. Networks may cancel their contracts with us, but in most cases, subject to notice provisions to provide time to locate a substitute network. Most of our network contracts are not exclusive, but have requirements that the network and we maintain the confidentiality of the terms of the contract. Our principal preferred provider organization is Private Healthcare Systems, Inc.

Customer Service

We believe that a high level of customer service is critical to the success of our programs. We provide customer service for three types of individuals or organizations:

•       Our marketing representatives, so that they can be more effective in selling the program;

•       Our members, in order to assure that they achieve the best available savings when utilizing the program; and

•       The providers, who require assistance in (a) understanding how the program works for them and (b) in verifying eligibility and arranging for the payment of the amount billed to the patient for each procedure performed.

Toll-free support is provided for the members and healthcare providers. We maintain multiple customer service centers with a total of 71 customer service representatives as of June 30, 2006. Of these, 32 support our discount healthcare programs and administer claims for those programs and 39 support our third-party administration services. These employees provide support for our members, our independent marketing representatives, and for providers. Our member and provider service centers are available Monday through Thursday from 7:30 a.m. to 7:00 p.m. central time and 7:30 a.m. to 6:00 p.m. on Friday. Our marketing representative service center is available Monday through Friday from 7:30 a.m. to 6:00 p.m. central time. All new customer service representatives must have a medical background, either processing insurance claims or working in a medical office. Extensive on-the-job training is also provided to them. Utilizing our systems, the customer service representatives are able to provide friendly but efficient service to our members, marketing representatives and network providers.

Representative Training

We provide training to our marketing representatives to assure that they accurately represent our products and services. This training is available in a variety of forms, including a training manual, videotapes, local and regional training meetings and weekly conference calls. The training encompasses both product training as well as marketing training and sales techniques.

We have certain policies and procedures in place to control any advertising or promotions that are utilized by our marketing representatives. These policies and procedures are necessary to assure the proper representation of the program at all times and include the pre-approval of all advertising, adherence to anti-spamming and anti-fax blasting rules, and limits where representatives can advertise. A representative’s failure to follow these rules can result in fines or termination.

Technology

We have made substantial investments in our proprietary technology and management information systems. These systems were designed in-house and are used in most aspects of our business, including:

•       maintaining member eligibility and demographic information;

•       maintaining representative information including genealogy reporting;

•       paying commissions;

•       maintaining a database of all providers and providing provider locator services;

•       re-pricing and payment of medical bills;

•       drafting members accounts on a monthly basis; and

•       tracking of cash receipts and revenues.

We have also established web-sites for our programs that provide information about the program, allow for provider searches and allow new members and representatives to enroll on-line. The websites also allow representatives, through a password-protected area to access support and training files and to view their genealogy and commission information. The websites are set up as “self-replicating” websites to allow representatives a copy of the websites under a unique web address.

Governmental Regulation

We are subject to federal, state and local laws, regulations, administrative determinations, court decisions and similar constraints (hereinafter “regulations”). Because the nature of our healthcare savings programs are relatively new to the marketplace, we may not be able to accurately predict which regulations will be applied to that portion of our business and we may become subject to new or amended regulations. Some of the areas of our business that are or may be governed by current or future regulations are:

•       our healthcare products, in that there is a possibility that our Care Entrée™ membership program will be regulated as an insurance company or a managed care company or that there will be new or additional regulations specifically addressing our healthcare savings programs;

•       our product claims and advertising (including direct claims and advertising as well as claims and advertising by independent marketing representatives, for which we may be held responsible);

•       our network marketing organization; and

•       our medical escrow accounts held on behalf of our members.

Possible Insurance Company Regulation and Other State Regulation

Our discount healthcare programs are not insurance and we are not subject to regulation as an insurance company or a seller of insurance. However, regulations in certain states currently regulate or restrict the offering of our programs.

Occasionally, we receive inquires from insurance commissioners in various states that require us to supply information about our discount healthcare programs, representatives, etc. to the insurance commissioner or other state regulatory agency. To date, these agencies have concurred with our view that our discount healthcare programs are not a form of insurance (however, see “Legal Proceedings,” below). There is no assurance that this situation will not change in the future, and an insurance commissioner will successfully challenge our ability to offer our programs without compliance with state insurance regulation. Furthermore, several states have recently enacted or introduced legislation and/or regulations that will affect the manner by which we sell our programs. Because this legislation or regulations are newly enacted or adopted, we do not know the scope and full effect on our operations, and there is a risk that compliance with such legislation and/or regulations could have material adverse affect on our operations and financial condition. There is also the risk that a state will adopt regulations or enact legislation restricting or prohibiting the sale of our medical discount programs in the state. In addition, some states may view our programs as managed care, which would subject us to additional complex regulations and restrictions.

Our discount healthcare programs are also subject to the review of the attorney generals in each state, particularly as they relate to the network marketing aspect of the program. The Care Entrée™ commission plan was designed to meet the requirements of each state, and we have had no challenges of the plan from any state attorney general. However, the laws in any state or the interpretation of these laws could change at any time and we may be prevented from selling memberships in our Care Entrée™ programs as a result of the changes.

Compliance with federal and state regulations is generally our responsibility. The medical discount program industry is especially susceptible to charges by the media of regulatory noncompliance and unfair dealing. As is often the case, the media may publicize perceived non-compliance with consumer protection regulations and violations of notions of fair dealing with consumers. Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations in addition to the following:

•       non-compliance may cause us to become the subject of a variety of enforcement or private actions;

•       compliance with changes in applicable regulations could materially increase the associated operating costs;

•       non-compliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management personnel to fines or various forms of civil or criminal prosecution; and

•       non-compliance or alleged non-compliance may result in negative publicity potentially damaging our reputation, network relationships, client relationships and the relationship with program members, representatives and consumers in general.

Product Claims and Advertising

The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters, including advertising of our products. All advertising, promotional and solicitation materials used by marketing representatives require our approval prior to use. The Federal Trade Commission may institute enforcement actions against companies for false and misleading advertising of consumer products. In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials, including those used by us and our marketing representatives. We have not been the target of Federal Trade Commission enforcement action.

There is no assurance that:

•       the Federal Trade Commission will not question our advertising or other operations in the future;

•       a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations; or

•       future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

We are also subject to the risk of claims by marketing representatives and their customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiatives against us for alleged advertising or product claim violations, or on a referral from independent marketing representatives, customers or others. Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining independent marketing representatives or consumer, refunds to an entire class of independent marketing representatives or customers, client refunds, or other damages, as well as changes in our method of doing business. A complaint based on the practice of one marketing representative, whether or not we authorized the practice, could result in an order affecting some or all of our marketing representatives in a particular state. Also, an order in one state could influence courts or government agencies in other states considering similar matters. Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

Network Marketing Organization

Our network marketing system is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies. These regulations are generally directed at ensuring that advancement, within a network marketing organization, is based on sales of the organization’s products rather than investment in the organization or other non-sales related criteria. For instance, in certain markets there are limits on the extent that marketing representatives may earn royalties on sales generated by marketing representatives that were not directly sponsored by the marketing representative.

Our network marketing organization and activities are subject to scrutiny by various state and federal governmental regulatory agencies to ensure compliance with various types of laws and regulations. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of “pyramid” or “endless chain” types of selling organizations. The compensation structure of these selling organizations is very complex, and compliance with all of the applicable laws is uncertain in light of evolving interpretation of existing laws and the enactment of new laws and regulations pertaining to this type of product distribution. As of the date of this report, we are not aware of any legal actions pending or threatened by any governmental authority against us regarding the legality of our network marketing operations.

As of September 30, 2006, we had marketing representatives in 43 states and the District of Columbia. We review the requirements of various states, as well as seek legal advice, regarding the structure and operation of our network marketing ensure that it complies with all of the applicable laws and regulations pertaining to network sales organizations. Based on these efforts and the experience of our management, we believe that we are in compliance with all applicable federal and state regulatory requirements. We have not obtained no-action letters or advance rulings from any federal or state security regulator or other governmental agency concerning the legality of our network operations, nor are we relying on a formal opinion of counsel to that effect. We accordingly are subject to the risk that one or more of our network marketing organizations could be found to not comply with applicable laws and regulations. Our failure to comply with these regulations could have a material adverse effect on us in a particular market or in general.

We are subject to the risk of challenges to the legality of our network marketing organization, including claims by our marketing representatives, both individually and as a class. Most likely these claims would be based on the network marketing organization allegedly being operated as an illegal “pyramid scheme” in violation of federal securities laws, state unfair practice and fraud laws, and the Racketeer Influenced and Corrupt Organizations Act. In the event of challenges to the legality of our network marketing organization by distributors, we would be required to demonstrate that our network marketing organization complies with applicable regulatory laws. A final ruling against us could result in a material liability. Moreover, even if we were successful in defending against these challenges, the costs of such defense, both in dollars spent and in management time, could be material and adversely affect our operating results and financial condition. In addition, the negative publicity of these challenges could adversely affect our revenues and ability to attract and retain marketing representatives.

Health Insurance Portability and Accountability Act Compliance

In December 2000, The Department of Health and Human Services issued final privacy regulations pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) that became effective in April 2003. HIPAA and the applicable regulations impose extensive restrictions on the use and disclosure of individually identifiable health information by certain entities. Also as part of HIPAA, the Department of Health and Human Services has issued final regulations standardizing electronic transactions between health plans, providers and clearinghouses. Health plans, providers, and clearinghouses, are required to conform their electronic and data processing systems with HIPAA’s electronic transaction requirements. We may be required to comply with certain aspects of these regulations pertaining to our business.

Our re-pricing software systems are considered HIPAA compliant. We previously engaged a consulting firm to assist us in our efforts to continuously comply with all other HIPAA regulations. We believe that we are in compliance with these regulations. However, because these regulations are relatively new, we do not know how the interpretation and enforcement of the regulations may affect us. We plan to continually audit our compliance, and accordingly cannot give assurance that our costs of continuing to comply with HIPAA will not be material to us. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal penalties and civil sanctions.

Competition

Consumer Healthcare Savings Programs.   Competition for program members within the healthcare  savings industry has become more intense. We offer membership programs that provide products and services similar to or directly in competition with products and services offered by our network-marketing competitors as well as the providers of the products and services through other channels of distribution. Competition for new representatives is intense, as these individuals have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

Our principal competitors are AmeriPlan, Full Access Medical, New Benefits, Inc., CAREington International, International Association of Businesses (IAB), and Family Care. We also compete with all types of network marketing companies throughout the U.S. for new representatives. Our other competitors include large retailers, financial institutions, insurance companies, preferred provider organization networks, and other organizations, which offer benefit programs to their customers. Many of our competitors have substantially larger customer bases and greater financial and other resources.

Principal Competitive Factors.   We believe that the principal competitive factors in the consumer healthcare and wholesale membership industries, some of which are not within our control, include:

•       the ability to maintain contracts with reputable preferred provider organization networks that offer substantial healthcare savings;

•       the ability to identify, develop and offer unique membership healthcare programs;

•       the quality and breadth of the membership programs offered;

•       the quality and extent of customer service;

•       the ability to offer substantial savings on the major-medical costs such as hospital and surgical costs;

•       the ability to combine the programs with affordable insurance plans that have high deductibles or set payment for hospitalization;

•       prices of products and service offered;

•       marketing expertise;

•       compensation plans for representatives;

•       the ability to hire and retain employees;

•       the development by others of member programs that are competitive with Care Entrée™’s programs;

•       responsiveness to customer needs;

•       the ability to satisfy investigations on the part of state attorney generals, insurance commissioners and other regulatory bodies;

•       the ability to finance promotions for the recruiting of members and representatives; and

•       the ability to effectively market the product on the World Wide Web.

While we believe that we are a leader in the industry, there is no assurance that:

•       competitors will not develop their own software that re-prices medical bills or a full-service customer service function similar to ours;

•       our competitors will not increase their emphasis on programs similar to our programs to more effectively compete with us;

•       our competitors will not recruit our independent marketing representatives by offering more attractive sales commissions;

•       our competitors will not provide programs comparable or superior to our programs at lower membership fees;

•       our competitors will not adapt more quickly to evolving industry trends or changing market requirements;

•       new competitors will not enter the market;

•       other businesses such as insurance companies or preferred provider organization networks will not themselves introduce competing programs; and

•       competitors may develop more effective marketing campaigns that more effectively utilize direct mail and television advertising.

This increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse affect on our business, financial condition and results of operations.

Employees

As of September 30, 2006 we had 161 full-time employees in the following departments:

Customer Services and Claims Administration	71
Executive and Administration	23
Information Services	11
Provider Relations	9
Finance and Accounting	9
Sales and Marketing	10
Data Entry	9
Quality Assurance	10
Utilization Review and Management	9

Our future performance depends in significant part upon the continued service of our key technical and management personnel, and our continuing ability to attract and retain highly qualified and motivated personnel in all areas of our operations. Competition for qualified personnel is intense. We provide no assurance that we can retain key managerial and technical employees, or that we can attract, assimilate or retain other highly qualified personnel in the future. Our employees are not represented by a labor union. We have not experienced any work stoppages, and consider our employee relations to be good.

Facilities

Our corporate offices, operations, and insurance agency are located in 25,000 square feet at 2040 N. Highway 360, Grand Prairie, Texas 75050. Upon the closing of our proposed merger with ICM, we will assume the facilities lease of ICM for property at 4929 Royal Lane in Irving, Texas. We have an agreement with ICM to move in and use its Royal Lane facilities on or before December 31, 2006 in the event the closing does not occur before that date. The offices are occupied under a lease agreement with an unaffiliated third party that expires December 31, 2006. Access occupies 21,170 square feet at 7430 Remcon Circle, El Paso, Texas, 79912. These offices are occupied under a lease agreement with an unaffiliated third party that expires May 31, 2011.

We consider our leased office space and the Royal Lane facility in which we expect to be located adequate for our needs. In the event we are required to relocate our office upon termination of the existing leases, we believe other office space is available on comparable lease terms.

Description	Payments Due by Period
		Less Than			More Than
Contractual Obligation	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating leases on real property	$1,564,747	$325,860	$280,502	$561,005	$397,379

OUR RISK FACTORS

The matters discussed below and elsewhere in this report should be considered when evaluating our business operations and strategies. Additionally, there may be risks and uncertainties that we are not aware of or that we currently deem immaterial, which may become material factors affecting our operations and business success. Many of the factors are not within our control. We provide no assurance that one or more of these factors will not:

•       adversely affect the market price of our common stock;

•       adversely affect our future operations;

•       adversely affect our business;

•       adversely affect our financial condition;

•       adversely affect our results of operations;

•       require significant reduction or discontinuance of our operations;

•       require us to seek a merger partner; or

•       require us to sell additional stock on terms that are highly dilutive to our shareholders.

THIS PROXY STATEMENT CONTAINS CAUTIONARY STATEMENTS RELATING TO FORWARD LOOKING INFORMATION.

We have included some forward-looking statements in this section and other places in this report regarding our expectations. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. You should read statements that contain these words carefully because they:

•       discuss our future expectations;

•       contain projections of our future operating results or of our future financial condition; or

•       state other “forward-looking” information.

We believe it is important to discuss our expectations; however, it must be recognized that events may occur in the future over which we have no control and which we are not accurately able to predict. Any forward-looking statements contained in this report represent our judgment as of the date of this report. We disclaim, however, any intent or obligation to update these forward-looking statements. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements.

OUR REVENUES ARE LARGELY DEPENDENT ON THE INDEPENDENT MARKETING REPRESENTATIVES, WHO’S REDUCED SALES EFFORTS OR TERMINATION MAY RESULT IN SIGNIFICANT LOSS OF REVENUES.

Our success and growth depend in large part upon our ability to attract, retain and motivate the network of independent marketing representatives who principally market our Care Entrée™ medical savings program. Our independent marketing representatives typically offer and sell the Care Entrée™ program on a part-time basis, and may engage in other business activities. These marketing representatives may give higher priority to other products or services, reducing their efforts devoted to marketing our Care Entrée™ program. Also, our ability to attract and retain marketing representatives could be negatively affected by adverse publicity relating to our Care Entrée™ program and operations.

Under our network marketing system, the marketing representatives’ downline organizations are headed by a relatively small number of key representatives who are responsible for a substantial percentage of our total revenues. The loss of a significant number of marketing representatives, including any key representatives, for any reason, could adversely affect our revenues and operating results, and could impair our ability to attract new distributors.

A LARGE PART OF OUR REVENUES ARE DEPENDENT ON KEY RELATIONSHIPS WITH A FEW PRIVATE LABEL RESELLERS AND WE MAY BECOME MORE DEPENDENT ON SALES BY A FEW PRIVATE LABEL RESELLERS.

Our revenues from sales of our independent marketing representatives have declined and continue to decline. As a result, we have become more dependent on sales made by private label resellers to whom we sell our discount medical programs. If sales made by our independent marketing representatives continue to decline or if our efforts to increase sales through private label resellers succeed, we may become more dependent on sales made by our private label resellers. Because a large number of these sales may be made by a few number of resellers, our revenues and operating results may be adversely affected by the loss of our relationship with any of those private label resellers.

DEVELOPMENT AND MAINTENANCE OF RELATIONSHIPS WITH PREFERRED PROVIDER ORGANIZATIONS ARE CRITICAL AND THE LOSS OF SUCH RELATIONSHIPS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

As part of our business operations, we must develop and maintain relationships with preferred provider organizations within each market area that our services are offered. Development and maintenance of these relationships with healthcare providers within a preferred provider organization is in part based on professional relationships and the reputation of our management and marketing personnel. Because many members that receive healthcare services are self-insured and responsible for payment for healthcare services received, failure to pay or late payments by members may negatively affect our relationship with the preferred provider organizations. Consequently, preferred provider organization relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships and members’ failures to pay for services received. The loss of a preferred provider organization within a geographic market area may not be replaced on a timely basis, if at all, and may have a material adverse effect on our business, financial condition and results of operations.

WE CURRENTLY RELY HEAVILY ON ONE KEY PREFFERED PROVIDER ORGANIZATION AND THE LOSS OF OR A CHANGE IN OUR RELATIONSHIP WITH THIS PROVIDER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Private Healthcare Systems, Inc. is the principal preferred provider organization through which our members obtain savings on medical services through our Care Entrée™ program. The loss of Private Healthcare Systems as a preferred provider organization or disruption of our members’ access to this preferred provider organization could adversely affect our business. While we currently enjoy a good relationship with Private Healthcare Systems, Inc., there are no assurances that we will continue to have a good relationship with this network in the future, or that the network may choose to partner with one of our competitors or compete directly with our Care Entrée™ program.

WE FACE COMPETITION FOR MARKETING REPRESENTATIVES AS WELL AS COMPETITIVE OFFERINGS OF HEALTHCARE PRODUCTS AND SERVICES.

Within the healthcare savings membership industry competition for members is becoming more intense. We offer membership programs that provide products and services similar to or directly in competition with products and services offered by our network-marketing competitors as well as the providers of such products and services through other channels of distribution. Some of our private label resellers have chosen to sell a product that is competitive to ours in order to maintain multiple sources for their products. Others may also choose to sell competing products. Furthermore, marketing representatives have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

Our business operations compete in two channels of competition. First, we compete based upon the healthcare products and services offered. These competitors include companies that offer healthcare products and services through membership programs much like our programs, as well as insurance companies, preferred provider organization networks and other organizations that offer benefit programs to their customers. Second, we compete with all types of network marketing companies throughout the U.S. for new marketing representatives. Many of our competitors have substantially larger customer bases and greater financial and other resources.

We provide no assurance that our competitors will not provide healthcare benefit programs comparable or superior to our programs at lower membership prices or adapt more quickly to evolving healthcare industry trends or changing industry requirements. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could adversely affect our business, financial condition and results of operations. There is no assurance that we will be able to compete effectively with current and future competitors.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION MUCH LIKE AN INSURANCE COMPANY AND THIS REGULATORY OVERSIGHT MAY ADVERSELY AFFECT OR LIMIT OUR OPERATIONS.

The membership and healthcare benefits we offer are sold without the need for an insurance license by any federal, state or local regulatory licensing agency or commission. In comparison, companies that provide insurance benefits and operate healthcare management organizations and preferred provider organizations are regulated by state licensing agencies and commissions. These regulations extensively cover operations, including scope of benefits, rate formula, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising. Several state regulatory agencies and commissions have determined that our Care Entrée™ programs are subject to governmental regulation. We do not know the full extent of these regulations and additional states may also impose regulation. Our need to comply with these regulations may adversely affect or limit our future operations.

WE HAVE A FIDUCIARY RESPONSIBILITY TO OUR MEMBERS THROUGH OUR TOTAL CARE AND ESSENTIAL CARE PROGRAM OFFERINGS. IN THIS CAPACITY, WE COULD BE LIABLE FOR THE LOSS OF MEMBERS’ FUNDS DEPOSITED WITH US IN PERSONAL MEDICAL ACCOUNTS.

In the fourth quarter of 2002, we initiated a medical savings program through our Total Care and Essential Care programs that were processed through our subsidiary Foresight, and are now processed through our subsidiary Access Administrators, Inc., as a third-party administrator. Under this medical savings program, funds collected from members are held in Personal Medical Accounts for the benefit of the member as a source of payment for healthcare services obtained through our Total Care and Essential Care programs. Under the medical savings program we have a fiduciary responsibility to our members for the funds held for their benefit much like a trustee. In the unforeseen event of a loss of these funds while being held by us or our failure to implement and maintain adequate internal controls, we will be responsible and liable to the affected members for any such loss, including any consequential damages suffered by the members, which liability could be substantial.

AS A RESULT OF THE INTRODUCTION OF PERSONAL MEDICAL ACCOUNTS, OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS MAY CONTINUE TO BE ADVERSELY IMPACTED BY A DECREASE IN THE NUMBER OF HEALTHCARE SAVINGS PROGRAM MEMBERSHIPS THAT WE CAN SELL AND MAINTAIN.

While we believe that the introduction of our personal medical accounts was an important product evolution, the initial impact of this introduction has negatively affected our business. This impact is the result of additional difficulties in selling and maintaining memberships in our program because of the added complexity. There is no assurance that we will be able to overcome these difficulties, and we may not be able to increase the number of memberships that are sold and maintained. As a result, our financial position and results of operations may be negatively affected.

THE FAILURE OF OUR NETWORK MARKETING ORGANIZATION TO COMPLY WITH FEDERAL AND STATE REGULATION COULD RESULT IN ENFORCEMENT ACTION AND IMPOSITION OF PENALTIES, MODIFICATION OF OUR NETWORK MARKETING SYSTEM, AND NEGATIVE PUBLICITY.

Our network marketing organization is subject to federal and state laws and regulations administered by the Federal Trade Commission and various state agencies. These laws and regulations include securities, franchise investment, business opportunity and criminal laws prohibiting the use of “pyramid” or “endless chain” types of selling organizations. These regulations are generally directed at ensuring that product and service sales are ultimately made to consumers (as opposed to other marketing representatives) and that advancement within the network marketing organization is based on sales of products and services, rather than on investment in the company or other non-retail sales related criteria.

The compensation structure of a network marketing organization is very complex. Compliance with all of the applicable regulations and laws is uncertain because of:

•       the evolving interpretations of existing laws and regulations; and

•       the enactment of new laws and regulations pertaining in general to network marketing organizations and product and service distribution.

Accordingly, there is the risk that our network marketing system could be found to not comply with applicable laws and regulations that could:

•       result in enforcement action and imposition of penalty;

•       require modification of the marketing representative network system;

•       result in negative publicity; or

•       have a negative effect on distributor morale and loyalty.

Any of these consequences could have a material adverse effect on our results of operations as well as our financial condition.

THE LEGALITY OF OUR NETWORK MARKETING ORGANIZATION IS SUBJECT TO CHALLENGE BY OUR MARKETING REPRESENTATIVES, WHICH COULD RESULT IN SIGNIFICANT DEFENSE COSTS, SETTLEMENT PAYMENTS OR JUDGMENTS, AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our network marketing organization is subject to legality challenge by our marketing representatives, both individually and as a class. Generally, these challenges would be based on claims that our marketing network program was operated as an illegal “pyramid scheme” in violation of federal securities laws, state unfair practice and fraud laws and the Racketeer Influenced and Corrupt Organizations Act. Proceedings resulting from these claims could result in significant defense costs, settlement payments, or judgments, and could have a material adverse effect on us.

WE MAY HAVE EXPOSURE AND LIABILITY RELATING TO NON-COMPLIANCE WITH THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 AND THE COST OF COMPLIANCE COULD BE MATERIAL.

In April 2003 privacy regulations promulgated by The Department of Health and Human Services pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). HIPAA imposes extensive restrictions on the use and disclosure of individually identifiable health information by certain entities. Also as part of HIPAA, the Department of Health and Human Services has issued final regulations standardizing electronic transactions between health plans, providers and clearinghouses. Healthcare plans, providers and claims administrators are required to conform their electronic and data processing systems to HIPAA electronic transaction requirements. While we believe we are currently compliant with these regulations, we cannot be certain of the extent to which the enforcement or interpretation of these regulations will affect our business. Our continuing compliance with these regulations, therefore, may have a significant impact on our business operations and may be at material cost in the event we are subject to these regulations. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal and civil sanctions.

DISRUPTIONS IN OUR OPERATIONS DUE TO IMPLEMENTATION OF OUR MANAGEMENT INFORMATION SYSTEM MAY OCCUR AND COULD ADVERSELY AFFECT OUR CLIENT RELATIONSHIPS.

We recently transitioned to our new management information system. This is a proprietary system and we do not rely on any third party for its support and maintenance. There is no assurance that we will be able to continue operating without experiencing any disruptions in our operations or that our relationships with our members, marketing representatives or providers will not be adversely affected or that our internal controls will not be adversely affected.

WE HAVE MANY COMPETITORS AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY WHICH MAY LEAD TO A LACK OF REVENUES AND DISCONTINUANCE OF OUR OPERATIONS.

We compete with numerous well-established companies that design and implement membership programs. Some of our competitors may be companies that have programs that are functionally similar or superior to our membership programs. Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us. They may also have established reputations relating to membership programs.

Due to competitive market forces, we may experience price reductions, reduced gross margins and loss of market share in the future, any of which would result in decreases in sales and revenues. These decreases in revenues would adversely affect our business and results of operations and could lead to discontinuance of operations. There can be no assurance that:

•       we will be able to compete successfully;

•       our competitors will not develop membership programs that render our programs less marketable or even obsolete; or

•       we will be able to successfully enhance our programs when necessary.

THE GOODWILL ACQUIRED PURSUANT TO OUR ACQUISITIONS OF THE CAPELLA GROUP AND ACCESS MAY BECOME IMPAIRED AND REQUIRE A WRITE-DOWN AND THE RECOGNITION OF AN IMPAIRMENT EXPENSE WHICH MAY BE SUBSTANTIAL.

In connection with our acquisitions of The Capella Group and Access, we recorded goodwill that, at June 30, 2006, had an aggregate asset value of $13,072,000. In the event that the goodwill is determined to be further impaired for any reason, we will be required to write-down or reduce the value of the goodwill and recognize an impairment expense. The impairment expense may be substantial in amount and, in such case, adversely affect the results of our operations for the applicable period and may negatively affect the market value of our common stock.

WE MAY FAIL TO REALIZE SOME OR ALL OF THE ANTICIPATED BENEFITS OF OUR ACQUISITION OF ACCESS AND THAT FAILURE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

Our combined company may fail to realize some or all of the anticipated benefits and synergies of our acquisition of Access as a result of, among other things, the failure of Access to renew or maintain its existing service agreements. In addition, the integration of Access’ business and operations with those of Precis may take longer than anticipated, may be more costly than anticipated, and may have unanticipated adverse results relating to Access’ or Precis’ existing businesses or customer base.

IF WE ISSUE SUBSTANTIAL SHARES OF OUR COMMON STOCK UPON ACCESS MEETING CERTAIN EBITDA TARGETS, OUR SHAREHOLDERS COULD SUFFER DILUTION OF THEIR INVESTMENT AND OUR STOCK PRICE COULD DECLINE.

We will be required to issue up to 223,973 additional common stock shares in the event Access attains certain levels of earnings before interest, taxes, depreciation and amortization during 2006. The issuance of these shares could have a substantial dilutive effect on our outstanding common stock as of the date of this report and their market value. The issuance of additional common stock may also adversely affect the terms under which we could obtain additional equity capital.

OUR SUBSIDIARY, ACCESS, DERIVES A LARGE PERCENTAGE OF ITS INCOME FROM A FEW KEY CLIENTS AND THE LOSS OF ANY OF THOSE CLIENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Access provides full service third-party administration services to adjudicate and pay medical claims for employers who have self-funded all or any portion of their healthcare costs. Their primary market is governmental entities in the El Paso, Texas metropolitan area, including cities and school districts. There is a limited number of these types of entities in the El Paso metropolitan area. A material portion of the revenues of Access is derived from its contractual relationships with a few key governmental entities. The loss of any of these relationships would adversely affect on our operating results and the loss of more than one of these relationships could have a material adverse effect on our financial condition.

LEGAL PROCEEDINGS

In the normal course of business, we may become involved in litigation or in settlement proceedings relating to claims arising out of our operations. Except as described below, we are not a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

Kirk, et al v Precis, Inc. and David May. On September 8, 2003, the case styled “Robert Kirk, Individually and D/B/A US Asian Advisors, LLC, Eugene M. Kennedy, P.A., Stewart & Associates, CPA’s, P.A. and Kimberly Decamp, Plaintiffs vs. Precis, Inc. and David May, Defendants” was initiated in the District Court of Tarrant County, Texas, Case No. 236 201 468 03. The plaintiffs Robert Kirk (doing business as US Asian Advisors, LLC or U.S. Asian Capital Investors, LLC and recently convicted of securities fraud and related crimes), Kimberly Decamp and Stewart & Associates, CPA’s, P.A. held warrants exercisable for the purchase of 9,000, 48,000 and 4,000 shares, respectively, of our common stock for $9.00 per share on or before February 8, 2005. The plaintiffs Eugene M. Kennedy, P.A. and Kimberly Decamp held stock options that expired on June 30, 2003, and that were exercisable for 15,000 and 170,000 shares, respectively, of our common stock for $9.37 per share. David May was our Secretary and Vice President and General Counsel through January 5, 2004.

The plaintiffs alleged that they were not allowed to exercise their stock options and warrants in May 2003 due to actions and inactions of Mr. May and that these actions and inactions constitute fraud, misrepresentation, negligence and legal malpractice. All communications with Mr. May were through the plaintiffs’ broker, Burt Martin Arnold Securities, Inc. Plaintiffs sought damages equal to the difference between the exercise price of the stock options or warrants and the market value of our common stock on May 7, 2002 (presumably the closing sale price of $15.75) or an aggregate sum of $1,592,050, plus exemplary damages and costs.

On July 13, 2005, the court entered a judgment in our favor ordering that the plaintiffs take nothing by way of their lawsuit. The order set aside a previous jury verdict in favor of the plaintiffs. The plaintiffs have appealed the judgment and their arguments have been heard by the Court of Appeals for the Second Judicial District of Texas. While we cannot offer any assurance as to the outcome of the appeal, we believe that there exists no basis on which the judgment in our favor will be overturned.

Zermeno v Precis.   The case styled “Manuela Zermeno, individually and on behalf of the general public; and Juan A. Zermeno, individually and on behalf of the general public v Precis, Inc., an Oklahoma corporation and Does 1 through 100, inclusive” was filed on August 14, 2003 in the Superior Court of the State of California for the County of Los Angeles.

A second case styled “California Foundation for Business Ethics, Inc., a California non-profit corporation, v Precis, Inc., and Does 1 through 100, inclusive” was filed on September 9, 2003, in the Superior Court of the State of California for the County of Los Angeles.

The two above cases were removed to the United States District Court for the Central District of California and consolidated by order of the court, on December 4, 2003.

The Zermeno plaintiffs are former members of the Care Entrée™ discount health care program who allege that they (for themselves and for the general public) are entitled to injunctive, declaratory, and equitable relief. Plaintiffs’ First Amended Complaint set forth three distinct claims under California law. Plaintiffs’ first cause of action alleged that the operation of our Care Entrée™ program violates Health and Safety Code §445 (“Section 445”) that governs medical referral services. Next, Plaintiffs alleged that they are entitled to damages under Civil Code §§1812.119 and 1812.123, which are part of the broader statutory scheme governing the operation of discount buying organizations, Civil Code 1812. 100 et. Seq. (“Section 1812.100”). Plaintiffs’ third cause of action sought relief under Business and Professions Code § 17200, California’s Unfair Competition Law (“Section 17200”).

We fully settled all the claims brought by the California Foundation for Business Ethics, Inc. With the Zermeno plaintiffs, we settled the causes of action related to Civil Code §§ 1812.100. The claim under Section 445 and the related claim under Section 17200 remain pending and have been assigned to the Superior Court of California, Los Angeles County under case number BC 300788. A negative result in this case would have a material affect on the Company’s financial condition and would limit our ability (and that of other healthcare discount programs) to do business in California.

Management believes that we have complied with all applicable statues and regulations in the state of California. Although management believes the Plaintiffs’ claims are without merit, we cannot provide any assurance regarding the outcome or results of this litigation.

State of Texas v The Capella Group, Inc. et al.   The State of Texas filed a lawsuit against our subsidiary, The Capella Group, Inc. d/b/a Care Entrée, and Equal Access Health, Inc. (including various names under which Equal Access Health, Inc. does business) on April 28, 2005. Equal Access Health is a third party marketer of our discount medical card programs, but is otherwise not affiliated with our subsidiaries or us. The lawsuit alleges that Care Entrée directly and through at least one other party that resells Care Entrée’s services to the public, violated certain provisions of the Texas Deceptive Trade Practices—Consumer Protection Act. The lawsuit seeks, among other things, injunctive relief, unspecified monetary penalties and restitution. We believe that the allegations are without merit and are vigorously defending this lawsuit. The lawsuit was filed in the 98th District Court of Travis County, Texas as case number GV501264. Management believes that the allegations are without merit and we are vigorously defending the lawsuit. We have always insisted that our programs be sold in an honest and forthright manner and have worked to protect the interests of consumers in Texas and all other states. Unfavorable findings in this lawsuit could have a material adverse effect on our financial condition and results of operations. No assurance can be provided regarding the outcome or results of this litigation.

Action by the California Department of Managed Health Care.   The California Department of Managed Health Care (the “DMHC”) is responsible for the administration and enforcement of the Knox-Keene Health Care Service Act of 1975 (the “Knox-Keene Act”), a set of laws that regulate health maintenance organizations or HMOs and impose licensing requirements on those organizations. This licensing process is in part to ensure that the financial resources of the HMO are sufficient to cover the cost of providing the promised healthcare. In 2001 the DMHC issued an interpretive opinion (the “Zingale Opinion”) that concluded that the healthcare discount programs, like those offered and sold by our subsidiary, The

Capella Group, Inc. d/b/a Care Entrée, are not similar to insurance programs that the Knox-Keene Act is intended to regulate and therefore the Knox-Keene Act does not apply to healthcare discount programs. The DMHC rescinded that opinion in 2005.

In 2005, the DMHC initiated an investigation to determine the applicability of the Knox-Keen Act to the membership programs we offer and sell to California residents through Capella. In July 2005, the DMHC issued a Cease and Desist Order, finding that Capella’s Care Entrée discount program is subject to the licensing requirements and regulation under the Knox-Keene Act, under the jurisdiction of the DMHC. We agreed with and had relied upon the Zingale Opinion. Accordingly, Capella contested the order in an administrative proceeding with the DMHC. On July 13, 2006, the Administrative Law Judge hearing Capella’s appeal issued a Proposed Decision, concluding , among things, that the cease and desist order be upheld in part, and modified in part. While the Administrative Law Judge found that Capella was entitled to rely on the Zingale Opinion and therefore should not be penalized for its activities prior to the DMHC’s rescission of the Zingale Opinion in 2005, the judge found that the Knox-Keen Act does apply to our membership programs and the DMHC does have jurisdiction over such programs.

On September 26, 2006, we entered into a Settlement Agreement with the DMHC. The agreement allows us to continue to do business in California but requires us to pursue a Knox-Keene license. We were not required to pay any penalties or restitution.

Investigation of National Center for Employment of the Disabled, Inc. and Access HearthSource, Inc.   In June 2004 we purchased Access HealthSource, Inc. (“Access”) and its subsidiaries from National Center for Employment of the Disabled, Inc. (now known as Ready One Industries, “NCED”). Robert Jones, the C.E.O. of NCED was elected to and served on our Board of Directors until his March 2006 resignation. Frank Apodaca, our President and the President and C.E.O. of Access HealthSource, Inc. served as Chief Administrative Officer for NCED. He also served on the Board of Directors of NCED until his resignation in March 2006. Until July 2006, his employment agreement with us allowed him to spend up to 20% of his time on matters related to NCED’s operations. NCED is one of our greater than 10% shareholders as a result of shares it received from our purchase Access.

NCED provides services to the United States government under various contracts that were awarded to NCED under a federal program that encouraged the use of facilities whose work force is composed of 75% or more disabled workers. In 2006, investigations into NCED revealed that it may not have employed a sufficient number of disabled workers to meet the program’s requirements. Although we believe that Access was not involved in the contracting for NCED’s federal contracts and was not involved in NCED’s operations either before or after our acquisition of Access, the investigation of NCED may lead to allegations that either Access or Mr. Apodaca were involved in inappropriate or illegal activities. The investigation of NCED may also lead to other investigations of Access’ contracting processes and operations. The investigation is in the earlier stages and the outcomes are not currently determinable. There are currently no legal actions related to this matter pending against Access or Mr. Apodaca. Because  of these investigations and any related allegations or charges and the associated unfavorable publicity, Access may lose its local government clients. The loss of these clients and the resulting loss of revenue could have a material adverse effect on our financial condition and result of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Overview

Certain forward-looking statements contained in this Proxy Statement regarding our business and prospects are based upon numerous assumptions about future conditions that may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in the forward-looking statements. Our ability to achieve these results is subject to the risks and uncertainties discussed in “Our Risk Factors,” above. Any forward-looking statements contained in this Proxy Statement represent our judgment as of the date of this Proxy Statement. We disclaim, however, any intent or obligation to update these forward-looking statements. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements.

Consumer Healthcare Savings Solutions.   We offer savings on healthcare services throughout the United States to persons who are under-insured or uninsured. These savings are offered by accessing the same preferred provider organizations (PPOs) that are utilized by many insurance companies. These programs are sold through a network marketing strategy under the name Care Entrée™ and through third party marketers under their own brand names. We design these programs to benefit healthcare providers as well as the network members. Providers commonly give reduced or preferred rates to PPO networks in exchange for steerage of patients. However, the providers must still file claim forms and wait 30 to 60 days to be paid for their services. Our programs utilize these same networks to obtain the same savings for the Care Entrée™ program members. However, the healthcare providers are paid immediately for their services and are not required to file claim forms. We provide transaction facilitation services to both the program member and the healthcare provider.

Our Independent Marketing Representatives (IMRs) may enroll as representatives by paying an enrollment fee and signing a standard representative agreement. We pay independent marketing representatives commissions of 100% of the membership fees in the month of a membership sale for the members they enroll. After the month of membership sales, we pay independent marketing representatives 20% of the membership fees of members they enroll for the life of that members’ enrollment. Independent marketing representatives can also recruit other representatives and earn override commissions on sales made by those recruited representatives. We pay a total of up to 35% in override commissions down through seven levels. In the month of membership sales, no override commissions are paid to the representative’s upline. In addition, we have established bonus pools that allow independent marketing representatives who have achieved certain levels to receive additional commissions measured by our revenues attributable to the Care Entrée™ programs. The total regular or ongoing commission payout, including overrides on monthly membership sales after the enrollment month and our contribution to the bonus pools, is up to 60% of qualified membership sales.

We also design healthcare membership programs for employer groups and third party marketers. Memberships in these programs are offered and sold by direct marketing through direct sales or in-bound direct marketing. We believe that our clients, their members and the vendors of the products and services offered through the programs, all benefit from our membership service programs. The products and services are bundled, priced and marketed utilizing relationship marketing strategies or inbound direct marketing to target the profiled needs of the clients’ particular member base. Our memberships sold by third-party organizations are generally marketed using the third-party’s name or brand or under our wholesale brand “For Your Good Health.” We refer to these programs and membership sales as wholesale programs or private label programs. While the services offered to consumers by these private label programs are generally similar to the services we offer through Care EntréeTM, each of the private label programs can bundle our services to fit the needs of their consumers.

In the third quarter of 2005, we began offering neutraceuticals, consisting of vitamins, minerals and other nutritional supplements, under the Natrience brand. Neutraceutical sales commenced in late

September 2005, but were immaterial through June 30, 2006. Effective June 30, 2006, we discontinued its operations and wrote off the assets of this division.

Employer and Group Healthcare Services.   With our acquisition of Access Health Source, Inc. (“Access”) in June 2004, we provide a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by governments and other employers who have chosen to self fund their healthcare benefits requirements. With the services of Access, we offer a more complete suite of healthcare services. Access’ primary area of expertise is in the public sector market.

Financial Services.   Through our subsidiary, Care Financial of Texas, LLC (“Care Financial”), we offer high deductible and scheduled benefit insurance policies, life insurance and annuities. The high deductible and scheduled benefit insurance policies offer affordable, well-rounded solutions for individuals and employers who are no longer able to afford or obtain traditional health insurance policies. Commission revenue related to these policies was $24,000 during the second quarter of 2006. The insurance policies are sold through our independent marketing representatives who are licensed insurance agents and other licensed agents who are not Care Entrée™ independent marketing representatives that are now managed by an outside agency on an independent contractor basis.

Critical Accounting Policies

Revenue Recognition

Healthcare Membership Revenues.   We recognize our Care Entrée™ program membership revenues, other than initial enrollment fees, on each monthly anniversary date. Membership revenues are reduced by the amount of estimated refunds. For members that are billed directly, the billed amount is collected almost entirely by automated clearinghouse, electronic check or by electronic charge to the members’ credit cards. The settlement of those charges occurs within a day or two. Under certain private label arrangements, our private label partners bill their members for the membership fees and our portion of the membership fees is periodically remitted to us. During the time from the billing of these private-label membership fees and the remittance to us, we record a receivable from the private label partners and record an estimated allowance for uncollectible amounts. The allowance of uncollectible receivables is based upon review of the aging of outstanding balances, the credit worthiness of the private label partner and its history of paying the agreed amounts owed.

Membership enrollment fees, net of direct costs, are deferred and amortized over the estimated membership period that averages eight to ten months. Independent marketing representative fees, net of direct costs, are deferred and amortized over the term of the applicable contract. Judgment is involved in the allocation of costs to determine the direct costs netted against those deferred revenues, as well as in estimating the membership period over which to amortize such net revenue. We maintain a statistical analysis of the costs and membership periods as a basis for adjusting these estimates from time to time.

Access Third Party Administration.   Access’ principal sources of service revenues include administrative fees for third party claims administration, network provider fees for the preferred provider network and utilization and management fees. These fees are based on monthly or per member per month fee schedules under specified contractual agreements. Revenues from these services are recognized in the periods in which the services are performed and when collection is reasonably assured.

Commission Expense.   Commissions are paid to our independent marketing representatives in the month following the month in which a member has enrolled in our Care Entrée™ program. After the initial month of enrollment, commissions are paid in the month following the month in which we receive the related monthly membership renewal fees. We do not pay advanced commissions on membership sales. Commissions are based on established commission schedules and are determined and accrued based upon the recognition of the related healthcare membership revenue, as described above.

Fixed Assets.   Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes. Leasehold improvements are depreciated using the straight-line method over the shorter of their estimated useful lives or the lease term.

The estimation of useful lives is based, in part, upon past experience with similar assets and upon our plans for the utilization of the assets in the future. We periodically review fixed assets, including software, whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable or their depreciation or amortization periods should be accelerated. When any value impairment is determined to exist, the related assets are written down to their fair market value. If we determine that the remaining useful life, based upon known events and circumstances, should be shortened, the depreciation or amortization of the related asset is adjusted on a prospective, going-forward basis based upon the shortened useful lives.

Intangible Asset Valuation.   Our intangible assets as of June 30, 2006, consist primarily of goodwill of $13,072,000. Goodwill represents the excess of acquisition costs over the fair value of net identifiable assets acquired. Goodwill is not amortized. Additionally, intangible assets include $1,190,000 of contracts, net of amortization, acquired as part of our acquisition of Access. During the year ended December 31, 2005, our intangible assets were reduced by $12,900,000 to reflect the impairment of goodwill related to our acquisition of The Capella Group, Inc. and its Care Entrée™ program in 2001.

Income Taxes.   Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The net deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. During the three months ended June 30, 2006, we evaluated the probability of recognizing the benefit of deferred tax assets through the reduction of taxes otherwise payable in the future and recorded a $51,000 adjustment to our deferred tax asset valuation allowance to offset a corresponding increase in deferred tax assets. In our opinion, it is more probable than not that the net assets will be realized.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard “SFAS” No. 123I, “Share-Based Payment,” SFAS 123(R) a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) eliminates the alternative to record compensation expense using the intrinsic value method of accounting under Accounting Principles Board Opinion 25 (Opinion 25) that was provided in SFAS No. 123 as originally issued.

Under Opinion 25, issuing stock options to employees generally resulted in the recognition of no compensation cost if the options were granted with an exercise price equal to their fair value at the date of grant. SFAS 123(R) requires companies to measure and record the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award at the date of grant (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

We adopted the modified prospective method of applying SFAS 123(R) as of January 1, 2006. Under SFAS 123(R), we are required to recognize compensation expense, over the applicable vesting period, based on the fair value of (1) any unvested awards subject to SFAS 123(R) existing as of January 1, 2006, and (2) any new awards granted subsequent to the adoption date. See Note 2, “Stock Based Compensation” in the Notes of our Unaudited Condensed Consolidated Financial Statements appearing elsewhere in this Report for the effect of adoption on our consolidated financial statements. The effect of this adoption is a stock-based compensation expense of $27,000 and $17,000 for first quarter and second quarter 2006, respectively.

Reclassifications

Certain prior period amounts have been reclassified for financial reporting purposes to conform to the current period’s presentation.

Results of Operations—Six Months Ended June 30, 2006 and 2005

Consumer Healthcare Savings

As discussed above, our Consumer Healthcare Savings segment, our largest segment, offers savings on healthcare services to persons who are un-insured, under-insured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations (PPOs) that are utilized by many insurance companies and employers who self-fund at least a portion of their employee’s healthcare risk. These programs are sold primarily through a network marketing strategy and private label programs. The operating results for our Consumer Healthcare Savings segment were as follows:

	For the Six Months Ended June 30,
			Six-Month Change
	2006	2005	Amount	Percent
	(Dollars in Thousands)
Revenues	$7,826	$11,814	$(3,988)	(33.8)%
Operating expenses:
Cost of operations	2,854	4,785	(1,931)	(40.4)%
Sales and marketing	2,661	3,472	(811)	(23.4)%
General and administrative	2,212	3,739	(1,527)	(40.8)%
Total operating expenses	7,727	11,996	(4,269)	(35.6)%
Operating (loss) income	$99	$(182)	$281	(154.6)%

	For the Year Ended December 31,
		Annual Change			Annual Change
	2005	Percent	Amount	2004	Percent	Amount	2003
	(Dollars in Thousands)
Revenues	$21,217	(35.0)%	$(11,408)	$32,625	(18.1)%	$(7,225)	$39,850
Operating expenses:
Cost of operations	8,047	(38.8)%	(5,103)	13,150	9.2%	1,107	12,043
Sales and marketing	6,642	(37.2)%	(3,932)	10,574	(30.2)%	(4,575)	15,149
General and administrative	6,442	(16.4)%	(1,264)	7,706	61.1%	2,923	4,783
Total operating expenses	21,131	(32.8)%	(10,299)	31,430	(1.7)%	(545)	31,975
Operating (loss) income	$86	(92.8)%	$(1,109)	$1,195	(84.8)%	$(6,680)	$7,875

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003
Percent of Revenues:
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Cost of operations	36.5%	40.5%	37.9%	40.3%	30.2%
Sales and marketing	34.0%	29.4%	31.3%	32.4%	38.0%
General and administrative	28.2%	31.6%	30.4%	23.6%	12.0%
Total operating expenses	98.7%	101.5%	99.6%	96.3%	80.2%
Operating (loss) income	1.3%	(1.5)%	0.4%	3.7%	19.8%

Certain prior period amounts have been reclassified to conform to the current period’s financial presentation.

Revenues.   Our Care Entrée™ Consumer Healthcare Savings programs have been under continuing pressure from increasing competition and regulatory scrutiny, as well as the unwillingness of some healthcare providers to accept our savings cards based on concerns over assurance of payment. In late 2002, we implemented an escrow, or personal medical account (“PMA”), requirement to address provider concerns over assurance of payment. While this feature has shown success in improving healthcare provider acceptance, it has made our programs more complex and difficult to sell. As of  September 30, 2006, the percentage of our individual members who had made escrow PMA deposits was approximately 38% of the total individual healthcare membership base. This excludes our private label programs, where the PMA features have not been mandated.

In some of the states in which we have a significant number of members, especially Florida, Texas, Illinois, and California, our healthcare savings products are under scrutiny and criticism by state regulators and officials. To address these concerns, we have voluntarily removed the PMA features from our programs in California and Illinois and expect to remove this feature from programs in other states in the near future. In addition, administration of the PMA program in Florida has been modified so that the failure to deposit money into the PMA does not restrict Care Entrée™ members from seeing a provider. This regulatory scrutiny has impaired our ability to market these products in those states and elsewhere, further contributing to the decline in membership enrollments and increases in terminated memberships.

We are currently evaluating alternative products which we may be able to offer in the future in place of the products with PMA features. The table below reflects the decline in our Care Entrée™ Consumer Healthcare Savings program membership over the two and one half years ended June 30, 2006:

Care Entrée Membership
(Count at End of Quarter)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
	2004	2004	2004	2004	2005	2005	2005	2005	2006	2006
Member count	79,087	74,616	63,840	56,955	51,895	46,514	41,958	37,952	37,281	35,823
Percent change	(2.7)%	(5.7)%	(14.4)%	(10.8)%	(8.9)%	(10.4)%	(9.8)%	(9.6)%	(1.8)%	(3.9)%
Average revenue per member, net of sales and marketing costs	$26.56	$25.81	$25.69	$25.02	$25.70	$26.24	$26.16	$24.03	$23.86	$22.54

During the second quarter of 2006, the decline in our member count resumed somewhat due to decreases in IMR sales. During 2006, the decline in members moderated due to resumption of sales from a major private label in January. This trend resulted in a drop in average revenue per member, net of sales and marketing costs, throughout the two and one half years. Sales from private label programs have a lower average net revenue per member and gross profit margin than those of IMR’s.

Although the implementation of PMA requirements negatively impacted our membership base and consequently our revenues and net earnings in 2004 and 2005, the PMA requirements were necessary to provide some assurance of payment to the healthcare providers and, accordingly, their continued willingness to provide healthcare services to our members. This strategic move was critical to our long-term operational and financial viability in the health card savings market, as many healthcare providers throughout the United States will no longer accept a “health discount” card. We are currently exploring additional alternatives that may address the healthcare providers’ concerns related to assurance of payment and that may be better received by potential members as well as our current members and anticipate winding down our PMA feature in the coming months. In conjunction with our due diligence and strategic planning associated with our planned acquisition of ICM and its subsidiaries and its web-based technology, specialty products and marketing for the insurance and financial services industry, we have accelerated our development and evaluation of new products intended to provide access to affordable healthcare for consumers, while reducing costs associated with providing such products.

Members’ PMA or cash-in-trust balances declined to $4,631,000 as of June 30, 2006 from $5,585,000 as of December 31, 2005 primarily as a result of the termination of the Care Entrée™ program PMA feature in California after having increased steadily from $4,922,000 as of December 31, 2004 and from $2,768,000 as of December 31, 2003.

Throughout 2005 and 2006, we have continued the measures and initiatives commenced earlier in the year to improve our operating efficiencies and performance, especially through cost reductions. These measures and initiatives include (i) the integration of Access management members with our management team, as mentioned, (ii) the termination of certain equipment capital leases, (iii) personnel reductions and other cost reduction actions, (iv) the exploration of additional products to compliment our core healthcare savings product, and (v) the providing additional compensatory incentives to our independent marketing representatives. These measures have successfully reduced the cost structure associated with our Care Entrée™ and private label membership programs. We believe the annualized estimated cost savings will be significant. During the first quarter of 2006, we resumed sales of our consumer healthcare savings products to a private-label reseller who, in early 2005, had discontinued sales of those products. That, together with other improvements in the sales of those products, has led to increases in new enrollments such that, as of the last half of that first quarter of 2006, the decline in memberships appears, for now, to have been significantly reduced.

Cost of Operations.   For the year ended December 31, 2005, the decrease in cost of operations was primarily due to reductions in fixed costs of $1,118,000 primarily related to termination of certain equipment leases, described above, as well as decreased variable costs of $2,584,000 primarily due to decreased provider network and bank fees related to decreased revenue in our Consumer Healthcare Savings segment. Additionally, during 2005 we wrote off $788,000 of unreserved trade and note receivables from certain of our private label partners in the fourth quarter of 2004. The increase in cost of operations as a percentage of revenue from 2003 to 2004 of 10.1% is primarily due to the provision charge for doubtful accounts in 2004 and increase in additional processing costs of $733,000 to administer PMA and claims processing. For the six-month period ending June 30, 2006 and 2005, the decrease in cost of operations was primarily due to a reduction of fixed costs of $868,000 primarily related to reduced personnel costs and termination of certain equipment leases, described above, as well as decreased variable costs of $668,000 primarily due to decreased provider network and bank fees related to decreased revenue in our Consumer Healthcare Savings segment.

Sales and Marketing Expenses.   The decreases in sales and marketing expenses from 2004 to 2005 and from 2003 to 2004 were primarily due to decreases in commissions related to the decreased membership revenue of the Care Entrée™ program. These commission decreases were accentuated by the departure of independent marketing representatives from the upper ranks of our multi-level marketing network through which our Care Entrée program is offered and elimination of the associated over-ride commissions, resulting in a lower percentage of commissions as a percent of revenue. The decrease from 2004 to 2005 was partially offset by $125,000 of personnel severance costs incurred during 2005. The decrease from 2003 to 2004 also includes decreases in sales staff and consulting costs of $450,000, other commission incentive programs of $83,000 and regional conventions of $83,000.

The decrease in sales and marketing expenses from the second quarter of 2005 to the second quarter of 2006 was primarily due to the decrease in commissions related to the decreased membership revenue of the Care Entrée™ program. The commission decrease was accentuated by the departure of independent marketing representatives from the upper ranks of our multi-level marketing network through which our Care Entrée™ program is offered and elimination of the associated over-ride commissions, resulting in a lower percentage of commissions as a percent of revenue. The decrease was partially offset by an increase in consulting and other marketing costs of $541,000 for the six month period of 2006 related to our Care Entrée™ sales and marketing initiatives. The increase in sales and marketing as a percentage of revenue for the six months of 2006 were primarily due to increases in our direct marketing and new product testing activities.

General and Administrative Expenses.   General and administrative expenses declined from 2004 to 2005 due to the cost reduction measures discussed above, primarily related to reductions in employees and the associated salaries and benefits. The increase in General and Administrative expenses from 2003 to 2004 is primarily related to salary increases, severances and contract staff of $371,000, legal fees and settlements of $548,000, depreciation and amortization of $549,000, charitable contributions of $175,000, business development/advertising of $150,000 and increased expense on leased equipment of $128,000.

The decrease in general and administrative expenses from 2005 to 2006 and as a percentage of revenues is primarily due to the continued cost reduction measures that began in 2005.

Employer and Group Healthcare Services

The primary element of our Employer and Group Healthcare Services segment is our wholly-owned subsidiary, Access. Access provides a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by governments and other large employers who have chosen to self-fund their healthcare benefits requirements. The operating results for our Employer and Group Healthcare Services segment were as follows:

	For the Six Months Ended June 30,
			Six-Month Change
	2006	2005	Amount	Percent
	(Dollars in Thousands)
Revenues	$3,859	$4,219	$(360)	(8.5)%
Operating expenses:
Cost of operations	2,382	2,589	(207)	(8.0)%
Sales and marketing	319	390	(71)	(18.2)%
General and administrative	306	315	(9)	(2.9)%
Total operating expenses	3,007	3,294	(287)	(8.7)%
Operating income	$852	$925	$(73)	(7.9)%

	For the Year Ended December 31,
		Annual Change			Annual Change
	2005	Percent	Amount	2004	Percent	Amount	2003
	(Dollars in Thousands)
Revenues	$8,537	109.3%	$4,458	$4,079	100.0%	$4,079	$—
Operating expenses:
Cost of operations	2,850	80.2%	1,268	1,582	100.0%	1,582	—
General and administrative	3,942	111.1%	2,075	1,867	100.0%	1,867	—
Total operating expenses	6,792	96.9%	3,343	3,449	100.0%	3,449	—
Operating income	$1,745	177.0%	$1,115	$630	100.0%	$630	$—

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003
Percent of Revenues:
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Cost of operations	61.7%	61.4%	37.9%	40.3%	30.2%
Sales and marketing	8.3%	9.21%	—	—	—
General and administrative	7.9%	7.5%	30.4%	23.6%	12.0%
Total operating expenses	77.9%	78.1%	99.6%	96.3%	80.2%
Operating income	22.1%	21.9%	0.4%	3.7%	19.8%

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

Revenues.   The primary element of our Employer and Group Healthcare Services segment is our wholly-owned subsidiary, Access HealthSource, Inc. (“Access”), which we acquired in June 2004, through which we offer full-third party administration services. Through Access we provide a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by state and local governmental entities and other large employers that have chosen to self fund their required healthcare benefits. Also through Access, we provide employee group’s access to preferred provider networks, medical escrow accounts and full third-party administration capabilities to adjudicate and pay medical claims.

Employer and Group Healthcare Services’ revenues during 2005 increased primarily because results of operations for Access were only included since the date of its acquisition on June 18, 2004. If Access’ results of operations were included throughout 2003 and 2004, revenues for this segment would have been $6,960,000 for 2004 and $6,161,000 for 2003, while operating income would have been $734,000 for 2004 and $360,000 for 2003. The increases of pro forma revenues and operating income during those years resulted primarily from the addition of a new service contract and expansion of services to two existing customers.

The decline in Employer and Group Healthcare Services’ revenues from the second quarter of 2006 to the second quarter of 2005 was due to the loss, in late 2005, of a significant customer.

Cost of Operations.   Cost of operations for the Employer and Group Healthcare Services segment decreased primarily as a result of decrease in revenues discussed above. The cost of operations as a percent of revenue decreased 5.4 percentage points as the result of the new service contract that allows our fixed cost of operations to be spread over more revenue dollars. Further contributing to the percentage decrease was the automation of claims processing which reduced our salary and related costs as a percentage of revenue. As such, we were able to generate a corresponding increase in operating income as a percentage of revenue.

Sales and Marketing.   Sales and marketing expenses for the Employer and Group Healthcare Services segment are negligible, as Access maintains direct relationships with its large self-funded clients in the El Paso market and does not utilize advertising or outside sales forces. Sales and marketing expenses of the Employer and Group Healthcare Services for the six months ended June 30, 2006 decreased primarily due to a decrease in commissions related to a decrease in new clients and a decrease in public relations costs.

General and Administrative.   General and administrative costs as a percentage of revenue for the Employer and Group Healthcare Services segment decreased from 2005 to 2006 primarily due to legal fees incurred during 2005 for a one-time contract audit request.

Financial Services

During second quarter 2006, we reduced the costs associated with this segment, as we moved toward an agency arrangement that will substantially reduce our fixed operating costs and discontinued the consulting arrangement related to the management of the insurance sales force. These efforts continued through the end of second quarter 2006 and have resulted in significantly lower operating losses for our financial services segment.

The operating results for our Financial Services segment were as follows:

	For the Six Months Ended June 30,
			Six-Month Change
	2006	2005	Amount	Percent
	(Dollars in Thousands)
Revenues	$85	$232	$(147)	(63.4)%
Operating expenses:
Cost of operations	1	32	(31)	(96.9)%
Sales and marketing	134	161	(27)	(16.8)%
General and administrative	59	487	(428)	(87.9)%
Total operating expenses	194	680	(486)	(71.5)%
Operating loss	$(109)	$(448)	$339	(75.7)%

	For the Year Ended December 31,
		Annual Change			Annual Change
	2005	Percent	Amount	2004	Percent	Amount	2003
	(Dollars in Thousands)
Revenues	$389	(47.0)%	$(345)	$734	96.3%	$360	$374
Operating expenses:
Cost of operations	76	100.0%	76	—	—%	—	—
Sales and marketing	345	(13.1)%	(52)	397	520.3%	333	64
General and administrative	568	(59.4)%	(830)	1,398	227.4%	971	427
Total operating expenses	989	(44.9)%	(806)	1,795	265.6%	1,304	491
Operating (loss) income	$(600)	(43.4)%	$461	$(1,061)	806.8%	$(944)	$(117)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2005	2004	2003
Percent of Revenues:
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Cost of operations	1.2%	13.8%	19.5%	—%	—%
Sales and marketing	157.6%	69.4%	88.7%	54.1%	17.1%
General and administrative	69.4%	209.9%	146.0%	190.5%	114.2%
Total operating expenses	228.2%	293.1%	254.2%	244.6%	131.3%
Operating loss	(128.2)%	(193.1)%	(154.2)%	(144.6)%	(31.1)%

Certain prior period amounts have been reclassified to conform to the current period’s financial presentation.

Our revenues from sales of annuities and life insurance policies by our network marketing representatives increased from 2003 to 2004 as we grew this new segment of our operations. Unfortunately, such revenues were not sufficient to recover costs that we were incurring to launch and manage this business. During 2005, we reduced the costs associated with this segment, as we moved toward an agency arrangement that will substantially reduce our fixed operating costs and discontinued the consulting arrangement related to the management of the insurance sales force. These efforts continued through the end of 2005 and have resulted in significantly lower operating losses for our financial services segment.

Corporate

	For the Six Months Ended June 30,
			Six-Month Change
	2006	2005	Amount	Percent
	(Dollars in Thousands)
General and administrative	$900	$1,401	$(501)	(35.8)%
Goodwill impairment	—	9,900	(9,900)	(100.0)%
Total operating expenses	900	11,301	(10,401)	(92.0)%
Operating loss	$(900)	$(11,301)	$(10,401)	(92.0)%

	For the Year Ended December 31,
		Annual Change			Annual Change
	2005	Percent	Amount	2004	Percent	Amount	2003
	(Dollars in Thousands)
General and administrative	$2,136	82.4%	$965	$1,171	45.8%	$368	$803
Goodwill impairment	12,900	545.0%	10,900	2,000	100.0%	2,000	—
Total operating expenses	$15,036	374.2%	$11,865	$3,171	294.9%	$2,368	$803

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

General and Administrative Expenses. General and Administrative Expenses.   General and administrative expenses for 2005 included a $775,000 charge resulting from severance compensation payable to some of our former officers. The increase in general and administrative expenses also related to increased costs associated with auditing fees of $124,000 and investor relations expenses of $51,000. The decrease in general and administrative expenses during the second quarter of 2006 compared to the second quarter of 2005 is due to a $800,000 charge resulting from severance compensation payable to former officers in the second quarter of 2005. The decrease for the six months ended is somewhat offset by increased audit, audit-related and tax fees and new stock-based compensation expense in 2006.

Impairment of Goodwill.   As discussed above (see “Critical Accounting Policies—Intangible Asset Valuation”), during 2005 we recorded an impairment loss related to The Capella Group, Inc. and its Care Entrée™ program of $12,900,000. This impairment charge was not allocated to the Consumer Healthcare Savings segment.

Discontinued Operations—Non-Healthcare Membership Programs

The operating results for our Non-Healthcare Membership Programs segment were as follows:

	For the Year Ended December 31,
		Annual Change			Annual Change
	2005	Percent	Amount	2004	Percent	Amount	2003
	(In thousands, except per share data)
Revenues	$1,065	20.9%	$184	$881	(52.7)%	$(982)	$1,863
Operating expenses:
Cost of operations	745	2.9%	21	724	(33.1)%	(359)	1,083
Sales and marketing	205	56.5%	74	131	(63.6)%	(229)	360
General and administrative	91	(64.0)%	(162)	253	(65.1)%	(472)	725
Total operating expenses	1,041	(6.0)%	(67)	1,108	(48.9)%	(1,060)	2,168
Operating (loss) income	$24	Nil	$251	$(227)	(25.6)%	$78	$(305)

	For the Year Ended December 31,
	2005	2004	2003
Percent of Revenues:
Revenues	100.0%	100.0%	100.0%
Operating expenses:
Cost of operations	70.0%	82.2%	58.1%
Sales and marketing	19.2%	14.9%	19.3%
General and administrative	8.5%	28.7%	39.0%
Total operating expenses	97.7%	125.8%	116.4%
Operating (loss) income	2.3%	(25.8)%	(16.4)%

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

This segment has not been a core element of our strategic plans for some time, but efforts have been made to maintain or moderately grow the segment’s revenues, while significantly reducing its costs. From 2004 to 2005, the small increase in revenue was primarily related to increased volume from existing dealers and a new dealer that was signed in May 2005. The increase in sales and marketing expenses was primarily due to commissions due on the increased revenue described above. General and administrative expenses for 2005 included personnel reductions related to management cost reduction initiatives. The decrease in general and administrative expenses is primarily due to management cost reduction initiatives. In December 2005, we sold substantially all of the assets of this segment and discontinued its operation, resulting in a gain on disposal of $300,000, net of taxes. Results of operations for this segment have been reflected as discontinued operations.

Recent Management Initiatives

During the fourth quarter of 2004 and throughout 2005 and 2006, we undertook certain initiatives to reverse our declining revenues and achieve a decrease in operating expenses. These measures and initiatives include (i) the integration of Access management members with our management team, as mentioned above, (ii) the termination of certain equipment capital leases, (iii) personnel reductions and other cost reduction actions, (iv) the exploration of additional products to compliment our core healthcare savings product, and (v) the providing additional compensatory incentives to our independent marketing representatives. The results of operations for 2005 and 2006 reflect some significant results from those efforts, as previously discussed.

Income Tax Provision.   SFAS 109, Accounting for Income Taxes, requires the separate recognition, measured at currently enacted tax rates, of deferred tax assets and deferred tax liabilities for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss carry forward balances for tax purposes. A valuation allowance must be established for deferred tax assets if it is “more likely than not” that all or a portion will not be realized. At June 30, 2006 and December 31, 2005, we had deferred tax assets of $326,000 and $275,000, respectively, and deferred tax liabilities of $326,000 and $275,000, respectively, primarily resulting from net operating loss carry-forward that if not utilized will expire at various dates through 2020. We evaluate the probability of recognizing the benefit of deferred tax assets through the reduction of taxes otherwise payable in the future and provide an allowance against the carrying amount of such deferred tax assets if it is more probable than not that some or all of the assets will not be realized.

During the second quarter of 2006, we were successful in obtaining a franchise tax ruling letter from the Texas Office of the Comptroller that confirmed our position to apportion income from non-Texas resident members to other states thereby reducing our overall Texas franchise tax obligations for the years 2001 and forward. The ruling allowed us to claim a refund of Texas franchise taxes previously paid of

$350,000 and reduce our franchise taxes payable by $209,000. These adjustments are included in the 2006 second quarter’s provision for income taxes benefit, net of expense, of $461,000.

Liquidity and Capital Resources

Operating Activities.   Net cash provided by operating activities for the six months ended June 30, 2006 and 2005 was $1,872,000 and $1,029,000, respectively. The increase in net cash provided by operating activities of $843,000 for the six months ended June 30, 2006 as compared to the same period of 2005 was primarily attributable to the federal income tax refund of $994,000 received in the second quarter of 2006 and related to our year-end income tax reduction strategies. The decrease in accounts payable and accrued payments were, for the most part, offset by the use of prepaid expenses of $870,000 that were incurred at year-end as part of our income tax reduction strategies.

Investing Activities.   Net cash used in investing activities for the six months ended June 30, 2006 and 2005 was $962,000 and $725,000, respectively. The increase in net cash used in investing activities for the six months of 2006 as compared to the same period of 2005 of $237,000 is related to our acquisition of Access (including earned contingent, purchase price consideration paid and delivered) of $624,000 during the first quarter, offset by an increase in fixed assets purchases of $87,000 related to Access’ office relocation in June of 2006. No cash or common stock consideration was required to be conveyed during the second quarter of 2006 relative to the Access acquisition.

Financing Activities.   Net cash used in financing activities for the six months ended June 30, 2006 was $136,000, compared to $809,000 for the three months ended June 30, 2005. The decrease of $673,000 related to the completion of the authorized repurchase of treasury stock of $205,000 in 2005 and lower net payments on capital lease obligations by $304,000.

At June 30, 2006 and December 31, 2005, we had working capital of $5,205,000 and $4,692,000, respectively. This increase in working capital from December 31, 2005 to June 30, 2006 was due primarily to liquidation of accrued Access purchase price consideration liability by the issue of common stock valued at $521,000.

Other than our $343,000 capital lease obligations and our potential payment and delivery obligations associated with the Access acquisition (which are indeterminable as of the date of this Proxy Statement), we do not have any capital commitments. We anticipate that our capital expenditures for 2006 will not exceed the amount incurred during 2005. We believe that our existing cash and cash equivalents, and cash provided by operations, will be sufficient to fund our normal operations and capital expenditures for the next 12 months. Because our capital requirements cannot be predicted with certainty, there is no assurance that we will not require any additional financing during the next 12 months, and if required, that any additional financing will be available on terms acceptable to us or advantageous to our stockholders.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

The following table presents information related to the beneficial ownership of our common stock of (i) each person who is known to us to be the beneficial owner of more than 5% thereof, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group, together with their percentage holdings of the outstanding shares, as of the Record Date and immediately after giving effect to the merger-acquisition of ICM and its subsidiaries. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships amongst our executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owns includes shares of our common stock that the person has the right to acquire within 60 days of the date of the Record Date pursuant to exercise of stock options and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

	Beneficial Ownership Before the Merger-Acquisition(1)(2)
			Other	Beneficial Ownership
	Shares	Stock	Beneficially	Total
	Owned of	Option	Owned	Shares
Name (and Address) of Beneficial Owner	Record	Shares	Shares	Owned	Percent
Our Directors and Nominee Directors:
Kent H. Webb	94,019	113,000	—	207,019	1.53%
Kenneth S. George	—	55,000	—	55,000.41%
J. French Hill	2,000	65,000	—	67,000.50%
Russell Cleveland(3)	—	—	3,151,813	3,151,813	23.32%
8080 N. Central Expressway Suite 210, LB 59 Dallas, Texas 75206
Peter W. Nauert (4)	—	—	—	—	—
Andrew A. Bemis(4)	—	—	—	—	—
Our Non-Nominee Director:
Eugene E. Becker	—	65,000	—	65,000.48%
Our Executive Officers and Chairman:
Nicholas J. Zaffiris (Non-Executive Chairman)	—	65,000	—	65,000.48%
Frank B. Apodaca	188,699	62,500	30,849	282,048	2.08%
Robert L. Bintliff	3,000	50,000	—	53,000.39%
Eliseo Ruiz III	2,200	75,000	—	77,200.57%
Our Executive Officer and Directors as a group of nine persons	289,918	550,500	3,182,662	4,023,080	28.60%
Other Beneficial Owners:
Ready One Industries	1,961,784	—	—	1,961,784	14.52%
12100 Esther Lama Drive El Paso, Texas 79936
US Special Opportunities Trust PLC(3)	801,813	—	—	801,813	5.93%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Renaissance Capital Growth & Income Fund III, Inc.(3)	800,000	—	—	800,000	5.92%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Premier RENN US Emerging Growth Fund Limited(3)	750,000	—	—	750,000	5.55%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Renaissance US Growth Investment Trust PLC(3)	800,000	—	—	800,000	5.92%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
RENN Capital Group, Inc.(3)	—	—	3,151,813	3,151,813	23.32%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Rodney D. Baber	1,043,354	—	—	1,043,354	7.72%
50 N. Front Street, 12th Floor Memphis, Tennessee 38103

Lewis Opportunity Fund, LP	1,079,166	—	—	1,079,166	7.99%
45 Rockefeller Plaza, Suite 2570 New York, New York 10111
R & R Opportunity Fund, LP	865,965	—	—	865,965	6.41%
c/o Rodman & Renshaw 1270 Avenue of the Americas, 16th Floor New York, New York 10020
	Beneficial Ownership After the Merger-Acquisition(1)(2)
Our Directors:
Kent H. Webb	94,019	113,000	—	207,019	1.24%
Kenneth S. George	—	55,000	—	55,000.33%
J. French Hill	2,000	65,000	—	67,000.40%
Nicholas J. Zaffiris	—	65,000	—	65,000.39%
Russell Cleveland(3)	—	—	3,151,813	3,151,813	18.81%
8080 N. Central Expressway Suite 210, LB 59 Dallas, Texas 75206
Andrew A. Boemi (4)	—	—	—	—	—
Our Executive Officers:
Peter W. Nauert (C.E.O. and Director)(2)(4)(5)	2,683,635	—	—	2,683,635	16.02%
Frank B. Apodaca(6)	188,699	62,500	30,849	282,048	1.68%
Robert L. Bintliff(7)	3,000	50,000	—	53,000.32%
Eliseo Ruiz III(8)	2,200	75,000	—	77,200.46%
Ian R. Stuart (9)	425,490	—	—	425,490	2.54%
Carl H. Fisher (10)	33,404	—	—	33,404.20%
Michael K. Owens (11)	67,131	—	—	67,131.40%
Nancy L. Zalud (12)	33,404	—	—	33,404.20%
Our Executive Officer and Directors as a group of nine persons	3,532,982	485,500	3,182,662	7,201,144	42.98%
Other Beneficial Owners:
Ready One Industries	1,961,784	—	—	1,961,784	11.71%
12100 Esther Lama Drive El Paso, Texas 79936
US Special Opportunities Trust PLC(3)	801,813	—	—	801,813	4.79%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Renaissance Capital Growth & Income Fund III, Inc.(3)	800,000	—	—	800,000	4.77%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Premier RENN US Emerging Growth Fund Limited(3)	750,000	—	—	750,000	4.48%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206

Renaissance US Growth Investment Trust PLC(3)	800,000	—	—	800,000	4.77%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
RENN Capital Group, Inc.(3)	—	—	3,151,813	3,151,813	18.81%
8080 N. Central Expressway Suite 210, LB-59 Dallas, Texas 75206
Rodney D. Baber	1,043,354	—	—	1,043,354	6.23%
50 N. Front Street, 12th Floor Memphis, Tennessee 38103
Lewis Opportunity Fund, LP	1,079,166	—	—	1,079,166	6.44%
45 Rockefeller Plaza, Suite 2570 New York, New York 10111
R & R Opportunity Fund, LP	865,965	—	—	865,965	5.17%
c/o Rodman & Renshaw 1270 Avenue of the Americas, 16th Floor New York, New York 10020

*                     The percent is less than 1.0%.

(1)           Shares not outstanding but deemed beneficially owned by virtue of the right of the named person to acquire the shares within 60 days of the above-mentioned date are treated as outstanding for determining the amount and percentage of common stock owned by the person. Shares for which beneficial ownership is disclaimed by an individual also are included for purposes of determining the amount and percentage of Common Stock owned by such individual. Based upon our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.

(2)           The percentage shown was rounded to the nearest one-tenth of one percent, based upon 13,512,763 shares of common stock being outstanding on the Record Date and before the merger-acquisition of ICM and its subsidiaries and 16,755,826 shares of our common stock being outstanding immediately following completion of the merger-acquisition. The difference of 3,243,063 shares represents the number of shares issued at the minimum adjusted earnings before interest, taxes and depreciation and amortization (“Adjusted EBITDA”) of $600,000.

(3)           The 3,151,813 “Other Beneficially Owned Shares” are owned by US Special Opportunities Trust PLC (801,813 shares), Renaissance Capital Growth & Income Fund III, Inc. (800,000 shares), Premier RENN US Emerging Growth Fund Limited (750,000 shares), Renaissance US Growth Investment Trust PLC (800,000 shares), each of which is an investment fund managed by RENN Capital Group, Inc. Mr. Cleveland controls RENN Capital Group, Inc. and is deemed, therefore, deemed to be the beneficial owner of the common stock shares.

(4)           Pursuant to the terms of the Agreement and Plan of Merger, upon completion of our merger-acquisition of ICM and its subsidiaries, Messrs. Nauert and Boemi will become members of our Board of Directors. Approval of our merger-acquisition of ICM and its subsidiaries will also constitute the approval of Messrs. becoming members of our Board of Directors.

(5)           Under the terms of the Agreement and Plan of Merger, we will be obligated to issue and deliver additional common stock shares to the shareholders of ICM including a Trust controlled by Mr. Nauert, based upon the earnings before interest, taxes, depreciation and amortization of Insuraco USA and its subsidiaries. The number of additional shares that may be issued to Mr. Nauert are not determinable as of the date of this Proxy Statement, but the maximum number of shares that we may deliver to such Trust is 5,590,905.

(6)           Mr. Apodaca had an agreement with National Center for Employment of the Disabled (“NCED”), the former parent of Access HealthSource, Inc. (“Access”) and for whom he previously provided service. This agreement entitles Mr. Apodaca to 10% of the common stock shares and cash we paid or will pay NCED for Access. Mr. Apodaca has received 183,699 common stock shares and (ii) is entitled to and is the beneficial owner of an additional 30,849 shares. He has also purchased 5,000 of our shares directly and has options exercisable within 60 days of the record date for 62,500 shares. Mr. Apodaca holds additional options to purchase 87,500 common stock shares that are not exercisable and will not be exercisable within 60 days of November 20, 2006.

(7)           Mr. Bintliff is our Executive Vice President and Chief Financial Officer. The beneficially owned shares and percentage of outstanding shares include 50,000 shares of our common stock issuable upon exercise of stock options. Mr. Bintliff holds additional options to purchase 200,000 common stock shares that are not exercisable and will not be exercisable within 60 days of November 20, 2006.

(8)           Mr. Ruiz is our Executive Vice President and General Counsel. The beneficially owned shares and percentage of outstanding shares include 75,000 common stock shares that are exercisable or will be exercisable within 60 days of November 20, 2006. Mr. Ruiz holds additional options to purchase 175,000 common stock shares that are not exercisable and will not be exercisable within 60 days of November 20, 2006.

(9)           Mr. Stuart will be our Chief Operating Officer after the merger.

(10)     Mr. Fisher will be our President and Chief Marketing Officer of Adult Care Plans/Rx America after the merger.

(11)     Mr. Owens will be our President of America’s Health Care/Rx Plan Agency, Inc. after the merger.

(12)     Ms. Zalud will be our Vice President of Marketing and Communications after the merger.

No Change in Control

Completion of the merger-acquisition of ICM and its subsidiaries will result in Peter W. Nauert and the other Shareholders of ICM owning 3,243,063 shares of our common stock based upon meeting the minimum Adjusted EBITDA of $600,000 and the right to receive up to an additional 3,513,319 common stock shares based upon the additional Adjusted EBITDA of Insuraco USA and its subsidiaries up to $1,250,000. In addition, Mr. Nauert will become our Chief Executive Officer and one of our Directors,  Andrew A. Boemi will become one of our Directors, and Ian Stuart will become our Chief Operating Officer.

Common Stock Purchase Pending Merger-Acquisition

On June 13, 2006 we announced the signing of the letter of intent related to our acquisition of the ICM and its Subsidiaries, of which ICM is the parent corporation. On June 14, 2006, Premier RENN US Emerging Growth Fund Limited, an investment fund managed by RENN Capital Group, Inc., purchased from Judith H. Henkels, formerly our Chief Executive Officer and Chairman, 750,000 shares of our common stock for $1.30 per share. RENN Capital Group, Inc. is controlled and managed by Russell Cleveland, one of our Directors. Mr. Russell Cleveland  has been instrumental in the negotiation of the terms and conditions of the letter of intent and the Agreement and Plan of Merger with Peter W. Nauert, the sole shareholder and Chief Executive Officer of ICM. See “Proposal One—The Merger Acquisition of Insurance Capital Management USA Inc. and Its Subsidiaries—Background of the Merger-Acquisition,” above, for more details related to our merger-acquisition of ICM and its subsidiaries.

LEGAL MATTERS

The validity of issuance of the shares of our common stock to be issued in connection with the merger-acquisition of ICM and its subsidiaries will be passed upon for us by our counsel, Dunn Swan & Cunningham, A Professional Corporation, of Oklahoma City, Oklahoma. Dunn Swan & Cunningham has delivered an opinion to the effect that the description of the federal income tax consequences of the merger-acquisition under the section of this Proxy Statement captioned “Proposal One—The Merger-Acquisition of Insurance Capital Management USA Inc. And Its Subsidiaries—Certain Federal Income

Tax Consequences” correctly sets forth the material federal income tax consequences of the merger-acquisition to us and our shareholders.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares the yearly percentage change in cumulative total return (change in the year-end stock price plus reinvested dividends) to our shareholders against the cumulative total return of the Dow Jones Consumer Services Index and the Russell Midcap Index for the period beginning on the first trading day after the initial public offering of our common stock in February 2000 and ending on December 31, 2005.

	2/10/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
PRECIS, INC.	100.00	15.25	165.42	74.85	52.61	36.07	20.88
DOW JONES CONSUMER SERVICES INDEX	100.00	80.36	82.49	61.78	81.95	90.37	88.63
RUSSELL 2000® INDEX	100.00	90.18	92.42	73.49	108.21	128.05	133.88

111

OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

Our Board of Directors knows of no business which will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under the existing rules of the Securities and Exchange Commission, one or more of our shareholders may present proposals on any matter that is a proper subject for consideration by our shareholders at the 2007 annual meeting of our shareholders. In order to be included in the proxy statement (or disclosure statement in the event proxies are not solicited by our Board of Directors) for the 2007 annual meeting of our shareholders, a proposal must be received by March 2, 2007. It is suggested that if you, as one of our shareholders, desire to submit a proposal you should do so by sending the proposal certified mail, return receipt requested, addressed to our Corporate Secretary at our principal office, 2040 North Highway 360, Grand Prairie, Texas 75050. Detailed information for submitting proposals will be provided upon written request, addressed to our Corporate Secretary. As to all the matters that we do not have notice on or prior to March 2, 2007, discretionary authority will be granted to the persons designated in the proxy related to the 2007 Meeting to vote on the matters.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 2040 North Highway 360, Grand Prairie, Texas 75050, to inform us of their request. If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the United States Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the United States Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. We distribute to our shareholders annual reports containing financial statements audited by our independent public accountants and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Precis, Inc. at 2040 North Highway 360, Grand Prairie, Texas 75050, telephone: (866) 578-1665. To obtain timely delivery, any information must be requested no later than five business days before the decision is made to vote regarding the proposed merger-acquisition of ICM and its subsidiaries and to cause timely receipt of the vote on the date of the Annual Meeting.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Eliseo Ruiz III
November 26, 2006	Corporate Secretary

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is enclosed herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Insurance Capital Management USA Inc.

We have audited the accompanying consolidated balance sheets of Insurance Capital Management USA Inc. as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholder’s deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insurance Capital Management USA, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

(Signed Hein & Associates LLP)
Dallas, Texas
October 2, 2006

INSURANCE CAPITAL MANAGEMENT USA INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
(Dollars in Thousands)

	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$28	$428
Accounts receivable, net	412	430
Advanced agent commissions, net	1,329	939
Agency loans	150	3
Amounts due from affiliates	—	139
Other current assets	250	—
Total current assets	2,169	1,939
Fixed assets, net	129	99
Total assets	$2,298	$2,038
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$451	$360
Accrued commissions	254	45
Amounts due to affiliates	89	371
Other accrued liabilities	318	563
Loan from related party	200	—
Short-term debt	1,339	400
Deferred revenue	1,440	1,097
Total current liabilities	4,091	2,836
Total liabilities	4,091	2,836
Contingent liabilities (Note 4,12)
Stockholder’s deficit:
Common stock, $.01 par value, 10,000 shares authorized; 10,000 and 10,000 issued and outstanding, respectively	—	—
Additional paid-in capital	5,180	3,749
Accumulated deficit	(6,973)	(4,547)
Total stockholder’s deficit	(1,793)	(798)
Total liabilities and stockholder’s deficit	$2,298	$2,038

The accompanying notes are an integral part of these consolidated financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	2005	2004	2003
Service revenues	$4,076	$1,227	$14
Operating expenses:
Sales and marketing	5,227	4,185	689
General and administrative	1,303	664	207
Total operating expenses	6,530	4,849	896
Operating loss	(2,454)	(3,622)	(882)
Other income (expense):
Interest income	201	22	4
Interest expense	(173)	(69)	—
Total other income (expense)	28	(47)	4
Net loss	$(2,426)	$(3,669)	$(878)

The accompanying notes are an integral part of these consolidated financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance, December 31, 2002	—	$—	$—	$—	$—
Capital paid in by stockholder	10,000	—	749	—	749
Net loss	—	—	—	(878)	(878)
Balance, December 31, 2003	10,000	—	749	(878)	(129)
Capital paid in by stockholder	—	—	3,000	—	3,000
Net loss	—	—	—	(3,669)	(3,669)
Balance, December 31, 2004	10,000	—	3,749	(4,547)	(798)
Capital paid in by stockholder	—	—	1,431	—	1,431
Net loss	—	—	—	(2,426)	(2,426)
Balance, December 31, 2005	10,000	$—	$5,180	$(6,973)	$(1,793)

The accompanying notes are an integral part of these consolidated financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	2005	2004	2003
Operating activities:
Net loss	$(2,426)	$(3,669)	$(878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39	5	—
Changes in assets and liabilities:
Accounts receivable, net	18	(407)	(23)
Advanced agent commissions, net	(389)	(840)	(100)
Amounts due from affiliates	139	(139)	—
Other current assets	(250)	—	—
Accounts payable	91	298	62
Accrued commissions	209	45	—
Amounts due to affiliates	89	—	—
Other accrued liabilities	(245)	560	3
Deferred revenue	343	1,023	74
Net cash used in operating activities	(2,382)	(3,124)	(862)
Investing activities:
Agency loans made	(150)	—	(18)
Agency loan repayments	3	15	—
Purchase of fixed assets	(69)	(102)	(2)
Net cash used in investing activities	(216)	(87)	(20)
Financing activities:
Loan proceeds	2,184	250	150
Loan repayments	(1,245)	—	—
Loan from related party	200	—	—
Amounts borrowed from (paid to) affiliates	(372)	372
Capital paid in by stockholder	1,431	3,000	749
Net cash provided by financing activities	2,189	3,622	899
Net (decrease) increase in cash and cash equivalents	(400)	411	17
Cash and cash equivalents at beginning of year	428	17	—
Cash and cash equivalents at end of year	$28	$428	$17
Supplemental disclosure:
Interest paid	$160	$49	$—

The accompanying notes are an integral part of these consolidated financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of Business

Insurance Capital Management USA Inc. (“the Company”) is a Delaware corporation that was incorporated on October 10, 2002.

The Company’s operations primarily consist of:

•       Sales and marketing of individual health insurance products and related benefit plans (insurance programs), primarily through a network of independent agency channels. These insurance agency operations are consolidated under Insuraco USA, LLC (“Insuraco”), an intermediate holding company.

•       Sales and marketing of insurance programs through a career agency channel, Insurance Producers Group of America Agency Inc. (“IPA”) which commenced operations in the second half of 2005.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles. All significant inter-company accounts and transactions have been eliminated.

Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that effect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period then ended. Future results could differ from those estimates.

Revenue Recognition

All commissions and policy fees are reported net of amounts due to third party agents in accordance with guidance in Emerging Issues Task Force 99-19. Commission income and policy fees, other than initial enrollment fees, are generally recognized as earned on a monthly basis until such time as the underlying policyholder contract is terminated. Retained advanced commissions received are recorded in unearned income.

Initial enrollment fees directly related to and varying with sales activity, are deferred and amortized over the estimated lives of the respective programs. The estimated weighted average life for the programs sold ranges from eighteen months to two years and is based upon the Company’s historical policyholder contract termination experience.

Interest Income and Expenses

Interest income, which is accrued when earned, and interest expense, which is accrued as incurred, are included in other income (expense).

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Operating Expenses

The majority of the Company’s operating expenses are attributable to sales and marketing activities, many of which occur prior to the initial sale of insurance programs. All of these costs are expensed as incurred.

Accounts Receivable

Accounts receivable generally represent commissions and fees due from insurance carriers and plan sponsors. Accounts receivable are reviewed on a monthly basis to determine if any receivables will potentially be uncollectible. An allowance is provided for any accounts receivable balance where recovery is considered to be doubtful. Bad debt is written off as incurred.

Advanced Agent Commissions

The Company’s finance subsidiaries advance agent commissions for selected insurance programs. Repayment of the advanced commissions is typically accomplished by withholding earned commissions from the agent until such time as the outstanding balance, plus accumulated interest, has been fully repaid. The net outstanding balance is recorded as an asset.

Advanced agent commissions are reviewed on a monthly basis to determine if any advanced agent commissions will potentially be uncollectible. An allowance is provided for any advanced agent commission balance where recovery is considered to be doubtful. Bad debt is written off as incurred.

In addition, several insurance carriers directly advance commissions to Insuraco’s agents. The Company believes that all such balances will be collected in full by the carriers and, accordingly, has not recorded any obligation attributable to this contingent liability. However, the Company is contingently liable for such advances (See Note 4.).

Agency Loans

Agency loans represents amounts due from agencies, exclusive of accrued interest.

Other Current Assets

Other assets consist of accrued interest on agency loans, other balances due from insurance carriers and deposits.

Amounts Due To/From Affiliates

Amounts due to/from affiliates represent accounts receivable or payable between the Company and other companies controlled by the sole shareholder.

Fixed Assets

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Furniture is depreciated over a 5-year term; office equipment is depreciated over a 3-year term.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Income Taxes

Income taxes have not been provided for because the Company and its subsidiaries have elected to file as a Subchapter S Corporation, in accordance with Section 1362(a) of the Internal Revenue Code. Consequently, the Company’s consolidated losses are passed through to the Company’s sole shareholder, and reported on the individual income tax return of that shareholder.

Note 3—Liquidity and Capital Resources

As of December 31, 2005, the Company had negative working capital of $1,922,000 and an accumulated deficit of $6,973,000. Since inception, the sole shareholder has funded $5,180,000 to the Company which has been used to meet costs associated with start-up and immediate working capital obligations. The sole shareholder has committed to continue to provide funding to meet these requirements. Additionally, the Company has established access to short-term debt from various sources. The short-term debt is primarily used to fund agent commission advances.

A significant portion of the Company’s working capital deficit and operating losses in the second half of 2005 relate to IPA. For the first six months of 2006 ICM has generated positive operating profit and cash flows from the business that Precis plans to acquire (Insuraco activities). IPA will not be part of the Precis Transaction and on September 29, 2006, ICM transferred ownership of IPA to its sole shareholder. (See Note 11 Subsequent Events.)

Based upon these factors, the Company believes it will be able to meet its short-term and long-term working capital requirements.

Note 4—Advanced Agent Commissions

Advanced agent commissions consist of (dollars in thousands):

	As of December 31,
	2005	2004
Programs funded by:
Commercial bank debt (see note 7)	$739	$—
Private investor group debt (see note 7)	250	250
Self-funded programs	350	689
Sub-total	1,339	939
Provision for doubtful recoveries	(10)	—
Total advanced agent commissions	$1,329	$939

At December 31, 2005 and 2004, the Company was also contingently liable for approximately $2,200,000 and $1,600,000, respectively, of agent commissions advanced directly by insurance carriers. The Company believes that all such balances will be collected in full and, accordingly, has not recorded any obligation attributable to this contingent liability.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Other Current Assets

Other current assets consist of (dollars in thousands):

	As of December 31,
	2005	2004
Accrued interest on agency loans	$58	$—
Other receivables due from insurance carrier	164	—
Deposit	28	—
Total other assets	$250	$—

Note 6—Fixed Assets

Fixed assets consist of (dollars in thousands):

	As of December 31,
	2005	2004
Furniture and fixtures, at cost	$128	$88
Office equipment, at cost	45	16
Total cost	173	104
Accumulated depreciation	(44)	(5)
Fixed assets, net	$129	$99

Note 7—Short-term Debt

Short-term debt consists of (dollars in thousands):

	As of December 31,
	2005	2004
Commercial bank—revolving lines of credit	$739	$—
Loan from private investor	250	250
Loan from former officer	150	150
Loan from plan administrator	200	—
Total short-term debt	$1,339	$400

Commercial bank—revolving line of credit

The Company has obtained a revolving line of credit facility from a commercial bank to obtain funding for the advancing of agent commissions for certain programs. The revolving line of credit is collateralized by certain future commissions and fees and is personally guaranteed by the Company’s sole shareholder. Under this facility, the Company may borrow up to $1,600,000, provided that such borrowings are restricted to the funding of advanced agent commissions. Interest is charged at prime plus 1.50%. The revolving line of credit matures June 1, 2006 and has been extended to December 1, 2006.

Loan from private investor

During 2004, the Company obtained a $250,000 loan in connection with the partial funding of an agent advance commission program. This loan had no stated maturity date and the Company treated it as short-term debt. Interest was charged at a rate of 10.00% through September 30, 2005, at which time, through agreement by both parties, the interest rate was reduced to 0.00%. Accrued interest on this loan is included in other accrued liabilities.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7—Short-term Debt (Continued)

Loan from former officer

Effective December 21, 2003, the Company agreed to compensate the former chief marketing officer of one of its agencies for marketing related expenditures incurred during 2003, through issuance of a $150,000 note bearing interest at an annual rate of 8.0%. Through December 31, 2005, no interest or principal payments had been made and there was no agreement as to when the loan would be repaid. The Company treated this note as short-term debt. Accrued interest on this loan is included in other accrued liabilities.

Loan from plan administrator

During 2005, the Company obtained a short-term $200,000 loan facility from a third party administrator which processes a substantial amount of the Company’s business. The Company’s sole shareholder has guaranteed repayment of this loan. Additionally, the plan administrator has a second lien on certain future revenue. Interest has been accrued at an annual rate of 8.00%. The loan matured in December 2005 and the lender had not made any claim for repayment. The Company treated this loan as a short-term debt. Accrued interest on this loan is included in other accrued liabilities.

Note 8—Loan From Related Party

During 2005, the Company obtained a $200,000 loan from one of its current officers. The loan is guaranteed by the Company’s sole shareholder and bears interest at a rate of 10.0% per annum. To date, no principal or interest payments have been made. Accrued interest on this loan is included in other accrued liabilities.

Note 9—Lease Obligation

The Company’s operating lease for its current office space terminates on October 31, 2006. As of December 31, 2005, the remaining minimum lease payments were $214,452.

Rent expense for the most recent three year periods was as follows (dollars in thousands):

2003	$22
2004	64
2005	206

Note 10—Risk Concentration

For the year ended December 31, 2005, over 95% of the Company’s revenue was derived from insurance products underwritten by five insurance carriers. The Company believes all of these insurance carriers to be financially sound, based in part upon A.M. Best ratings of B+ or better, and that all accounts due from these carriers will be collected in full. If the Company’s relationship with one or more of these carriers was severed, the revenue impact would be nominal in the short term, but could be significant over the long term. However, management believes the Company has the ability to replace carriers with little or no difficulty.

The Company maintains its cash in bank accounts which at times may exceed the limits of federal insurance. Currently, the majority of the accounts are with one commercial bank. The Company does not believe it is exposed to any significant credit risk attributable to this concentration.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Subsequent Events

On June 12, 2006, the Company entered into a non-binding letter of intent with Precis, Inc. whereby Precis has offered to acquire the Company in a stock transaction (Precis Transaction). In connection with the Precis Transaction the Company has agreed to the following:

•       Transfer the Company’s ownership of IPA directly to the Company’s sole shareholder prior to the closing of the Precis Transaction. This transfer was executed effective September 29, 2006.

•       Discontinue, upon closing of the Precis Transaction, charging to the Company (i) those selling and promotion costs not directly related to Insuraco’s (and IPA’s) operations, and (ii) any other non-Insuraco costs.

The Company’s commercial bank revolving line of credit facility has been renewed through December 1, 2006. Under the current facility, the Company may borrow up to $1,600,000, provided such borrowings are restricted to the funding of advanced agent commissions. Interest is charged at prime plus 1.50%.

The Company’s $250,000 loan from a private investor was settled in full in August 2006.

The Company agreed to a maturity date of December 31, 2006 for the $150,000 loan from the former chief marketing officer.

The maturity date of the Company’s $200,000 loan from a third party plan administrator has been extended to December 31, 2006.

The Company’s loan from one of its current officers of $200,000 as of December 31, 2005 was increased to $500,000 in the first half of 2006. To date, no principal or interest payments have been made. Subsequently, the Company’s current officer and the Company’s sole shareholder agreed to convert all of the debt and accrued interest into an approximate 11% equity ownership position in the Company upon formal approval of the Precis Transaction.

During 2006, the Company extended its lease term on its current premises from October 31, 2006 to November 30, 2006.

During September 2006, the Company entered into a five year agreement to lease new office premises. The Company’s sole shareholder has guaranteed payment of the new lease obligation.

The minimum lease payments under all leases consist of (dollars in thousands):

	Current Lease	New Lease	Total
Less than 1 Year	$236	$—	$236
1-3 Years	—	609	609
3-5 Years	—	438	438
Total	$236	$1,047	$1,283

Note 12—Legal Proceedings

In February 2005, States General Life Insurance Company (“SGLIC”), a former affiliate, was placed in permanent receivership by the Texas Insurance Commission (The State of Texas v States General Life Insurance Company, Cause No. GV-500484, in the 126th District Court of Travis County, Texas.)  Pursuant to letters dated October 19, 2006, the Special Deputy Receiver (the “SDR”) of SGLIC asserted certain claims against ICM, its subsidiaries, Peter W. Nauert, ICM’s Chairman and Chief Executive

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12—Legal Proceedings (Continued)

Officer, and G. Scott Smith, a former Executive Officer of ICM, totaling $2,839,000. The SDR is seeking recovery of certain SGLIC funds that it alleges were inappropriately transferred and paid to or for the benefit of ICM, its subsidiaries and Messrs. Nauert and Smith. These claims are based upon assertions of Texas law violations, including prohibitions against self-dealing, participation in breach of fiduciary duty and preferential and fraudulent transfers. Mr. Nauert was in control and Chairman of the Board of SGLIC when it was placed in receivership by the Texas Insurance Commission. In their response to the SDR, ICM, its subsidiaries and Messrs. Nauert and Smith have stated that they believe they appropriately complied with all of the applicable provisions of Texas Law. ICM, its subsidiaries and Messrs. Nauert and Smith intend to exercise their full rights in defense of the SDR’s asserted claims. However, ICM can not make any assurance of the outcome of this matter. An adverse ruling in this case would have a material adverse effect on ICM’s financial position and operations.

In connection with the Precis Transaction, Mr. Nauert and the Peter W. Nauert Revocable Trust have agreed to fully indemnify ICM and Precis, Inc. against any losses resulting from a claim or lawsuit that may eventually may be made or initiated by the SDR.

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2006
(Dollars in Thousands)

June 30,
2006
ASSETS
Current assets:
Cash and cash equivalents	$17
Accounts and notes receivable, net	478
Advanced agent commissions, net	2,066
Amount due from affiliate	29
Other current assets	195
Total current assets	2,785
Fixed assets, net	106
Total assets	$2,891
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$531
Accrued commissions	195
Amounts due to affiliates	41
Other accrued liabilities	617
Short-term debt	1,309
Loan from related party	500
Deferred revenue	1,893
Total current liabilities	5,086
Total liabilities	5,086
Contingent liabilities (Note 5, 13)
Stockholder’s deficit:
Common stock, $.01 par value, 10,000 shares authorized; 10,000 issued and outstanding	—
Additional paid-in capital	6,290
Accumulated deficit	(8,485)
Total stockholder’s deficit	(2,195)
Total liabilities and stockholder’s deficit	$2,891

The accompanying notes are an integral part of these financial statements.

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTH ENDED JUNE 30, 2006 AND 2005
(Dollars in Thousands)

	2006	2005
Service revenues	$2,473	$1,828
Operating expenses:
Sales and marketing	3,162	2,343
General and administrative	840	542
Total operating expenses	4,002	2,885
Operating loss	(1,529)	(1,057)
Other income (expense):
Interest income	108	82
Interest expense	(91)	(57)
Total other income	17	25
Net loss	$(1,512)	$(1,032)

The accompanying notes are an integral part of these financial statements.

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDER’S DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Dollars in Thousands)

	COMMON STOCK		ADDITIONAL PAID-IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance, December 31, 2005	10,000	$—	$5,180	$(6,973)	$(1,236)
Capital paid in by stockholder	—	—	1,110	—	1,110
Net loss	—	—	—	(1,512)	(1,512)
Balance, June 30, 2006	10,000	$—	$6,290	$(8,485)	$(1,638)

The accompanying notes are an integral part of these financial statements.

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Dollars in Thousands)

	2006	2005
Operating activities:
Net loss	$(1,512)	$(1,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23	16
Changes in assets and liabilities:
Accounts and notes receivable, net	(66)	(83)
Advanced agent commissions	(737)	(736)
Amounts due from affiliates	(29)	—-
Other current assets	56	(148)
Accounts payable	79	(280)
Accrued commissions	(59)	267
Amounts due to affiliates	(48)	—-
Other accrued liabilities	298	(228)
Unearned revenue	453	(13)
Net cash used in operating activities	(1,542)	(2,237)
Investing activities:
Agency loans made	—	(150)
Agency loan repayments	150	3
Purchase of fixed assets	—	(69)
Net cash provided by (used in) investing activities	150	(216)
Financing activities:
Loan proceeds	795	1,024
Loan repayments	(824)	(122)
Loan from related party	300	—
Capital paid in by stockholder	1,110	1,131
Net cash provided by financing activities	1,381	2,033
Net decrease in cash and cash equivalents	(11)	(420)
Cash and cash equivalents at beginning of year	28	428
Cash and cash equivalents at end of year	$17	$8
Supplemental disclosure:
Interest paid	$76	$53

The accompanying notes are an integral part of these financial statements.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Nature of Business

Insurance Capital Management USA Inc. (“the Company”) is a Delaware corporation that was incorporated on October 10, 2002.

The Company’s operations primarily consist of:

•       Sales and marketing of individual health insurance products and related benefit plans (insurance programs), primarily through a network of independent agency channels. These insurance agency operations are consolidated under Insuraco USA, LLC (“Insuraco”), an intermediate holding company.

•       Sales and marketing of insurance programs through a career agency channel, Insurance Producers Group of America Agency Inc. (“IPA”) which commenced operations in the second half of 2005.

Note 2—Non-Binding Letter of Intent

On June 12, 2006, the Company entered into a non-binding letter of intent with Precis, Inc. whereby Precis has offered to acquire the Company in a stock transaction (“Precis Transaction”). (See Note 12).

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles. All significant inter-company accounts and transactions have been eliminated.

Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that effect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period then ended. Future results could differ from those estimates.

Revenue Recognition

All commissions and policy fees are reported net of amounts due to third party agents in accordance with guidance in Emerging Issues Task Force 99-19. Commission income and policy fees, other than initial enrollment fees, are generally recognized as earned on a monthly basis until such time as the underlying policyholder contract is terminated. Retained advanced commissions received are recorded in unearned income.

Initial enrollment fees directly related to and varying with sales activity, are deferred and amortized over the estimated lives of the respective programs. The estimated weighted average life for the programs sold ranges from eighteen months to two years and is based upon the Company’s historical policyholder contract termination experience.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Interest Income and Expenses

Interest income, which is accrued when earned, and interest expense, which is accrued as incurred, are included in other income (expense).

Operating Expenses

The majority of the Company’s operating expenses are attributable to sales and marketing activities, many of which occur prior to the initial sale of insurance programs. All of these costs are expensed as incurred.

Accounts Receivable

Accounts receivable generally represent commissions and fees due from insurance carriers and plan sponsors. Accounts receivable are reviewed on a monthly basis to determine if any receivables will potentially be uncollectible. An allowance is provided for any accounts receivable balance where recovery is considered to be doubtful. Bad debt is written off as incurred.

Advanced Agent Commissions

The Company’s finance subsidiaries advance agent commissions for selected insurance programs. Repayment of the advanced commissions is typically accomplished by withholding earned commissions from the agent until such time as the outstanding balance, plus accumulated interest, has been fully repaid. The net outstanding balance is recorded as an asset.

Advanced agent commissions are reviewed on a monthly basis to determine if any advanced agent commissions will potentially be uncollectible. An allowance is provided for any advanced agent commission balance where recovery is considered to be doubtful. Bad debt is written off as incurred.

In addition, several insurance carriers directly advance commissions to Insuraco’s agents. The Company believes that all such balances will be collected in full by the carriers and, accordingly, has not recorded any obligation attributable to this contingent liability. However, the Company is contingently liable for such advances (See Note 5.).

Agency Loans

Agency loans represents amounts due from agencies, exclusive of accrued interest.

Amounts Due To/From Affiliates

Amounts due to/from affiliates represent accounts receivable and payable between the Company and other companies controlled by the sole shareholder.

Other Current Assets

Other assets consist of accrued interest on agency loans, other balances due from insurance carriers and deposits.

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

Fixed Assets

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Furniture is depreciated over a 5-year term; office equipment is depreciated over a 3-year term.

Income Taxes

Income taxes have not been provided for because the Company and its subsidiaries have elected to file as a Subchapter S Corporation, in accordance with Section 1362(a) of the Internal Revenue Code. Consequently, the Company’s consolidated losses are passed through to the Company’s sole shareholder, and reported on the individual income tax return of that shareholder.

Note 4—Liquidity and Capital Resources

As of June 30, 2006, the Company had negative working capital of $2,301,000 and an accumulated deficit of $8,485,000. Since inception, the sole shareholder has funded $6,290,000 to the Company which has been used to meet costs associated with start-up and immediate working capital obligations. The sole shareholder has committed to continue to provide funding to meet these requirements. Additionally, the Company has established access to short-term debt from various sources. The short-term debt is primarily used to fund agent commission advances.

A significant portion of the Company’s working capital deficit and operating losses in the second half of 2005 and the first half of 2006 relate to IPA. For the first six months of 2006, ICM has generated positive operating profit and cash flows from the businesses that Precis plans to acquire (Insuraco activities). IPA will not be part of the Precis Transaction and on September 29, 2006, ICM transferred ownership of IPA to its sole shareholder. (See Note 12 Subsequent Events.)

Based upon these factors, the Company believes it will be able to meet its short-term and long-term working capital requirements.

Note 5—Advanced Agent Commissions

Advanced agent commissions consist of (dollars in thousands):

As of June 30, 2006
Programs funded by:
Commercial bank debt (see Note 8)	$769
Private investor group debt (see Note 8)	250
Self-funded programs	1,157
Sub-total	2,176
Provision for doubtful recoveries	(110)
Total advanced agent commissions	$2,066

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Advanced Agent Commissions (Continued)

At June 30, 2006, the Company was also contingently liable for approximately $1,400,000 of agent commissions advanced directly by insurance carriers. The Company believes that all such balances will be collected in full and, accordingly, has not recorded any obligation attributable to this contingent liability.

Note 6—Other Current Assets

Other current assets consist of (dollars in thousands):

June 30, 2006
Accrued interest on agency loans	$53
Other receivables due from insurance carrier	114
Deposit	28
Total other assets	$195

Note 7—Fixed Assets

Fixed assets consist of (dollars in thousands):

As of June 30, 2006
Furniture and fixtures, at cost	$128
Office equipment, at cost	45
Total cost	173
Accumulated depreciation	(67)
Fixed assets, net	$106

Note 8—Short-term Debt

Short-term debt consists of (dollars in thousands):

As of June 30, 2006
Commercial bank—revolving lines of credit	$769
Loan from private investor	250
Loan from former officer	90
Loan from plan administrator	200
Total short-term debt	$1,309

Commercial bank—revolving line of credit

The Company has obtained a revolving line of credit facility from a commercial bank to obtain funding for the advancing of agent commissions for certain programs. The revolving line of credit is collateralized by certain future commissions and fees and is personally guaranteed by the Company’s sole shareholder. Under this facility, the Company may borrow up to $1,600,000, provided that such borrowings

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Short-term Debt (Continued)

are restricted to the funding of advanced agent commissions. Interest is charged at prime plus 1.50%. The revolving line of credit matures December 1, 2006.

Loan from private investor

During 2004, the Company obtained a $250,000 loan in connection with the partial funding of an agent advance commission program. This loan had no stated maturity date and the Company treated it as short-term debt. Interest charged at a rate of 10.00% through September 30, 2005, at which time, through agreement by both parties, the interest rate was reduced to 0.00%. Accrued interest on this loan is included in other accrued liabilities.

Loan from former officer

Effective December 21, 2003, the Company agreed to compensate the former chief marketing officer of one of its agencies for marketing related expenditures incurred during 2003, through issuance of a $150,000 note bearing interest at an annual rate of 8.0%. In early 2006, the Company commenced monthly repayments and agreed to repay the loan in full by December 31, 2006. The Company treated this note as short-term debt. Accrued interest on this loan is included in other accrued liabilities.

Loan from plan administrator

During 2005, the Company obtained a short-term $200,000 loan facility from a third party administrator which processes a substantial amount of the Company’s business. The Company’s sole shareholder has guaranteed repayment of this loan. Additionally, the plan administrator has a second lien on certain future revenue. Interest has been accrued at an annual rate of 8.00%. The loan matures on December 31, 2006. The Company treated this loan as a short-term debt. Accrued interest on this loan is included in other accrued liabilities.

Note 9—Loan From Related Party

During 2005, the Company obtained a $200,000 loan from one of its current officers and increased the loan to $500,000 in the first half of 2006. The loan is guaranteed by the Company’s sole shareholder and bears interest at a rate of 10.0% per annum. To date, no principal or interest payments have been made. Accrued interest on this loan is included in other accrued liabilities.

Note 10—Lease Obligation

The Company’s operating lease for its current office space terminates on October 31, 2006. As of June 30, 2006, the remaining minimum lease payments were $107,226. Rent expense for the six-month periods ended June 30, 2006 and 2005 was $128,671 and $71,831, respectively.

Note 11—Risk concentration

For the six months ended June 30, 2006, over 95% of the Company’s revenue was derived from insurance products underwritten by five insurance carriers. The Company believes all of these insurance carriers to be financially sound, based in part upon A.M. Best ratings of B+ or better, and that all accounts due from these carriers will be collected in full. If the Company’s relationship with one or more of these

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Risk concentration (Continued)

carriers was severed, the revenue impact would be nominal in the short term, but could be significant over the long term. However, management believes the Company has the ability to replace carriers with little or no difficulty.

The Company maintains its cash in bank accounts which at times may exceed the limits of federal insurance. Currently, the majority of the accounts are with a commercial bank. The Company does not believe it is exposed to any significant credit risk attributable to this concentration.

Note 12—Subsequent Events

In connection with the Precis Transaction, the Company has agreed to the following:

•       Transfer the Company’s ownership of IPA directly to the Company’s sole shareholder prior to the closing of the Precis Transaction. This transfer was executed effective September 29, 2006.

•       Discontinue, upon closing of the Precis Transaction, charging to the Company (i) those selling and promotion costs not directly related to Insuraco’s (and IPA’s) operations, and (ii) any other non-Insuraco costs.

The Company’s commercial bank revolving line of credit facility has been renewed through December 31, 2006. Under the current facility, the may borrow up to $1,600,000, provided such borrowings are restricted to the funding of advanced agent commissions. Interest is charged at prime plus 1.50%.

The Company’s $250,000 loan from a private investor was settled in full in August 2006.

The Company’s current officer and the Company’s sole shareholder agreed to convert all of the debt and accrued interest of the loan from current officer into an approximate 11% equity ownership position in the Company upon formal approval of the Precis Transaction.

During 2006, the Company extended its lease term on its current premises from October 31, 2006 to November 30, 2006.

During September 2006, the Company entered into a five year agreement to lease new office premises. The Company’s sole shareholder has guaranteed payment of the new lease obligation. The minimum lease payments under all leases consist of (dollars in thousands):

Year	Amount
2007	$159
2008	225
2009	226
2010	233
2011	204
Total	$1,047

Note 13—Legal Proceedings

In February 2005, States General Life Insurance Company (“SGLIC”), a former affiliate, was placed in permanent receivership by the Texas Insurance Commission (The State of Texas v States General Life Insurance Company, Cause No. GV-500484, in the 126th District Court of Travis County, Texas.) Pursuant

INSURANCE CAPITAL MANAGEMENT USA INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

to letters dated October 19, 2006, the Special Deputy Receiver (the “SDR”) of SGLIC asserted certain claims against ICM, its subsidiaries, Peter W. Nauert, ICM’s Chairman and Chief Executive Officer, and G. Scott Smith, a former Executive Officer of ICM, totaling $2,839,000. The SDR is seeking recovery of certain SGLIC funds that it alleges were inappropriately transferred and paid to or for the benefit of ICM, its subsidiaries and Messrs. Nauert and Smith. These claims are based upon assertions of Texas law violations, including prohibitions against self-dealing, participation in breach of fiduciary duty and preferential and fraudulent transfers. Mr. Nauert was in control and Chairman of the Board of SGLIC when it was placed in receivership by the Texas Insurance Commission. In their response to the SDR, ICM, its subsidiaries and Messrs. Nauert and Smith have stated that they believe they appropriately complied with all of the applicable provisions of Texas Law. ICM, its subsidiaries and Messrs. Nauert and Smith intend to exercise their full rights in defense of the SDR’s asserted claims. However, ICM can not make any assurance of the outcome of this matter. An adverse ruling in this case would have a material adverse effect on ICM’s financial position and operations.

In connection with the Precis Transaction, Mr. Nauert and the Peter W. Nauert Revocable Trust have agreed to fully indemnify ICM and Precis, Inc. against any losses resulting from a claim or lawsuit that may eventually be made or initiated by the SDR.

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

To the Board of Directors and Stockholders of Precis, Inc.
Grand Prairie, Texas

We have audited the accompanying consolidated balance sheet of Precis, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Precis, Inc. at December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

(Signed Hein & Associates LLP)

Dallas, Texas
March 24, 2006

To the Board of Directors and Stockholders of Precis, Inc.
Grand Prairie, Texas

We have audited the accompanying consolidated balance sheet of Precis, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Precis, Inc. at December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

(Signed BDO Seidman, LLP)

Dallas, Texas
April 11, 2005, except for Note 17 which
is as of March 31, 2006

PRECIS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
(Dollars in Thousands, Except Share Information)

	2005	2004
ASSETS
Current assets:
Cash-in-trust	$5,585	$4,922
Cash and cash equivalents	6,261	8,283
Accounts and notes receivable, net	263	312
Income taxes receivable	1,046	980
Inventory	332	174
Prepaid expenses	1,467	547
Deferred income tax asset	—	106
Total current assets	14,954	15,324
Fixed assets, net	1,124	1,989
Goodwill	13,072	21,381
Other intangible assets	1,260	1,400
Deferred tax asset	275	1,040
Other assets	179	186
Total assets	$30,864	$41,320
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$467	$470
Accrued commissions	380	731
Accrued consideration on business combination	1,170	—
Other accrued liabilities	1,590	1,573
Franchise taxes payable	507	509
Members’ liabilities	5,585	4,922
Deferred fees	47	154
Current portion of capital lease obligations	241	514
Deferred income tax liability	275	—
Total current liabilities	10,262	8,873
Capital lease obligations, net of current portion	238	78
Total liabilities	10,500	8,951
Commitments and contingencies (notes 13 and 14)
Stockholders’ equity:
Preferred stock, $1.00 par value, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 13,704,269 and 12,335,766 issued, respectively, and 13,204,269 and 12,079,820 outstanding, respectively	137	123
Additional paid-in capital	28,942	27,221
Accumulated deficit retained earnings	(7,664)	5,707
Less: treasury stock at cost (500,000 and 255,946 shares respectively)	(1,051)	(682)
Total stockholders’ equity	20,364	32,369
Total liabilities and stockholders’ equity	$30,864	$41,320

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(Dollars in Thousands, Except Per Share Information)

	2005	2004	2003
Revenues	$30,143	$37,438	$40,224
Operating expenses:
Cost of operations	10,973	14,732	12,043
Sales and marketing	6,987	10,971	15,212
General and administrative	13,088	12,142	6,014
Goodwill impairment	12,900	2,000	—
Total operating expenses	43,948	39,845	33,269
Operating (loss) income	(13,805)	(2,407)	6,955
Other income (expense):
Interest income (expense), net	159	(57)	(153)
(Loss) earnings before taxes	(13,646)	(2,464)	6,802
Provision for income taxes (benefit) expense	41	(650)	2,524
(Loss) earnings from continuing operations	(13,687)	(1,814)	4,278
Gain on sale of discontinued operations, net of taxes of $180	300	—	—
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $9, $(85) and $(113), respectively	16	(142)	(189)
Net (loss) earnings	$(13,371)	$(1,956)	$4,089
(Loss) earnings per share:
Basic—
Continuing operations	$(1.10)	$(0.15)	$0.36
Discontinued operations	$0.02	$(0.01)	$(0.01)
Diluted—
Continuing operations	$(1.10)	$(0.15)	$0.35
Discontinued operations	$0.02	$(0.01)	$(0.01)
Weighted average number of common shares outstanding:
Basic	12,432,591	11,921,946	11,848,789
Diluted	12,432,591	11,921,946	11,924,214

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands, Except Share Information)

			ADDITIONAL		ACCUMULATED
	COMMON STOCK		PAID-IN	TREASURY	EARNINGS
	SHARES	AMOUNT	CAPITAL	STOCK	(DEFICIT)	TOTAL
Balance, December 31, 2002	11,851,547	$119	$25,790	$—	$3,574	$29,483
Stock option and warrants exercised, net of tax	20,600	—	31	—	—	31
Net earnings	—	—	—	—	4,089	4,089
Balance, December 31, 2003	11,872,147	119	25,821	—	7,663	33,603
Stock option and warrants exercised, net of tax	1,250	—	4	—	—	4
Issuance of stock in business combinations	488,486	5	1,395	—	—	1,400
Other	(26,117)	(1)	1	—	—
Purchase of 255,946 shares of treasury stock at cost	—	—	—	(682)	—	(682)
Net loss	—	—	—	—	(1,956)	(1,956)
Balance, December 31, 2004	12,335,766	123	27,221	(682)	5,707	32,369
Stock option and warrants exercised, net of tax	20,000	—	25	—	—	25
Issuance of stock in business combination	1,348,503	14	1,696	—	—	1,710
Purchase of 244,054 shares of treasury stock at cost	—	—	—	(369)	—	(369)
Net loss	—	—	—	—	(13,371)	(13,371)
Balance, December 31, 2005	13,704,269	$137	$28,942	$(1,051)	$(7,664)	$(20,364)

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(Dollars in Thousands)

	2005	2004	2003
Operating activities:
Net (loss) earnings	$(13,371)	$(1,956)	$4,089
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation	1,614	2,323	2,062
Amortization of intangibles	140	—	—
Other non-cash items and loss on disposal of fixed assets	94	176	—
Gain on sale of discontinued operations	(480)	—	—
Provision for losses on accounts and notes receivable	198	1,012	(205)
Goodwill (credit) impairment	12,900	2,000	—
Deferred income taxes	1,146	(1,041)	119
Changes in operating assets and liabilities (net of business acquired):
Accounts and notes receivable, net	(149)	(208)	920
Income taxes receivable	(66)	(859)	975
Inventory	(188)	1	61
Prepaid expenses	(920)	(97)	(51)
Other current assets	—	—	25
Other assets	7	(139)	(3)
Accounts payable	(3)	48	251
Accrued liabilities	(299)	243	(24)
Deferred fees	(107)	(17)	(567)
Income taxes payable	(2)	273	167
Net cash provided by operating activities	514	1,759	7,819
Investing activities:
Purchase of fixed assets	(336)	(736)	(945)
Proceeds from sale of discontinued operations	475	—	—
Cash used in business combination, net of cash acquired	(1,711)	(1,859)	—
Net cash used in investing activities	(1,572)	(2,595)	(945)
Financing activities:
Exercise of stock options	25	4	31
Payments on capital leases	(620)	(1,291)	(1,429)
Purchase of treasury stock	(369)	(682)	—
Net cash used in financing activities	(964)	(1,969)	(1,398)
Net (decrease) increase in cash and cash equivalents	(2,022)	(2,805)	5,476
Cash and cash equivalents at beginning of year	8,283	11,088	5,612
Cash and cash equivalents at end of year	$6,261	$8,283	$11,088
Supplemental disclosure:
Income taxes paid	$155	$1,106	$2,277
Interest paid	$72	$91	$150
Non-cash investing and financing activities:
Acquisition of fixed assets through issuance of capital leases, net of retirements	$507	$186	$(504)
Issuance of stock in business combination	$1,710	$1,400	$—
Cash-in-trust collected	$663	$2,153	$2,660

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 1—Nature of Business

Precis, Inc. (the “Company”) is a provider of innovative healthcare and other membership service programs. The Company offers savings on healthcare services throughout the United States to persons who are under-insured. These savings are offered by accessing the same preferred provider organizations (PPOs) that are utilized by many insurance companies. These programs are sold primarily through a network marketing strategy under the name Care Entrée™ and through private label resellers. The Company also addresses the needs of self-funded employers and groups by providing third party administration services and access to a proprietary PPO network.

Note 2—Summary of Significant Accounting Policies

BASIS OF PRESENTATION—The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company’s wholly-owned subsidiaries, The Capella Group, Inc., Foresight, Inc. (discontinued and dissolved in 2005), Care Financial, LLC (formerly Smart Care Insurance Agency LLC) and Access HealthSource Inc. All significant inter-company accounts and transactions have been eliminated. Certain reclassifications have been made to prior period financial statements to conform to the current presentation of the financial statements.

USE OF ESTIMATES—The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Certain significant estimates are required in the evaluation of goodwill and intangible assets for impairment. Actual results could differ from those estimates and such differences could be material.

REVENUE RECOGNITION—

Healthcare Membership Revenues.   The Company recognizes membership revenues, other than initial enrollment fees, on each monthly anniversary date. Membership revenues are reduced by the amount of refunds estimated to be incurred. Member initial enrollment fees, net of direct costs, are deferred and amortized over the estimated membership period, which averages eight to ten months. Independent marketing representative fees, net of direct costs, are deferred and amortized over the term of the contract.

Access Third Party Administration.   The Company’s principal sources of revenue include administrative fees for third party claims administration, network provider fees for the preferred provider network and utilization and management fees. These fees are usually based on a per member per month fee. Revenues from these services are recognized in the period in which the services are performed.

Rental Purchase and Club Membership Revenues.   Rental purchase and club membership revenues are recognized in the month that the Company’s products and services have been delivered to its clients. Up until December 2005, the Company sold rental purchase and club membership programs on a wholesale basis to its clients.

COMMISSION EXPENSE—Commissions are paid to the Company’s independent marketing representatives in the month following the month in which a member has enrolled in the Care Entrée™ program. Commissions are only paid in the following month when the related membership fees have been received by the Company. The Company does not pay advanced commissions on membership sales.

CASH-IN-TRUST—Cash-in-trust consists of cash and cash equivalents held on behalf of members who have escrowed funds with the Company. These funds are owned by the members and are presented in

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Summary of Significant Accounting Policies (Continued)

the Company’s consolidated balance sheet as an asset under the description “cash-in-trust” and as a liability under the description “members’ liabilities.”

CASH AND CASH EQUIVALENTS—Cash and cash equivalents consist primarily of cash on deposit or cash investments purchased with original maturities of three months or less.

TRADE ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE—Accounts receivable and notes receivable represent amounts due from private label partners who market the Company’s Care Entrée product and bill the members directly. The Company does not charge interest on any of its outstanding trade accounts receivable. The Company does charge an immaterial amount of interest, at a negotiated rate, on its notes receivable. If there is any doubt about the collectibility of a note, the Company ceases to accrue interest on that note. The Company reviews accounts receivable and notes receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable and notes receivable balances that are determined to be uncollectible, along with a general reserve, in our overall allowance for doubtful accounts and notes receivable. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

FIXED ASSETS—Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets for financial reporting purposes and principally on accelerated methods for tax purposes. Leasehold improvements are depreciated using the straight-line method over their estimated useful lives or the lease term, whichever is shorter. Ordinary maintenance and repairs are charged to expense as incurred. Expenditures that extend the physical or economic life of property and equipment are capitalized. The estimated useful lives of property and equipment are as follows:

Furniture and Fixtures	7 years
Leasehold Improvements	Over the term of the lease, or useful life, whichever is shorter
Computers and Office Equipment	3-5 years
Software	3 years
Automobiles	5 years

The Company periodically reviews property and equipment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable or their depreciation or amortization periods should be accelerated. When any such impairment exists, the related assets will be written down to their fair value.

The Company capitalizes both internal and external costs of developing or obtaining computer software for internal use. Costs incurred to develop internal-use software during the application development stage are capitalized, while data conversion, training and maintenance costs associated with internal-use software are expensed as incurred. As of December 31, 2005 and 2004, the net book value of capitalized software costs was $210 and $699, respectively. Amortization expense related to capitalized software was $598, $190 and $143 in fiscal years 2005, 2004 and 2003, respectively. At October 1, 2004, the Company adjusted the estimated useful life for certain of its internal-use software to a period ending June 30, 2005. Depreciation expense was adjusted from that date in October 2004 forward, increasing depreciation expense in 2005 and 2004 by $75 and $150, respectively.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Summary of Significant Accounting Policies (Continued)

OTHER INTANGIBLE ASSETS—Other intangible assets consist of customer contracts and are amortized over their estimated life, including the initial contract term and probable extensions. As circumstances change, the estimated life is re-evaluated or potential impairment is assessed.

GOODWILL—Goodwill represents the excess of acquisition costs over the fair value of net assets acquired. Goodwill is not amortized, but it is reviewed on an annual basis in order to determine if impairment exists. Where necessary, an impairment charge ($2,000 in 2004 and $12,900 in 2005) is recorded to reflect management’s assessment that, based upon current and projected revenues, earnings and other factors, the estimated fair value of the operating unit’s goodwill did not exceed its carrying value.

INCOME TAXES—Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The net deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NET EARNINGS PER SHARE—Basic net earnings per share is calculated by dividing the net earnings by the weighted average number of shares outstanding for the year without consideration for common stock equivalents. Diluted net earnings per share gives effect to all dilutive potential common shares outstanding for the year. For the years ended December 31, 2005 and 2004, 25,375 and 54,863 shares related to outstanding stock options, respectively, were not included in the calculation of fully diluted earnings per share because the inclusion would have been anti-dilutive.

CONCENTRATION OF CREDIT RISK—The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk. The Company attempts to mitigate this risk by transferring balances not immediately needed into accounts secured with pledged U.S. government securities of short maturity.

The Company’s customers are not concentrated in any specific geographic region or industry. No single customer accounted for a significant amount of the Company’s sales and there were no significant accounts receivable from a single customer. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

FAIR VALUE OF FINANCIAL INSTRUMENTS—The recorded amounts of cash, short-term investments, accounts receivable, income taxes receivable, notes receivable, accounts payable, accrued liabilities, income taxes payable and capital lease obligations approximate fair value because of the short-term maturity of these items.

STOCK-BASED COMPENSATION—In December 2004, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standard (SFAS) 123 (Revised 2004), “Shared-Based Payment,” which replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Revised SFAS 123 addresses the requirements that an entity measure the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of the award. The cost of such award will be recognized over the period during which an employee is required to provide services in exchange for the award. The Company will adopt this Statement in the first quarter of 2006.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Summary of Significant Accounting Policies (Continued)

As permitted by SFAS 123, the Company currently accounts for share-based payments by applying the accounting provisions of APB 25’s intrinsic value method and, since options issued had no such intrinsic value, the Company generally recognizes no compensation cost for employee stock options. The adoption of Revised SFAS 123’s fair value method is not expected to have a significant impact on the Company’s results of operations, and it will have no added impact on its overall financial position. The impact of adoption of Revised Statement 123 cannot be predicted at this time because it will depend on level of share-based payments granted in the future. However, had the Company adopted Revised SFAS 123 in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro-forma net income and earnings per share below.

As stated above, the Company applies APB 25 and its related interpretations in accounting for its stock option plan. Compensation for services that a corporation receives under APB 25 through stock-based compensation plans should be measured by the quoted market price of the stock at the measurement date less the amount, if any, that the individual is required to pay. No compensation expense was recorded during the years ended December 31, 2005, 2004 and 2003 related to its stock option plans under APB 25. If the Company had elected to recognize compensation based on the fair value of the options granted at the grant date as prescribed by “Statement of Financial Accounting Standards No. 123, (“SFAS 123”) Accounting for Stock-Based Compensation”, net earnings and net earnings per share would have decreased to the pro forma amounts shown below for the years ended December 31:

	2005	2004	2003
(Loss) earnings from continuing operations	$(13,687)	$(1,814)	$4,278
Gain on sale of operations, net of taxes	300	—	—
Earning (loss) from discontinued operations	16	(142)	(189)
Net (loss) earnings	(13,371)	(1,956)	4,089
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(361)	(316)	(226)
Pro forma net (loss) earnings	$(13,732)	$(2,272)	$3,863

	2005	2004	2003
Earnings (loss) per share:
Basic—as reported
From continuing operations	$(1.10)	$(0.15)	$0.36
From sale of and discontinued operations	$0.02	$(0.01)	$(0.01)
Basic—pro-forma
From continuing operations	$(1.13)	$(0.18)	$0.34
From sale of and discontinued operations	$0.02	$(0.01)	$(0.01)
Diluted—as reported
From continuing operations	$(1.10)	$(0.15)	$0.35
From sale of and discontinued operations	$0.02	$(0.01)	$(0.01)
Diluted—pro-forma
From continuing operations	$(1.13)	$(0.18)	$0.33
From sale of and discontinued operations	$0.02	$(0.01)	$(0.01)

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Summary of Significant Accounting Policies (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 2005, 2004 and 2003:

	2005	2004	2003
Risk free interest rate	4.23%	3.94%	4.90%
Volatility rate	72%	48%	40%
Dividend yield	None	None	None
Option expected lives	5 yrs	5 yrs	5yrs

The intent of the Black-Scholes option valuation model is to provide estimates of fair values of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the use of highly subjective assumptions including expected stock price volatility. The Company has utilized the Black-Scholes method to produce the pro forma disclosures required under SFAS 123. In management’s opinion, existing valuation models do not necessarily provide a reliable single measure of the fair value of its employee stock options because the Company’s employee stock options have significantly different characteristics from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate. The effects of applying SFAS 123 in this pro forma are not indicative of future amounts.

RECENTLY ISSUED ACCOUNTING STANDARDS—In December 2004, the FASB issued SFAS No. 123R, a revision to SFAS No. 123. SFAS No. 123R eliminates the alternative to use the APB 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.

Under APB Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS No. 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service, in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Companies will initially measure the cost of employee services received in exchange for an award of instruments classified as liabilities based on its current fair value; the fair value of the awards classified as a liability will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options, or the Company’s restricted stock and similar instruments classified in the balance sheet as equity will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available); the fair value of awards classified as equity will not be re-measured. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Summary of Significant Accounting Policies (Continued)

Excess tax benefits, as defined by SFAS No. 123R, will be recognized as an addition to paid-in capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

SFAS No. 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. As of the required effective date, companies that used the fair-value-based method for either recognition or disclosure under SFAS No. 123 will apply SFAS No. 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No. 123 for either recognition or pro forma disclosure. The cumulative effect of initially applying SFAS No. 123R, if any, is recognized as of the required effective date. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005.

In December 2004, the FASB issued SFAS No. 153 (“SFAS 153”) Exchange of Non-monetary assets. This statement was a result of a joint effort by the FASB and the International Accounting Standards Board to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. One such difference was the exception from fair value measurement in APB Opinion No. 29, Accounting for Non-Monetary Transactions, for non-monetary exchanges of similar productive assets. SFAS 153 replaces this exception with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material effect on the Company’s financial position or results of operations.

In the second quarter of 2005, the FASB issued SFAS No. 154 (“FAS 154”), Accounting Changes and Error Corrections was issued in the second quarter of 2005. Under FAS 154, entities will be required to report a change in accounting principle through retrospective application of the new accounting principle to all prior periods, unless impracticable to do so. A change in the method of applying an accounting principle is considered a change in accounting principle under the standard. In addition, errors in the financial statements of a prior period discovered subsequent to their issuance shall be reported as a prior period adjustment by restating the prior period financial statements. This standard will be effective in 2006. We do not believe that adoption of SFAS 154 will have a material impact on our financial statements.

Note 3—Business Combination

On June 18, 2004, the Company acquired Access HealthSource, Inc. (“Access”) for a purchase price of up to $9,350 plus payment of acquisition costs. The purchase price is in part based upon a multiple of 3.22 of the earnings before interest, taxes, depreciation and amortization of Access (EBITDA”) for the years ending December 31, 2004, 2005 and 2006. The total consideration to the seller paid and accrued through December 31, 2005 was $7,864,000 which includes paid in cash of $3,710,500, distribution of 1,836,989 shares with a value of $3,110,500, accrued cash consideration of $521,500 and 308,494 accrued

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 3—Business Combination (Continued)

shares valued at $521,500. Both the accrued cash consideration and shares were distributed in 2006. Total acquisition costs through December 31, 2005 were $393,000 including $127,000 accrued for at December 31, 2005. Including both consideration paid and acquisition costs, the total purchase price is $8,257,000. The Company expects that Access may continue to achieve EBITDA levels during 2006 that will require additional payments and common stock issuances. These additional payments and share deliveries will be accounted for as a decrease in the Company’s cash and cash equivalents for the amount paid, an increase to stockholders’ equity for the fair value of shares issued and a corresponding increase in goodwill for the value of the cash paid and stock issued.

The closing purchase price consideration was allocated as follows:

	As of December 31,
	2005	2004
Net working capital	$274	$274
Fixed assets	206	206
Customer contract	1,400	1,400
Goodwill	6,895	2,304
Deferred tax liability	(518)	(518)
Total	$8,257	$3,666

Net working capital acquired in the transaction included cash of $407, resulting in a net cash outlay for the acquisition of $1,859. The Company anticipates that the amortization of the acquired intangibles will not be deductible for federal income tax purposes. As a result of the contingent payments discussed above, $4,591, including $127 of additional acquisition cost, has been added to goodwill in 2005. The allocation of $6,895 and $2,304 to goodwill as of December 31, 2005 and 2004, respectively, is considered appropriate, as Access strategically complements the Company’s healthcare service offering. Access completes the Company’s healthcare offering which is to provide individuals and employee group markets access to preferred provider networks, medical escrow accounts and third party administration capabilities to adjudicate and pay for the medical claims. From a sales distribution standpoint, the Company has the ability to grow Access’ regional business as the Company has numerous independent marketing representatives who sell both to the individual and employer groups throughout the United States. The Company’s acquisition of Access serves to complement its most recent entry into the public sector market, with the State of Louisiana. Access’ primary area of expertise is in the public sector market. The contract carrying value of $1,400, based upon the projected net cash flows from the contract, will be amortized over the contract’s expected life of 10 years.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 3—Business Combination (Continued)

The following unaudited financial condensed results of operations presents the Company’s acquisition of Access prepared on a pro-forma basis, as if the acquisition had occurred at the beginning of 2003.

	For the Years Ended December 31,
	2005	2004	2003
	Unaudited
Revenues	$30,143	$40,317	$46,386
Net (loss) earnings	$(13,371)	$(1,710)	$4,638
Earnings (loss) per common share
Basic
—From continuing operations	$(1.10)	$(0.14)	$0.38
—From discontinued operations	$0.02	$(0.01)	$(0.02)
Diluted
—From continuing operations	$(1.10)	$(0.14)	$0.38
—From discontinued operations	$0.02	$(0.01)	$(0.02)
Weighted average number of common shares outstanding:
Basic	12,432,591	12,396,114	12,337,275
Diluted	12,432,591	12,396,114	12,412,700

Pursuant to an agreement with Ready One Industries, formerly National Center for Employment of the Disabled (“NCED”) and owner of Access, the Company’s President and Chief Operating Officer is entitled to received 10% of the proceeds (stock and cash) from NCED’s sale of Access to the Company. As of December 31, 2005, this executive officer has received 183,699 of our shares and is entitled to and is the beneficial owner of an additional 30,849 shares. Mr. Apodaca has received $423,166 in cash from NCED pursuant to this arrangement.

Note 4—Accounts and Notes Receivable

During 2005 and 2004, the Company held notes receivable with certain private label clients. The Company periodically assesses the collect ability of certain of these notes and provides an additional allowance for uncollectible notes. On December 31, 2004, all uncollected notes receivable were written off.

Accounts and notes receivable are comprised of the following at December 31,

	2005	2004
Accounts Receivable	$320	$531
Allowance for doubtful accounts	(83)	(219)
Accounts Receivable, net	237	312
Notes receivable	206	—
Allowance for uncollectible notes	(180)	—
Other	26	—
Accounts and notes receivable, net	$263	$312

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 4—Accounts and Notes Receivable (Continued)

Based on the information available to the Company, the Company believes its allowances for both doubtful accounts and notes receivable as of December 31, 2005 are adequate. However, actual write-offs might exceed the recorded allowance.

Note 5—Prepaid Assets

Prepaid assets are comprised of the following at December 31,

	2005	2004
Provider Network Premiums	$643	$—
Insurance	484	244
Marketing	—	183
Postage	134	—
Service Contracts	57	26
Rent	31	33
Other	118	61
	$1,467	$547

The increase in prepaid assets in 2005 was due to the timing of year-end payments for tax purposes that will be largely amortized over the first three months of 2006.

Note 6—Fixed Assets

Fixed assets are comprised of the following at December 31,

	2005	2004
Furniture and fixtures	$311	$344
Leasehold improvements	169	161
Computers and office equipment	1,770	3,951
Software	912	1,539
Automobiles	—	121
Software under development	84	—
	3,246	6,116
Accumulated depreciation and amortization	(2,122)	(4,127)
Fixed assets, net	$1,124	$1,989

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 7—Intangible Assets

The change in the carrying amount of the Company’s intangible assets for the years ended December 31, 2005 and 2004 are as follows:

	Goodwill	Contracts	Total
Intangible assets, balance as of January 1, 2004	$21,077	$—	$21,077
Goodwill, acquired during the year	2,304	—	2,304
Contracts, acquired during the year	—	1,400	1,400
Impairment charge	(2,000)	—	(2,000)
Intangible assets, balance as of December 31, 2004	21,381	1,400	22,781
Goodwill, acquired during the year	4,591	—	4,591
Amortization of Contract	—	(140)	(140)
Impairment charge	(12,900)	—	(12,900)
Intangible assets, balance as of December 31, 2005	$13,072	$1,260	$14,332

As part of the Access purchase agreement completed June 18, 2004, the Company made additional purchase price payments and stock deliveries of $4,464, based upon Access’ 2005 performance. Additional acquisition costs of $127 accrued in 2005 has also been added to Access’ goodwill. The increased purchase price was recorded as a $4,591 addition to goodwill, increasing goodwill attributable to the Access acquisition to $6,895 at December 31, 2005 from $2,304 at December 31, 2004.

During the year ended December 31, 2004, the Company acquired an intangible asset related to a contract between Access and a customer, as shown in the table above. The contract is expected to have a life of ten years and amortization expense in the amount of $140 will be recognized each year beginning January 1, 2005, the effective date of the contract.

During the year ended December 31, 2004, our intangible assets were reduced by $2,000 to reflect impairment of the goodwill related to our acquisition in 2000 of Foresight.

Due to the continuing decline in members and revenues of the Consumer Healthcare Savings segment to a lower level than management had previously predicted and the pending litigation and regulatory activity that was announced in the second quarter of 2005, the Company completed an impairment test of the goodwill as of June 30, 2005. Significant judgments and estimates were required in connection with the impairment test to determine the estimated future cash flows and fair value of the reporting unit. An independent valuation consultant was engaged by the Company to estimate fair values for that reporting unit using discounted cash flow projections and other valuation methodologies in evaluating and measuring a potential impairment charge. Based upon management’s cash flow projections and the consultant’s independent valuation, the Company recorded an impairment loss related to The Capella Group, Inc. of $9,900 in the second quarter of 2005. In the fourth quarter of 2005 a second analysis was performed based on a revised forecast which resulted in the booking of an additional impairment of $3,000. To the extent that, in the future, our estimates change or our stock price decreases, further goodwill write-downs may occur.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 8—Capital Leases

The Company has several capital leases for office equipment with a net book value of $451 and $594 as of December 31, 2005 and 2004, respectively. These lease purchases have been capitalized at the present value of fair market value using an interest rate of 8.5% to 9.5% and are being depreciated over their estimated useful lives. The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net lease payments as of December 31, 2005:

2006	$293
2007	221
2008	102
Total minimum lease payments	616
Less: Amount representing executory costs	(47)
Less: Amount representing interest	(90)
Present value of minimum lease payments	479
Current portion of capital lease obligations	241
Capital lease obligations, net of current portion	$238

The following is a schedule of capital leases in effect as of December 31:

	2005	2004
Capital lease assets	$759	$3,055
Accumulated amortization	(308)	(2,461)
Net book value	$451	$594
Capital lease obligation	$479	$592

For the years ended December 31, 2005, 2004 and 2003, amortization of capitalized lease assets in the amounts of $649, $1,344 and $1,536, respectively, were included in depreciation and amortization expense.

Note 9—Stockholders’ Equity

Pursuant to its Certificate of Incorporation, the Company is authorized to issue up to 102,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), and 2,000,000 shares of preferred stock, $1.00 par value per share (the “Preferred Stock”).

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 9—Stockholders’ Equity (Continued)

On July 8, 2004, the Company’s Board of Directors authorized the repurchase of up to 500,000 shares of our common stock through open market or private purchase transactions over the next year depending on prevailing market conditions. Through December 31, 2004, the Company had purchased 255,946 shares under this authorization for a total consideration of $682 at a weighted average price of $2.66 per share. In 2005, the Company purchased an additional 244,054 shares for a total consideration of $369 at a weighted average price of $1.51 for shares purchased in 2005.

Month	Quantity Purchased	Weighted Avg. Stock Price/Share	Total Cost
As of December 31, 2004	255,946	2.66	$682
January 2005	15,412	2.09	32
February 2005	29,115	2.23	65
March 2005	35,450	1.91	67
April 2005	32,600	1.77	58
May 2005	131,477	1.12	147
As of December 31, 2005	500,000	2.10	$1,051

Note 10—Common Stock Options

As of December 31, 2005, the Company has two stock-based compensation plans as described below.

In November 1999, the Company Board of Directors restated and adopted our 1999 Stock Option Plan with an effective date of November 30, 1999. The Company has reserved 700,000 shares of our common stock for issuance upon the exercise of options granted under this plan. Under the 1999 Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the options granted.

In July 2002, the Company’s stockholders adopted our 2002 IMR Stock Option Plan with an effective date of July 29, 2002. The Company has reserved 500,000 shares of our common stock for issuance upon the exercise of options granted under this plan. Under the 2002 IMR Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the options granted. On January 29, 2003, the Board approved a motion effective June 1, 2003 for the discontinuance of any further stock option grants under the 2002 IMR Stock Option Plan.

In July 2002, the Company’s stockholders adopted our 2002 Non Employee Stock Option Plan with an effective date of July 29, 2002. The Company has reserved 500,000 shares of our common stock for issuance upon the exercise of options granted under this plan. Under the 2002 Non Employee Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the options granted. As of December 31, 2005, there are no options remaining available for future issuance under the 2002 Non Employee Stock Option Plan.

On June 29, 2003, the Company’s stockholders approved an amendment to increase the number of shares reserved under our 1999 Stock Option Plan from 700,000 to 1,400,000 shares of common stock for issuance upon the exercise of options under this plan. Under the 1999 Stock Option Plan, the Board can determine the date on which options can vest and become exercisable as well as the term of the option

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 10—Common Stock Options (Continued)

granted. As of December 31, 2005, the number of options remaining available for future issuance under the 1999 Stock Option Plan is 718,750.

Information with respect to stock options outstanding to certain employees, directors and service providers are as follows:

	2005
	Options	Weighted Average Exercise Price
Outstanding at beginning of year	1,489,764	$4.01
Granted at market value	224,000	$1.37
Exercised	(20,000)	$1.25
Forfeited	(392,410)	$4.39
Outstanding at end of year	1,301,354	$3.48

	Options Outstanding			Options Exercisable
	Outstanding At 12/31/05	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Outstanding 12/31/05	Weighted Average Exercise Price
$1.05 to $1.75	212,000	4.8	$1.32	112,000	$1.27
$2.24 to $3.55	610,566	3.5	$2.80	366,816	$2.85
$3.82 to $5.25	348,550	3.4	$4.34	234,800	$4.54
$7.65 to $9.50	130,238	2.4	$7.90	128,613	$7.89
	1,301,354	3.6	$3.48	842,229	$3.88

The weighted average fair value stock price of stock options granted for the year ended December 31, 2005 was $1.37.

During the year ended December 31, 2005, 224,000 stock options were granted to the Company’s officers and directors. These stock options had a weighted average exercise price of $1.37 and were immediately exercisable. The total stock options granted to Directors as of December 31, 2005 was 622,000 with a weighted average exercise price of $3.71. The Company’s directors exercised 10,000 stock options in December 2005. The Company’s officers and directors forfeited 295,000 stock options during the year ended December 31, 2005. The life of the stock options granted to directors is generally 5 years.

	2004
	Options	Weighted Average Exercise Price
Outstanding at beginning of year	991,014	$5.73
Granted at market value	845,500	$3.20
Exercised	(8,750)	$3.55
Forfeited	(338,000)	$7.02
Outstanding at end of year	1,489,764	$4.01

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 10—Common Stock Options (Continued)

	Options Outstanding			Options Exercisable
	Outstanding At 12/31/04	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Outstanding 12/31/04	Weighted Average Exercise Price
$1.25 to $1.87	40,000	1.0	$1.25	40,000	$1.25
$2.40 to $3.55	652,566	4.4	$2.84	300,441	$2.95
$3.82 to $5.25	630,460	4.1	$4.35	216,710	$4.81
$5.78 to $8.51	137,738	3.4	$7.61	130,238	$7.72
$9.37 to $9.50	29,000	2.2	$9.50	15,125	$9.50
	1,489,764	4.0	$4.01	702,514	$4.45

The weighted average fair value stock price of stock options granted for the year ended December 31, 2004 was $1.47.

During the year ended December 31, 2004, 172,000 stock options were granted to the Company’s directors. These stock options had a weighted average exercise price of $2.94 and are immediately exercisable. The total outstanding stock options held by Directors as of December 31, 2004 was 498,000 with a weighted average exercise price of $4.29. The Company’s directors did not exercise and/or forfeit any stock options for the year ended December 31, 2004. The life of the stock options granted to directors is generally 5 years.

	2003
	Options	Weighted Average Exercise Price
Outstanding at beginning of year	768,073	$6.84
Granted	479,000	$4.49
Exercised	(20,600)	$3.83
Forfeited	(235,459)	$6.84
Outstanding at end of year	991,014	$5.73

	Options Outstanding			Options Exercisable
	Outstanding At 12/31/03	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Outstanding 12/31/03	Weighted Average Exercise Price
$1.00 to $3.00	85,066	5.7	$2.07	85,066	$2.07
$3.00 to $5.00	343,050	4.0	$3.99	136,925	$3.70
$5.00 to $7.00	224,660	4.7	$5.26	131,410	$5.24
$7.00 to $8.00	100,000	3.6	$7.65	100,000	$7.65
$8.00 to $9.00	23,738	8.2	$8.51	23,738	$8.51
$9.00 to $10.00	214,500	3.2	$9.39	190,875	$9.38
	991,014	4.1	$5.73	668,014	$6.18

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 10—Common Stock Options (Continued)

The weighted average fair value stock price of stock options granted for the year ended December 31, 2003 was $1.88.

During the year ended December 31, 2003, 102,000 stock options were granted to the Company’s directors. These stock options had a weighted average exercise price of $4.94 and are immediately exercisable. The total stock options granted to Directors as of December 31, 2003 was 266,000 with a weighted average exercise price of $5.52. The Company’s directors did not exercise and/or forfeit any stock options for the year ended December 31, 2003. The life of the stock options granted to directors is generally 5 years.

In connection with the Company’s initial public offering, the Company agreed to sell to the underwriter warrants exercisable for the purchase of 100,000 shares of common stock for $9.00 per share during a five-year period. The holders of these warrants had the right through February 10, 2005, to include such warrants and the shares of common stock issuable upon their exercise in any registration statement or amendment to a registration statement of the Company at no expense to such holders. As of December 31, 2005, 16,500 of these warrants had been exercised at a per share price of $9.00.

In November 2000, 200,000 stock options were provided to the Company’s underwriter exercisable for the purchase of 200,000 shares of common stock for $9.37 per share. During 2003, 17,000 of these stock options were exercised before their expiration on June 30, 2003.

Note 11—Income Taxes

The income tax provision for the years ended December 31, 2005, 2004 and 2003 consists of:

	2005	2004	2003
Current (benefit) provision	$(916)	$306	$2,292
Deferred provision (benefit)	1,146	(1,041)	119
Provision (benefit) for income taxes	$230	$(735)	$2,411
Tax provision (benefit) from continuing operations	$41	$(650)	$2,524
Tax provision (benefit) from sale and discontinued operations	189	(85)	(113)
Provision (benefit) for income taxes	$230	$(735)	$2,411

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 11—Income Taxes (Continued)

Deferred income tax assets and liabilities as of December 31, 2005 and 2004 are comprised of:

	2005	2004
Deferred income tax assets:
Net operating loss carry forwards	$739	$761
Allowance for doubtful accounts	85	77
Depreciation and impairment of fixed assets	61	282
Goodwill	—	515
Accrued expenses	254	166
Valuation Allowance	(116)	—
Total deferred tax assets	1,023	1,801
Deferred income tax liabilities:
Prepaid expenses	544	137
Intangible asset basis differences	479	518
Total deferred tax liabilities	1,023	655
Deferred tax asset, net	$—	$1,146
Current portion of deferred tax asset, net of current deferred tax liability	$—	$106
Non-current portion of deferred tax asset, net of non-current deferred tax liability	275	1,040
Current deferred tax liability, net of current deferred tax asset	275	—
Deferred tax asset, net	$—	$1,146

At December 31, 2005 and 2004, the Company had federal and state net operating loss (“NOL”) carry forwards of approximately $2,174, expiring at various dates through 2020. The NOL carry forwards after tax effects of 34% and 35%, respectively, result in a deferred tax asset of $739 and $761 as of December 31, 2005 and 2004, respectively. The Company’s ability to use these losses to offset future taxable income is subject to an annual limitation of approximately $192 under the Internal Revenue Code.

The Company’s effective income tax rate for continuing operations differs from the U.S. federal statutory rate as follows:

	2005	2004	2003
Federal statutory rate	(34.0)%	(34.0)%	35.0%
Permanent differences including goodwill impairment	32.4%	—%	—%
State tax	0.9%	8.1%	2.9%
Other	0.8%	(1.4)%	(0.8)%
	0.1%	(27.3)%	37.1%

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 12—Earnings Per Share

The Company’s earnings or (loss) per share data was computed as follows:

	For the Years Ended December 31,
	2005	2004	2003
(Loss) earnings from continuing operations	$(13,687)	$(1,814)	$4,278
Gain on sale of operations, net of taxes	300	—	—
Earning (loss) from discontinued operations	16	(142)	(189)
Net (loss) earnings	$(13,371)	$(1,956)	$4,089
Basic earnings per share
Weighted average number of common shares outstanding during the year	12,432,591	11,921,946	11,848,789
(Loss) earnings per share from continuing operations	$(1.10)	$(0.15)	$0.36
Gain on sale of operations, net of taxes	0.02	—	—
Earning (loss) from discontinued operations	0.00	(0.01)	(0.01)
Net (loss) earnings per share	$(1.08)	$(0.16)	$0.35
Diluted earnings per share
Weighted average number of common shares outstanding during the year	12,432,591	11,921,946	11,848,789
Stock options	—	—	75,425
Weighted average number of shares outstanding during the year-assumed conversion	12,432,591	11,921,946	11,924,214
(Loss) earnings per share from continuing operations	$(1.10)	$(0.15)	$0.35
Gain on sale of operations, net of taxes	0.02	—	—
Earning (loss) from discontinued operations	0.00	(0.01)	(0.01)
Net (loss) earnings per share	$(1.08)	$(0.16)	$0.34

For the year ended December 31, 2005 and 2004, 25,375 and 54,863 shares related to outstanding stock options, respectively, were not included in the calculation of fully diluted earnings per share because the inclusion would have been anti-dilutive.

The number of stock options and warrants that were considered out-of-the-money for purposes of the diluted earnings per share calculation for the year ended December 31, 2005, 2004 and 2003 was 1,089,354 and 991,198 and 555,898, respectively.

Note 13—Commitments and Contingencies

Kirk, et al v. Precis, Inc. and David May

On September 8, 2003, the case styled “Robert Kirk, Individually and D/B/A US Asian Advisors, LLC, Eugene M. Kennedy, P.A., Stewart & Associates, CPA’s, P.A. and Kimberly Decamp, Plaintiffs vs. Precis, Inc. and David May, Defendants” was initiated in the District Court of Tarrant County, Texas, Case No. 236 201 468 03. The plaintiffs Robert Kirk (doing business as US Asian Advisors, LLC or U.S. Asian Capital Investors, LLC and recently convicted of securities fraud and related crimes), Kimberly Decamp and Stewart & Associates, CPA’s, P.A. held warrants exercisable for the purchase of 9,000, 48,000 and

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 13—Commitments and Contingencies (Continued)

4,000 shares, respectively, of our common stock for $9.00 per share on or before February 8, 2005. The plaintiffs Eugene M. Kennedy, P.A. and Kimberly Decamp held stock options that expired on June 30, 2003, and that were exercisable for 15,000 and 170,000 shares, respectively, of our common stock for $9.37 per share. Until his employment ended in January 2004, David May served as our Secretary and Vice President and General Counsel.

The plaintiffs alleged that they were not allowed to exercise their stock options and warrants in May of 2003 due to actions and inactions of Mr. May and that these actions and inactions constitute fraud, misrepresentation, negligence and legal malpractice. All communications with Mr. May were through the plaintiffs’ broker, Burt Martin Arnold Securities, Inc. Plaintiffs sought damages equal to the difference between the exercise price of the stock options or warrants and the market value of our common stock on May 7, 2002 (presumably the closing sale price of $15.75) or an aggregate sum of $1,592, plus exemplary damages and costs.

On July 13, 2005, the court entered a judgment in favor of the Company, ordering that the plaintiffs take nothing by way of their lawsuit. The order set aside a previous jury verdict in favor of the plaintiffs. The plaintiffs have appealed the judgment. While the Company cannot provide any assurance as to the outcome of the appeal, the Company does not believe that there exists any basis on which the judgment will be overturned.

Zermeno v. Precis

The case styled “Manuela Zermeno, individually and on behalf of the general public; and Juan A. Zermeno, individually and on behalf of the general public vs. Precis, Inc., an Oklahoma corporation and Does 1 through 100, inclusive” was filed on August 14, 2003 in the Superior Court of the State of California for the county of Los Angeles.

A second case styled “California Foundation for Business Ethics, Inc., a California non-profit corporation, v Precis, Inc., and Does 1 through 100, inclusive” was filed on September 9, 2003, in the Superior Court of the State of California for the county of Los Angeles.

The two above cases were removed to the United States District Court for the Central District of California and consolidated, by order of the court, on December 4, 2003.

The Zermeno plaintiffs are former members of the Care Entrée™ discount health care program who allege that they (for themselves and for the general public) are entitled to injunctive, declaratory and equitable relief. Plaintiffs’ First Amended Complaint set forth three distinct claims under California law. Plaintiffs’ first cause of action alleged that the operation of the Care Entrée™ program by the Company, and The Capella Group, Inc. violates Health and Safety Code Section 445 (“Section 445”), which governs medical referral services. Next, Plaintiffs alleged that they are entitled to damages under Civil Code Sections 1812.119 and 1812.123, which are part of the broader statutory scheme governing the operation of discount buying organizations, Civil Code 1812. 100 et. seq. (“Section 1812.100”). Plaintiffs’ third cause of action sought relief under Business and Professions Code Section 17200, California’s Unfair Competition Law.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 13—Commitments and Contingencies (Continued)

The Company fully settled all the claims brought by the California Foundation for Business Ethics, Inc. and the claims of the Zermeno plaintiffs based upon Civil Code Sections 1812.119 and 1812.123. The claim related to Section 445 and the related claim under Section 17200 remain pending and have been assigned to the Superior Court of California, Los Angeles County under case number BC 300788. The court tentatively ruled on June 28, 2005, that the plaintiffs did not have standing to bring these remaining claims. The plaintiffs’ motions for summary judgment were denied at a hearing in November 2005. The issue of plaintiffs’ standing was not finally resolved at that hearing. A negative result in this case would have a material affect on our financial condition and would limit our ability (and that of other medical discount cards) to do business in California. The Company believes that it has complied with all applicable statues and regulations in the state of California. Although the Company believes the Plaintiffs’ claims are without merit, this remaining matter in the case remains pending, and the Company cannot provide any assurance regarding the outcome or results of this litigation.

State of Texas v. The Capella Group, Inc. et al

The State of Texas filed a lawsuit against our subsidiary, The Capella Group, Inc. d/b/a Care Entrée and Equal Access Health, Inc. (including various names under which Equal Access Health, Inc. does business), on April 28, 2005. The lawsuit alleges that Care Entrée directly and through Equal Access Health, Inc. (a party unaffiliated with the Company, but with whom the Company contracted for the sale our programs), violated certain provisions of the Texas Deceptive Trade Practices—Consumer Protection Act. The lawsuit seeks, among other things, injunctive relief, monetary penalties and restitution. The Company believes that the allegations are without merit and will vigorously defend the lawsuit. The lawsuit was filed in the 98th District Court of Travis County, Texas, under case number GV501264. The Company believes that the allegations are without merit and intend on defending the lawsuit. Care Entrée has always insisted that its programs be sold in an honest and forthright manner and has worked to protect the interests of consumers in Texas and elsewhere. Findings against the Company in the lawsuit could result in a material adverse effect on our financial condition and on our operations. We cannot provide any assurance regarding the outcome or results of this litigation.

The Capella Group, Inc., d/b/a/Care Entree v. California Department of Managed Health Care; Lucinda Ehnes, in her official capacity; and Does 1-20 inclusive

On October 18, 2005, the Company’s subsidiary, The Capella Group, Inc. d/b/a Care Entrée (“Capella”) initiated in the Superior Court of the State of California, County of Los Angeles Case No. BC341633 styled The Capella Group, Inc., d/b/a/Care Entree v. California Department of Managed Health Care; Lucinda Ehnes, in her official capacity; and Does 1-20 inclusive. Lucinda Ehnes is the Director of the California Department of Managed Health Care (the “DMHC”).

The DMHC is responsible for the administration and enforcement of the Knox-Keene Health Care Service Act of 1975 (the “Knox-Keene Act”), a set of laws that regulate healthcare maintenance organizations or HMOs and impose licensing requirements on those organizations. This licensing process is in part to ensure that the financial resources of the HMO are sufficient to cover the cost of providing the promised healthcare. In 2001 the DMHC issued its interpretive opinion that concluded that the healthcare discount programs like those offered and sold by Capella are not similar to insurance programs that the Knox-Keene Act is intended to regulate and therefore the Act is not applicable. Accordingly the Company

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 13—Commitments and Contingencies (Continued)

believes that the DMHC does not have jurisdiction over healthcare discount programs like that of Capella’s Care Entrée program.

In the first half of 2005, DMHC initiated an investigation to determine the applicability the Knox-Keene Act to the membership programs offered and sold to California residents as a form of “health care service plan.” In July 2005, the DMHC issued a Cease and Desist Order, finding that Capella’s Care Entrée discount program is subject to the licensing requirements and regulation under the Knox-Keene Act, effectively under the jurisdiction of the DMHC.

In the lawsuit, Capella is requesting a declaratory judgment finding that the Care Entrée discount program is not a “health care service plan” within the meaning of the Knox-Keene Act and therefore not subject to the Act and that the DMHC has neither the authority nor the jurisdiction to issue the Cease and Desist Order. In accordance with the Knox-Keene Act, Capella is seeking a declaratory judgment and injunction to prevent enforcement of the Cease and Desist Order by the Director of DMHC.

The Company provides no assurances that the Company will be successful in this lawsuit or in defending the DHMC action. Findings against Capella and in favor of the DMHC and its Director could  have a material adverse effect on the Company’s financial condition and on our operations in California and overall results of operations.

The Company has accrued $112 and $187 as of December 31, 2005 and 2004, respectively, to provide for costs of defense and possible settlement of pending and threatened litigation, including those matters described above. The Company accrues the cost of defending and settling pending and threatened claims and litigation, including legal fees to be incurred in such defense, when in its judgment such costs are estimable and probable to be paid.

The Company has an unused letter of credit in the amount of $1,500 obtained on commercial terms. The letter of credit is due to expire on June 6, 2006.

Under the terms of the acquisition of Access in 2004, the Company agreed to pay a purchase price of up to $9,350 in part based upon a multiple of 3.22 of the earnings before interest, taxes, depreciation and amortization of Access (“EBITDA”) during 2004, 2005 and 2006. As of December 31, 2005, $1,487 of the maximum $9,350 purchase price of Access may become payable based upon Access attaining certain levels of EBITDA in 2006.

The terms of employment for three of the officers of the Company are governed by Employment Agreements between the Company and each officer. Each of these agreements provides for lump sum payments to the officer in the event of involuntary termination without cause. In the event of termination without cause, the officer is entitled to a lump sum payment equal to their current monthly salary for up to 24 months or the remaining term of the employment agreement, whichever is longer. In addition, the Company will provide health, medical, dental, disability and life insurance for the officer for the longer of the term of the contract or a defined minimum period of up to 24 months or pay the equivalent value of the benefits due to the employee under the employment agreement. At the current salaries of these officers, the potential cumulative lump sum benefit for the three officers, based on minimum payments, is $785 which excludes the cost of providing the defined benefits.

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 14—Operating Leases

The Company has leased various office spaces and certain machinery and equipment through December 15, 2006. Future lease commitments on this space, machinery and equipment are $362,000.

Management expects that leases currently in effect will be renewed or replaced with other leases of a similar nature and term. For the years ended December 31, 2005, 2004 and 2003, the Company recognized rent expense related to office space and equipment in the amounts of $629, $515 and $391, respectively.

Note 15—Employee Benefit Plan

The Company has adopted a retirement plan that includes a 401(k) deferred compensation feature. All employees who have completed at least six months of service and are 21 years of age or older may participate in the plan. The Company makes matching contributions of up to 50% of a participant’s contributions limited to 3% of the participant’s annual compensation. The Company matching contributions vest 20% per year and become fully vested after the participant has 6 or more years of service. During 2005, 2004 and 2003, the Company made $29, $32 and $43, respectively, in matching contributions to the Plan. All contributions by participants are fully vested.

Note 16—Segmented Information

The Company discloses segment information in accordance with SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information that requires companies to report selected segment information on a quarterly basis and to report certain entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company has four reportable segments: healthcare savings cards, self-funded employer healthcare administration, non-healthcare membership programs and financial services. The Company’s reportable segments are strategic divisions that offer different services and are managed separately as each division requires different resources and marketing strategies. The Company’s healthcare savings card segment, our largest segment, offers savings on healthcare services to persons who are un-insured, under-insured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations (PPOs) that are utilized by many insurance companies and employers who self-fund at least a portion of their employees’ healthcare risk. These programs are sold primarily through a network marketing strategy. The Company’s self-funded employer healthcare administration segment provides a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by governments and other large employers who have chosen to self fund their healthcare benefits requirements. The Company’s non-healthcare membership division offers non-healthcare related membership programs for rental-purchase companies, financial organizations, employer groups, retailers and association-based organizations. Substantially all of the Company’s non-healthcare related membership service programs are offered and sold at retail by clients engaged in the rental-purchase industry. This segment discontinued its operations in December 2005. The Company’s financial services segment provides high deductible and scheduled benefit insurance policies, life insurance and annuities and health savings accounts, healthcare reimbursement arrangements and medical and dependent care flexible spending accounts.

The accounting policies of the segments are consistent with those described in the summary of significant accounting policies in Note 2, intersegment sales are not material and all intersegment transfers

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 16—Segmented Information (Continued)

are eliminated. During 2004, the Company increased the number of segments from one to four, excluding its corporate activities.

The Company announced on December 9, 2005 that it had sold substantially all of the operating assets of its Foresight Club division, which comprised the Membership Programs segment, to Benefit Marketing Solutions (“BMS”), an unaffiliated privately held Norman, Oklahoma company effective December 1, 2005. Subsequent to the sale and effective December 19, 2005, the Company dissolved Foresight, Inc. and transferred its remaining net assets, of approximately $173, to the Consumer Healthcare division.

No one customer represents more than 5% of the Company’s overall revenue. Therefore, the Company does not believe it has a material reliance on any one customer. The Company operates in substantially all of the fifty states in the U.S. but not in any foreign countries.

The Company evaluates segment performance based on revenues and income before provision for income taxes. The Company does not allocate income taxes or unusual items to the segments. The table on the following page summarizes segment information:

2005	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Total From Continuing Operations
Revenue(1)	$21,217	$8,537	$389	$—	$30,143
Goodwill impairment	—	—	—	12,900	12,900
Operating income (loss)(1)	86	1,745	(600)	(15,036)	(13,805)
Interest expense (income)	—	—	—	(159)	(159)
Depreciation and amortization	1,440	146	22	—	1,608
Taxes(2)	—	—	—	41	41
Assets acquired, net of disposals	(2,927)	17	2	—	(2,908)
Intangible assets(2)	—	—	—	14,332	14,332
Assets held	8,335	11,157	67	11,305	30,864

2004	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Total From Continuing Operations
Revenue(1)	$32,625	$4,079	$734	$—	$37,438
Goodwill impairment	—	—	—	2,000	2,000
Operating income (loss)(1)	1,195	630	(1,061)	(3,171)	(2,407)
Interest expense (income)	—	—	—	57	57
Depreciation and amortization	2,247	58	18	—	2,323
Tax benefit(2)	—	—	—	(650)	(650)
Assets acquired, net of disposals	658	585	43	1,311	2,597
Intangible assets(2)	—	—	—	22,781	22,781
Assets held	10,743	8,636	90	20,217	39,686

PRECIS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 16—Segmented Information (Continued)

2003	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Total From Continuing Operations
Revenue	$39,850	$—	$374	$—	$40,224
Operating income (loss)	7,875	—	(118)	(802)	6,955
Interest expense (income)	—	—	—	153	153
Depreciation and amortization	2,039	—	1	—	2,040
Taxes(2)	—	—	—	2,524	2,524
Assets acquired, net of disposals	934	—	17	(14)	937
Intangible assets(2)	—	—	—	21,077	21,077
Assets held	11,213	—	20	28,082	39,315

(1)          The loss before provision for income taxes for 2005 for the Consumer Healthcare Savings segment excludes a $12,900 charge for impairment of goodwill recorded in connection with the acquisition of Capella as such unusual charges are not allocated to the related segment. That charge is included in the loss at the corporate level. The loss before provision for income taxes for 2004 for the non-healthcare membership program segment excludes a $2,000 charge for impairment of goodwill  recorded in connection with the acquisition of Foresight Inc. in 2000 as such unusual charges are not allocated to the related segment. That charge is included in the loss at the corporate level.

(2)          Intangible assets and income tax expense (benefit) are not allocated to the assets and operations of the related segment.

Note 17—Discontinued Operations

The Company announced on December 9, 2005 that it had sold substantially all of the operating assets of its Foresight Club division, which comprised the Membership Programs segment, to Benefit Marketing Solutions (“BMS”), an unaffiliated privately held Norman, Oklahoma company effective December 1, 2005. The Foresight Club designed and offered membership programs for rental-purchase companies, financial organizations, employer groups, retailers, and association-based organizations. These membership programs were sold as part of a point-of-sale transaction or through direct marketing efforts. The Company acquired the business in 2000.

The total purchase price was $475. The assets sold consisted primarily of the contracts and business relationships with Membership Program dealers, and certain other intangible assets.

Subsequent to the sale and effective December 19, 2005, the Company dissolved Foresight, Inc. and transferred its remaining net assets, of approximately $173, to the Consumer Healthcare division. This dissolution provided a tax benefit of approximately $545 related to the goodwill impairment of $2,000 recognized in 2004.

An analysis of the discontinued operations of the Membership Program business is as follows:

DISCONTINUED OPERATIONS—MEMBERSHIP PROGRAMS

SELECTED FINANCIAL DATA

	December 31, 2005	December 31, 2004
ASSETS
Trade accounts receivable	$—	$101
Inventories	—	56
Prepaid expenses	—	2
Total assets	$—	$159
LIABILTITES
Current Liabilities:
Accounts payable	$—	$19
Other accrued expenses	—	83
Total liabilities	$—	$102

	Years Ended December 31,
	2005	2004	2003
Net sales	$1,065	$881	$1,863
Cost of operations	745	724	1,083
Sales and marketing	205	131	360
General and administrative	91	253	725
Total operating expenses	1,041	1,108	2,168
Operating income (loss)	24	(227)	(305)
Interest (income) expense	(1)	—	(3)
Net earnings (loss) before income taxes	25	(227)	(302)
Provision for income taxes (benefit) expense	9	(85)	(113)
Earnings (loss) from operations	16	(142)	(189)
Gain on sale of operations, net of taxes	300	—	—
Net income (loss)	$316	$(142)	$(189)

PRECIS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006 AND DECEMBER 31, 2005
(Dollars in Thousands, Except Share Information)

	As of June 30, 2006	As of December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash-in-trust	$4,347	$5,585
Cash and cash equivalents	5,865	6,261
Restricted cash	1,170	—
Accounts and notes receivable, net	119	263
Income taxes receivable	357	1,046
Inventory	58	332
Prepaid expenses	496	1,467
Total current assets	12,412	14,954
Fixed assets, net	936	1,124
Goodwill	13,072	13,072
Other intangible assets	1,190	1,260
Deferred tax asset	326	275
Other assets	122	179
Total assets	$28,058	$30,864
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395	$467
Accrued commissions	326	380
Accrued consideration on business combination	25	1,170
Other accrued liabilities	1,094	1,590
Franchise taxes payable	455	507
Members’ liabilities	4,347	5,585
Deferred fees	36	47
Current portion of capital leases	203	241
Deferred tax liability	326	275
Total current liabilities	7,207	10,262
Capital lease obligations, net of current portion	140	238
Total liabilities	7,347	10,500
Contingencies and commitments (Note 4)
Stockholders’ equity:
Preferred stock, $1.00 par value, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 14,012,763 and 13,704,269 issued, and 13,512,763 and 13,204,269 outstanding, respectively	140	137
Additional paid-in capital	29,504	28,942
Accumulated deficit	(7,882)	(7,664)
Less: treasury stock (500,000 shares)	(1,051)	(1,051)
Total stockholders’ equity	20,711	20,364
Total liabilities and stockholders’ equity	$28,058	$30,864

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Dollars in Thousands, except Earnings per Share)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$5,665	$7,773	$11,771	$16,266
Operating expenses:
Cost of operations	2,731	2,951	5,237	5,933
Sales and marketing	1,426	1,767	3,114	3,935
General and administrative	1,700	4,061	3,478	7,504
Impairment charge for goodwill	—	9,900	—	9,900
Total operating expenses	5,857	18,679	11,829	27,272
Operating loss	(192)	(10,906)	(58)	(11,006)
Other expense:
Interest income, net	91	26	164	39
(Loss) earnings before taxes	(101)	(10,880)	106	(10,967)
Provision for income taxes benefit	(461)	(31)	(465)	(63)
Earnings (loss) from continuing operations	360	(10,849)	571	(10,904)
(Loss) earnings from discontinued operations, net of taxes	(539)	23	(789)	27
Net loss	$(179)	$(10,826)	$(218)	$(10,877)
Earnings (loss) earnings per share:
Basic
Continuing operations	$0.03	$(0.90)	$0.04	$(0.90)
Discontinued operations	$(0.04)	$0.00	$(0.06)	$0.00
Diluted
Continuing operations	$0.03	$(0.90)	$0.04	$(0.90)
Discontinued operations	$(0.04)	$0.00	$(0.06)	$0.00
Weighted average number of common shares outstanding:
Basic	13,512,763	12,115,651	13,459,927	12,081,438
Diluted	13,531,302	12,134,190	13,478,466	12,099,977

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Dollars in Thousands)

	Common Stock		Additional Paid-in	Treasury	Accumulated Earnings
	Shares	Amount	Capital	Stock	(Deficit)	Total
Balance, December 31, 2005 (audited)	13,704,269	$137	$28,942	$(1,051)	$(7,664)	$20,364
Issuance of stock in business combinations	308,494	3	518	—	—	521
Stock options	—	—	44	—	—	44
Net loss	—	—	—	—	(218)	(218)
Balance, June 30, 2006	14,012,763	$140	$29,504	$(1,051)	$(7,882)	$20,711

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	For the Six Months Ended June 30,
	2006	2005
Operating activities:
Net loss	$(218)	$(10,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	408	1,239
Loss on disposal of fixed assets	2	50
Impairment of fixed assets	186	—
Provision for losses on accounts and notes receivable	56	183
Stock options expense	44	—
Goodwill impairment	—	9,900
Changes in assets and liabilities:
Accounts and notes receivable, net	88	(225)
Income taxes receivable	689	290
Inventory	274	9
Prepaid expenses	971	3
Deferred tax asset	—	353
Other assets	57	(41)
Accounts payable	(72)	24
Accrued liabilities	(550)	296
Deferred fees	(11)	(67)
Income taxes payable	(52)	(108)
Net cash provided by operating activities	1,872	1,029
Investing activities:
Purchase of fixed assets	(338)	(165)
Cash used in business combination	(624)	(560)
Net cash used in investing activities	(962)	(725)
Financing activities:
Payments of capital leases	(136)	(440)
Purchase of treasury stock	—	(369)
Net cash used in financing activities	(136)	(809)
Net increase (decrease) in cash and cash equivalents	774	(505)
Cash, cash equivalents and restricted cash at beginning of period	6,261	8,283
Cash, cash equivalents and restricted cash at end of period	$7,035	$7,778
Supplemental disclosure:
Income taxes recovered	$994	$733
Interest paid	$19	$35
Non-cash investing and financing activities:
Acquisition of fixed assets through capital leases, net of retirements	$—	$521
Accrued cash consideration and stock issuance for accrued consideration on business combination	$521	$1,051
Cash-in-trust collected, net of claims paid and refunds	$(954)	$660

The accompanying notes are an integral part of these consolidated financial statements

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Share Information)

Note 1—Interim Financial Information

The accompanying condensed consolidated financial statements are unaudited, but include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position at such dates and of the operations and cash flows for the periods then ended. The financial information is presented in a condensed format, and it does not include all of the footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. Operating results for the three months ended June 30, 2006 and 2005 are not necessarily indicative of results that may be expected for the entire year. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting periods under consideration. Actual results could differ materially from such assumptions and estimates. The accompanying condensed consolidated financial statements and related footnotes should be read in conjunction with the Company’s audited financial statements, included in its December 31, 2005 Form 10-K filed with the Securities and Exchange Commission. Certain prior period amounts have been reclassified to conform to the current period’s presentation.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment,” (“SFAS 123(R)”) a revision to SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) eliminates the alternative to record compensation expense using the intrinsic value method of accounting under Accounting Principles Board Opinion 25 (Opinion 25) that was provided in SFAS No. 123 as originally issued.

Under Opinion 25, issuing stock options to employees generally resulted in the recognition of no compensation cost if the options were granted with an exercise price equal to their fair value at the date of grant. SFAS 123(R) requires companies to measure and record the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award at the date of grant (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

In April 2005, the Securities and Exchange Commission changed the effective date of SFAS 123(R) to fiscal years starting after June 15; however, early application was encouraged. The Company adopted the modified version of the prospective application of SFAS 123(R) as of January 1, 2006 under which the Company is required to recognize compensation expense, over the applicable vesting period, based on the fair value of (1) any unvested awards subject to SFAS 123(R) existing as of January 1, 2006, and (2) any new awards granted subsequent to the adoption date. Refer to Note 2, “Common Stock Options” for the effect of adoption on the Company’s consolidated financial statements.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options

Adoption of SFAS 123(R)

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “Share-Based Payment” (“SAB 107”) in March, 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the three months ended June 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

The adoption of SFAS 123(R) resulted in stock compensation expense for the three-months and six-months ended June 30, 2006 of $17,000 and $27,000, respectively, which was recorded to general and administrative expenses. This expense did not result in a change to earnings per share.

The Binomial Lattice option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the risk-free interest rate. Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending June 30, 2006 equal to the expected option term. Expected pre-vesting forfeitures were estimated based on actual historical pre-vesting forfeitures over the most recent periods ending June 30, 2006 for the expected option term. The risk-free interest rate is based on interest rate of zero-coupon United States Treasury securities over the expected option term.

Our prior pro-forma presentations used the Black-Scholes option pricing model. If we had continued to use the Black-Scholes model the effect on the recorded expense would have been immaterial.

Prior to the adoption of SFAS 123(R), the Company presented any tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the condensed consolidated statements of cash flow. SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R).

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options (Continued)

Pro-Forma Stock Compensation Expense for the Quarterly Period Ended June 30, 2005

For the three-months and six-months ended June 30, 2005, the Company applied the intrinsic value method of accounting for stock options as prescribed by APB 25. Since all options granted during the three-months and six-months ended June 30, 2005 had an exercise price equal to the closing market price of the underlying common stock on the grant date, no compensation expense was recognized. If compensation expense had been recognized based on the estimated fair value of each option granted in accordance with the provisions of SFAS 123 as amended by SFAS 148, our net loss and net loss per share would have been reduced to the following pro-forma amounts (in thousands, except per share amounts):

	For the Three Months Ended June 30, 2005	For the Six Months Ended June 30, 2005
Loss from continuing operations	$(10,849)	$(10,904)
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(51)	(101)
	(10,900)	(11,005)
Earning from discontinued operations	23	27
Net loss—pro forma	$(10,877)	$(10,978)
Loss per share:
Basic—as reported
From continuing operations	$(0.90)	$(0.90)
From discontinued operations	$0.00	$0.00
Basic—pro-forma
From continuing operations	$(0.90)	$(0.91)
From discontinued operations	$0.00	$0.00
Diluted—as reported
From continuing operations	$(0.90)	$(0.90)
From discontinued operations	$0.00	$0.00
Diluted—pro-forma
From continuing operations	$(0.90)	$(0.91)
From discontinued operations	$0.00	$0.00

Pro-forma compensation expense under SFAS 123, among other computational differences, does not consider potential pre-vesting forfeitures. Because of these differences, the pro-forma stock compensation expense presented above for the three-months and six-months ended June 30, 2005 under SFAS 123 and the stock compensation expense recognized during the current three-months and six-months ended June 30, 2006 under SFAS 123(R) are not directly comparable. In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly results have not been restated.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options (Continued)

Stock Options as of Six Months Ended June 30, 2006

1999 Stock Option Plan.

For the benefit of the Company’s employees, directors and consultants, we have adopted the Precis Smart Card Systems, Inc. 1999 Stock Option Plan (the “stock option plan” or the “plan”). The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to the Company’s employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the ability to exercise the stock options. The number of shares of common stock authorized and reserved for issuance under the plan is 1,400,000.

The Company’s board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock option may not be less than the fair market value of common stock on the date of the grant of the incentive stock option. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

Options qualifying as incentive stock options are exercisable only by an optionee during the period ending three months after the optionee’s employment termination. However, in the event of death or disability of the optionee, the incentive stock options are exercisable for one year following death or disability and in the event of the retirement of the optionee, the Board of Directors may designate an additional period for exercise. In any event options may not be exercised beyond the expiration date of the options. Options may be granted to the Company’s key management employees, directors, key professional employees or key professional non-employee service providers, although only options granted employees qualify as incentive stock options. No option may be granted after December 31, 2008. Options are not transferable except by will or by the laws of descent and distribution.

All outstanding unvested options granted under the plan will become fully vested and immediately exercisable if (i) within any 12-month period, the Company sells an amount of common stock exceeding 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a “change of control” occurs. For purposes of the plan, a “change of control” is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options (Continued)

2002 Non-Employee Stock Option Plan.

Effective May 31, 2002 the Company’s Board of Directors approved the Precis, Inc. 2002 Non-Employee Stock Option Plan (the “2002 Stock Option Plan”), which was approved by our stockholders on July 29, 2002. The Company’s employees who also serve as our directors are not eligible to receive stock option under this plan. The purpose of the 2002 Stock Option Plan is to strengthen the Company’s ability to attract and retain the services of individuals that serve as our non-employee directors, consultants and other advisors that are essential to the Company’s long-term growth and financial success and thereby to enhance stockholder value through the grant of stock options. The total number of shares of common stock authorized and reserved for issuance upon exercise of options granted under the 2002 Stock Option Plan is 500,000.

The Company’s Board of Directors administers and interprets the 2002 Stock Option Plan and has authority to grant options to eligible recipients and determine the basis upon which the options are to be granted and the terms, restrictions and conditions of the options at the time of grant. Options granted are exercisable in such amounts, at such intervals and upon such terms as the option grant provides. The per share purchase price of the common stock under the options is determined by the Company’s Board of Directors; however, the purchase price may not be less than the closing sale price of our common stock on the date of grant of the option. Upon the exercise of an option, the stock purchase price must be paid in full, in cash by check or in the Company’s common stock held by the option holder for more than six months or a combination of cash and common stock.

Options granted under the 2002 Stock Option Plan may not under any circumstance be exercised after 10 years from the date of grant and no option may be granted after March 31, 2007. Options are not transferable except by will, by the laws of descent and distribution, by gift or a domestic relations order to a “family member.” Family member transfers include transfers to parents (and in-laws), to nieces and nephews (adopted or otherwise) as well as trusts, foundations and other entities principally for their benefit.

Expired options are returned to the Plan as they expire and again become available for grant. Incentive stock options have a five-year term and non-qualified stock options have a five-year term. A majority of the stock options granted employees vest 25% on the first anniversary date of the grant and 25% each anniversary date thereafter, with the remaining stock options vesting immediately on the grant date. As of June 30, 2006, all outstanding options held by employees were incentive stock options.

For the quarterly periods ended June 30, 2006 and 2005, the Company did not grant any options to non-employee directors under the 1999 Option Plan or the 2002 Non-Employee Stock Option Plan.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options (Continued)

The following table summarizes stock options outstanding and changes during the six-month period ended June 30, 2006:

	Outstanding Options
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Options outstanding at January 1, 2006	1,301,354	$3.48	N/A	N/A
Granted	—	—	—	—
Exercised	—	—	—	—
Canceled or forfeited	(20,000)	—	—	—
Options outstanding at June 30, 2006	1,281,354	$3.50	2.13	$73,760
Options exercisable at June 30, 2006	901,604	$3.82	2.13	$50,360

The total intrinsic value, or the difference between the exercise price and the market price on the date of exercise is $0 since no options were exercised during the quarterly period ended June 30, 2006. The Company will record such deductions to deferred tax assets and/or additional paid in capital when realized. Shares available for grant under the 1999 Option Plan as of June 30, 2006 were 718,750. None were available under the 2002 Non-Employee Stock Option Plan.

Stock options outstanding and currently exercisable at June 30, 2006 are as follows:

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$1.05 - 1.75	212,000	3.72	$1.32	127,000	$1.25
1.75 - 3.55	538,566	2.39	$2.74	337,316	$2.75
3.55 - 5.25	348,550	1.74	$4.34	255,050	$4.49
5.25 - above	130,238	0.50	$7.90	130,238	$7.90
	1,229,354			849,604

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 2—Common Stock Options (Continued)

Total estimated unrecognized compensation cost from unvested stock options as of June 30, 2006 was approximately $84,335, which is expected to be recognized over a weighted average period of approximately 1.35 years.

The average per share fair value of stock options granted during the quarterly periods ending June 30, 2006 and 2005 was $0.00 and $ .48 respectively. The fair value was estimated as of the grant date using the Black-Scholes option-pricing model in 2005 with the following assumptions:

	Three Months Ended June 30
	2006	2005
Volatility	N/A	72%
Expected option term	N/A	5 yrs
Risk-free interest rate	N/A	4.23%
Expected dividend yield	N/A	0%

Note 3—Earnings Per Share

The Company’s earnings per share data was computed as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
	(dollars in thousands, except earnings per share)
Basic loss per share
Earnings (loss) from continuing operations	$360	$(10,849)	$571	$(10,904)
(Loss) earnings from discontinued operations, net of taxes	(539)	23	(789)	27
Net loss	$(179)	$(10,826)	$(218)	$(10,877)
Basic earnings per share
Weighted average number of common shares outstanding during the period	13,512,763	12,115,651	13,459,927	12,081,438
Earnings (loss) per share from continuing operations	$.03	$(0.90)	$.04	$(0.90)
(Loss) earnings per share from discontinued operations, net of taxes	(.04)	0.00	(.06)	0.00
Net loss per share	$(0.01)	$(.90)	$(0.02)	$(0.90)
Dilutive stock option effect per share(1)
Weighted average number of common shares outstanding during the period-assumed conversion	13,531,302	12,134,190	13,478,466	12,099,977
Earnings (loss) per share from continuing operations	$.03	$(0.90)	$.04	$(0.90)
(Loss) earnings per share from discontinued operations, net of taxes	(.04)	0.00	(.06)	0.00
Net loss per share	$(0.01)	$(0.89)	$(0.02)	$(0.90)

(1)           For the three-months and six-months ended June 30, 2006, there were 18,539 in-the-money shares related to outstanding stock options. The number of stock options and warrants that were considered out-of-the-money for purposes of the diluted earnings per share calculation for the three months ended June 30, 2006 and 2005 was 1,139,354 and 1,449,764, respectively.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 4—Contingencies

Kirk, et al v. Precis, Inc. and David May

On September 8, 2003, the case styled “Robert Kirk, Individually and D/B/A US Asian Advisors, LLC, Eugene M. Kennedy, P.A., Stewart & Associates, CPA’s, P.A. and Kimberly Decamp, Plaintiffs vs. Precis, Inc. and David May, Defendants” was initiated in the District Court of Tarrant County, Texas, Case No. 236 201 468 03. The plaintiffs Robert Kirk (doing business as US Asian Advisors, LLC or U.S. Asian Capital Investors, LLC and recently convicted of securities fraud and related crimes), Kimberly Decamp and Stewart & Associates, CPA’s, P.A. held warrants exercisable for the purchase of 9,000, 48,000 and 4,000 shares, respectively, of our common stock for $9.00 per share on or before February 8, 2005. The plaintiffs Eugene M. Kennedy, P.A. and Kimberly Decamp held stock options that expired on June 30, 2003, and that were exercisable for 15,000 and 170,000 shares, respectively, of our common stock for $9.37 per share. David May was our Secretary and Vice President and General Counsel through January 5, 2004.

The plaintiffs alleged that they were not allowed to exercise their stock options and warrants in May of 2003 due to actions and inactions of Mr. May and that these actions and inactions constitute fraud, misrepresentation, negligence and legal malpractice. All communications with Mr. May were through the plaintiffs’ broker, Burt Martin Arnold Securities, Inc. Plaintiffs sought damages equal to the difference between the exercise price of the stock options or warrants and the market value of our common stock on May 7, 2002 (presumably the closing sale price of $15.75) or an aggregate sum of $1,592,050, plus exemplary damages and costs.

On July 13, 2005, the court entered a judgment in favor of the Company ordering that the plaintiffs take nothing by way of their lawsuit. The order set aside a previous jury verdict in favor of the plaintiffs. The plaintiffs have appealed the judgment. While the Company cannot offer any assurance as to the outcome of the appeal, management does not believe that there exists any basis on which the judgment will be overturned.

Zermeno v. Precis

The case styled “Manuela Zermeno, individually and on behalf of the general public; and Juan A. Zermeno, individually and on behalf of the general public vs. Precis, Inc., an Oklahoma corporation and Does 1 through 100, inclusive” was filed on August 14, 2003 in the Superior Court of the State of California for the County of Los Angeles.

A second case styled “California Foundation for Business Ethics, Inc., a California non-profit corporation, v Precis, Inc., and Does 1 through 100, inclusive” was filed on September 9, 2003, in the Superior Court of the State of California for the County of Los Angeles.

The two above cases were removed to the United States District Court for the Central District of California and consolidated, by order of the court, on December 4, 2003.

The Zermeno plaintiffs are former members of the Care Entrée™ discount health care program who allege that they (for themselves and for the general public) are entitled to injunctive, declaratory, and equitable relief. Plaintiffs’ First Amended Complaint set forth three distinct claims under California law. Plaintiffs’ first cause of action alleged that the operation of the Care Entrée™ program by the Company

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 4—Contingencies (Continued)

violates Health and Safety Code § 445 (“Section 445”), which governs medical referral services. Next, Plaintiffs alleged that they are entitled to damages under Civil Code §§ 1812.119 and 1812.123, which are part of the broader statutory scheme governing the operation of discount buying organizations, Civil Code 1812. 100 et. seq. (“Section 1812.100”). Plaintiffs’ third cause of action sought relief under Business and Professions Code § 17200, California’s Unfair Competition Law (“Section 17200”).

The Company has fully settled all the claims brought by the California Foundation for Business Ethics, Inc. With the Zermeno plaintiffs, the Company has settled the causes of action related to Civil Code §§ 1812.100. The claim under Section 445 and the related claim under Section 17200 remain pending and have been assigned to the Superior Court of California, Los Angeles County under case number BC 300788. A negative result in this case  would have a material affect on the Company’s financial condition and would limit the Company’s ability (and that of other healthcare discount programs) to do business in California.

Management believes that the Company has complied with all applicable statues and regulations in the state of California. Although management believes the Plaintiffs’ claims are without merit, management and the Company cannot provide any assurance regarding the outcome or results of this litigation.

State of Texas v. The Capella Group, Inc. et al

The State of Texas filed a lawsuit against our subsidiary, The Capella Group, Inc. d/b/a Care Entrée and Equal Access Health, Inc. (including various names under which Equal Access Health, Inc. does business), on April 28, 2005. Equal Access Health is a third party marketer of our discount medical card programs, but is otherwise not affiliated with our subsidiaries or us. The lawsuit alleges that Care Entrée directly and through at least one other party that resells Care Entrée’s services to the public, violated certain provisions of the Texas Deceptive Trade Practices—Consumer Protection Act. The lawsuit seeks, among other things, injunctive relief, unspecified monetary penalties and restitution. The Company believes that the allegations are without merit and will vigorously defend the lawsuit. The lawsuit was filed in the 98th District Court of Travis County, Texas, under case number GV501264. Management believes that the allegations are without merit and the Company intends on defending the lawsuit. Care Entrée has always insisted that its programs be sold in an honest and forthright manner and has worked to protect the interests of consumers in Texas and around the country. Findings against the Company in the lawsuit could result in a material adverse effect on the Company’s financial condition and on the Company’s operations. No assurance can be provided regarding the outcome or results of this litigation.

Action by the California Department of Managed Health Care

The California Department of Managed Health Care (the “DMHC”) is responsible for the administration and enforcement of the Knox-Keene Health Care Service Act of 1975 (the “Knox-Keene Act”), a set of laws that regulate health maintenance organizations or HMOs and impose licensing requirements on those organizations. This licensing process is in part to ensure that the financial resources of the HMO are sufficient to cover the cost of providing the promised healthcare. In 2001 the DMHC issued an interpretive opinion (the “Zingale Opinion”) that concluded that the healthcare discount programs, like those offered and sold by our subsidiary The Capella Group, Inc. d/b/a Care Entrée, are not

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 4—Contingencies (Continued)

similar to insurance programs that the Knox-Keene Act is intended to regulate and therefore the Knox-Keene Act does not apply to healthcare discount programs. The DMHC rescinded that opinion in 2005.

In 2005, the DMHC initiated an investigation to determine the applicability of the Knox-Keen Act to the membership programs we offer and sell to California residents through Capella. In July 2005, the DMHC issued a Cease and Desist Order, finding that Capella’s Care Entrée discount program is subject to the licensing requirements and regulation under the Knox-Keene Act, under the jurisdiction of the DMHC. We agree with and relied upon the Zingale Opinion. Accordingly, Capella contested such order in an administrative proceeding with the DMHC that is currently pending as Case No.:  DMHC No.:04-312; OAH No.: N2005-10-0840. The cease and desist order remains stayed. On July 13, 2006, the Administrative Law Judge hearing Capella’s appeal issued a Proposed Decision, concluding , among things, that the cease and desist order be upheld in part, and modified in part. While the Administrative Law Judge found that Capella was entitled to rely on the Zingale Opinion and therefore should not be penalized for its activities prior to the DMHC’s rescission of the Zingale Opinion in 2005, the judge found that the Knox-Keen Act does apply to Capella’s membership programs and the DMHC does have jurisdiction over such programs.

Under California law, the DMHC may accept or reject the Proposed Decision in whole or in part. It has not taken any action and the Proposed Decision remains pending.

On October 18, 2005, Capella initiated in the Superior Court of the State of California, County of Los Angeles Case No. BC341633 styled The Capella Group, Inc., d/b/a/Care Entree v. California Department of Managed Health Care; Lucinda Ehnes, in her official capacity; and Does 1-20 inclusive. Lucinda Ehnes is the Director of the California Department of Managed Health Care (the “DMHC”). Capella subsequently dismissed the lawsuit to allow exhaustion of applicable administrative remedies. The dismissal of Capella’s lawsuit was without prejudice allows Capella to refile the lawsuit.

Findings against Capella in the administrative action or findings against Capella and in favor of the DMHC and its Director in any lawsuit filed by Capella against the DMHC and its director as a result of the administrative action could have a material adverse effect on the Company’s financial condition and on the Company’s operations in California and overall results of operations.

Vendor Overpayments

In the course of reviewing our processes and controls related to payments to vendors, who provide certain benefits and network access that are included in our consumer healthcare savings products, we have identified possible errors in the calculation of the number of our members for which we owe those vendors. As the result, we may have underpaid certain vendors in the past and may have overpaid certain other vendors during those same periods. At present, we believe that the aggregate amount of underpayments to vendors is immaterial. We estimate that the aggregate amount of overpayments is approximately $490,000. However, it is uncertain that the overpaid amounts can or will be recovered and we are commencing negotiations with those vendors to resolve that uncertainty. Accordingly, no recovery of such overpayments has been accrued in the financial statements.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 4—Contingencies (Continued)

Other

The Company has an unused letter of credit in the amount of $1,500,000 obtained on commercial terms in connection with the Company’s electronic payment processes. Per its letter of credit agreement the Company has pledged $750,000 in short-term investments and is required to maintain $2,250,000 of unrestricted cash. The letter of credit expires June 1, 2007.

Also, the Company has a second arrangement obtained on commercial terms in connection with its electronic payment processes, whereby $420,000 in short-term investments is pledged.

On June 18, 2004, the Company completed its acquisition of Access HealthSource, Inc. (“Access”) from National Center for the Employment of the Disabled for a purchase price of $3,666,000, consisting of 488,486 shares of common stock of the Company valued at $1,400,000 ($2.87 per share), and $2,000,000 in cash and acquisition cost of investment banking, valuation and legal and accounting fees of $266,000. In addition to the purchase price consideration, there is a contingency payout should the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Access reach certain amounts after the closing of the transaction and before December 31, 2006. EBITDA, while not considered a measure under accounting principles generally accepted in the United States of America, is the financial measurement utilized for the basis of the contingency payout and additional purchase price payments are dependent on Access achieving certain EBITDA levels. The maximum amount of the consideration that may be paid to the seller of Access, including the closing date purchase price consideration and investment banking, valuation and legal and accounting fees is $9,773,500. The amount of contingency payments and common stock deliveries based upon EBITDA through December 31, 2006, will be based upon a 3.22 multiple of EBITDA of Access determined on a quarterly basis, with effective adjustments as of December 31, 2004, 2005 and 2006. During the year ended December 31, 2005, Access’ performance resulted in an obligation to convey quarterly cash payments totaling $2,232,000, plus the issuance of 1,656,997 common shares, valued at $2,232,000. The number of shares issued was based upon the average trading price for the last ten days of each quarter. The Company had no obligation for additional payments as of and for the three months and six months ended June 30, 2006 because Access failed to achieve the EBITDA levels requiring additional payment and stock issuance. The cumulative purchase price, including contingent payments made or earned through June 30, 2006, was $8,130,000. If Access achieves those EBITDA levels and that, as a result, additional contingent payouts will be made. However, the amount of payouts through December 31, 2006 is undeterminable as of June 30, 2006. The contingency payout will be accounted for as a decrease in the Company’s cash and cash equivalents for the amount paid, an increase to stockholders’ equity for the fair value of shares issued and a corresponding increase in goodwill for the value of the cash paid and stock issued.

Note 5—Discontinued Operations

Effective June 30, 2006, we discontinued our nutraceutical line of business that consisted of vitamins, minerals, and other nutritional supplements under the Natrience brand. Nutraceutical sales commenced in late September 2005, but were immaterial through June 30, 2006. All assets related to this business were written off effective June 30, 2006. Any remaining liabilities of this business are considered not to be material.

PRECIS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Dollars in Thousands, Except Share Information)

Note 6—Segmented Information

The Company discloses segment information in accordance with SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information,” which requires companies to report selected segment information on a quarterly basis and to report certain entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company has three reportable segments: Consumer Healthcare Savings, self-funded Employer and Group Healthcare Services and Financial Services. The Company’s Membership Programs segment was discontinued in 2005 and is not accordingly included below. The Company’s reportable segments are strategic divisions that offer different services and are managed separately as each division requires different resources and marketing strategies. The Company’s Consumer Healthcare Savings segment, our largest segment, offers savings on healthcare services to persons who are un-insured, under-insured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations (PPOs) that are utilized by many insurance companies and employers who self-fund at least a portion of their employees’ healthcare risk. These programs are sold primarily through a network marketing strategy. The Company’s self-funded Employer and Group Healthcare Services segment provides a wide range of healthcare claims administration services and other cost containment procedures that are frequently required by governments and other large employers who have chosen to self-fund their healthcare benefits requirements. The Company’s Financial Services segment provides high deductible and scheduled benefit insurance policies, life insurance and annuities and health savings accounts, healthcare reimbursement arrangements and medical and dependent care flexible spending accounts.

The accounting policies of the segments are consistent with those described in the summary of significant accounting policies in Note 2 of the Company’s audited financials included in its 2005 Form Annual Report on 10-K, intersegment sales were not material and all intersegment transfers are eliminated. During 2005, the Company decreased the number of segments from four to three, excluding its corporate activities and discontinued operations.

No one customer represents more than 5% of the Company’s overall revenue. Therefore, the Company does not believe it has a material reliance on any one customer. The Company operates in 47 states in the U.S. but not in any foreign countries.

The Company evaluates segment performance based on revenues and income before provision for income taxes. The Company does not allocate income taxes or unusual items to the segments.

Certain prior period amounts have been reclassified to conform to the current period’s financial presentation.

Note 6—Segmented Information (Continued)

The following table summarizes segment information (dollars in thousands):

For the Three Months Ended June 30, 2006	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Continuing Operations	Discontinued Operations	Total Including Discontinued Operations
Revenue(1)	$3,682	$1,943	$40	—	$5,665	$20	$5,685
Operating (Loss) Income(1)	(166)	411	(52)	(385)	(192)	(539)	(731)
Interest Income	—	—	—	91	91	—	91
Goodwill Impairment	—	—	—	—	—	—	—
Depreciation and Amortization	133	26	5	—	164	—	164
Taxes (Benefit)(2)	—	—	—	(461)	(461)	—	(461)
Assets Acquired, net of Disposals	(6)	189	—	—	183	—	183
Intangible Assets(2)	—	—	—	14,262	14,262	—	14,262
Assets Held	6,581	4,090	11	17,376	28,058	—	28,058

For the Three Months Ended June 30, 2005	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Continuing Operations	Discontinued Operations	Total Including Discontinued Operations
Revenue(1)	$5,541	$2,126	$106	—	$7,773	$264	$8,036
Operating (Loss) Income(1)	(110)	419	(150)	(11,065)	(10,906)	37	(10,869)
Interest Income	—	—	—	26	26	—	26
Goodwill Impairment	—	—	—	9,900	9,900	—	9,900
Depreciation and Amortization	473	81	5	—	559	2	561
Taxes (Benefit)(2)	—	—	—	(17)	(17)	—	(17)
Assets Acquired, net of Disposals	54	2	—	56	56	—	56
Intangible Assets(2)	—	—	—	14,982	14,982	—	14,982
Assets Held	9,324	2,175	51	21,493	33,043	298	33,341

Note 6—Segmented Information (Continued)

For the Six Months Ended June 30, 2006	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Continuing Operations	Discontinued Operations	Total Including Discontinued Operations
Revenue(1)	$7,826	$3,859	$86	—	$11,771	$56	$11,827
Goodwill Impairment	—	—	—	—	—	—	—
Operating (Loss) Income(1)	99	852	(109)	(900)	(58)	(789)	(847)
Interest Income	—	—	—	164	164	—	164
Depreciation and Amortization	282	46	10	—	338	—	338
Taxes (Benefit)(2)	—	—	—	(465)	(465)	—	(465)
Assets Acquired, net of Disposals	96	211	—	—	307	—	307
Intangible Assets(2)	—	—	—	14,262	14,262	—	14,262
Assets Held	6,581	4,090	11	17,376	28,058	—	28,058

For the Six Months Ended June 30, 2005	Consumer Healthcare Savings	Employer and Group Healthcare Services	Financial Services	Corporate	Continuing Operations	Discontinued Operations	Total Including Discontinued Operations
Revenue(1)	$11,814	$4,219	$232	—	$16,266	$471	$16,737
Goodwill Impairment	—	—	—	9,900	9,900	—	9,900
Operating (Loss) Income(1)	(182)	925	(448)	(11,301)	(11,006)	44	(10,962)
Interest Income	—	—	—	39	39	—	39
Depreciation and Amortization	1,092	134	10	—	1,236	2	1,238
Taxes (Benefit)(2)	—	—	—	(47)	(47)	—	(47)
Assets Acquired, net of Disposals	574	9	2	—	585	—	585
Intangible Assets(2)	—	—	—	14,982	14,982	—	14,982
Assets Held	9,324	2,175	51	21,493	33,043	298	33,341

(1)          Certain prior period amounts have been reclassified to conform to the current period’s presentation.

(2)          Intangible assets, related impairments, interest income and income tax expense (benefit) are not allocated to the assets and operations of the related segment

INSURANCE CAPITAL MANAGEMENT USA INC. / PRECIS, INC.
UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

The unaudited  pro forma combined condensed financial statements present the pro forma effects of the proposed merger of Insurance Capital Management USA Inc., a Delaware Corporation (“ICM”) and Precis, Inc. (“Precis”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between Precis and ICM dated November 8, 2006 (the “ICM Merger”). ICM has several wholly-owned subsidiaries including Insuraco USA, L.L.C. and its subsidiaries (“Insuraco”). On September 29, 2006, ICM transferred Insurance Producers Group of America Agency, Inc. (“IPA”) to Peter W. Nauert which eliminated  all non-Insuraco subsidiaries and activities.

Presented on the following pages are two sets of pro forma financial statements. Pages F-74– F-76 present ICM’s condensed financial statements which include historical financial data for ICM and its subsidiaries adjusted to eliminate results of operations and financial condition that will not be acquired as part of the proposed transaction. This financial data for the year end December 31, 2005 has been derived from the audited consolidated financial statements of ICM that are included elsewhere in this Proxy statement. The financial data as of June 30, 2006 and for the six months ended June 30, 2006 are unaudited and derived from the consolidated financial statements of ICM included elsewhere in this Proxy Statement. You should read this information together with those financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations of ICM and its subsidiary presented elsewhere in this Proxy Statement.

Pages F-77 – F-79 present the unaudited pro forma combined condensed financial statements assuming the ICM Merger occurred or was consummated on June 30, 2006 for the unaudited pro forma combined condensed balance sheet. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 gives effect to the ICM Merger as if it had occurred on January 1, 2006 and 2005, respectively. The unaudited pro forma combined condensed financial statements are derived from the unaudited pro forma financial statements on F-74 – F-76, the unaudited financial statements of Precis and ICM for the period ended June 30, 2006 and from the audited financial statements of Precis and ICM for the year ended December 31, 2005.

The pro forma financial information presented in the unaudited pro forma combined condensed financial statements is not necessarily indicative of the financial position or results of operations that would have been achieved had the operations been those of a single consolidated corporate entity. The results of operations presented in the unaudited pro forma combined statements of operations are not necessarily indicative of the combined results of future operations of Precis following consummation of the ICM Merger.

See accompanying notes to unaudited pro forma combined condensed financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF JUNE 30, 2006
(Dollars in Thousands)

	INSURANCE CAPITAL		ICM ACQUIRED
	MANAGEMENT		COMPANIES
	USA INC.	ADJUSTMENTS(a)	(INSURACO)
ASSETS
Current assets :
Cash	$17	$(1)	$16
Accounts receivable, net	478	(38)	440
Advanced agent commissions, net	2,066	(352)	1,714
Other current assets	224	(30)	194
Total current assets	2,785	(421)	2,364
Fixed assets, net	106	—	106
Total assets	$2,891	$(421)	$2,470
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities :
Accounts payable	$531	$(189)	$342
Accrued commissions	195	(12)	183
Other accrued liabilities	658	(91)	567
Short-term debt	1,309		1,309
Loan from related party	500	(500)	—
Unearned revenue	1,893	(340)	1,553
Total current liabilities	5,086	(1,132)	3,954
Stockholder’s deficit:
Common stock	—	—	—
Additional paid-in capital	6,290	(2,947)	3,343
Accumulated deficit	(8,485)	3,658	(4,827)
Total stockholder’s deficit	(2,195)	711	(1,484)
Total liabilities and stockholder’s deficit	$2,891	$(421)	$2,470

See accompanying notes to unaudited pro forma combined condensed financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Dollars in Thousands)

	INSURANCE CAPITAL MANAGEMENT USA INC.	ADJUSTMENTS(b)	ICM ACQUIRED COMPANIES (INSURACO)
Service revenues	$2,473	$(51)	$2,422
Expenses:
Sales and marketing	3,162	(1,501)	1,661
General and administrative	840	(473)	367
Total operating expenses	4,002	(1,973)	2,028
Operating income (loss)	(1,529)	1,923	394
Other income (expense), net	17	2	19
Net income (loss)	$(1,512)	$1,925	$413

See accompanying notes to unaudited pro forma combined condensed financial statements

INSURANCE CAPITAL MANAGEMENT USA INC.
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2005
(dollars in thousands)

	INSURANCE CAPITAL MANAGEMENT USA INC.	ADJUSTMENTS(b)	ICM ACQUIRED COMPANIES (INSURACO)
Service revenues	$4,076	$—	$4,076
Expenses:
Sales and marketing	5,227	(945)	4,282
General and administrative	1,303	(436)	867
Total operating expenses	6,530	(1,381)	5,149
Operating income (loss)	(2,454)	1,381	(1,073)
Other income (expense),net	28	21	49
Net income (loss)	$(2,426)	$1,402	$(1,024)

See accompanying notes to unaudited pro forma combined condensed financial statements

PRECIS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in Thousands)

	PRECIS, INC.	ICM ACQUIRED COMPANIES. (INSURACO)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
Current assets:
Cash-in-trust	$4,347	$—	$—		$4,347
Cash and cash equivalents	5,865	16	—		5,881
Restricted cash	1,170	—	—		1,170
Accounts and notes receivable, net	119	440	—		559
Advanced agent commissions, net	—	1,714	—		1,714
Income taxes receivable	357	—	—		357
Prepaid expenses	496	—	—		496
Other current assets	58	194	—		225
Total current assets	12,412	2,364	—		14,776
Fixed assets, net	936	106	—		1,042
Goodwill	13,072	—	6,861	(c)	19,933
Other intangible assets	1,190	—	—		1,190
Deferred tax asset	326	—	—		326
Other assets	122	—	—		122
Total assets	$28,058	$2,470	$6,861		$37,389
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395	$342	$—		737
Accrued commissions	326	183	—		509
Other accrued liabilities	1,119	567	285	(c)	1,971
Franchise taxes payable	455	—	—		455
Members’ liabilities	4,347	—	—		4,347
Short-term debt	—	1,309	—		1,308
Deferred revenue	36	1,553	—		1,590
Current portion of capital leases	203	—	—		203
Deferred tax liability	326	—	—		326
Total current liabilities	7,207	3,954	—		11,446
Long-term Capital lease obligations	140	—	—		140
Total liabilities	7,347	3,954	—		11,586
Stockholders’ equity:
Common stock	140	—	37	(c)	177
Additional paid-in capital	29,504	3,343	(1,712	)(c)	34,559
Accumulated deficit	(7,882)	(4,827)	4,827	(c)	(7,882)
Less: treasury stock (500,000 shares)	(1,051)	—	—		(1,051)
Total stockholders’ equity	20,711	(1,484)	6,576		25,803
Total liabilities and stockholders’ equity	$28,058	$2,470	$6,861		$37,389

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRECIS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in Thousands, Except Share Information)

	PRECIS, INC.	ICM ACQUIRED COMPANIES. (INSURACO)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Service revenues	$30,143	$4,076	$—		$34,219
Operating expenses:
Cost of operations	10,973	—	—		10,973
Sales and marketing	6,987	4,282	—		11,269
General and administrative	13,088	867	—		13,955
Impairment charge for goodwill	12,900	—	—		12,900
Total operating expenses	43,948	5,149	—		49,097
Operating (loss) income	(13,805)	(1,073)	—		(14,878)
Other income:
Interest income (expense), net	159	49	—		208
(Loss) earnings from continuing operations before taxes	(13,646)	(1,024)	—		(14,670)
Provision for income taxes expense	41	—	—		41
(Loss) earnings from continuing operations	$(13,687)	$(1,024)	$—		$(14,711)
(Loss) earnings from continuing operations per share:
Basic	$(1.10)	$—	$—		$(0.94)
Diluted	$(1.10)	$—	$—		$(0.94)
Weighted average number of common shares outstanding:
Basic	12,432,591	—	3,243,063	(c)	15,675,654
Diluted	12,432,591	—	3,243,063	(c)	15,675,654

See accompanying notes to unaudited pro forma combined condensed financial statements

PRECIS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Dollars in Thousands, Except Share Information)

	PRECIS, INC.	ICM ACQUIRED COMPANIES. (INSURACO)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Service revenues	$11,771	$2,423	$—		$14,194
Operating expenses:
Cost of operations	5,237	—	—		5,237
Sales and marketing	3,114	1,662	—		4,776
General and administrative	3,478	367	—		3,845
Total operating expenses	11,829	2,029	—		13,858
Operating (loss) income	(58)	(394)	—		336
Other income:
Interest income (expense), net	164	19	—		183
Earnings (loss) from continuing operations before taxes	106	413	—		519
Provision for income taxes benefit	(465)	—	155	(d)	(310)
Earnings (loss) from continuing operations	$571	$413	$(155)		$829
Earnings from continuing operations per share:
Basic	$0.04	$—	$—		$0.05
Diluted	$0.04	$—	$—		$0.05
Weighted average number of common shares outstanding:
Basic	13,459,927	—	3,243,063	(c)	16,702,990
Diluted	13,478,466	—	3,243,063	(c)	16,721,529

See accompanying notes to unaudited pro forma combined condensed financial statements

PRECIS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1—Basis for Presentation

The unaudited  pro forma combined condensed financial statements present the pro forma effects of the proposed merger of Insurance Capital Management USA Inc., a Delaware Corporation (“ICM”) and Precis, Inc. (“Precis”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between Precis and ICM dated November 8, 2006 (the “ICM Merger”). ICM has several wholly-owned subsidiaries including Insuraco USA, L.L.C. and its subsidiaries (“Insuraco”). On September 29, 2006, ICM transferred Insurance Producers Group of America Agency, Inc. (“IPA”) to Peter W. Nauert which eliminated  all non-Insuraco subsidiaries and activities. The pro forma adjustments give effect to the transfer of IPA and elimination of all non-Insuraco subsidiaries and their operating activities. The ICM Merger will be accounted for under the purchase method of accounting, and, as a result of this merger, ICM will merge into Precis and Insuraco and its subsidiaries will become wholly-owned by Precis.

The merger is subject to, among other conditions, approval of the Precis shareholders. The Merger Agreement provides that on the effective date of the merger, Precis will issue 5.4051056 shares of its common stock for each $1.00 of earnings before interest, taxes, depreciation and amortization (commonly referred to as “EBITDA”) of Insuraco subject to certain adjustments, for the period from January 1, 2006 to the most recent quarter end which is currently anticipated to be the nine month period ended September 30, 2006 (the “Initial Shares”). In addition, Precis will issue one share of common stock for each $1.00 of EBITDA of Insuraco for any four consecutive quarters ending on or before December 31, 2007, not to exceed a total of 6,756,382 shares including the Initial Shares issued (“Additional Shares”). The number of Additional Shares will be determined by subtracting from $1,250,000 the EBITDA , as adjusted, used in determining the Initial Shares issued and multiplying that amount by 5.4051056. As a condition of closing, the Merger Agreement provides that minimum EBITDA, as adjusted for the nine months ended September 30, 2006 must be $600,000. For the six months ended, Insuraco’s adjusted EBITDA was below this amount. Accordingly, the unaudited pro forma combined condensed financial statements assumes shares are issued at the minimum EBITDA, as adjusted, of $600,000, because it is a closing condition of merger approval, results in the assessment issuance of 3,243,063 shares.

Note 2—Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed financial statements have been adjusted to record and give effect to the ICM Merger as follows:

(a)         The unaudited ICM pro forma combined condensed balance sheet includes adjustments to eliminate assets and liabilities of ICM subsidiaries and non-Insuraco activities which will not be acquired from ICM.

(b)         The unaudited ICM pro forma combined condensed statements of operations include adjustments to eliminate results of operations of ICM subsidiaries and non-Insuraco activities which will not be acquired.

(c)          On a pro forma basis, the purchase price of ICM is based on the Initial Shares issued of 3,243,063 multiplied by a share price of $1.57 per share or $5,091,609  (“Purchase Price”). The $1.57 share price is based on the closing market price of Precis stock on a recent closing date of October 25, 2006, of $1.74, discounted by 10 percent. This price is within three cents of the average price since that date. The market price was discounted by 10% because Initial Shares issued has been held by an affiliate and will be restricted from trading for a period of one year. An intangible asset of $6,861,000 will be recorded as goodwill and other intangible assets based on the difference

PRECIS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Continued)

Note 2—Pro Forma Adjustments (Continued)

between the Purchase Price and the fair market value of net assets received, plus estimated acquisition costs of $285,000. Any Additional Shares issued would result in an increase in the purchase price of ICM and would be recorded as additional goodwill. The Company is currently in the process of determining the allocation of the purchase price to various assets and liabilities. Since the Company is uncertain how much, if any, of the purchase price will be allocated to intangible assets, no amortization expense has been recorded as a pro forma adjustment.

(d)         The provision for income taxes benefit for the six months ended June 30, 2006 and the year ended December 31, 2005 have been decreased to reflect the expense that would have realized from the consolidation of Precis and ICM.

Appendix A

AGREEMENT AND PLAN OF MERGER

AMONGST

PRECIS, INC.,

INSURANCE CAPITAL MANAGEMENT USA INC.,

AND

THE SHAREHOLDERS OF

INSURANCE CAPITAL MANAGEMENT USA INC.

DATED: NOVEMBER 8, 2006

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of November 8, 2006 (this “Agreement”), is amongst PRECIS, INC., an Oklahoma corporation (“Precis”), INSURANCE CAPITAL MANAGEMENT USA INC., a Delaware corporation (“ICM”), PETER W. NAUERT (“Nauert”) an individual, PETER W. NAUERT REVOCABLE TRUST, a shareholder of ICM and of which Nauert is the sole  trustee (the “Nauert Trust”), and the other shareholders of ICM named on Exhibit A attached to this Agreement (the “ICM Minority Shareholders”). Collectively, Precis, ICM, Nauert, the Nauert Trust and the ICM Minority Shareholders are referred to as the “Parties” or individually the “Party.”

RECITALS

1.     Nauert is the founder of ICM. The Nauert Trust is the principal shareholder of ICM. ICM is the sole member of Insuraco USA, L.L.C., a Delaware limited liability company and the parent of the Subsidiaries identified in Section 2.3.1 of the ICM Disclosure Schedule attached to this Agreement (collectively the “Insuraco Companies”).

2.     Nauert, the Nauert Trust, the ICM Minority Shareholders, and the Boards of Directors of Precis and ICM have each determined that it is advisable and in the best interests of Nauert, the Nauert Trust, the ICM Minority Shareholders and the shareholders of Precis and ICM to cause ICM to merge with and into Precis upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

3.     In furtherance of the Merger, the Boards of Directors of Precis and ICM and Nauert, the Nauert Trust, and the ICM Minority Shareholders of ICM have each approved (as evidenced by their execution of this Agreement) the Merger of ICM with and into Precis in accordance with the applicable provisions of the Delaware General Corporation Law  (the “DGCL”) and the Oklahoma General Corporation Act (the “OGCA” and with DGCL referred to as the “Delaware and Oklahoma Corporation Acts”), and upon the terms and subject to the conditions set forth in this Agreement;

4.     Precis and ICM, Nauert, the Nauert Trust, and the ICM Minority Shareholders intend, by approving resolutions authorizing this Agreement, to adopt this Agreement and the Articles and Certificate of Merger attached to this Agreement as Exhibit B, as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder;

5.     The Parties intend that the Merger be accounted for as a purchase acquisition of ICM by Precis under the purchase method of accounting for financial reporting purposes; and

6.     Pursuant to the Merger, the outstanding capital stock of ICM (“ICM Shares”) will be converted into the right to receive the Merger Consideration (as defined in Section 1.6.1), upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1   The Merger.   (a)  Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the Delaware and Oklahoma Corporation Acts, ICM shall be merged with and into Precis, the separate corporate existence of ICM shall cease, and Precis shall continue as the surviving corporation. Precis as the surviving corporation after completion of the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

(b)   Closing.   Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI at the offices of Precis, 2040 North Highway 360, Grand Prairie, Texas (the “Closing”), unless another date, time or place is agreed to in writing by the Parties (the “Closing Date”).

1.2   Effective Time.   As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Parties shall cause the Merger to be consummated by filing Articles and Certificate of Merger attached hereto as Exhibit B, as contemplated by the Delaware and Oklahoma Business Acts (the “Articles of Merger”), together with any required related certificates, with the Secretary of State of the State of Delaware and State of Oklahoma, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware and Oklahoma Corporation Acts (the time of such filing being the “Effective Time”).

1.3   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the Delaware and Oklahoma Corporation Acts. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ICM and Precis shall vest in the Surviving Corporation, and all debts, liabilities and duties of ICM and Precis shall become the debts, liabilities and duties of the Surviving Corporation.

1.4   Articles of Incorporation; By-Laws.   (a)  Articles of Incorporation. In all respects, the Certificate of Incorporation of Precis, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the Oklahoma General Corporation Act and such Certificate of Incorporation.

(b)   Bylaws.   The Bylaws of Precis, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the Oklahoma General Corporation Act, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.5   Directors and Officers.   Except as provided in this Section 1.5, the directors of Precis immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation, and the officers of Precis immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Notwithstanding the foregoing, from and after the Effective Time their resignation, death or the election of their successor, each of Nauert and Andrew A. Boemi shall serve as directors of Precis and the Board of Directors of the Surviving Corporation shall be comprised of no more than seven members.

1.6   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties:

1.6.1   Conversion of Securities.   The certificates evidencing the ICM Shares shall be delivered to Precis in exchange, in the aggregate, for the following number of shares of Precis Common Stock described below (collectively, the “Merger Consideration”):

1.6.1.1   Delivery at Closing.   At Closing, Precis shall issue and deliver to Nauert and the ICM Minority Shareholders 5.4051056 shares of Precis common stock, $.01 par value (“Precis Common Stock”) for each $1.00 of EBITDA (as defined below) of the Insuraco Companies for the nine (9) months ending on September 30, 2006 (the “September 30 EBITDA”).

1.6.1.2   Contingent Shares.

1.6.1.2.1   Calculation, Issuance and Delivery of Contingent Shares; Maximum Shares   Within sixty (60) days following the end of each calendar quarter following the Closing, Parent shall deliver to the Nauert Trust and the ICM Minority Shareholders 5.4051056 shares of Parent Common Stock for each One Dollar ($1.00) of EBITDA (as defined below) of the Insuraco Companies for the twelve (12) month period ending on the last day of the subject calendar quarter, less any shares of Parent Common Stock previously delivered at the Closing or pursuant to this Section 1.6.1.2.1. Any shares of Parent Common Stock to be issued and delivered pursuant to this Section 1.6.1.2.1 are referred to in this Agreement as the “Contingent Shares”. The aggregate number of (i) shares of Precis Common Stock delivered at the Closing pursuant to Section 1.6.1.1 and (ii) Contingent Shares shall not exceed 6,756,382. All Contingent Shares must be earned by December 31, 2007 (the “Contingent Shares Termination Date”) and no Contingent Shares will be issue by Parent for any EBITDA earned after the Contingent Shares Termination Date.

In the event that the aggregate number of Contingent Shares to be delivered to Nauert at any time with respect to a 12–Month Reference Period shall result in a fractional share, a resulting fractional Contingent Share greater than .5 shall be rounded to a whole share and a resulting fractional Contingent Share of .5 or less shall be eliminated.

1.6.1.3   EBDITA Defined.   For purposes of this Agreement, “EBITDA” means the consolidated net income determined in accordance with generally accepted accounting principles in effect from time to time within the United States, consistently applied (“GAAP”) of the Insuraco Companies (“Consolidated Net Income”) for the preceding 12 months ending as of December 31, 2006 and thereafter as of the last day of March, June, September and December of 2007 (the “12-Month Reference Period”),

(a) increased (to the extent deducted in determining Consolidated Net Income) by the sum, without duplication, of:

(1)   all income and state franchise taxes of the Insuraco Companies paid or accrued according to GAAP for the 12-Month Reference Period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses);

(2)   all interest expense of the Insuraco Companies paid or accrued in accordance with GAAP for the 12-Month Reference Period (including amortization of original issue discount or premium);

(3)   depreciation and depletion expenses of the Insuraco Companies;

(4)   amortization expense of the Insuraco Companies including without limitation amortization of capitalized debt issuance costs;

(5)   any loss realized in accordance with GAAP upon the sale or other disposition of any property, plant or equipment of the Insuraco Companies (including pursuant to any sale-leaseback transaction) that was not sold or otherwise disposed of in the conduct of business consistent with good business practices and policies (the “Ordinary Course of Business”) and any loss realized in accordance with GAAP upon the sale or other disposition of any capital stock or equity securities of any person;

(6)   any loss realized in accordance with GAAP from currency exchange transactions not in the Ordinary Course of Business consistent with past practice;

(7)   any loss net of income taxes realized in accordance with GAAP attributable to executive officer severance charges and extraordinary items;

(8)   any charges associated solely with the prepayment of any indebtedness; and

(9)   any other charges for direct marketing costs associated with the generation of revenue that is deferred (such charges will be accounted for as if they had been deferred and amortized over the expected life of the related underlying policy or contract).

(b) decreased (to the extent included in determining Consolidated Net Income) by the sum of:

(1)   interest income; and

(2)   any gain net of income taxes realized in accordance with GAAP attributable to extraordinary items.

1.6.1.4   Fully Paid and Non-Assessable Shares.   All shares of Precis Common Stock to be issued and distributed to ICM pursuant to this Section 1.6.1 shall be fully paid and non-assessable shares at the time of issuance, subject to adjustment pursuant to Section 1.6.1.5.

1.6.1.5   Adjustments to Exchange Ratio.   The number of shares of Precis Common Stock into which the outstanding ICM Shares shall be converted pursuant to this Section 1.6.1 shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Precis Common Stock) with respect to Precis Common Stock having a record date after the date hereof and prior to the Effective Time.

1.7   Exchange of Certificates and Delivery of Merger Consideration.

1.7.1   Surrender of ICM Shares.   The surrender of the ICM Shares as herein provided shall be effected by delivery by the Nauert Trust and the ICM Minority Shareholders at Closing of the certificates representing the ICM Shares and such other instruments of surrender for exchange, duly executed, as Precis shall reasonably deem necessary to vest in Precis on the Closing Date good and marketable title to the ICM Shares, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

1.7.2   Delivery of Merger Consideration at Closing.   At the Closing, Precis shall issue and deliver to the Nauert Trust and the ICM Minority Shareholders, in exchange for the ICM Shares, certificates registered in the name of the Nauert Trust and the ICM Minority Shareholders representing that number of shares of Precis Common Stock that each of Nauert and the ICM Minority Shareholders shall be entitled to receive at the Closing as set forth in Section 1.6.1.1. Immediately following the determination of the number of Contingent Shares that the Nauert Trust and the ICM Minority Shareholders shall be entitled to receive pursuant to Section 1.6.1.2, Precis shall issue and deliver to the Nauert Trust and the ICM Minority Shareholders, also in exchange for the ICM Shares, certificates registered in the name of Nauert and the ICM Minority Shareholders representing that number of whole shares of Contingent Shares that Nauert and the ICM Minority Shareholders shall be entitled to receive pursuant to Section 1.6.1.2. In the event that the aggregate number of Contingent Shares to be delivered to the Nauert Trust or any of the ICM Minority Shareholders shall result in a fractional share, a resulting fractional Contingent Share greater than .5 shall be rounded to a whole share and a resulting fractional Contingent Share of .5 or less shall be eliminated.

1.7.3   Withholding Rights.   Precis shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to the Nauert Trust , such amounts as Precis is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Precis, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Nauert Trust in respect of which such deduction and withholding was made by Precis.

1.8   Stock Transfer Books.   Upon execution of this Agreement, there shall be no further registration of transfers of the ICM Shares thereafter on the records of ICM.

1.9   No Further Ownership Rights in ICM Capital Stock.   The Merger Consideration delivered to the Nauert Trust at the Closing in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of and in exchange for all rights pertaining to the ICM Shares, and there shall be no further registration of transfers on the records of ICM and the Surviving Corporation of the ICM Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates evidencing ICM Shares are presented to the Surviving Corporation for any reason, those ICM Shares shall be cancelled and deemed exchanged as provided in this Article I.

1.10   Federal Taxes.   It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The Parties hereby adopt this Agreement and the Articles of Merger as a “plan of reorganization” within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations (the “Treasury Regulations”). A portion of the Contingent Shares issued pursuant to Section 1.6.1.2 of this Agreement could be treated as payment of interest income to the recipient of the Contingent Shares. The Parties agree that the amount of any such interest will be calculated in accordance with Section 1.483-1 and 4 of the Treasury Regulations and that the interest rate will be the applicable federal rate provided in Section 1274 of the Treasury Regulations. Precis agrees that in the event Contingent Shares are earned, it will issue separate share certificates to the Nauert Revocable Trust and the ICM Minority Shareholder to reflect the respective amounts of Contingent Shares deemed to constitute interest paid to the recipient of the Contingent Shares.

1.11   Taking of Necessary Action; Further Action.   Each of Parties shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ICM and Precis, the officers and directors of ICM and Precis immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

1.12   Material Adverse Effect.   When used in connection with ICM or any of its Subsidiaries or Precis or any of its Subsidiaries, as the case may be, the term “Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of ICM and its Subsidiaries or Precis and its Subsidiaries, as the case may be, taken as a whole in the case of Precis and its Subsidiaries or ICM and its Subsidiaries.

1.13   Investment Intent.   The Nauert Trust and the ICM Minority Shareholders each acknowledge that the shares of Precis Common Stock delivered to the Nauert Trust and the ICM Minority Shareholders pursuant to this Article I shall be issued by Precis pursuant to registration exemptions under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. The Nauert Trust and the ICM Minority Shareholders each represent to Precis and its officers and directors that the Precis Common Stock to be issued and delivered to the Nauert Trust pursuant to this Article I, at the time of delivery, will be acquired by the Nauert Trust and each of the ICM Minority Shareholders for investment purposes only without the intent to resell such shares of Precis Common Stock and will not be transferred except pursuant to registration under the Securities Act and the applicable state securities acts or pursuant to exemption from registration under such acts. The Nauert Trust and the ICM Minority Shareholders hereby acknowledge that the certificates evidencing the Precis Common Stock to be delivered to Nauert and the ICM Minority Shareholders pursuant to this Article I will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and the applicable state securities acts.

1.14   Management Services Agreement.   At Closing, Precis, Access HealthSource, Inc., The Capella Group, Inc., ICM, the Nauert Trust, the ICM Minority Shareholders and Insuraco USA, L.L.C. shall execute the Management Services Agreement attached hereto as Exhibit C.

1.15   Deliveries and Exchanges.   Precis, ICM and the Nauert Trust shall, pursuant to this Agreement, make the deliveries as follows:

1.15.1   Deliveries by Precis.   Precis shall make the following deliveries:

1.15.1.1   Precis Common Stock Delivery.   At Closing, Precis shall deliver to the Nauert Trust and the ICM Minority Shareholders the shares of Precis Common Stock required pursuant to Section 1.6.1.1.

1.15.1.2   Management Services Agreement.   At Closing, Precis, Access HealthSource, Inc., and The Capella Group, Inc. shall execute the Management Services Agreement attached hereto as Exhibit C and deliver an executed copy to Nauert and ICM for execution by the Nauert Trust, the ICM Minority Shareholders and Insuraco USA, L.L.C.

1.15.1.3   Certificate of Merger.   At Closing, Precis shall execute the Certificate of Merger attached hereto as Exhibit B.

1.15.1.4   Contingent Share Deliveries.   On or before the respective delivery dates of the quarterly installment deliveries of the Contingent Shares, Precis shall make the deliveries of the Contingent Shares to Nauert as required pursuant to Section 1.6.1.2.

1.15.1.5   Registration Rights Agreement.   At Closing, Precis shall execute and deliver the Registration Rights Agreement to the Nauert Trust and the ICM Minority Shareholders attached hereto as Exhibit D.

1.15.2   ICM and Nauert Deliveries.   At Closing, ICM, the Nauert Trust and the ICM Minority Shareholders shall make the following deliveries:

1.15.2.1   ICM Shares.   At Closing, the Nauert Trust and the ICM Minority Shareholders shall deliver to Precis the ICM Shares (free and clear of any Encumbrance (as defined in Section 8.3) of any type or kind whatsoever) against delivery of the shares of Precis Common Stock pursuant to Section 1.5.2.1. The transfer of the ICM Shares shall be effected by the delivery of certificates representing the transferred shares ICM Shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer tax and other revenue stamps affixed, acquired at the expense of the Nauert Trust or the transferring ICM Minority Shareholder.

1.15.2.2   Management Services Agreement.   At Closing, the Nauert Trust, the ICM Minority Shareholders shall execute and ICM shall cause Insuraco USA, L.L.C. to execute the Management Services Agreement attached hereto as Exhibit C and deliver an executed copy to Precis.

1.15.2.3   Good Standing Certificates.   At Closing, ICM shall deliver to Precis Certificates of Good Standing issued by the Secretary of State of each state in which ICM and each of its Subsidiaries is organized or qualified or licensed to do business. Each such certificate shall be dated no earlier than the 10th day prior to the Closing Date.

1.15.2.4   License Bring-Down Certificates.   At Closing, ICM shall deliver to Precis bring-down certificates evidencing the status of each of the Governmental Licenses (as defined in Section 2.6) and other licenses listed on Section 2.21 of the ICM Disclosure Schedule. Each such certificate shall be dated no earlier than the 10th day prior to the Closing Date.

1.15.2.4   Articles of Merger.   At Closing, ICM shall execute the Certificate of Merger attached hereto as Exhibit B and deliver the executed Certificate of Merger to Precis.

1.15.2.6   Registration Rights Agreement.   At Closing, the Nauert Trust and the ICM Minority Shareholders shall execute and deliver the Registration Rights Agreement attached to this Agreement as Exhibit D to Precis.

1.15.2.7   Assumption Agreement.   At Closing, Nauert and the Nauert Trust shall execute and deliver the Assumption Agreement attached to this Agreement as Exhibit E to Precis.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NAUERT

Nauert and the Nauert Trust each, jointly and severally, represents and warrants to Precis that the representations, warranties, statements made in this Article II are true and correct as of the date of this Agreement and will be true and correct at Closing, except as specifically set forth in the schedules delivered by the Nauert Trust and ICM to Precis (the “ICM Disclosure Schedule”); provided, however, that any disclosure made with reference to one or more sections of the ICM Disclosure Schedule shall be deemed disclosed with respect to each other Section of this Agreement as to which such disclosure is relevant provided that such relevance is reasonably apparent to Precis. Disclosure of any matter in the ICM Disclosure Schedule shall not be deemed an admission that such matter is material. Nauert and the Nauert Trust each jointly and severally represents and warrants to Precis the following:

2.1   Corporate Organization.   ICM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ICM has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. ICM is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions listed in Section 2.1 of the ICM Disclosure Schedule, such jurisdictions being the only jurisdictions in which the location of the property and assets owned, operated or leased by ICM or the nature of the business conducted by ICM makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. ICM has heretofore delivered to the Precis complete and correct copies of the Governing Documents of ICM, as amended to and as in effect on the date of this Agreement.

2.2   Capitalization; Preemptive Rights.

2.2.1   Capitalization.   The authorized capital stock of ICM consists of 15,000 shares of common stock, par value $.01 per share, and no shares of preferred stock. As of the date of this Agreement, 12,085 shares of ICM Common Stock are outstanding. There are no holders of ICM Common Stock other than the Nauert Trust and the ICM Minority Shareholders.

2.2.2   Preemptive Rights.   All outstanding shares of ICM Shares are validly issued and outstanding, fully paid and non-assessable, and there are no preemptive or similar rights in respect of ICM Shares. All outstanding shares of the ICM Shares were issued in compliance with all requirements of all applicable federal and state securities laws.

2.3   Subsidiaries; Capitalization.

2.3.1   ICM Subsidiaries.   Except for the Subsidiaries listed in Section 2.3.1 of the ICM Disclosure Schedule (collectively the “ICM Subsidiaries” or individually the “ICM Subsidiary”), there are no entities 10% or more of whose outstanding voting securities or other equity interests are owned, directly or indirectly through one or more intermediaries, by ICM. Each ICM Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (which jurisdiction is indicated in Section 2.3.1 of the ICM Disclosure Schedule) and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased by the ICM Subsidiary and to conduct its business as it is now being conducted. Each ICM Subsidiary is in good standing and duly qualified or licensed as a foreign corporation or other entity to do business in each of the jurisdictions in which the location of the property and assets owned, operated or leased by the ICM Subsidiary or the nature of the business conducted by the ICM Subsidiary makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. ICM has heretofore delivered to Precis complete and correct copies of the Governing Documents of the ICM Subsidiaries, in each case as amended to and as in effect on the date of this Agreement.

2.3.2   Subsidiary Capitalization.   Section 2.3.2 of the ICM Disclosure Schedule sets forth the authorized capital stock of each ICM Subsidiary, the number of outstanding shares of each class of such capital stock and the ICM’s (or, in the case of Subsidiaries indirectly owned by ICM, a specified Subsidiary’s) ownership of each such class. ICM or such Subsidiary has good and valid title to all such shares free and clear of Encumbrances. All of the outstanding shares of capital stock of each ICM Subsidiary is validly issued, fully paid and non-assessable, and there are no preemptive or similar rights in respect of any shares of capital stock of any ICM Subsidiary. All of the outstanding shares of each ICM Subsidiary were issued in compliance with all requirements of all applicable federal and state securities laws. Except as set forth in Section 2.3.2 of the ICM Disclosure Schedule, neither ICM nor any ICM Subsidiary owns any capital stock of or other equity interest of any kind or nature in any Person.

2.4   No Commitments to Issue Capital Stock.   Except as set forth on Section 2.4 of the ICM Disclosure Schedule, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which ICM or ICM Subsidiary is or may become obligated to authorize, issue or transfer any capital stock of or any other equity interest in ICM or ICM Subsidiary. There are no agreements or understandings in effect between Nauert, the Nauert Trust and any other Person by which Nauert, the Nauert Trust, or ICM or ICM Subsidiary is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of or any other equity interest in ICM or any of the ICM Subsidiaries.

2.5   Authorization; Execution and Delivery.   Each of ICM, Nauert, the Nauert Trust and each of the ICM Minority Shareholders has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by ICM, Nauert, the Nauert Trust and the ICM Minority Shareholders, and the consummation by Nauert, the Nauert Trust and ICM of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Nauert, the Nauert Trust and ICM, including approval of this Agreement by Nauert, the Nauert Trust and the ICM Minority Shareholders as evidenced in part by their execution of this Agreement. This Agreement has been duly executed and delivered by Nauert, the Nauert Trust and the ICM Minority Shareholders, and constitutes the legal, valid and binding obligation of Nauert, the Nauert Trust and the ICM Minority Shareholders, enforceable against such Parties in accordance with the terms of this Agreement.

2.6   Governmental Approvals and Filings.   No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit the Nauert Trust and ICM to consummate the Merger or perform its obligations under this Agreement or (b) to prevent the termination of, or Material Adverse Effect on, any governmental right, privilege, authority, franchise, license, permit or certificate (collectively “Governmental Licenses”) of ICM or any of the ICM Subsidiaries to enable ICM or any of the ICM Subsidiaries to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted, or to prevent any material loss or disadvantage to ICM’s and the ICM Subsidiaries’ businesses, by reason of the Merger, except as set forth in Section 2.6 of the ICM Disclosure Schedule.

2.7   No Conflict.   Subject to compliance with the Governmental Licenses described in Section 2.6 of the ICM Disclosure Schedules and obtaining the other consents and waivers that are set forth and described in Section 2.7 of the ICM Disclosure Schedule (the “Private Consents”), neither the execution, delivery and performance of this Agreement by ICM, the Nauert Trust and Nauert, nor the consummation by ICM, the Nauert Trust and Nauert of the Merger and other transactions contemplated in this Agreement, will (i) conflict with, or result in a breach or violation of, any provision of the Governing Documents of ICM, any of the ICM Subsidiaries; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which ICM or any ICM Subsidiary is a party or any of its properties or assets are subject; (iii) give rise to a declaration or imposition of any encumbrance upon any of the properties or assets of ICM or any ICM Subsidiary; or (iv) impair the business of ICM or any of the ICM Subsidiaries or adversely affect any Governmental License necessary to enable ICM or any ICM Subsidiary to carry on its business as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

2.8   SEC Filings.   Each of ICM and the ICM Subsidiaries does not have a class of securities registered under the Exchange Act, and does not have any obligation to file forms, reports or other documents with the United States Securities and Exchange Commission (the “SEC”) under the Exchange Act.

2.9   Financial Statements; Absence of Undisclosed Liabilities; Receivables.

2.9.1   Financial Statements.   ICM and Nauert has previously delivered to Precis complete and correct copies of (i) the audited consolidated balance sheet of ICM and the ICM Subsidiaries at December 31, 2003, 2004 and 2005, and audited consolidated statements of income, cash flows and stockholders’ equity of ICM and the ICM Subsidiaries for the years then ended, audited by Hein & Associates LLP, independent certified public accountants (“Hein”), and (ii) unaudited consolidated balance sheet of ICM and the ICM Subsidiaries (the “ICM Balance Sheet”) at June 30, 2006 (the “ICM Balance Sheet Date”) and unaudited consolidated statements of income, cash flow, and stockholders’ equity of ICM and the ICM Subsidiaries for the six months then ended (the financial statements described in sections (i) and (ii) are collectively referred to as the “ICM Financial Statements”), all of which have been prepared from the books and records of ICM and the ICM Subsidiaries in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes to the ICM Financial Statements) and fairly present in all material respects the consolidated financial condition of ICM and the ICM Subsidiaries at their respective dates and the consolidated results of operations and cash flows of ICM and the ICM Subsidiaries for the periods covered by the ICM Financial Statements. Except as set forth on Section 2.9.1 of the ICM Disclosure Schedule, the statements of income representing in part the ICM Financial Statements do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the Ordinary Course of Business, except as expressly specified in the statements of income and related notes.

2.9.2   ICM and the ICM Subsidiaries Liabilities.   Except as and to the extent reflected or reserved against on the ICM Balance Sheet or related notes, ICM and the ICM Subsidiaries did not have, as of the ICM Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of the ICM Balance Sheet Date to have been included on a balance sheet prepared in accordance with GAAP. Since the ICM Balance Sheet Date, ICM and the

ICM Subsidiaries have not incurred or suffered to exist any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except liabilities, debts and obligations incurred in the Ordinary Course of Business, consistent with past practice, none of which will have a Material Adverse Effect. Except as set forth on Section 2.9.2 of the ICM Disclosure Schedule, since the ICM Balance Sheet Date, there has been no material adverse change or changes in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of ICM and the ICM Subsidiaries, taken as a whole, and no event has occurred that is reasonably likely to cause any such change or changes (in the aggregate) to have a Material Adverse Effect.

2.9.3   ICM Receivables.   All receivables of ICM and the ICM Subsidiaries (including accounts receivable, loans receivable and advances) that are reflected in the ICM Balance Sheet and all receivables that have arisen after the ICM Balance Sheet Date and prior to the Closing, have arisen or will have arisen only from bona fide transactions in the Ordinary Course of Business and shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with prior practice and GAAP) and are not and will not be subject to defense, counterclaim or offset.

2.10   Certain Other Financial Representations.   Since the ICM Balance Sheet Date, the  accounts payable of ICM and the ICM Subsidiaries have been accrued and paid in a manner consistent with the prior practice of ICM and the ICM Subsidiaries.

2.11   Absence of Changes.   Except as disclosed in the notes to the ICM Financial Statements or as set forth in Section 2.11 of the ICM Disclosure Schedule, since the ICM Balance Sheet Date, each of ICM and the ICM Subsidiaries has conducted its business only in the Ordinary Course of Business, and ICM has not:

(i)          amended or otherwise modified its Governing Documents;

(ii)        issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or made other agreements (other than this Agreement) of the type referenced in Section 2.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its Precis’ capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

(iii)       recorded or accrued any item of revenue, except as a result of the provision of services or sale of products in the Ordinary Course of Business and consistent with prior practice;

(iv)        incurred any indebtedness in conjunction with a lending transaction or entered into any lending arrangements, entered into any lease that should be capitalized in accordance with GAAP or subjected to any encumbrance or other restriction any of its properties, business or assets except encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

(v)         discharged or satisfied any Encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the ICM Balance Sheet as of the ICM Balance Sheet Date and current liabilities incurred since that date in the Ordinary Course of Business and consistent with prior practice;

(vi)        sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the Ordinary Course of Business;

(vii)      canceled or compromised any debt or claim or waived or released any right of substantial value;

(viii)     terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

(ix)        made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of ICM except in the Ordinary Course of Business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14.2 of the ICM Disclosure Schedule that were in effect as of the ICM Balance Sheet Date;

(x)         made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any ICM Plan (as defined in Section 2.14.1);

(xi)        lost the employment services of a senior manager or other employee of equal or higher ranking;

(xii)      made any loan or advance to any Person other than travel and other similar routine advances in the Ordinary Course of Business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(xiii)     instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to ICM or its properties or assets;

(xiv)      entered into any transaction, contract or commitment other than in the Ordinary Course of Business;

(xv)       changed any accounting practices, policies or procedures utilized in the preparation of the ICM Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

(xvi)      entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (i) through (xv) of this Section 2.11.

2.12   Tax Matters.

2.12.1   Tax Related Definitions.   For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service (the “IRS”) or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including returns required in connection with any ICM Plan (as defined in Section 2.14.1).

2.12.2   Tax Returns; Tax Payments.   ICM and the ICM Subsidiaries have timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the ICM Balance Sheet). Each of ICM and the ICM Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes when due, except those Taxes that are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which ICM or the ICM Subsidiary is maintaining reserves, unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to ICM or any of the ICM Subsidiaries that could have a Material Adverse Effect, (i) there are no tax liens on any assets of ICM or any ICM Subsidiary; (ii) neither ICM nor any ICM Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to ICM or any ICM Subsidiary; (iv) there are no pending or, to the knowledge of Nauert or ICM, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of ICM or any ICM Subsidiary; and (v) neither ICM nor any ICM Subsidiary has requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the ICM Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

2.12.3   Other Tax Related Matters.   Other than as disclosed in Section 2.12.3 of the ICM Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse Effect, each of ICM and the ICM Subsidiaries:

(i)          has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than ICM, or Nauert or the Nauert Trust;

(ii)        is not liable for Taxes of any Person other than ICM or the ICM Subsidiaries, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by ICM or any of the ICM Subsidiaries with respect to Taxes;

(iii)       is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for United States federal income tax purposes;

(iv)        is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code;

(v)         is not a “consenting corporation” under Section 341(f) of the Code or any corresponding provision of state, local or foreign law;  and

(vi)        has neither made an election nor is it required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

2.12.4   S Corporation and Eligible S Corporation Shareholders.   Since the organization of ICM, ICM at all times prior to Closing shall have qualified as an “S corporation” within the meaning of Code Section 1361(a) and each of ICM’s shareholders have been and each of the Nauert Trust and the ICM Minority Shareholders qualifies as a permitted shareholder of an “S corporation” within the meaning of Code Section 1361(b),(c) and (d).

2.13   Employment Related Matters.

2.13.1   Employees; Employment Practices.   Except as set forth in Section 2.13.1 of the ICM Disclosure Schedule:

(i)          Each of ICM and the ICM Subsidiaries has satisfactory relationships with its employees in all material respects.

(ii)        Each of ICM and the ICM Subsidiaries is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and each of ICM and the ICM Subsidiaries is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

(iii)       No collective bargaining agreement with respect to the business of ICM or any of the ICM Subsidiaries is currently in effect or being negotiated. Each of ICM and the ICM Subsidiaries does not have any obligation to negotiate any such collective bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of ICM or any of the ICM Subsidiaries.

(iv)        There are no strikes, slowdowns or work stoppages pending or, to the best of the knowledge of ICM and Nauert, threatened with respect to the employees of ICM or any of the ICM Subsidiaries, no strike, slowdown or work stoppage has occurred or, to the best of the knowledge of ICM and Nauert, has been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of the knowledge of ICM and Nauert, no question concerning representation has been raised or threatened respecting the employees of ICM or any of the ICM Subsidiaries.

(v)         To the best of the knowledge of ICM and Nauert, no charges with respect to or relating to the business of ICM are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

2.13.2   Governmental Contracts.   Except as set forth in Section 2.13.2 of ICM Disclosure Schedule, ICM is not a contractor or subcontractor with obligations under any federal, state or local government contract.

2.13.3   No Benefit Plan Liabilities.   Except as set forth in Section 2.13.3 of ICM Disclosure Schedule, neither ICM nor any of the ICM Subsidiaries has or could have any material liability, whether absolute or contingent, including any obligations under any of ICM Plans described in Section 2.14, with respect to any misclassification of a Person as an independent contractor rather than as an employee.

2.13.4   Employment Contracts.   Section 2.13.4 of ICM Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by ICM or any of the ICM Subsidiaries (including independent consultants), complete and correct copies of which have been delivered to Precis.

2.14   Benefit Plans.

2.14.1   Related Definitions.   The following terms have the meanings set forth below.

(i)          “ICM Other Benefit Obligation” means an Other Benefit Obligation owed, adopted, or followed by ICM or an ERISA Affiliate of ICM.

(ii)        “ICM Plan” means all Plans of which ICM, any of the ICM Subsidiaries or an ERISA Affiliate of ICM or any ICM Subsidiary is or was a Plan Sponsor, or to which ICM, any of the ICM Subsidiaries or an ERISA Affiliate of ICM or any ICM Subsidiary otherwise contributes or has contributed, or in which ICM, any of the ICM Subsidiaries or an ERISA Affiliate of ICM or any ICM Subsidiary otherwise participates or has participated. All references to Plans are to ICM Plans unless the context requires otherwise.

(iii)       “ICM VEBA” means a VEBA whose members include employees of ICM, any of the ICM Subsidiaries or any ERISA Affiliate of ICM.

(iv)        “ERISA Affiliate” means, with respect to ICM or any of the ICM Subsidiaries, any other Person that, together with ICM or any ICM Subsidiary, would be treated as a single employer under Code Section 414.

(v)         “Multi-Employer Plan” has the meaning given in ERISA Section 3(37)(A).

(vi)        “Other Benefit Obligations” means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of Code Section 132.

(vii)      “PBGC” means the Pension Benefit Guaranty Corporation, or its successor.

(viii)     “Pension Plan” has the meaning given in ERISA Section 3(2)(A).

(ix)        “Plan” has the meaning given in ERISA Section 3(3).

(x)         “Plan Sponsor” has the meaning given in ERISA Section 3(16)(B).

(xi)        “Qualified Plan” means any Plan that meets or purports to meet the requirements of Code Section 401(a).

(xii)      “Title IV Plans” means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

(xiii)     “VEBA” means a voluntary employees’ beneficiary association under Code Section 501(c)(9).

(xiv)      “Welfare Plan” has the meaning given in ERISA Section 3(1).

2.14.2   Schedule of Plans, Affiliates, Liabilities, etc.

(i)          Section 2.14.2(i) of ICM Disclosure Schedule contains a complete and accurate list of all ICM Plans, ICM Other Benefit Obligations, and ICM VEBAs, and identifies as such all ICM Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

(ii)        Section 2.14.2(ii) of ICM Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of ICM, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

(iii)       Section 2.14.2(iii) of ICM Disclosure Schedule sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of ICM or any of the ICM Subsidiaries and its other ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

(iv)        Section 2.14.2(iv) of ICM Disclosure Schedule sets forth a calculation of the liability of ICM for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether ICM is required by this Statement to disclose such information.

(v)         Section 2.14.2(v) of ICM Disclosure Schedule sets forth the financial cost of all obligations owed under any ICM Plan or ICM Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

2.14.3   Deliveries of Related Plan Agreements, Documents, etc.   ICM has delivered to Precis:

(i)          all documents that set forth the terms of each ICM Plan, ICM Other Benefit Obligation, or ICM VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of ICM Plans for which ICM is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding ICM Plans, ICM Other Benefit Obligations, and ICM VEBAs for which a plan description or summary plan description is not required;

(ii)        all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by ICM, the ICM Subsidiaries and the ERISA Affiliates of ICM and the ICM Subsidiaries, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

(iii)       written description of any ICM Plan or ICM Other Benefit Obligation that is not otherwise in writing;

(iv)        all registration statements filed with respect to any ICM Plan;

(v)         all insurance policies purchased by or to provide benefits under any ICM Plan;

(vi)        all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any ICM Plan, ICM Other Benefit Obligation, or ICM VEBA;

(vii)      all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any ICM Plan, ICM Other Benefit Obligation, or ICM VEBA;

(viii)     all notifications to employees of their rights under ERISA Section 601 et seq. and Code Section 4980B;

(ix)        the Form 5500 filed in each of the most recent three plan years with respect to each ICM Plan, including all schedules thereto and the opinions of independent accountants;

(x)         all notices that were given by ICM, the ICM Subsidiaries or any ERISA Affiliate of ICM, the ICM Subsidiaries or any ICM Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 2.14;

(xi)        all notices that were given by the IRS, the PBGC, or the Department of Labor to ICM, the ICM Subsidiaries, any ERISA Affiliate of ICM and ICM Subsidiaries, or any ICM Plan within the four years preceding the date of this Agreement;

(xii)      with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of ICM and ICM Subsidiaries that is a Qualified Plan; and

(xiii)     with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

2.14.4   Other Plan Related Matters.   Except as set forth in Section 2.14.4 of ICM Disclosure Schedule:

(i)          ICM and the ICM Subsidiaries have performed all of their obligations under all ICM Plans, ICM Other Benefit Obligations, and ICM VEBAs. ICM and the ICM Subsidiaries have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

(ii)        No statement, either written or oral, has been made by ICM and the ICM Subsidiaries to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to ICM and the ICM Subsidiaries.

(iii)       ICM and the ICM Subsidiaries, with respect to all ICM Plans, ICM Other Benefit Obligations, and ICM VEBAs, is, and each ICM Plan, ICM Other Benefit Obligation, and ICM VEBA is, in full compliance with ERISA, the Code, and other applicable laws including the provisions of such laws expressly mentioned in this Section 2.14, and with any applicable collective bargaining agreement.

(A)  No transaction prohibited by ERISA Section 406 and no “prohibited transaction” under Code Section 4975(c) have occurred with respect to any ICM Plan.

(B)   ICM has no liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the Code.

(C)   ICM has no liability to the PBGC with respect to any Plan or any liability under ERISA Section 502 or Section 4071.

(D)  All filings required by ERISA and the Code as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

(E)   All contributions and payments made or accrued with respect to all ICM Plans, ICM Other Benefit Obligations, and ICM VEBAs are deductible under Code Section 162 or Section 404. No amount, or any asset of any ICM Plan or ICM VEBA, is subject to tax as unrelated business taxable income.

(iv)        Each ICM Plan can be terminated within 30 days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

(v)         Since the ICM Balance Sheet Date there has been no establishment or amendment of any ICM Plan, ICM VEBA, or ICM Other Benefit Obligation.

(vi)        No event has occurred or circumstance exists that could result in a material increase in premium costs of ICM Plans and ICM Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

(vii)      Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any ICM Plan, ICM Other Benefit Obligation, or ICM VEBA is pending or, to the knowledge of ICM and Nauert is threatened.

(viii)     No ICM Plan is a stock bonus, pension, or profit-sharing plan within the meaning of Code Section 401(a).

(ix)        Each Qualified Plan of ICM is qualified in form and operation under Code Section 401(a); each trust for each such Plan is exempt from federal income tax under Code Section 501(a). Each ICM VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

(x)         ICM, the ICM Subsidiaries  and each of their ERISA Affiliates have has met the minimum funding standard, and have made all contributions required, under ERISA Section 302 and Code Section 412.

(xi)        No ICM Plan is subject to Title IV of ERISA.

(xii)      ICM and the ICM Subsidiaries have paid all amounts due to the PBGC pursuant to ERISA Section 4007.

(xiii)     ICM, the ICM Subsidiaries, and any of their ERISA Affiliates have not ceased operations at any facility or withdrawn from any Title IV Plan in a manner that would subject any entity or ICM or any of the ICM Subsidiaries  to liability under ERISA Section 4062(e), Section 4063, or Section 4064.

(xiv)      ICM, the ICM Subsidiaries and any of their ERISA Affiliates have not filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any ICM Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any ICM Plan.

(xv)       No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

(xvi)      No accumulated funding deficiency, whether or not waived, exists with respect to any ICM Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

(xvii)    The actuarial report for each Pension Plan of ICM and each ERISA Affiliate of ICM fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

(xviii)   Since the last valuation date for each Pension Plan of ICM, the ICM Subsidiaries and each of their ERISA Affiliates, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

(xix)      No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

(xx)       ICM has no knowledge of any facts or circumstances that may give rise to any liability of ICM or any ICM Subsidiary to the PBGC under Title IV of ERISA.

(xxi)      ICM, the ICM Subsidiaries and any of their ERISA Affiliates have never established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

(xxii)    ICM, the ICM Subsidiaries and any of their ERISA Affiliates have withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this

Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either ICM or the ICM Subsidiaries to a Multi-Employer Plan.

(xxiii)   ICM, the ICM Subsidiaries and any of their ERISA Affiliates have received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

(xxiv)    No Multi-Employer Plan to which ICM, the ICM Subsidiaries and any of their ERISA Affiliates contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

(xxv)     Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, each of ICM and the ICM Subsidiaries does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

(xxvi)    Each of ICM and the ICM Subsidiaries has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

(xxvii)  Each of ICM and the ICM Subsidiaries has complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B.

(xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of ICM or any of the ICM Subsidiaries will be non-deductible to ICM or ICM Subsidiary or subject to tax under Code Section 280G or Section 4999; nor will ICM or any of the ICM Subsidiaries be required to “gross up” or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such Person.

(xxix)    The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit.

2.15   Title to Properties.   Except as set forth in Section 2.15 of ICM Disclosure Schedule, each of ICM and the ICM Subsidiaries has good and indefeasible title to all of its properties and assets, free and clear of all Encumbrances, except liens for taxes not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for any Encumbrance that secures indebtedness reflected in ICM Balance Sheet.

2.16   Compliance with Laws; Legal Proceedings.

2.16.1   Legal Compliance.   Each of ICM and the ICM Subsidiaries is not in violation of, or in default with respect to, any applicable law, statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

2.16.2   Legal Proceedings.   Except as set forth in Section 2.16.2 of ICM Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the knowledge of ICM and Nauert, threatened, and there are no claims (including unasserted claims of which ICM is aware) against or relating to ICM or any of the ICM Subsidiaries and their properties, assets or businesses. There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of ICM and Nauert, threatened against ICM, any of the ICM Subsidiaries or any of their members, directors or officers, as such, that relates to the Merger or any of the transactions contemplated by this Agreement. None of the items listed in Section 2.16.2 of ICM Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. Neither ICM nor any of the ICM Subsidiaries has been a defendant (either originally, by counter-claim or interpleader) in any legal proceedings that have either been filed in the past three fiscal years or are currently pending (except as set forth in Section 2.16.2 of ICM Disclosure Schedule). Except as set forth in Section 2.16.2 of ICM Disclosure Schedule, none of the legal proceedings set forth in Section 2.16.2 of ICM Disclosure Schedule has had or, to the best of the knowledge of ICM and Nauert, will have a Material Adverse Effect.

2.17   Brokers.   No broker, finder or investment advisor acted, directly or indirectly, as such for ICM or ICM in connection with the Merger or this Agreement, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of ICM or ICM.

2.18   Intellectual Property.

2.18.1   Ownership and Right to Use.   Each of ICM and the ICM Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of ICM and the ICM Subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

2.18.2   Transferability.   Except as disclosed in Section 2.18.2 of ICM Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect:

(i)          Each of Nauert, the Nauert Trust and ICM is not and will not be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Nauert, the Nauert Trust or ICM, as the case may be, is a party and pursuant to which Nauert or ICM, as the case may be, is authorized to use any patents, trademarks, service marks or copyrights owned by others (“ICM Third-Party Intellectual Property Rights”);

(ii)        No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by ICM or any of the ICM Subsidiaries (the “ICM Intellectual Property Rights”), any trade secret material to ICM or any of the ICM Subsidiaries, or ICM Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of ICM Third Party Intellectual Property Rights by or through ICM or any of the ICM Subsidiaries, are currently pending or, to the best of the knowledge of ICM and Nauert, have been threatened by any Person; or

(iii)       ICM does not know of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by ICM or any of the ICM Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by ICM or any of the ICM Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of ICM or any of the ICM Subsidiaries as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of ICM Intellectual Property Rights or other trade secret material to ICM or any of the ICM Subsidiaries; or (4) challenging the license or legally enforceable right to use of ICM Third Party Intellectual Rights by ICM or any of the ICM Subsidiaries.

2.18.3   No Infringement.   To the best of the knowledge of ICM and Nauert, there is no material unauthorized use, infringement or misappropriation of any of ICM Intellectual Property Rights by any Person, including any employee or former employee of ICM or any of the ICM Subsidiaries.

2.19   Insurance.   Except as set forth in Section 2.19 of ICM Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by ICM or any ICM Subsidiary are with reputable insurers, provide adequate coverage for all normal risks incident to the assets, properties and business operations of ICM and any ICM Subsidiary and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

2.20   Contracts; etc.   Set forth on Section 2.20 of ICM Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which ICM or any of its Subsidiaries is a party or by which ICM or any of the ICM Subsidiaries or its properties or assets are bound:

(i)          Each service or other similar type of agreement under which services are provided by any other Person to ICM or any of the ICM Subsidiaries that is material to the business of ICM and the ICM Subsidiaries taken as a whole;

(ii)        Each agreement that restricts the operation of the business of ICM or any of its Subsidiaries or the ability of ICM or any of the ICM Subsidiaries to solicit customers or employees;

(iii)       Each operating lease (as lessor, lessee, sublessor or sublessee) that is material to ICM or any of the ICM Subsidiaries of any real or tangible personal property or assets;

(iv)        Each agreement under which services are provided by ICM or any of the ICM Subsidiaries to any material customer;

(v)         Each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of ICM or any of the ICM Subsidiaries ), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the Ordinary Course of Business);

(vi)        Each partnership, joint venture or similar agreement;

(vii)      Each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of ICM Shares;

(viii)     Each agreement to make unpaid capital expenditures in excess of $25,000;

(ix)        each agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a “poison pill.”

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to subparagraphs (i) through (ix) of this Section 2.20 has been previously delivered to Precis. Furthermore, each agreement, lease or other type of document required to be disclosed pursuant to Sections 2.13 or 2.14 or this Section 2.20 to which ICM or any of the ICM Subsidiaries is a party or by which ICM or any of the ICM Subsidiaries or its properties or assets are bound (collectively, the “ICM Contracts”), except those ICM Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by ICM or ICM Subsidiary in accordance with its terms. Each of ICM and the ICM Subsidiaries is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of ICM Contracts, and, to the best of the knowledge of ICM and Nauert, no other party to any of ICM Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of ICM Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. To the knowledge of ICM and Nauert, neither ICM nor any of the ICM Subsidiaries has received notice, written or oral, of or any threatened termination by any third party to any of ICM Contracts or become aware of any intend of a third party to any ICM Contracts not to renew or, if currently being rebid, re-award any of ICM Contracts. No existing or completed agreement to which ICM or any of the ICM Subsidiaries is a party is subject to renegotiation with any governmental body.

2.21   Permits, Authorizations, etc.   Section 2.21 of ICM Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable ICM or any of the ICM Subsidiaries to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the “ICM Permits”) or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated hereby). ICM and the ICM Subsidiaries have all necessary ICM Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such ICM Permits that could not reasonably be expected to have a Material Adverse Effect.

2.22   Environmental Matters.

2.22.1   Environmental Related Definitions.   For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

(i)          “Environmental Claim” means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental agency or entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substance, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by ICM or any of its Subsidiaries or any activities or operations thereof; (b) the transportation, storage, treatment or disposal of Hazardous Substances in connection with any property owned, operated or leased by ICM or any of its Subsidiaries or its operations or facilities; or (c) the violation, or alleged violation, of any Environmental Law or Environmental Permit of or from any governmental agency or entity relating to environmental matters connected with any property owned, leased or operated by ICM or any of its Subsidiaries.

(ii)        “Environmental Law(s)” means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., The Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. Section § 1251 et seq., the Clean Air Act, 33 U.S.C. § 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

(iii)       “Environmental Permits” means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

(iv)        “Hazardous Substance(s)” means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.

(v)         “Release” means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

2.22.2   Compliance.   Each of ICM and the ICM Subsidiaries has obtained all Environmental Permits required for its businesses and facilities except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Each of ICM and the ICM Subsidiaries (i) is in compliance with all terms and conditions of its Environmental Permits and of any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect; (ii) has not received notice of any violation by or claim against ICM under any Environmental Law; and (iii) is not aware of any facts or circumstances related to its businesses and facilities likely to give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

2.22.3   No Environmental Releases.   There have been no Releases, or threatened Releases of any Hazardous Substances into, on or under any of the properties owned or operated (or formerly owned or operated) by ICM or any of the ICM Subsidiaries in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

2.22.4   Superfund Responsible Party.   Neither ICM nor any of the ICM Subsidiaries has been identified as a potentially responsible party at any federal or state National Priority List (“Superfund”) site. Each of ICM and the ICM Subsidiaries has not transported, disposed of, or arranged for the disposal of any Hazardous Substances.

2.23   ICM Acquisitions.   Section 2.23 of ICM Disclosure Schedule contains a complete and correct list of all agreements (“ICM Acquisition Agreements”) executed by ICM or any of the ICM Subsidiaries pursuant to which ICM or any of the ICM Subsidiaries has acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. A complete and correct copy of each of ICM Acquisition Agreements has been delivered by ICM to Precis. Neither ICM nor any of the ICM Subsidiaries has any further obligation or liability under any of ICM Acquisition Agreements or as a result of the Merger and other transactions contemplated in this Agreement, except as described in reasonable detail in Section 2.23 of ICM Disclosure Schedule.

2.24   Books and Records.   All accounts, books, ledgers and official and other records prepared and kept by ICM and the ICM Subsidiaries have been kept and completed properly in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of ICM and the ICM Subsidiaries are located at their offices in Ft. Worth, Texas.

2.25   Bank Accounts and Powers of Attorney.   Section 2.25 of ICM Disclosure Schedule sets forth the name of each bank in which ICM or any of the ICM Subsidiaries has an account, lock box or safe deposit box, the number of each such account, lock box or safe deposit box and the names of the Persons authorized to draw thereon or have access thereto. Except as set forth on Section 2.25 of ICM Disclosure Schedule, no Person holds any power of attorney from ICM.

2.26   Certain Payments.   Each of ICM, the ICM Subsidiaries and any director, officer, agent, or employee of ICM or any of the ICM Subsidiaries, or to the knowledge of ICM and Nauert, any other Person associated with or acting for or on behalf of ICM or any of the ICM Subsidiaries, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained, for or in respect of ICM or any of the ICM Subsidiaries  or any of their affiliates, or (d) in violation of any legal requirement, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of ICM or any of the ICM Subsidiaries.

2.27   Customers; Customer Relationships.   Section 2.27 of ICM Disclosure Schedule sets forth a complete list of the five largest clients and customers of ICM or the ICM Subsidiaries on a combined basis for the six months ended on ICM Balance Sheet Date and the year ended December 31, 2005. To the knowledge of ICM and Nauert, there are no facts or circumstances that are likely to result in the loss of any such client or customer of ICM or any of the ICM Subsidiaries or a material change in the relationship of ICM or any of the ICM Subsidiaries with any such client or customer.

2.28   Accuracy of Representations, Warranties and Covenants.   No representation, covenant or warranty by ICM in this Agreement and, to the actual acknowledge of ICM and Nauert, no written information, agreements or documents furnished to Precis by ICM in connection with the Merger and the other transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statement or information contained in this Agreement or in any such information, agreements or documents, in light of the circumstances under which statement or omission was made, not misleading.

2.29   Precis Proxy Statement.   The information supplied by ICM with respect to ICM and the ICM Subsidiaries and their respective officers, directors, ICM and other Affiliates (collectively, the “ICM Information”) supplied by ICM for inclusion in the proxy statement (such  proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”) to be sent to the shareholders of Precis in connection with the meeting of the shareholders of Precis to consider the Merger (the “Precis Stockholders Meeting”) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Precis or at the time of the Precis Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Precis Stockholders Meeting that has become false or misleading. If at any time prior to the Effective Time any event relating to ICM, any of the ICM Subsidiaries or any of their officers, directors, ICM or other Affiliates should be discovered by ICM that should be set forth in an amendment to the Proxy Statement, ICM shall promptly inform Precis. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, ICM makes no representation or warranty with respect to any information supplied by Precis that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement.

2.30   Intercompany Transactions.   Schedule 2.30 of ICM Disclosure Schedule sets forth, (i) an accurate description of all transactions or series of related transactions between each of ICM and any of its officers, directors or other Affiliates, on the one hand, and each of ICM and the ICM Subsidiaries, on the other hand, since June 30, 2006, (ii) a complete and accurate list of all payments and advances made to officers, directors, members and managers of each of ICM, and the ICM Subsidiaries, since June 30, 2006, and (iii) a complete and accurate list of any direct or indirect liabilities owed to ICM or any of the ICM Subsidiaries or each officer, director, manager, member of ICM and any of the ICM Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PRECIS

Precis represents and warrants to ICM, the Nauert Trust, and Nauert that the representations, warranties, statements made in this Article III are true and correct as of the date of this Agreement and will be true and correct at Closing, except as specifically set forth in the schedules delivered by Precis to ICM, the Nauert Trust and Nauert (the “Precis Disclosure Schedule”) provided, however, any disclosure made with reference to one or more sections of the Precis Disclosure Schedule shall be deemed disclosed with respect to each other Section of this Agreement as to which such disclosure is relevant provided that such relevance is reasonably apparent to ICM, the Nauert Trust or Nauert. Disclosure of any matter in the Precis Disclosure Schedule shall not be deemed an admission that such matter is material. Precis represents and warrants to ICM and Nauert the following:

3.1   Corporate Organization.   Precis and each of its Subsidiaries listed on Section 3.3 of the Precis Disclosure Schedule (the “Precis Subsidiaries”) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Precis and each of the Precis Subsidiaries is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by Precis and each of the Precis Subsidiaries or the nature of the business conducted by Precis and each of the Precis Subsidiaries makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. Precis has heretofore delivered to ICM complete and correct copies of the Governing Documents of Precis, as amended to and as in effect on the date hereof.

3.2   Capitalization; Preemptive Rights.

3.2.1   Precis Capitalization.   The authorized capital stock of Precis consists of 100,000,000 shares of Precis Common Stock, par value $0.01 per share, and 2,000,000 shares of Precis Preferred Stock, par value $1.00 per share. As of November 8, 2006, the date of this Agreement, 13,512,763 shares of Precis Common Stock and no shares of Precis preferred stock were outstanding.

3.2.2   No Assessment, Preemptive Rights.   All outstanding shares of Precis Common Stock are validly issued and outstanding, fully paid and non-assessable and there are no preemptive or similar rights in respect of Precis Common Stock. All outstanding shares of Precis Common Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

3.2.3   Obligations to Issued Common Stock.   Section 3.2 of the Precis Disclosure Schedule sets forth a complete and correct list of (a) all stock options, including stock options granted under any Precis stock option plan, (b) all warrants to purchase Precis Common Stock, and (c) and other rights to receive Precis Common Stock indicating as to each holder thereof, the number of shares of Precis Common Stock subject thereto and the exercisability, exercise price and expiration and termination date therefor, if applicable.

3.3   Subsidiaries of Precis.

3.3.1   Precis Subsidiaries.   Except as listed on Section 3.3 of the Precis Disclosure Schedule, Precis does not have any subsidiaries.

3.3.2   Subsidiary Ownership.   Except as set forth in Section 3.3.2 of the Precis Disclosure Schedule, Precis and each of the Precis Subsidiaries has good and valid title to all shares of its subsidiaries free and clear of all Encumbrances. All of the outstanding shares of capital stock of the Precis Subsidiaries are validly issued, fully paid and non-assessable, and there are no preemptive or similar rights in respect of any shares of capital stock of the Precis Subsidiaries.

3.4   No Commitments to Issue Capital Stock.   Except for the stock options, the warrants and contract rights set forth in Section 3.4 of the Precis Disclosure Schedule, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which the Precis or any of the Precis Subsidiaries is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. Except as set forth in Section 3.4 of the Precis Disclosure Schedule, there are no agreements or understandings in effect among any of the stockholders of Precis or any of the Precis Subsidiaries or with any other Person and by which Precis or any of the Precis Subsidiaries is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of the Precis or any of its Subsidiaries.

3.5   Authorization; Execution and Delivery.   Precis has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Precis and the consummation by Precis of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Precis. This Agreement has been duly executed and delivered by Precis and constitutes the legal, valid and binding obligation of Precis, enforceable against Precis in accordance with this Agreement. The shares of Precis Common Stock to be issued as part of the Merger Consideration have been duly reserved and authorized for issuance upon consummation of the Merger and, when issued pursuant to and in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Precis Common Stock.

3.6   Governmental Approvals and Filings.   No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (i) to permit Precis to consummate the Merger or perform its obligations under this Agreement or (ii) to prevent the termination of, or Material Adverse Effect on, any Governmental License of Precis or any of the Precis Subsidiaries to enable Precis and the Precis Subsidiaries to own, operate and lease their properties and assets as and where such properties and assets are owned, leased or operated and to provide its services or carry on its business, or to prevent any material loss or disadvantage to Precis’ business, by reason of the Merger, except as set forth in Section 3.6 of the Precis Disclosure Schedule.

3.7   No Conflict.   Subject to compliance with any Governmental Licenses described in Section 3.7 of the Precis Disclosure Schedule and obtaining the Private Consents, neither the execution, delivery and performance of this Agreement by Precis, nor the consummation by Precis of the Merger and other transactions contemplated by this Agreement, will (i) conflict with, or result in a breach or violation of, any provision of the Governing Documents of Precis; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration or performance, under (whether or not after the giving of notice or lapse of time or both) any encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which Precis or any of its properties or assets is subject; (iii) give rise to a declaration or imposition of any encumbrance upon any of the properties or assets of Precis; or (iv) impair Precis’ business or adversely affect any Governmental License necessary to enable Precis to carry on its business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

3.8   SEC Filings.   The Precis Common Stock is the only class or securities of Precis registered under the Exchange Act. To the best knowledge of the current management of Precis, Precis has filed all forms, reports or other documents  (the “Precis SEC Reports”) required to be filed with the SEC since its initial public offering of the Precis Common Stock on February 8, 2000. The Precis SEC Reports

(i)          were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and

(ii)        did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Precis has filed with the SEC as exhibits to the Precis SEC Reports all agreements, contracts and other documents or instruments required to be filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments. Precis Subsidiaries are not required to file any forms, reports or other documents with the SEC under the Exchange Act.

3.9   Financial Statements; Absence of Undisclosed Liabilities.

3.9.1   Precis Financial Statements.   Precis has previously delivered to ICM complete and correct copies of (i) the audited consolidated balance sheet of Precis at December 31, 2005 and audited consolidated statements of income, cash flows and stockholders’ equity of Precis for the year then ended, audited by Hein, and (ii) unaudited consolidated balance sheet of Precis (the “Precis Balance Sheet”) at June 30, 2006 (the “Precis Balance Sheet Date”) and unaudited consolidated statements of income, cash flow, and stockholders’ equity of ICM as of June 30, 2006 (the financial statements described in sections (i) and (ii) are collectively referred to as the “Precis Financial Statements”), all of which have been prepared from the books and records of Precis in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Precis at their respective dates and the results of the Precis’ operations and cash flows for the periods covered thereby. Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the Ordinary Course of Business, except as expressly specified therein.

3.9.2   No Undisclosed Liabilities.   Except as and to the extent reflected or reserved against on the Precis Balance Sheet, and except for liabilities that will not have a Material Adverse Effect, Precis did not have, as of the Precis Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Precis Balance Sheet Date, Precis has not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debts and obligations incurred in the Ordinary Course of Business, consistent with past practice, none of which will have a Material Adverse Effect or incurred in connection with this Agreement and the transactions contemplated herein. Other than the transactions contemplated by this Agreement, and as disclosed in Precis Disclosure Schedule 3.26, since the Precis Balance Sheet Date, there has been no material adverse change in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of Precis and its Subsidiaries, taken as a whole, and no event has occurred which is reasonably likely to cause any such material adverse change.

3.10   Certain Other Financial Representations.   Since the Precis Balance Sheet Date, the Precis’ accounts payable have been accrued and paid in a manner consistent with the Precis’ prior practice.

3.11   Absence of Changes.   Except as disclosed in the Precis Financial Statements or as set forth in Section 3.11 of the Precis Disclosure Schedule, since the Precis Balance Sheet Date, Precis and Precis Subsidiaries have conducted their business only in the Ordinary Course of Business and Precis has not:

(i)          amended or otherwise modified its Governing Documents;

(ii)        issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or modified in any respect any previously granted option or warrant or made other agreements (other than this Agreement) of the type referred to in Section 3.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its Precis’ capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

(iii)       recorded or accrued any item of revenue, except as a result of the provision of services in the Ordinary Course of Business and consistent with prior practice;

(iv)        incurred any indebtedness for borrowed money, entered into any lease that should be capitalized in accordance with GAAP or subjected to any encumbrance or other restriction any of its properties, business or assets except encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

(v)         discharged or satisfied any encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on Precis  Balance Sheet as of the Precis Balance Sheet Date and current liabilities incurred since that date in the Ordinary Course of Business and consistent with prior practice;

(vi)        sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the Ordinary Course of Business;

(vii)      canceled or compromised any debt or claim or waived or released any right of substantial value;

(viii)     terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

(ix)        made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of Precis or any of the Precis Subsidiaries, except in the Ordinary Course of Business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.11(a) of the Precis Disclosure Schedule that were in effect as of the Precis Balance Sheet Date;

(x)         made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Precis Plan (as defined in Section 3.14.1);

(xi)        lost the employment services of a senior manager or other employee of equal or higher ranking;

(xii)      made any loan or advance to any Person other than travel and other similar routine advances in the Ordinary Course of Business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(xiii)     instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to Precis or its properties or assets;

(xiv)      entered into any transaction, contract or commitment other than in the Ordinary Course of Business;

(xv)       changed any accounting practices, policies or procedures utilized in the preparation of Precis Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

(xvi)      entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (i) through (xv) of this Section 3.11.

3.12   Tax Matters.

3.12.1   Tax Returns; Tax Payments.   Precis represents that, other than as disclosed in Section 3.12.1 of the Precis Disclosure Schedule,  Precis has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Precis Balance Sheet). Precis has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Precis is maintaining reserves unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to Precis that could have a Material Adverse Effect,

(i)          there are no tax liens on any assets of Precis or the Precis Subsidiaries;

(ii)        Precis has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

(iii)       no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Precis and the Precis Subsidiaries;

(iv)        there are no pending or, to the knowledge of Precis, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Precis and the Precis Subsidiaries; and

(v)         Precis has not requested any extension of time within which to file any currently unfiled Tax Returns.

The accruals and reserves for Taxes (including deferred taxes) reflected in the Precis Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

3.12.2   Other Related Tax Matters.   Precis represents that, other than as disclosed in Section 3.12.2 of the Precis Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse Effect:

(i)          Precis has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than Precis;

(ii)        Precis is not liable for Taxes of any Person other than Precis, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Precis with respect to Taxes;

(iii)       Precis is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes;

(iv)        Precis is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code;

(v)         Each of Precis and the Precis Subsidiaries is not a “consenting corporation” under Section 341(f) of the Code or any corresponding provision of state, local or foreign law;  and

(vi)        Each of Precis and the Precis Subsidiaries has not made an election nor is it required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

3.13   Employee Related Matters.

3.13.1   Employees; Employment Practices.   Except as set forth in Section 3.13.1 of the Precis Disclosure Schedule:

(i)          Precis and the Precis Subsidiaries have satisfactory relationships in all material respects with their employees.

(ii)        Each of Precis and the Precis Subsidiaries is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and each of Precis and Precis Subsidiaries is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

(iii)       No collective bargaining agreement with respect to the business of Precis and the Precis Subsidiaries are currently in effect or being negotiated. Precis and the Precis Subsidiaries do not have any obligation to negotiate any such collective bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of Precis or any of Precis Subsidiaries.

(iv)        There are no strikes, slowdowns or work stoppages pending or, to the best of Precis’ knowledge, threatened with respect to the employees of Precis or any of the Precis Subsidiaries, nor has any such strike, slowdown or work stoppage occurred or, to the best of Precis’ knowledge, been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of Precis’ knowledge, no question concerning representation has been raised or threatened respecting the employees of Precis or any of the Precis Subsidiaries.

(v)         To the best of Precis’ knowledge, no charges with respect to or relating to the business of Precis and any of the Precis Subsidiaries are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

3.13.2   Governmental Contracts.   Except as set forth in Section 3.13.2 of Precis Disclosure Schedule, Precis and the Precis Subsidiaries is not a contractor or subcontractor with obligations under any federal, state or local government contract.

3.13.3   No Benefit Plan Liabilities.   Except as set forth in Section 3.13.3 of Precis Disclosure Schedule, each of Precis and the Precis Subsidiaries has not or could not have any material liability, whether absolute or contingent, including any obligations under any of the Precis Plans described in Section 3.14 of the Precis Disclosure Schedule, with respect to any misclassification of a Person as an independent contractor rather than as an employee.

3.13.4   List of Employment Agreements.   Section 3.13.4 of Precis Disclosure Schedule contains a complete and correct list of all executive employment agreements with any Persons employed or retained by Precis or any of the Precis Subsidiaries in an executive officer capacity, complete and correct copies of which have been publicly disclosed and otherwise made available to ICM.

3.14   Benefit Plans.

3.14.1   Related Definitions.   The following terms have the meanings set forth below.

(i)          “Precis Other Benefit Obligation” means an Other Benefit Obligation owed, adopted, or followed by Precis or an ERISA Affiliate of Precis.

(ii)        “Precis Plan” means all Plans of which Precis or an ERISA Affiliate of Precis is or was a Plan Sponsor, or to which Precis, the Precis Subsidiaries or an ERISA Affiliate of Precis otherwise contributes or has contributed, or in which Precis, the Precis Subsidiaries or an ERISA Affiliate of Precis otherwise participates or has participated. All references to Plans are to Precis Plans unless the context requires otherwise.

(iii)       “Precis VEBA” means a VEBA whose members include employees of Precis, the Precis Subsidiaries or any ERISA Affiliate of Precis or any of the Precis Subsidiaries.

(iv)        “ERISA Affiliate” means, with respect to Precis or any of  the Precis Subsidiaries, any other Person that, together with Precis or any of the Precis Subsidiaries, would be treated as a single employer under Code Section 414.

3.14.2   Schedule of Plans, Affiliates, Liabilities, etc.

(i)          Section 3.14.2(i) of the Precis Disclosure Schedule contains a complete and accurate list of all Precis Plans, Precis Other Benefit Obligations, and Precis VEBAs, and identifies as such all Precis Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

(ii)        Section 3.14.2(ii) of the Precis Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of Precis, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

(iii)       Section 3.14.2(iii) of the Precis Disclosure Schedule sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of Precis, the Precis Subsidiaries and Precis’ other ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

(iv)        Section 3.14.2(iv) of Precis Disclosure Schedule sets forth a calculation of the liability of Precis and the Precis Subsidiaries for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Precis or any of the Precis Subsidiaries is required by this Statement to disclose such information.

(v)         Section 3.14.2(v) of Precis Disclosure Schedule sets forth the financial cost of all obligations owed under any Precis Plan or Precis Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

3.14.3   Deliveries of Related Plan Agreements, Documents, Etc.   Precis will deliver to ICM within 10 days of ICM’s request:

(i)          all documents that set forth the terms of each Precis Plan, Precis Other Benefit Obligation, or Precis VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Precis Plans for which Precis or any of the Precis Subsidiaries is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Precis Plans, Precis Other Benefit Obligations, and Precis VEBAs for which a plan description or summary plan description is not required;

(ii)        all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Precis and the ERISA Affiliates of Precis, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

(iii)       written description of any Precis Plan or Precis Other Benefit Obligation that is not otherwise in writing;

(iv)        all registration statements filed with respect to any Precis Plan;

(v)         all insurance policies purchased by or to provide benefits under any Precis Plan;

(vi)        all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Precis Plan, Precis Other Benefit Obligation, or Precis VEBA;

(vii)      all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Precis Plan, Precis Other Benefit Obligation, or Precis VEBA;

(viii)     all notifications to employees of their rights under ERISA Section 601 et seq. and Code Section 4980B;

(ix)        the Form 5500 filed in each of the most recent three plan years with respect to each Precis Plan, including all schedules thereto and the opinions of independent accountants;

(x)         all notices that were given by Precis, the Precis Subsidiaries or any ERISA Affiliate of Precis or any Precis Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.14;

(xi)        all notices that were given by the IRS, the PBGC, or the Department of Labor to Precis, any ERISA Affiliate of Precis or any of the Precis Subsidiaries, or any Precis Plan within the four years preceding the date of this Agreement;

(xii)      with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of Precis or any of the Precis Subsidiaries that is a Qualified Plan; and

(xiii)     with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

3.14.4   Other Plan Related Matters.   Except as set forth in Section 3.14.4 of the Precis Disclosure Schedule:

(i)          Each of Precis and the Precis Subsidiaries has performed all of its obligations under all Precis Plans, Precis Other Benefit Obligations, and Precis VEBAs. Each of Precis and the Precis

Subsidiaries has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

(ii)        No statement, either written or oral, has been made by Precis or any of the Precis Subsidiaries to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to Precis or any of the Precis Subsidiaries.

(iii)       Precis, with respect to all Precis Plans, Precis Other Benefit Obligations, and Precis VEBAs, is, and each Precis Plan, Precis Other Benefit Obligation, and Precis VEBA is, in full compliance with ERISA, the Code, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.14, and with any applicable collective bargaining agreement.

(A)  No transaction prohibited by ERISA Section 406 and no “prohibited transaction” under Code Section 4975(c) have occurred with respect to any Precis Plan.

(B)   Each of Precis and the Precis Subsidiaries has no liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the Code.

(C)   Each of Precis and the Precis Subsidiaries has no liability to the PBGC with respect to any Plan or any liability under ERISA Section 502 or Section 4071.

(D)  All filings required by ERISA and the Code as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

(E)   All contributions and payments made or accrued with respect to all Precis Plans, Precis Other Benefit Obligations, and Precis VEBAs are deductible under Code Section 162 or Section 404. No amount, or any asset of any Precis Plan or Precis VEBA, is subject to tax as unrelated business taxable income.

(iv)        Each Precis Plan can be terminated within 30 days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

(v)         Since June 30, 2006, there has been no establishment or amendment of any Precis Plan, Precis VEBA, or Precis Other Benefit Obligation.

(vi)        No event has occurred or circumstance exists that could result in a material increase in premium costs of Precis Plans and Precis Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

(vii)      Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Precis Plan, Precis Other Benefit Obligation, or Precis VEBA is pending or, to the knowledge of Precis is threatened.

(viii)     No Precis Plan is a stock bonus, pension, or profit-sharing plan within the meaning of Code Section 401(a).

(ix)        Each Qualified Plan of Precis is qualified in form and operation under Code Section 401(a); each trust for each such Plan is exempt from federal income tax under Code Section 501(a). Each Precis VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

(x)         Precis and each ERISA Affiliate of Precis has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and Code Section 402.

(xi)        No Precis Plan is subject to Title IV of ERISA.

(xii)      Precis has paid all amounts due to the PBGC pursuant to ERISA Section 4007.

(xiii)     Precis, the Precis Subsidiaries and any of their ERISA Affiliates not ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity, Precis or any of the Precis Subsidiaries to liability under ERISA Section 4062(e), Section 4063, or Section 4064.

(xiv)      Each of Precis, the Precis Subsidiaries and any of their ERISA Affiliates has not filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Precis Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Precis Plan.

(xv)       No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

(xvi)      No accumulated funding deficiency, whether or not waived, exists with respect to any Precis Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

(xvii)    The actuarial report for each Pension Plan of Precis, the Precis Subsidiaries and each of their ERISA Affiliates fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

(xviii)   Since the last valuation date for each Pension Plan of Precis, the Precis Subsidiaries and each of their ERISA Affiliates, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

(xix)      No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

(xx)       Precis has no knowledge of any facts or circumstances that may give rise to any liability of Precis or any of the Precis Subsidiaries to the PBGC under Title IV of ERISA.

(xxi)      Precis, the Precis Subsidiaries and any of their ERISA Affiliates has never established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

(xxii)    Precis, any of the Precis Subsidiaries and any of their ERISA Affiliates has not withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of ICM, any of the ICM Subsidiaries, Precis or any Precis Subsidiaries,  to a Multi-Employer Plan.

(xxiii)   Precis, any of the Precis Subsidiaries and any their ERISA Affiliates has not received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

(xxiv)    No Multi-Employer Plan to which Precis, any of the Precis Subsidiaries and any their ERISA Affiliates contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

(xxv)     Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, Precis and the Precis Subsidiaries do not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

(xxvi)    Each of Precis and the Precis Subsidiaries has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

(xxvii)  Precis and the Precis Subsidiaries have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B.

(xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of Precis or any Precis Subsidiaries will be non-deductible to Precis or any of the Precis Subsidiaries or subject to tax under Code Section 280G or Section 4999; nor will Precis and any of the Precis Subsidiaries be required to “gross up” or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such Person.

(xxix)    The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit.

3.15   Title to Properties.   Except as set forth in Section 3.15 of the Precis Disclosure Schedule, each of Precis and the Precis Subsidiaries has good and indefeasible title to all of their properties and assets, free and clear of all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in Precis Balance Sheet.

3.16   Compliance with Laws; Legal Proceedings.

3.16.1   Legal Compliance.   Precis and the Precis Subsidiaries are not in violation of, or in default with respect to, any applicable statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

3.16.2   Legal Proceedings.   Except as set forth in Section 3.16.2 of the Precis Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the knowledge of Precis, threatened, and there are no claims (including unasserted claims of which Precis is aware) against Precis or the Precis Subsidiaries or any of their respective properties, assets or businesses. There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of Precis, threatened against the Precis or the Precis Subsidiaries or any of their directors or officers, as such, that relate to this Agreement, the Merger or the other transactions contemplated by this Agreement. None of the items listed in Section 3.16.2 of the Precis Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. Each of Precis and the Precis Subsidiaries has not been a defendant (either originally, by counter-claim or interpleader) in any legal proceedings that has either been filed in the past three fiscal years or are currently pending (all as set forth in Section 3.16.2 of the Precis Disclosure Schedule). Except as set forth in Section 3.16.2 of the Precis Disclosure Schedule, none of the legal proceedings set forth in Section 3.16.2 of the Precis Disclosure Schedule has had or, to the best of  knowledge of Precis, will have a Material Adverse Effect.

3.17   Brokers.   Except as set forth in Section 3.17 of the Precis Disclosure Schedule, no broker, finder or investment advisor acted directly or indirectly as such for Precis or any shareholder of Precis in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of Precis or any shareholder of Precis.

3.18   Intellectual Property.

3.18.1   Ownership and Right to Use.   Precis and the Precis Subsidiaries own, or are licensed or otherwise possesses legally enforceable rights to use, all patents, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Precis and the Precis Subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

3.18.2   Transferability.   Except as disclosed in Section 3.18.2 of the Precis Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect:

(i)          Precis and the Precis Subsidiaries are not and will not be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in violation of any licenses, sublicenses and other agreements that Precis or any of the Precis Subsidiaries is a party and pursuant to which Precis or any of its Subsidiaries is authorized to use any patents, trademarks, service marks or copyrights owned by others (“Precis Third-Party Intellectual Property Rights”);

(ii)        No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Precis or any of the Precis Subsidiaries (the “Precis Intellectual Property Rights”), any trade secret material to Precis or any of the Precis Subsidiaries, or Precis Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Precis Third-Party Intellectual Property Rights by or through Precis or any of the Precis Subsidiaries, are currently pending or, to the best of the knowledge of Precis, have been threatened by any Person; or

(iii)       Precis does not know of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by Precis or any of the Precis Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by Precis or any of the Precis Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Precis or any of the Precis Subsidiaries as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of Precis Intellectual Property Rights or other trade secret material to Precis or any of the Precis Subsidiaries; or (4) challenging the license or legally enforceable right to use of Precis Third-Party Intellectual Rights by Precis or any of the Precis Subsidiaries.

3.18.3   No Infringement.   To the best of the knowledge of Precis, there is no material unauthorized use, infringement or misappropriation of any of Precis Intellectual Property Rights by any third party, including any employee or former employee of Precis or any of the Precis Subsidiaries.

3.19   Insurance.   Except as set forth in Section 3.19 of the Precis Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by Precis and the Precis Subsidiaries are with reputable insurers, provide adequate coverage for all normal risks incident to assets, properties and business operations of Precis and the Precis Subsidiaries, and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

3.20   Contracts, Etc.   Set forth on Section 3.20 of the Precis Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which Precis or any one of the Precis Subsidiaries is a party or by which Precis, any one of the Precis Subsidiaries or its properties or assets are bound:

(i)          each service or other similar type of agreement under which services are provided by any other Person to Precis or any of the Precis Subsidiaries that is material to the business of Precis or any of the Precis Subsidiaries taken as a whole;

(ii)        each agreement that restricts the operation of the business of Precis or any of the Precis Subsidiaries or the ability of Precis or any one of the Precis Subsidiaries to solicit customers or employees;

(iii)       each operating lease (as lessor, lessee, sublessor or sublessee) that is material to Precis or any of the Precis Subsidiaries taken as a whole of any real or tangible personal property or assets;

(iv)        each agreement under which services are provided by Precis or any of the Precis Subsidiaries to any material customer;

(v)         each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Precis or any one of the Precis Subsidiaries), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the Ordinary Course of Business);

(vi)        each partnership, joint venture or similar agreement;

(vii)      each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the capital stock of Precis or any one of the Precis Subsidiaries;

(viii)     each agreement to make unpaid capital expenditures in excess of $25,000;

(ix)        each  agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a “poison pill.”

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this Section 3.20 has been made available to ICM. Furthermore, each agreement, lease or other type of document required to be disclosed pursuant to Sections 3.13, 3.14 or 3.20 to which Precis or any one of the Precis Subsidiaries is a party or by which Precis or any one of the Precis Subsidiaries or its properties or assets are bound (collectively, the “Precis Contracts”), except those Precis Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by Precis or any one of the Precis Subsidiaries in accordance with its terms. Precis and the Precis Subsidiaries are not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Precis Contracts, and, to the best of the knowledge of Precis, no other party to any of the Precis Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Precis Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. No existing or completed agreement to which Precis or any one of the Precis Subsidiaries is a party is subject to renegotiation with any governmental body.

3.21   Permits, Authorizations, Etc.   Section 3.21 of the Precis Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable Precis and each of the Precis Subsidiaries to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the “Precis Permits”) or required to permit the continued

conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated by this Agreement). Precis and the Precis Subsidiaries have all necessary Precis Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such Precis Permits which could not reasonably be expected to have a Material Adverse Effect.

3.22   Environmental Matters.

3.22.1   Compliance.   Precis and each of the Precis Subsidiaries has obtained all Environmental Permits that are required for the lawful operation of its business except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Precis and the Precis Subsidiaries (i) are in compliance with all terms and conditions of their Environmental Permits and are in compliance with and not in default under any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect, and (ii) have not received written notice of any material violation by or material claim against Precis under any Environmental Law.

3.22.2   No Environmental Releases.   There have been no Releases or threatened Releases of any Hazardous Substances (i) into, on or under any of the properties owned or operated (or formerly owned or operated) by Precis or any of the Precis Subsidiaries in such a way as to create any liability (including the costs of investigation or remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

3.22.3   Superfund Responsible Party.   Each of Precis and the Precis Subsidiaries has not  been identified as a potentially responsible party at any federal or stated National Priority List (“superfund”) site.

3.23   Precis Acquisitions.   Section 3.23 of the Precis Disclosure Schedule contains a complete and correct list of all agreements (“Precis Acquisition Agreements”) executed by Precis and the Precis Subsidiaries pursuant to which Precis acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. Precis and the Precis Subsidiaries do not have any further obligation or liability under any of the Precis Acquisition Agreements or as a result of the transactions provided for in the Precis Acquisition Agreement, except as described in reasonable detail in Section 3.23 of the Precis Disclosure Schedule.

3.24   Books and Records.   All accounts, books, ledgers and official and other records prepared and kept by Precis and the Precis Subsidiaries have been properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of Precis and the Precis Subsidiaries are located at Precis’ offices in Grand Prairie or El Paso, Texas.

3.25   Certain Payments.   Precis and the Precis Subsidiaries and none of their directors, officers, agents, or employees, or to the knowledge of Precis, any other Person associated with or acting for or on behalf of Precis or any of the Precis Subsidiaries, has directly or indirectly

(i)          made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or for special concessions already obtained, for or in respect of Precis or any affiliate of Precis, or (d) in violation of any legal requirement, or

(ii)        established or maintained any fund or asset that has not been recorded in the books and records of Precis or one of the Precis Subsidiaries.

3.26   Customers; Customer Relationships.   Except as disclosed on Section 3.26 of the Precis Disclosure Schedule, to the knowledge of Precis, there are no facts or circumstances that are likely to result in the loss of any client or customer of Precis and Precis Subsidiaries that, in each case, could result in a Material Adverse Effect or a material change in the relationship of Precis and the Precis Subsidiaries with any client or customer.

3.27   Accuracy of Representations, Warranties and Covenants.   No representation, covenant or warranty by Precis in this Agreement and, to the actual acknowledge of Precis, no written information, agreements or documents furnished to ICM and Nauert by Precis in connection with the Merger and the other transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statement or information contained in this Agreement or in any such information, agreements or documents, in light of the circumstances under which statement or omission was made, not misleading.

3.28   Precis Proxy Statement.   Subject to the accuracy of the representations of ICM in Section 2.28, the information contain in the Proxy Statement other than ICM Information supplied by ICM (collectively, the “Precis Information”) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Precis Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for ICM Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Precis or any of its respective Affiliates, officers or directors should be discovered by Precis which should be set forth in a supplement to the Proxy Statement, Precis shall promptly inform ICM. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, Precis makes no representation or warranty with respect to any of ICM Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE CLOSING

4.1   Conduct of Business by ICM Pending the Closing.   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (should there be any time between the effective date of this Agreement and the Closing), ICM covenants and agrees to cause ICM to conduct its business, and cause the businesses of the ICM Subsidiaries to be conducted, in the Ordinary Course of Business and consistent with past practice, other than actions taken by ICM or the ICM Subsidiaries in contemplation of the Merger, and ICM shall not directly or indirectly do, or cause or allow any of ICM or any of the ICM Subsidiaries to do or propose to do, or propose to do, any of the following without the prior written consent of Precis:

(i)          To conduct its business only in, and shall not take any action except in, the Ordinary Course of Business and in a manner consistent with past practice;

(ii)        To use reasonable commercial efforts to preserve substantially intact the business organization of ICM and the ICM Subsidiaries;

(iii)       To keep available the services of the present officers, employees, agents and consultants of ICM and the ICM Subsidiaries; and

(iv)        To preserve the present relationships of ICM and the ICM Subsidiaries with customers, suppliers and other Persons with whom ICM and the ICM Subsidiaries has material business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, ICM shall not permit and prevent ICM and the ICM Subsidiaries, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, directly or indirectly do, or propose to do, any of the following without the prior written consent of Precis:

(a)    To amend or otherwise change the Governing Documents of ICM and the ICM Subsidiaries;

(b)   To issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in ICM or any of its Affiliates;

(c)    Except in connection with the sale of surplus office equipment and furniture, to sell, transfer, lease to others or otherwise dispose of or subject to any encumbrance any material assets or properties of ICM or purchase, lease from others or otherwise acquire any material assets or properties (except for (I) purchases or sales of assets in the Ordinary Course of Business and in a manner consistent with past practice, (II) dispositions of obsolete or worthless assets, and (III) purchases or sales of immaterial assets not in excess of $25,000);

(d)   To (I) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock,  (II) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (III) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person  to purchase, repurchase, redeem or otherwise acquire, any of its securities, including ICM Shares or other equity interests or any option, warrant or right, directly or indirectly, to acquire ICM Shares or other equity interests;  provided that the Nauert Trust will contribute its 50% ownership interest in Essential Plan, Inc. to Insuraco USA LLC immediately after the Closing.

(e)    To (I) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (II) except as set forth on Section 2.9.2 of the ICM Disclosure Schedule, incur any indebtedness for borrowed money, except for borrowings and reborrowing under ICM’s existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the Ordinary Course of Business consistent with past practice; (III) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.1 of ICM Disclosure Schedule for ICM; or (IV) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this subparagraph (e);

(f)    To make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of ICM except in the Ordinary Course of Business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14.2 of ICM Disclosure Schedule that were in effect as of the date of this Agreement or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

(g)    To take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

(h)   To make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in ICM Financial Statements;

(i)    To pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the Ordinary Course of Business and consistent with past practice of liabilities reflected or reserved against in ICM Financial Statements or incurred after ICM Balance Sheet Date in the Ordinary Course of Business and consistent with past practice;

(j)     To enter into any transaction, contract or commitment other than in the Ordinary Course of Business; or

(k)   To take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (j) of this Section 4.1, or any action which would make any of the representations or warranties of ICM contained in this Agreement untrue or incorrect or prevent ICM from performing (or causing ICM to perform) the covenants and agreements of ICM in this Agreement.

4.2   Conduct of Business by Precis Pending the Closing.   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Precis covenants and agrees that, except as set forth in Section 4.2 of the Precis Disclosure Schedule or unless ICM shall otherwise agree in writing, Precis shall conduct its business, and cause the businesses of the Precis Subsidiaries to be conducted, in the Ordinary Course of Business and consistent with past practice, other than actions taken by Precis or the Precis Subsidiaries in contemplation of the Merger or otherwise described in the Proxy Statement, and shall not directly or indirectly do, or cause or allow any of the Precis Subsidiaries to do or propose to do, or propose to do, any of the following without the prior written consent of ICM:

(i)          To amend or otherwise change the Governing Documents of Precis;

(ii)        To issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Precis or any of its Affiliates, except for the issuance of shares of Precis Common Stock issuable upon the exercise of the stock options and other commitments listed in Section 3.2 of the Precis Disclosure Schedule;

(iii)       To sell, transfer, lease to others or otherwise dispose of or subject to any encumbrance any material assets or properties owned by it or purchase, lease from others or otherwise acquire any material assets or properties (except for (a) purchases or sales of assets in the Ordinary Course of Business and in a manner consistent with past practice, (b) dispositions of obsolete or worthless assets, and (c) purchases or sales of immaterial assets not in excess of $25,000);

(iv)        To (a) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (c) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person to purchase, repurchase, redeem or otherwise acquire, any of its securities, including shares of Precis Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Precis Common Stock;

(v)         To (a) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (b) incur any indebtedness for borrowed money, except for borrowings and reborrowing under its existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the Ordinary Course of Business consistent with past practice; (c) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.2 of the Precis Disclosure Schedule for Precis and its Subsidiaries taken as a whole; or (d) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by subparagraph (v) of this Section 4.2;

(vi)        To make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of Precis or its Subsidiaries except in the Ordinary Course of Business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.14.2 of the Precis Disclosure Schedule that were in effect as of the date of this Agreement or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

(vii)      To take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

(viii)     To make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in Precis Financial Statements;

(ix)        To pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the Ordinary Course of Business and consistent with past practice of liabilities reflected or reserved against in Precis Financial Statements or incurred after the Precis Balance Sheet Date, in the Ordinary Course of Business and consistent with past practice;

(x)         To enter into any transaction, contract or commitment other than in the Ordinary Course of Business; or

(xi)        To take, or agree in writing or otherwise to take, any of the actions described in subparagraphs (i) through (x) of this Section 4.2, or any action which would make any of the representations or warranties of Precis contained in this Agreement untrue or incorrect or prevent Precis from performing or cause Precis not to perform its covenants and agreement in this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1   ICM Shareholder Approval.   The Nauert Trust and the ICM Minority Shareholders (in each of their capacity as holders of the ICM Shares) by execution of this Agreement each hereby approves the Merger and the other transactions contemplated in this Agreement in all respects.

5.2   Access to Information; Confidentiality.   Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such Party is subject (from which such Party shall use reasonable efforts to be released), each of ICM and Precis shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Closing, to all its properties, books, contracts, commitments and records and, during such period, ICM and Precis each shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either Precis or ICM may reasonably request. Each Party shall keep such information confidential.

5.3   Consents; Approvals.   ICM, the Nauert Trust, the ICM Minority Shareholders, Nauert and Precis shall and ICM and Nauert shall cause the ICM Subsidiaries to use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and ICM, Nauert and Precis shall and ICM and Nauert shall cause the ICM Subsidiaries to make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Nauert, the Nauert Trust, the ICM Minority Shareholders, ICM and Precis and the consummation by them of the Merger and the other transactions contemplated by this Agreement.

5.4   Agreements with Respect to Affiliates.   Upon execution of this Agreement, ICM shall deliver to Precis a letter (the “Affiliate Letter”) identifying all Persons who are, on the Closing Date anticipated to be “Affiliates” of ICM for purposes of Rule 145 as promulgated under the Securities Act (“Rule 145”). ICM shall use its reasonable best efforts to cause each Person who is identified as an “affiliate” in the Affiliate Letter to deliver to Precis, on or before the Closing a written agreement (an “Affiliate Agreement”) in connection with restrictions on Affiliates under Rule 145 in form mutually agreeable to ICM and Precis.

5.5   Indemnifications by Nauert.   Subject to the provisions of this Article V, Nauert and the Nauert Trust each agrees to jointly and severally indemnify fully in respect of, hold harmless and defend Precis and its Affiliates, officers, directors and employees against any and all damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, including Taxes, expenses (including interest, penalties, and fees and disbursements of attorneys, accountants and experts) (“Loss” or “Losses”) incurred or suffered by any of them arising out of, attributable to, or relating to (i) any misrepresentation or breach of warranty on the part of Nauert or ICM under this Agreement or any agreement executed in connection with the transactions contemplated in this Agreement, (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of Nauert or Nauert under this Agreement or any agreement executed in connection with the transactions contemplated in this Agreement and, (iii) all Taxes of ICM for all taxable periods ending on or before the Closing Date (“Pre-Closing Period”) and with respect to any taxable period that begins on or before and that ends after the Closing Date (“Straddle Period”), for the portion of each such Straddle Period that ends on the Closing Date (as determined pursuant to Section 5.21), (iv) all Taxes for which ICM or any of the ICM Subsidiaries may be liable under Section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local or foreign law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before the Closing Date, and (v) all Taxes for which ICM or any of the ICM Subsidiaries resulting from the disposition of any assets of ICM or any of the ICM Subsidiaries or any ICM Subsidiary prior to the Closing.

5.6   Indemnifications by Precis.   Subject to the provisions of this Article V, Precis agrees to indemnify fully in respect of, hold harmless and defend Nauert, the Nauert Trust, and ICM and its Affiliates, officers, directors and employees against, (a) any and all Losses arising out of, attributable to, or relating to (i) any misrepresentation, or breach of warranty on the part of Precis under this Agreement, or (ii) nonfulfillment or failure to perform any covenant or agreement on the part of Precis under this Agreement, and (b) related and attributable to, or asserted against, ICM with respect to any event or condition occurring or arising after the Closing Date upon which the Losses are the based.

5.7   Set Off.   Subject to Section 5.9, in the event that Nauert, the Nauert Trust, ICM, or Precis  (the “Debtor Party”) shall be indebted to Precis, the Nauert Trust, Nauert or ICM or any other Person (the “Creditor Party”) for any amounts pursuant to the terms of this Agreement, including without limitation the provisions of this Article V, or under any other agreement, then the Creditor Party or any of its Affiliates may give notice to the Debtor Party of such obligation. If such notice has been given and the Debtor Party does not fully pay such obligation within 90 days of such notice, then the Creditor Party may retain and apply to the payment of that amount, sums otherwise owed by the Creditor Party or its Affiliates to the Debtor Party or its Affiliates under this Agreement or under any other agreement and in doing so such Creditor Party or its Affiliates shall have no liability to such Debtor Party for such retention and application, under this Agreement or any such other agreement and such retention and application shall not be a violation or breach of this Agreement.

5.8   Remedies.   The remedies provided in this Article V shall be the sole and exclusive remedies of Precis and its Affiliates and officers, directors and employees against Nauert, the Nauert Trust, and of Nauert and the Nauert Trust against Precis for any misrepresentation or breach of a warranty, agreement or covenant under this Agreement.

5.9   Limitation of Liability for Certain Misrepresentations or Breaches.

5.9.1   ICM Liability Limitation.   Except as provided in Section 5.9.3, neither Nauert nor the Nauert Trust shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any agreement or covenant to be performed at or prior to the Closing, except to the extent that the aggregate amount of Losses for which Nauert or the Nauert Trust would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $50,000 and then only to the extent of such excess; provided, however, that in no event shall Nauert or the Nauert Trust be liable for any such misrepresentation or such breach in excess of the sum of the Agreed Value of the Merger Consideration at the Closing or on the date that the Nauert Trust becomes entitled to receive the Contingent Shares, as may be applicable. Provided, however, the provisions of this Section 5.9.1 that limit the liability of Nauert and the Nauert Trust shall not be applicable to any Losses occasioned by any misrepresentation or breach of any  warranty or breach of any covenant set forth in Article I and each of Sections 2.1 through 2.7, and each of Sections 2.12, 2.28, 2.29, subparagraphs (iii), (iv), and (v) of Section 5.5 and 5.17.

5.9.2   Order of Recovery of Indemnification.   The amount of any such indemnification for any misrepresentation or breach of warranty or breach of agreement or covenant to which the indemnification limitation of Section 5.9.1 shall be applicable shall be recoverable against Nauert as follows:

(i)          first, as a cancellation of the rights of the Nauert Trust to receive the deliveries pursuant to Section 1.6.1.2 of the Precis Common Stock, with the Precis Common Stock valued at the Agreed Value on the date that Nauert becomes entitled to receive the Contingent Shares; and

(ii)        second, the Nauert Trust’s payment of the balance of the remaining Loss or Losses.

5.9.3   Precis Liability Limitation.   Precis shall not be liable under this Agreement for any misrepresentation or breach of warranty except to the extent that the aggregate amount of Losses for which it would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $50,000 and then only to the extent of such excess; provided, however, that in no event shall Precis and its Affiliates, officers, directors and employees be liable for any such misrepresentation or breach for an aggregate amount in excess of $1,000,000. Provided, however, the provisions of this Section 5.9.3 shall not be applicable to any Losses occasioned by any misrepresentation or breach of any warranty or breach of any covenant set forth in Article I and each of Sections 3.1 through 3.7 and subparagraph (iii) of Section 5.6.

5.10   Method of Asserting Claims, Etc.   The Person claiming indemnification under Section 5.5 or 5.6 hereinafter referred to as the “Indemnified Party” and the Person against whom such claims are asserted under this Agreement is referred to as the “Indemnifying Party.”  All claims for indemnification by any Indemnified Party under this Article V shall be asserted and conducted as follows:

5.10.1   Notification; Defense.   In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party under this Agreement is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount of such claim or demand to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the “Claim Notice”). The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability under this Agreement unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that Indemnified Party deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion. In the event the Indemnified Party desires to participate in, but not control, any such defense or settlement by the Indemnifying Party, the Indemnified Party may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand that the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party claim or demand, or any cross-complaint against any Person. No claim for which indemnity is sought hereunder may be settled without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

5.10.2   Counterclaim Notification.   In the event any Indemnified Party shall have a claim against any Indemnifying Party under this Agreement that does not involve a claim or demand being asserted against or sought to be collected from such Indemnified Party by a Person, the Indemnified Party shall give a Claim Notice with respect to such claim to the Indemnifying Party.

5.10.3   Access to Books and Records.   To the extent that Precis may claim indemnity against Nauert or the Nauert Trust under this Agreement, Precis agrees to give Nauert and the Nauert Trust access to the books, records and employees of ICM and the ICM Subsidiaries in connection with the matters for which indemnification is sought under this Agreement, to the extent Nauert or the Nauert Trust reasonably deems necessary in connection with his rights and obligations under this Agreement. To the extent that Nauert or the Nauert Trust may claim indemnity against Precis hereunder, Precis agrees to give Nauert and the Nauert Trust access to the books, records and employees of ICM and the ICM Subsidiaries in connection with the matters for which indemnification is sought under this Agreement, to the extent Nauert or the Nauert Trust reasonably deems necessary in connection with Nauert’s rights and obligations under this Agreement.

5.11   Notification of Certain Matters.   Nauert and the Nauert Trust shall give prompt notice to Precis, and Precis shall give prompt notice to Nauert and the Nauert Trust, of the following:

(i)          the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would  be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate; or

(ii)        any failure of Nauert, the Nauert Trust or ICM, or Precis, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

Provided, however, the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available to the Party receiving such notice; and provided further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.2.2 or 6.3.2 unless the failure to give such notice results in material prejudice to the Party entitled to receive the notice.

5.12   Further Action.   Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and other transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Precis to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Precis or ICM.

5.13   Public Announcements.   Precis, Nauert, the Nauert Trust and ICM shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used all reasonable efforts to consult with the other Party.

5.14   Conveyance Taxes.   Precis, ICM, the Nauert Trust and Nauert shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (other than income taxes) that become payable in connection with the Merger and other transactions contemplated by this Agreement that are required or permitted to be filed on or before the Closing and Nauert shall be responsible for the payment of all such taxes and fees.

5.15   No Solicitation.   Upon execution of this Agreement, Precis, ICM and Nauert do not have, or shall immediately terminate, any discussions with any Person concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Precis, the Nauert Trust and Nauert shall not, and shall not permit ICM and any of their officers, directors, employees, Affiliates, investment bankers or other agent or other representative to, directly or indirectly, other than in connection with the performance and consummation of the Merger Agreement and the other transactions contemplated in this Agreement,

(i)          solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by Precis or Nauert (or ICM), such other Person or otherwise) or take any other action intended or designed to facilitate the efforts of any Person relating to the possible acquisition of ICM or Precis (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, being referred to as an “Alternative Acquisition”),

(ii)        provide information with respect to Precis or ICM to any Person relating to a possible Alternative Acquisition by any Person,

(iii)       enter into an agreement with any Person providing for a possible Alternative Acquisition, or

(iv)        make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person.

5.16   Designation of Precis Common Stock.   Precis shall use its best efforts to cause the shares of Precis Common Stock to be issued pursuant to this Agreement to be designated, upon official notice of issuance, on Nasdaq Capital Markets prior to the Closing.

5.17   Non-Competition.

5.17.1   Engaging in Competitive Activities and Solicitations.   In order to induce Precis to enter into this Agreement, the Nauert Trust, Nauert and ICM each covenants and agrees that from the Closing until December 31, 2011, it shall not, and shall not permit any of its Affiliates, officers, directors and employees,

(i)          to engage in any business similar to, or in any way competitive with, that carried on by ICM as constituted on the date of this Agreement within any county in any state in which ICM is engaged in any such similar or competitive business (“Competitive Business”)  (except pursuant to agreement with Precis or in connection with the operation and management of a career agency sales force through Insurance Producers of America Agency, Inc. “IPA”; provided that IPA shall act as a national insurance brokerage)

(ii)        to acquire any legal or beneficial interest in, or otherwise participate in the ownership of any Person that is or becomes engaged in a Competitive Business, except ownership of less than one percent (1%) of a publicly traded Person shall be permissible,

(iii)       directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former clients and customers of ICM, or take any action that shall cause the termination or curtailment of the business relationship between ICM (and/or its successor or successors) and any of its present or former clients and customers relating to a Competitive Business,

(iv)        directly or indirectly, without the prior written consent of Precis, to solicit, entice, raid, persuade or induce any individual who at of the date of this Agreement is, or at any time during such period shall be, an employee of Precis or any of the Precis Subsidiaries or ICM, or its successors, to terminate or refrain from renewing or extending his or her employment with Precis, any of the Precis Subsidiaries, or ICM, or its successors, except this clause shall not apply to any such employee whose employment shall have been terminated by Precis, any of the Precis Subsidiaries or ICM (other than a termination followed by employment by any of Precis, the Precis Subsidiaries or ICM).

These covenants and agreements are included in this Agreement to protect the value of the business of ICM being acquired by Precis pursuant to this Agreement and to assure that Precis shall have the full benefit of the value of ICM.

5.17.2   Judicially Imposed Limitations.   If any part of the restrictions as to time, geographical area, or scope of activity set forth in Section 5.17.1 shall, for any reason whatsoever, be found by a court of competent jurisdiction to be unreasonable or impose a greater restraint than is necessary to protect the goodwill or other business interest acquired by Precis pursuant to this Agreement, such court shall reform the covenant and agreement set forth in Section 5.17.1 to cause the restrictions to be reasonable and to impose restrictions that are no greater than necessary to protect the goodwill or other business interest of Precis acquired pursuant to this Agreement and enforce the covenant and agreement as reformed, except the court may not award Precis damages for a breach of the covenant and agreement before its reformation and the relief granted to Precis shall be limited to injunctive relief.

5.17.3   Extension of Restrictive Period.   If Nauert shall be in violation of the aforementioned restrictive covenant in this Section 5.17.1, then in addition to the other remedies available to Precis, the time limitation of Section 5.17.1 shall be extended for a period of time equal to the period of time during which such violation occurred.

5.17.4   No Allocation of Stock Purchase Price.   Nauert and Precis agree that no portion of the Merger Consideration shall be allocable to the restrictive covenants and agreements as set forth in this Section 5.17.

5.17.5   Waiver of Restrictions.   The terms and provisions of this Section 5.17 are for the benefit of Precis and may be waived in whole or in part by Precis.

5.17.6   Injunctive Relief.   Nauert and the Nauert Trust each acknowledges that Precis and ICM and their Affiliates would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of this Section 5.17 were not fully performed in accordance with its specific terms or are otherwise breached, and Nauert and the Nauert Trust, therefore, each agrees that Precis and ICM and its or their assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 5.17 by injunction or specific performance and may obtain may other appropriate remedy available in equity, and that the Nauert Trust and Nauert each hereby waives its right to assert and hereby agrees that it will not assert in defense against such equitable claims that an adequate legal remedy is or may be available.

5.18   12-Month Statements of Income.

5.18.1   Preparation and Acceptance of 12-Month Statements of Income.   During the Earn-out Period, as soon as reasonably practicable and in any event within 30 days following the end of 12-Month Reference Period that the Nauert Trust may be entitled to receive Contingent Shares, Precis shall prepare and deliver to Nauert a consolidated statement of income of the Insuraco Companies prepared in accordance with GAAP consistent with past practices (each such statement of income referred to as the “12-Month Income Statement”). Precis shall make available to Nauert all information in the possession of Precis reasonably required for Nauert to verify the accuracy of the 12-Month Income Statement. In the event that the Nauert Trust disagrees with the accuracy of a 12-Month Income Statement, within 30 days following receipt of such 12-Month Income Statement, the Nauert Trust must notify Precis that he does not accept the accuracy of the 12-Month Income Statement; provided, however, that in the event the Nauert Trust fails to notify Precis within such 30-day period, the Nauert Trust shall be deemed to have agreed with Precis that the 12-Month Income Statement is accurate for purposes of determining the Nauert Trust’s entitlement to receive the Contingent Share pursuant to Section 1.6.1.2. If the Nauert Trust timely notifies Precis that it disagrees with the accuracy of the 12-Month Income Statement, Precis may cause the matter to be referred to Hein (or such other firm of independent public accountants as Precis and the Nauert Trust may designate), the costs of which shall be borne equally by Precis and the Nauert Trust. Such accountants shall examine the books and records of the Insuraco Companies and prepare a statement of income for the applicable 12-Month Reference Period (the “Accountant’s Statement of Income”) in accordance with GAAP consistent with past practices and deliver such to Nauert and Precis within 60 days following the date such matter is referred to such accountants. The 12-Month Income Statement agreed to by the Nauert Trust and Precis or, if there is no agreement regarding the accuracy of such 12-Month Income Statement, the Accountant’s Statement of Income prepared by the accountants pursuant to this Section 5.18 shall be utilized to determine the installment payments and deliveries required pursuant to Sections 1.6.1.2 and shall be referred to as the “Final 12-Month Income Statement.”

5.18.2   Corrective Adjustments in Deliveries of Contingent Shares.   In the event that the 12-Month Income Statement for any 12-Month Reference Period shall be determined to be inaccurate,

(i)          if the Final 12-Month Combined Income Statement results in Precis being required to made additional delivery of Contingent Shares to the Nauert Trust pursuant to Section 1.6.1.2, Precis shall make such additional delivery of Contingent Shares to the Nauert Trust as soon as reasonably practicable or

(ii)        if the Final 12-Month Income Statement results in the Nauert Trust having been delivered more Contingent Shares than he was entitled to receive pursuant to Section 1.6.1.2., the Nauert Trust shall refund and return to Precis the excess number of Contingent Shares received by the Nauert Trust.

5.19   Additional Post-Closing Performances of Precis.   After Closing, Precis shall

(i)          make the installment delivers of the Contingent Shares pursuant to and in accordance Sections 1.6.1.2,

(ii)        pay, in accordance with Section 7.3, any and all costs and expenses of litigation as a non-prevailing party, and

(iii)       if not paid at Closing, pay any and all commissions, fees and other compensation payable to any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Precis or any of the Precis Subsidiaries with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the capital stock or assets of ICM, or any merger, consolidation, or any other acquisition transactions.

Furthermore, Precis guarantees the full and punctual performance by any of the assignees of Precis, other than those of ICM pursuant to this Agreement.

5.20   Additional Post-Closing Performances of Nauert and the Nauert Trust.   After Closing, if not paid at Closing, Nauert or the Nauert Trust shall pay

(i)          in accordance with Section 7.3, any and all costs and expenses of litigation as a non-prevailing party.

Furthermore, Nauert guarantees the full and punctual performance by ICM of all actions required to be performed by ICM or any of the assignees of ICM or ICM on or before Closing, other than Precis pursuant to this Agreement.

5.21   Preparation and Filing of Tax Returns.

5.21.1   Preparation of Pre-Closing Period Tax Returns.   ICM shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns required to be filed by ICM and the ICM Subsidiaries for all Pre-Closing Periods (such Tax Returns, the “Pre-Closing Period Tax Returns”). All such Pre-Closing Period Tax Returns shall be prepared at the expense of ICM and filed in a manner that is consistent with the prior practice of ICM, except as required by applicable law. ICM shall pay or cause to be paid all Taxes due and payable in respect of all Pre-Closing Period Tax Returns.

5.21.2   Preparation of Straddle-Period Tax Returns.   Precis shall prepare and timely file or cause ICM to prepare and timely file all Tax Returns required to be filed by ICM and the ICM Subsidiaries for all Straddle Periods (such Tax Returns, the “Straddle-Period Tax Returns”). ICM shall pay to Buyer in immediately available funds the amount of all Taxes due and payable in respect of such Tax Returns to the extent such Taxes are apportioned to the Pre-Closing Period as provided below.

5.21.3   Tax Period End; Tax Allocation.   For purposes of this Section 5.21, in order to apportion appropriately any Taxes relating to a Straddle Period, the Parties shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all Tax purposes the Closing Date as the last day of the taxable year or period of, or with respect to, ICM and the ICM Subsidiaries. In any case where applicable law does not permit ICM to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

(i)          in the case of Taxes that are imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis (such as real property taxes), the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

(ii)        in the case of Taxes not described in subparagraph (i) of this Section 5.21.3 (such as Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date.

5.22   Accounting and Tax Records.   ICM shall provide Precis with all Tax Returns (and other information relating to Taxes, including all Tax work papers and files) of ICM and the ICM Subsidiaries.

5.23   Tax Cooperation.   ICM and Precis agree to furnish or cause to be furnished to each other, upon request, as promptly as practical, such information (including access to books and records) and assistance relating to ICM and the ICM Subsidiaries shall be reasonably requested for the filing of any Tax Returns, for the preparation of any audit and for the prosecution or defense of any claim relating to the Taxes of ICM or any of the ICM Subsidiaries. Any information obtained under this Section 5.23 shall be kept confidential except (i) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding or (ii) with the consent of ICM or Precis, as the case may be.

ARTICLE VI

CONDITIONS TO THE CLOSING

6.1   Conditions to Obligation of Each Party to Effect the Merger.   The respective obligations of each Party to consummate the Merger and the other transactions contemplated in this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

6.1.1   Governmental Actions.   There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint

(i)          preventing or seeking to prevent consummation of the Merger and the other transactions contemplated in this Agreement,

(ii)        prohibiting or seeking to prohibit or limiting or seeking to limit Precis from exercising all material rights and privileges pertaining to its ownership of ICM or the ownership or operation by Precis or any of the Precis Subsidiaries or all or a material portion of the business or assets of Precis or any of the Precis Subsidiaries, or

(iii)       compelling or seeking to compel Precis or any of the Precis Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Precis or any of  the Precis Subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement.

6.1.2   Illegality.   No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger and the other transactions contemplated in this Agreement that makes the consummation of the Merger or other such transactions illegal.

6.1.3   Designation.   The shares of Precis Common Stock issuable pursuant to this Agreement shall have been designated on the Nasdaq Capital Markets upon official notice of issuance.

6.2   Additional Conditions to Obligations of Precis.   The obligations of Precis to consummate the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

6.2.1   Representations and Warranties.   The representations and warranties of Nauert and the Nauert Trust contained in this Agreement and in ICM Disclosure Schedule shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of the Closing, except for

(i)          changes contemplated by this Agreement,

(ii)        those representations and warranties that address matters only as of a particular date (that shall have been true and correct as of such date, subject to clause (iii)), or

(iii)       where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and Precis shall have received a certificate dated as of the Closing to such effect signed by Nauert, the trustee of the Nauert Trust, and the Chief Executive Officer of ICM.

6.2.2   Agreements and Covenants.   Nauert, the Nauert Trust and ICM shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Nauert, the Nauert Trust and ICM on or prior to the Closing, and Precis shall have received a certificate dated as of the Closing to such effect signed by Nauert, the Trustee of the Nauert Trust and the Chief Executive Officer of ICM.

6.2.3   Consents Obtained.   All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Nauert, the Nauert Trust or ICM for the authorization, execution and delivery of this Agreement, the consummation by them of the Merger and other transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Nauert, the Nauert Trust and ICM shall have been obtained and made by Nauert, the Nauert Trust and ICM, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect on ICM and any of the ICM Subsidiaries.

6.2.4   Interim Results of Operations.   ICM shall deliver to Precis of ICM’s unaudited consolidated balance sheet of ICM and the ICM subsidiaries at September 30, 2006 and the consolidated statements of income, cash flow and stockholders equity of ICM and the ICM subsidiaries for the nine-months then ended. The results of operations of the Insuraco Companies for the nine months ended September 30, 2006 shall have resulted in the Insuraco Companies, on a combined basis, having EBITDA of $600,000 and substantially as projected by ICM for such period as reflected in the ICM projections furnished to Precis, and each of Nauert, the Nauert Trust and ICM knows of no reason that the Insuraco Companies will not substantially achieve or exceed the projected results of operations for the year ending December 31, 2006. For purposes of calculating EBITDA for purposes of this Section 6.2.4, the definition provided in Section 1.6.1.3 of this Agreement shall apply.

6.2.5   Deliveries at Closing.   All deliveries required to be made by  ICM, Nauert, the Nauert Trust and the ICM Minority Shareholders to Precis at Closing shall have been made at Closing.

6.3   Additional Conditions to Obligations of Nauert and ICM.   The obligations of Nauert, the Nauert Trust and ICM to consummate the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

6.3.1   Representations and Warranties.   The representations and warranties of Precis contained in this Agreement and the Precis Disclosure Schedule shall be true and correct in all respects on and as of the Closing with the same force and effect as if made on and as of the Closing, except for

(i)          changes contemplated by this Agreement,

(ii)        those representations and warranties that address matters only as of a particular date (that shall have been true and correct as of such date, subject to clause (iii)), or

(iii)       where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, and Nauert shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Precis.

6.3.2   Agreements and Covenants.   Precis shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing, and the Nauert Trust shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Precis.

6.3.3   Consents Obtained.   All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Precis for the authorization, execution and delivery of this Agreement, the consummation by them of the Merger and other transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Precis shall have been obtained and made by Precis, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on Precis.

6.3.4   Deliveries at Closing.   All deliveries required to be made by  Precis to ICM, Nauert, the Nauert Trust and the ICM Minority Shareholders at Closing shall have been made at Closing.

ARTICLE VII

TERMINATION

7.1   Termination.   This Agreement may be terminated at any time prior to the Closing as follows:

(i)          by mutual written consent duly authorized by the Boards of Directors of Precis, Nauert and ICM; or

(ii)        by either Precis, on the one hand, or Nauert, the Nauert Trust and ICM, on the other hand, if the Merger shall not have been consummated by March 30, 2007 (provided that the right to terminate this Agreement under this subparagraph (ii) of this Section 7.1 shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date), notwithstanding any other provision of this Section 7.1; or

(iii)       by either Precis, on the one hand, or Nauert, the Nauert Trust and ICM, on the other hand, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the

Merger (provided that the right to terminate this Agreement under this subparagraph (iii) of this Section 7.1 shall not be available to any Party who has not complied with its obligations under Section 5.3 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action), notwithstanding any other provision of this Section 7.1; or

(iv)        by Precis, on the one hand, or Nauert, the Nauert Trust and ICM, on the other hand, if any representation or warranty of Nauert, the Nauert Trust or ICM, on the one hand, or Precis , on the other hand, as appropriate, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.2.1 or 6.3.1, as the case may be, would not be satisfied (a “Terminating Misrepresentation”); provided, however, that, if such Terminating Misrepresentation is curable by Nauert, the Nauert Trust and ICM or Precis, as the case may be, through the exercise of its commercially reasonable efforts and for so long as Nauert, the Nauert Trust and ICM or Precis, as the case may be, continues to exercise such reasonable efforts, neither Precis nor Nauert and ICM, respectively, may terminate this Agreement under this subparagraph (iv) of this Section 7.1; or

(v)         by Precis if any representation or warranty of Nauert, the Nauert Trust or ICM shall have become untrue such that the condition set forth in Section 6.2.1 would not be satisfied (an “ICM Terminating Change”), or by Nauert, the Nauert Trust, and ICM if any representation or warranty of Precis shall have become untrue such that the condition set forth in Section 6.3.1 would not be satisfied (a “Precis Terminating Change” and together with an ICM Terminating Change, a “Terminating Change”), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided, however, that if any such Terminating Change is curable by Nauert and ICM or Precis, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as Nauert, the Nauert Trust and ICM or Precis, as the case may be, continues to exercise such commercially reasonable efforts, neither Precis nor Nauert, the Nauert Trust and ICM, respectively, may terminate this Agreement under this subparagraph (v) of this Section 7.1; or

(vi)        by Precis, on the one hand, or Nauert, the Nauert Trust and ICM, on the other hand, upon a breach of any covenant or agreement on the part of Nauert, the Nauert Trust or ICM, on the one hand, or Precis, on the other hand, set forth in this Agreement, such that the conditions set forth in Sections 6.2.1 or 6.3.1, as the case may be, would not be satisfied (a “Terminating Breach”); provided, however, that, if such Terminating Breach is curable by Nauert and ICM or Precis, as the case may be, through the exercise of commercially reasonable efforts and for so long as Nauert, the Nauert Trust and ICM or Precis, as the case may be, continues to exercise such commercially reasonable efforts, neither Precis nor Nauert, the Nauert Trust and ICM, respectively, may terminate this Agreement under this subparagraph (vi) of this Section 7.1.

7.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party or of any of its Affiliates, directors, officers or stockholders, except as set forth in Section 7.3 and Section 8.1. Except as provided in Section 7.3, nothing in this Agreement shall relieve any Party from liability for any breach of this Agreement.

7.3   Fees and Expenses.

7.3.1   Each Party to Bear Own Expenses.   Except as otherwise provided in this Section 7.3, all fees and expenses incurred by Precis, on the one hand, or Nauert, the Nauert Trust the ICM Minority Shareholders and ICM, on the other hand, in connection with this Agreement and the transactions contemplated by this Agreement through the earlier of the Closing or termination of this Agreement shall be paid by Precis if incurred by Precis or by Nauert if incurred by Nauert, the Nauert Trust the ICM Minority Shareholders or ICM, as the case may be, whether or not the Merger is consummated, including without limitation the costs and expenses attributable to the preparation of audited and unaudited financial statements of Precis on the one hand and ICM on the other hand.

7.3.2   Litigation Expenses.   Upon termination of this Agreement by either Precis, on the one hand, or Nauert, the Nauert Trust and ICM, on the other hand, the respective Parties may seek any and all remedies available to them under applicable law. In the event any Party shall be required to employ an attorney or attorneys to institute a legal proceeding against the other Party or Parties for the purpose of enforcing any of the provisions of this Agreement or protecting its interest in any matter arising under this Agreement, the non-prevailing party in any such action pursued in courts of competent jurisdiction (the finality of which is not legally contestable) shall pay to the “prevailing party” all reasonable costs, damages and expenses, including attorneys’ fees, expended or incurred in connection with such proceeding. The standard to be applied in determining a Party is a prevailing party for purposes of this Section 7.3.2 shall be the same standard as applied by the courts in determining who is a prevailing party for purposes of Rule 54(d) of the Federal Rules of Civil Procedure.

ARTICLE VIII

GENERAL PROVISIONS

8.1   Effectiveness of Representations, Warranties and Agreements.   Each representation, warranty, covenant or agreement given or made by Nauert, the Nauert Trust, ICM or Precis under this Agreement (including ICM Disclosure Schedule and the Precis Disclosure Schedule) shall survive the Closing or termination of this Agreement pursuant to Section 7.1, regardless of any investigation made by or on behalf of any other Party, any Person controlling any such Party or any of its officers, directors or representatives, whether prior to or after the execution of this Agreement. Provided, however, the rights of the Parties to initiate any legal proceeding for breach of any such representation, warranty, covenant or agreement shall survive only until the close of business on December 31, 2010. Notwithstanding the foregoing, the rights to initiate any action for breach of

(i)          each representation or warranty given or made by Nauert and the Nauert Trust under Section 2.12 related to tax matters.

(ii)        any provision of Articles I and V or

(iii)       any provision in any document delivered at the Closing other than this Agreement shall survive for the period of the applicable statute of limitations (including any extensions thereof).

8.2   Notices.   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below (or at such other address, facsimile or telephone number or other Person’s attention for a party as shall be specified by like notice):

If to Precis:

Precis, Inc.
2040 North Highway 360
Grand Prairie, Texas 75050
Facsimile No.: (972) 343-2070
Telephone No.: (972) 343-6501
Attention: Robert L. Bintliff, Chief Financial Officer,
With a copy to:	Eliseo Ruiz III, General Counsel
Precis, Inc.
2040 North Highway 360
Grand Prairie, Texas 75050
Facsimile No.: (972) 343-2070
Telephone No.: (972) 343-6500

If to Nauert, the Nauert Trust or ICM:

Mr. Peter W. Nauert
777 Main Street, 31st Floor
Ft. Worth, Texas 76102
Facsimile No.: (817) 820-2110
Telephone No.: (817) 820-2100
Attention: Peter W. Nauert, Chief Executive Officer
With a copy to:	Ian Stuart, Chief Financial Officer
Insurance Capital Management, Inc.
Ft. Worth, Texas 73102
Facsimile No.: (817) 820-2110
Telephone No.: (817) 820-2108

8.3   Certain Definitions.   For purposes of this Agreement, other than Sections 2.14 and 3.14, the term:

(i)          “Affiliates” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

(ii)        “Agreed Value” shall mean the average Closing Price (as defined below) of the Precis Common Stock during each of the 10 Trading Days (as defined below) preceding the applicable date.

(iii)       “Business Day” means any day other than a day on which banks in Texas are required or authorized to be closed.

(iv)        “Closing Price” shall mean a day that the closing sale price of the Common Stock is reported by Nasdaq, Inc. for a Trading Day.

(v)         “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(vi)        “Encumbrance” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real or personal, tangible or intangible, property.

(vii)      “Governing Documents” means, with respect to Precis or ICM or its Subsidiary or any other Person, the certificate or articles or certificate of incorporation, articles of organization, by-laws, code of regulations, or other organizational documents of Precis or ICM or its Subsidiary or such other Person.

(viii)     “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

(ix)        “Subsidiary” or “Subsidiaries” of ICM, Precis or any other Person means any corporation, partnership, limited liability company, or other legal entity of which ICM, Precis or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(x)         “Trading Day” shall mean a day that the closing sale price of the Common Stock is reported by the Nasdaq Stock Exchange, Inc.

8.4   Amendment.   This Agreement may be amended by Nauert, the Nauert Trust and the Board of Directors of ICM and the Board of Directors of Precis at any time prior to the Closing.  This Agreement may not be amended except by an instrument in writing signed by the Parties.

8.5   Waiver.   At any time prior to the Closing, any Party may with respect to any other Party

(i)          extend the time for the performance of any of the obligations or other acts,

(ii)        waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or

(iii)       waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. For purposes of this Agreement, time shall be of the essence.

8.6   Regulatory Compliance.   Each of the Parties acknowledges and agrees that the other Party  assumes no responsibility for the tax, accounting or regulatory treatment by such Party of the Merger and the other transactions contemplated under this Agreement. Each of the Parties represents and warrants to the other Party than it has made full disclosure of the terms of, and other information relevant to, each transaction entered into as contemplated hereby to all appropriate internal and external advisors to it with respect to the tax, accounting and regulatory treatment of such transactions.

8.7   Headings; Construction.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement

(i)          words denoting the singular include the plural and vice versa,

(ii)        “it” or “its” or words denoting any gender include all genders,

(iii)       the word “including” shall mean “including without limitation,” whether or not expressed,

(iv)        any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided,

(v)         any reference in this Agreement to a subparagraph, a subsection, a Section, an Article, a Schedule or an Exhibit refers to a subparagraph, a subsection, a Section or an Article of or a Schedule or an Exhibit to this Agreement, unless otherwise specifically stated,

(vi)        when calculating the period of time within or following which any act is to be done or steps taken, the date that is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day that is a Business Day and

(vii)      any reference to a Party’s “best efforts” or “reasonable efforts” shall not include any obligation of such Party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such Party or its Affiliates of any condition reasonably considered by such Party to be materially burdensome to such Party or its Affiliates.

8.8   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Except as otherwise specifically provided in this Agreement, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

8.9   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

8.10   Assignment.   This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Precis under this Agreement may be assigned to any direct, wholly-owned Subsidiary of Precis provided that no such assignment shall relieve the assigning party of its obligations under this Agreement.

8.11   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, by way of subrogation, other than Section 5.5 or 5.6 (that is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

8.12   Failure or Indulgence Not Waiver; Remedies Cumulative.   No failure or delay on the part of any Party in the exercise of any right under this Agreement shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained in this Agreement, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.12   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to contracts executed and fully performed within the State of Texas.

8.13   Counterparts.   This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.14   WAIVER OF JURY TRIAL.   NAUERT, THE NAUERT TRUST, ICM, THE ICM MINORITY SHAREHOLDERS AND PRECIS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

8.15   Jurisdiction; Service of Process.   Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of Texas, County of Dallas, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

IN WITNESS WHEREOF, Precis, The Nauert Trust, Nauert, ICM and the ICM Minority Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

“Precis”	PRECIS, INC.

Nicholas J. Zaffiris,
Chairman of the Board of Directors
“The Nauert Trust”	THE PETER W. NAUERT REVOCABLE TRUST
By:
Peter W. Nauert, Trustee
“Nauert”
Peter W. Nauert
“ICM”	INSURANCE CAPITAL MANAGEMENT USA INC.
By:
Peter W. Nauert, Founder and C.E.O
“ICM Minority Shareholders”

Ian R. Stuart

Carl H. Fischer

Michael K. Owens

Nancy L. Zalud

Exhibits to
Agreement and Plan of Merger

Exhibit A	—	ICM Shareholders
Exhibit B	—	Certificate of Merger
Exhibit C	—	Management Services Agreement
Exhibit D	—	Registration Rights Agreement

Exhibits to be provided upon request.

APPENDIX B

AMENDED PRECIS, INC. 2002
NON-EMPLOYEE STOCK OPTION PLAN

On March 15, 2002, the Board of Directors of Precis, Inc. (the “Company”) adopted the Precis, Inc. 2002 Non-Employee  Stock Option Plan (the “Plan”). The Board of Directors of the Company amended the Plan on November 8, 2006. The Plan, as amended, must be approved by the shareholders of the Company under the governance rules of The Nasdaq Stock Market, Inc.

1.     Definitions. Where the following capitalized terms appear in this Plan, such terms shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” or “Stock” shall mean the common stock, $0.01 par value per share, of Precis.

“Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving or the resulting corporation or (iii) a reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to the merger.

“Eligible Persons” shall mean those individuals who are not employees of the Company and who provide services to the Company as directors, independent contractors or consultants. Executive officers and employees of the Company and its subsidiaries are not Eligible Persons.

“Exchange Act” shall refer to the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the lowest closing sale price of the Common Stock during the period from the end of the applicable calendar quarter to the Vesting Date immediately following the end of such calendar quarter as reported on the Nasdaq SmallCap Market.

“Grant Date” shall mean the date on which Stock Options are granted to a Participant by the Board.

“Family Member” shall mean any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“Fair Market Value” shall mean on any particular day (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the SmallCap Market System or the National Market System of Nasdaq Stock Market, Inc. (“Nasdaq”), the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Common Stock, (ii) if the Common Stock is not traded on any national securities exchange but is quoted on an automated quotation system or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Common Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board; provided, however, for purposes of determining “fair market value” of the Common Stock, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

“Option Period” shall refer to the period fixed by the Board during which any Stock Option may be exercised, but not to exceed 10 years following the Grant Date.

“Parent” shall have the same meaning as set forth in Subsection (e) of Section 425 of the Code, unless the context herein clearly indicates to the contrary.

“Participant” shall mean each Eligible Person granted a Stock Option pursuant to the Plan.

“Plan” shall mean Precis, Inc. 2002 Non-Employee Stock Option Plan, as the same may from time to time be amended.

“Precis” shall mean Precis, Inc., an Oklahoma corporation and the parent corporation of The Capella Group, Inc. and Foresight, Inc.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Option” shall mean the right to purchase Common Stock in accordance with the terms and conditions of the Stock Option Agreement and intended to be a “non-qualified stock option” as described in Sections 83 and 421 of the Code.

“Stock Option Agreement” shall mean the agreement granting Stock Options to a Participant and evidencing the terms and conditions of the Stock Options.

“Subsidiary” shall have the same meaning as set forth in subsection (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in the Plan, shall refer to the Plan as a whole and not to any particular provision of the Plan. Section, subsection and paragraph references in the Plan are to sections, subsections and paragraphs of the Plan, unless otherwise specified. The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.     Purpose. The purpose of the Plan shall be to attract, retain and motivate Participants and provide them with the opportunity to acquire and own an equity interest in the Company and its subsidiaries by way of granting Stock Options.

3.     Administration of the Plan. The Plan shall be administered by the Board.

3.1   Board Administration. The Board shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies, and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the terms and conditions of Stock Option Agreements.

3.2   Plan Interpretation. Unless otherwise provided in the Plan, the Board shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Stock Option Agreement. Any interpretation, decision or determination made by the Board shall be final, binding and conclusive.

4.     Shares Subject to the Plan. Shares of stock (“Stock”) covered by Stock Options shall consist of 1,500,000 shares of the Common Stock, subject to adjustment pursuant to Section 7, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board. If any Stock Option granted to a Participant lapses or is otherwise terminated, the Board may grant Stock Options for such shares of Stock to other Participants. However, Stock Options shall not be granted again for shares of Common Stock that have been withheld for tax withholding requirements, if any.

5.     Stock Option Award Programs. The Board shall establish an award program for granting the Stock Options to the Participants. No Stock Options shall be exercisable more than 10 years after the date of grant, and subject to such limitation, the Board shall have the discretion to fix the period (the “Option Period”) during which any Stock Option may be exercised.

6.     Notice of Exercise Stock Option. Upon exercise of a Stock Option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Board, at the Company’s main office in Grand Prairie, Texas. No shares of Common Stock shall be issued to any Participant until the Company receives full payment of the Exercise Price of the Common Stock purchased, if applicable, and any required Taxes as provided in the Plan and the Stock Option Agreement.

7.     Adjustments Upon Changes in Capitalization. The grants of Stock Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its assets or business. The aggregate number of shares of Stock under Stock Options granted under the Plan, the Option Price and the total number of shares of Common Stock which may be purchased by a Participant on exercise of a Stock Option shall be appropriately adjusted by the Board to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, however, and notwithstanding the foregoing, the occurrence of a Corporate Transaction shall cause the Plan and any Stock Option Agreements entered into and Stock Options granted under the Plan, to terminate upon the effective date of the Corporate Transaction, subject to Section 21 of the Plan. Provided, further, that for the purposes of this Section 7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination of the Plan.

8.     Amendment and Termination of the Plan. The Plan shall terminate at midnight, April 10, 2010, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may amend the Plan without approval by the shareholders of the Company to (i) increase the total amount of common stock that may be purchased pursuant to exercise of Stock Options granted under the Plan, (ii) withdraw the administration of the Plan from the Board, (iii) reduce the Stock Option price of common stock under the Plan, or (iv) impair the applicability of the exemption afforded to the Plan by the Securities Exchange Act of 1934 and the Securities and Exchange Commission’s Rule 16b-3. Except as provided in the Plan, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option theretofore granted under or Stock Option Agreement entered into pursuant to the Plan without the consent of the affected Participant.

9.     Effective Date. The Plan shall be effective upon approval of the Plan by the Company’s shareholders (the “Effective Date”).

10.   Securities Law Requirements. The Company shall have the right, but not the obligation to cause the shares of Common Stock issuable upon exercise of the Stock Options to be registered under the Securities Act or the securities laws of any state or jurisdiction.

10.1 Restrictions on Transferability and Legend on Certificates. As a condition precedent to the grant of any Stock Option or the issuance or transfer of shares of Common Stock pursuant to the exercise of a Stock Option, the Company may require the Participant or holder to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall have the right to restrict the transferability of shares of Common Stock issued or transferred upon exercise of the Stock Options in such manner as it deems necessary or appropriate to insure the availability of any exemption from registration under the Securities Act and any other applicable securities laws or regulations that may be available, including the endorsement with a legend reading as follows:

The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment purposes. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

10.2 Registration Statement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Stock Options granted under the Plan is filed under the Securities Act, and is declared effective the Securities and Exchange Commission, the provisions of Section 10.1 shall terminate during the period of time that such registration statement, as periodically amended, remains effective.

11.   Separate Certificates. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option will be issued to such Participant.

12.   Payment for Stock. Payment for shares of Common Stock purchased under this Plan shall be made (i) in full and in cash or check made payable to the Company or (ii) may also be made in Common Stock of the Company held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the date of exercise of the Option, or (iii) a combination of cash and Common Stock of the Company.

13.   Incurrence of Disability and Retirement. Omitted.

14.   Stock Options Granted Separately. Because the Board is authorized to grant Stock Options to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other.

15.   Grants of Options and Stock Option Agreement. Each Stock Option granted under this Plan shall be evidenced by the minutes of a meeting of the Board or by the written consent of the Board and by a written Stock Option Agreement effective on the Grant Date and executed by the Company and the Participant. Each Stock Option granted hereunder shall contain such terms, restrictions and conditions as the Board may determine, which terms, restrictions and conditions may or may not be the same in each case.

16.   Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Stock Options granted under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

17.   Non-Transferability of Options. Except as otherwise herein provided, any Stock Option granted shall not be transferable by a Participant otherwise than a transfer (i) by will or the laws of descent and distribution, (ii) with the consent of the Company, (iii) by gift to a Family Member, (iv) a transfer under a domestic relations order in settlement of marital property rights, or (v) to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Except as set forth above in this Section 17 and without limiting the generality of the foregoing, the Stock Option Agreements may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be class=Section2>

subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Stock Option or Stock Option Agreement contrary to the provisions hereof shall be null and void and without effect and shall result in termination of the Stock Option Agreement and Stock Option.

18.   Additional Documents on Death of Participant. No transfer of a Stock Option or Stock Option Agreement by a Participant in accordance with the provisions of Section 17 shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Board deems necessary to establish the validity of the transfer and the acceptance by the successor to the Stock Option or Stock Option Agreement of the terms and conditions of such Stock Option or Stock Option Agreement.

19.   No Employment Right. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to serve as a director or become an employee or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant as an Eligible Person at any time.

20.   Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Common Stock subject to a Stock Option or Stock Option Agreement prior to the purchase of such shares of Common Stock by exercise of the Stock Option.

21.   Right to Exercise Upon Company Ceasing to Exist. In the event of a Corporate Transaction, the Participant shall have the right immediately prior to consummation of the Corporate Transaction to exercise, in whole or in part, such Participant’s then remaining Stock Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an “excess parachute payment” as determined under Section 280G of the Code determined by taking into account all of Participant’s “parachute payments” determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his or her then remaining Stock Options as provided in this Section 21, and to the extent such Stock Options are not timely exercised as provided in this Section 21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Stock Options thereafter become exercisable. Provided further, that for the purposes of this Section 21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Stock Options granted under the Plan.

22.   Assumption of Outstanding Stock Options. Any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a Corporate Transaction shall assume all Stock Options outstanding under the Plan or issue new Stock Options in place of outstanding Stock Options under the Plan.

23.   Tax Withholdings. The Company’s obligation to deliver Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements. The Board may in its discretion and in accordance with the provisions of Section 23 and such supplemental rules as the Board may from time to time adopt, provide any or all holders of Stock Options with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such holders in connection with the exercise of their Stock Options (“Taxes”). Such right may be provided to any such holders of Stock Options in either or both of the following methods:  (i) the holder of a Stock Option may be provided with the election, which may be subject to approval by the Board, to have the Company withhold, from the Stock otherwise issuable upon exercise of such Stock Option, a portion of those shares of Stock with an aggregate Fair Market Value equal to the percentage (not to exceed 100%) of the applicable Taxes designated by the holder of the Options, and/or (ii) the Board may, in its discretion, provide the holder of the Stock Options with the election to deliver to the Company, at the time the Stock Option is exercised, one or more shares of Stock previously acquired by such holder and held for more than six months (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100%) of the Taxes incurred in connection with such Stock Option exercise designated by such holder.

24.   Governing Law. The Plan shall be governed by and all questions hereunder shall be determined in accordance with the laws of the State of Texas.

Appendix C

THIRD AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
PRECIS, INC.

Precis, Inc., formerly Precis Smart Card Systems, Inc., an Oklahoma corporation (this “Corporation”), does hereby certify:

1.      Precis, Inc., an Oklahoma corporation, was incorporated on April 16, 1996 and amended its Certificate of Incorporation on December 1, 2000 and June 18, 2001.

2.      This Third Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 77 and 80 of the Oklahoma General Corporation Act (the “Act”).

3.      Article FIRST of this Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

FIRST.       The name of the corporation is:

Access Plans USA, Inc.

4.      In all other respect this Corporation’s Certificate of Incorporation remains as set forth in the Certificate of Incorporation of this Corporation as restated on June 18, 2001.

IN WITNESS WHEREOF, this Corporation has caused this Third Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary this       day of             , 2006.

PRECIS, INC.
By:

Chief Executive Officer
ATTEST:

Eliseo Ruiz III, Secretary

C-1

APPENDIX D

AUDIT COMMITTEE CHARTER
OF
PRECIS, INC.

(Amended and Restated January 29, 2003)

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Precis, Inc. (the “Company”) will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the “SEC”), NASDAQ Stock Market, Inc. (“NASDAQ”). The members of the Committee will be elected annually at the meeting of the full Board following the Company’s annual shareholders meeting and will be listed in the annual report to shareholders. One of the members will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. The Committee’s primary function is to assist the Board in fulfilling and improving its oversight responsibilities with respect to (i) the appointment, compensation, and over-sight of the work of the Company’s independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (ii) the annual and quarterly financial information and corporate disclosures to be provided to shareholders and the SEC and the accuracy and reliability of the financial information and disclosures; (iii) the system of internal controls that management has established; and (iv) the internal and external audit process. In addition, the Committee provides a line of communication between the Company’s independent accountants, accounting staff, financial management and the Board. The Committee should have a clear understanding with the Board and the independent accountants that the ultimate accountability of the independent accountants is to the Board and the Committee. The independent accountants are required to report directly to the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s duties do not include the planning or conduct of audits or determination that the Company’s financial statements are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s Chief Executive Officer and Chief Financial Officer and independent accountants. Furthermore, unless otherwise authorized and approved by the Board, the Committee’s duties do not require the Committee to assure compliance with laws and regulations and the Company’s business conduct guidelines.

AUTHORITY

The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. Furthermore, the Committee is granted the authority to resolve disagreements, if any, between management and the independent accountants.

MEETINGS

The Committee shall meet as frequently as the Committee deems necessary, but not less than four times each year, to carry out its duties and responsibilities. Content of the agenda for each meeting shall be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the Chief Financial Officer, independent accountants and internal accounting staff at least once each year and more frequently as considered appropriate by the Committee.

ATTENDANCE

Committee members will strive to be present at all meetings, either in person or by telephonic communications. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal accounting staff be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee’s duties and responsibilities include the following:

1.     The selection, appointment, retention and termination of the Company’s independent accountants. The Company’s independent accountants must be registered with the Public Company Accounting Oversight Board.

2.     The administration of the engagements of the Company’s independent accountants. In connection with audit, review and attest reports required under the securities laws (which may entail providing comfort letters in connection with securities underwritings or statutory audits for purposes of state regulatory compliance), the Committee shall pre-approve such engagement. The Committee’s pre-approval of the audit, review and attest services by the Company’s independent accountants may be on a broad basis. With respect to non-audit services, the Committee shall establish pre-approval policies and procedures detailed as to the particular service and designed to safeguard the continued independence of the Company’s independent accountants. Non-audit service engagements (i.e., engagements for the providing of services unrelated to the audit, review and attest reports under the securities laws) shall be pre-approved, either:

(i)          Before the independent accountant is engaged by the Company (or its subsidiary) to render the service, the engagement is approved by the Committee; or

(ii)        The engagement to render the service is entered into pursuant to pre-approval policies and procedures established by the Committee, provided the Committee is informed of each service.

Notwithstanding the foregoing, the pre-approval requirement may be waived by the Committee with respect to the provision of non-audit services provided:

(i)          the aggregate amount of all the non-audit services provided by the Company’s independent accountants constitutes not more than 5% of the total amount of revenues paid by the Company to the independent accountants during the fiscal year in which the non-audit services are provided;

(ii)        the services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)       the services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant the approval has been delegated by the Committee.

Notwithstanding the foregoing, the independent accountants shall not be permitted to provide and the Committee shall not approve the providing by the Company’s independent accountants of the following non-audit services:

Bookkeeping or other services related to the accounting records or financial statements of the Company—Any service, where it is reasonably likely that the results of the service will be subject to audit procedures during an audit of the Company’s financial statements, including:

•       maintaining or preparing the Company’s accounting records;

•       preparing the Company’s financial statements that are filed with the SEC or form the basis of financial statements filed with the SEC; or

•       preparing or originating source data underlying the Company’s financial statements.

Financial information systems design and implementation—

•       Directly or indirectly, operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network.

•       Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole.

Appraisal or valuation services, fairness opinions, or contribution-in-kind reports—Any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, where it is reasonably likely that the results of these services will be subject to audit procedures during an audit of the Company’s financial statements.

Actuarial services—Any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company, where it is reasonably likely that the results of these services will be subject to audit procedures during an audit of the Company’s financial statements.

Internal audit outsourcing services—Any internal audit services related to the internal accounting controls, financial systems, or financial statements, for an Company.

Management functions—Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

Human resources—

•       Searching for or seeking out prospective candidates for managerial, executive, or director positions;

•       Engaging in psychological testing, or other formal testing or evaluation programs;

•       Undertaking reference checks of prospective candidates for an executive or director position;

•       Acting as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

•       Recommending, or advising the Company to hire, a specific candidate for a specific job (except that the Company’s independent accountants may, upon request by the Company,

interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative, or control positions).

Broker-dealer, investment adviser, or investment banking services—Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of an Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over an Company’s investments, executing a transaction to buy or sell an Company’s investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

Legal services—Providing any service to an Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

Expert services unrelated to the audit—Providing expert opinions for the Company in connection with legal, administrative, or regulatory proceedings or acting as an advocate for an Company in such proceedings.

Other Services—Any other service that the Public Company Accounting Oversight Board or the SEC determines by rule or regulation.

The Committee may delegate to one or more designated members of the Committee who are independent directors the authority to grant required pre-approvals of permissible non-audit activities and services. The decisions of any member to whom authority is delegated to pre-approve any permissible non-audit activity or service must be presented to the full Committee at its next scheduled meeting. In carrying out its duties, if the Committee approves an audit service within the scope of the engagement of the independent accountants, such audit service shall be deemed to have been pre-approved. The Committee shall cause and the Company shall include in the periodic reports filed with the SEC all non-audit services performed by the Company’s independent accountants in accordance with the rules and regulations of the SEC. The Committee shall require the independent accountants to separate its service engagements and fees into the following categories: “audit fees,” “audit-related fees,” “tax fees” and “all other fees,” and with respect to the “audit-related fee” and “all other fees” engagements and fees describe in subcategories the nature of the services to be provided or provided.

3.     The negotiation and determination of the compensation to be paid to the Company’s independent accountants for audit and the non-audit services. The Committee will review not less than annually with Company’s management the compensation arrangement with the independent accountants.

4.     Review the Company’s management, internal accounting staff and the independent accountants the Company’s internal accounting and financial reporting controls. Obtain not less than annually in writing from the independent accountants their letter or letters as to the adequacy of such controls.

5.     Review with the Company’s management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

6.     Receive a report covering each calendar quarter and setting forth the following:

•        the findings of the Company’s Chief Executive Officer, Chief Financial Officer and internal accounting staff regarding their conclusions about the effectiveness of the Company’s internal controls based on their evaluation and disclosing

•        all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and the identifying any material weaknesses in internal controls, and

•        any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

•        indicating whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, and

•        any corrective actions with regard to significant deficiencies and material weaknesses.

7.     Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

8.     Inquire regarding the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

9.     Establish a predetermined arrangement with the independent accountants that they will report orally or in writing to the Committee before filing of the audit report with the SEC pursuant to the securities laws the following:

(i)          Critical accounting policies and practices—The evaluative criteria used by the Company’s management in the selection of each “critical accounting estimate” and the selection of initial accounting policies shall be reported and provided to the Committee. A “critical accounting estimate” is an accounting estimate recognized in the financial statements (A) that requires the Company to make assumptions about matters that are highly uncertain at the time the accounting estimate is made and (B) for which different estimates that the Company reasonably could have used in the reporting period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on the presentation of the Company’s financial condition, changes in financial condition or results of operations.

As part of reporting the “critical accounting estimates” and the selection of initial accounting policies, the Committee and Company’s independent accountants shall generally discuss (A) the reasons why certain estimates or policies were or were not considered critical and how current and anticipated future events impact those determinations and (B) an assessment of management’s disclosures along with any significant proposed modifications by the independent accountants that were not included.

(ii)        Alternative accounting treatment—The alternative treatments of financial information within generally accepted accounting principles that have been discussed with management members of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant shall be reported and provided to the Committee. As part of reporting alternative accounting treatment, the Committee and

Company’s independent accountants shall discuss the recognition, measurement, and disclosure considerations related to the accounting for specific transactions as well as general accounting policies.

At a minimum, the report and discussion of specific transactions should identify the underlying facts, financial statement accounts impacted, and applicability of existing accounting policies to the transaction. In addition, if the accounting treatment proposed does not comply with existing accounting policies, or if an existing accounting policy is not applicable, then the report and discussion shall include an explanation of why the existing policy was not appropriate or applicable and the basis for the selection of the alternative policy. Regardless of whether the accounting policy selected preexists or is new, the independent accountants should report and discuss the entire range of alternatives available under generally accepted accounting principles that were discussed by management and the independent accountants, including with the reasons for not selecting those alternatives. If the accounting treatment selected is not the preferred method in the independent accountant’s opinion, the reasons why the preferred method was not selected by management must also be discussed.

Discussions between the independent accountants and the Committee regarding general accounting policies must focus on the initial selection of and changes in significant accounting policies and should include the impact of management’s judgments and accounting estimates, as well as the independent accountant’s judgments about the quality of the Company’s accounting principles. The discussion of general accounting policies would include the range of alternatives available under generally accepted accounting principles that were discussed by management and the independent accountants along with the reasons for selecting the chosen policy. If an existing accounting policy is being modified, then the reasons for the change must also be discussed. If the accounting policy selected is not the independent accountant’s preferred policy, the discussions must include the reasons why the auditor considered one policy to be preferred but that policy was not selected by management.

(iii)       Other Material Written Communications—The independent accountants’ decision whether to provide written communications to the Committee is subjective and influenced by auditing standards. The independent accountants are required to critically determine items that must be communicated to the Committee in writing. These items, without limitation, include the following:

•       Management representation letters;

•       Reports on observations and recommendations on internal controls;

•       Schedule of material adjustments and reclassifications proposed, and a listing of adjustments and reclassifications not recorded, if any;

•       Engagement letters;

•       Independence letters; and

•       Reports on financial statements.

The separate discussion of critical accounting policies and estimates shall not be considered a substitute for communications regarding general accounting policies, because the discussion about critical accounting policies and estimates might not encompass any new or changed general accounting policies and estimates. Likewise, the discussion of general accounting policies and estimates is not intended to dilute the reporting and discussion related to critical accounting policies and estimates, because the issues affecting critical accounting policies and estimates, such as sensitivities of assumptions and others, may be tailored specifically to events in the current reporting period, and the selection of general accounting policies and estimates should consider a broad range of transactions over time.

The Committee shall determine and report to the Board of Directors the “critical accounting estimates” that are most critical to the preparation of the Company’s financial statements for the purpose of disclosure in the Management’s Discussion and Analysis section of the Company’s annual report filed with the SEC.

Also the Committee shall receive from the Company’s independent accountants a written confirmation at the end of each of the first, second and third quarters of the year that independent accountants have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

10.   At completion of the annual audit, review with management, internal accounting staff and independent accountants the following:

•       The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and in the annual report filed with the SEC;

•       Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application;

•       Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire regarding the cooperation received by the independent accountants during the audit, including access to all requested records, data and information. Inquire of the independent accountants whether there were any disagreements with management that, were not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements; and

•       Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment regarding the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report filed with the SEC.

11.   Conduct investigations and resolve disagreements, if any, between management and the independent accountants.

12.   After preparation by Company’s management and review by the internal accounting staff and independent accountants, approve the report required under SEC rules and regulations to be included in the Company’s annual proxy statement. This Charter is to be published as an appendix to the Company’s proxy statement every three years or following a material amendment of this Charter.

13.   Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of the Company’s management regarding the responsiveness of the independent accountants to the Company’s needs.

14.   Meet with management, internal accounting staff and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as “material” or “serious.” Typically, such recommendations will be presented by the independent accountants in the form of a letter of comments and recommendations addressed to the Committee. The Committee should review responses of management to the letter of comments and recommendations of the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

15.   Review the appointment and replacement of the senior internal accounting staff executives.

16.   Review with management, internal accounting staff and independent accountants the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

17.   Generally as part of the review of the annual financial statements, receive an oral report, at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

18.   As the Committee may deem appropriate, obtain, weigh and consider expert advice as to the Audit Committee related rules of the SEC and NASDAQ, statements on auditing standards and other accounting, legal and regulatory provisions.

19.   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable SEC and NASDAQ Audit Committee requirements.

Complaint Reporting Procedures

The following procedures are established by the Committee for directors, officers, and employees to report complaints regarding accounting, internal accounting controls or auditing matters or to obtain help with a potential accounting or auditing complaint. Any complaint may be reported through the Audit Committee Hotline at 1-972-522-2006. The Audit Committee Hotline will be managed by an Audit Committee Member and provides a convenient way to alert the Committee of a potential situation without having to divulge the identity of the reporting person. Each caller remains anonymous and receives an assigned number and will be requested to call back after 30 days to check on the status of the reported complaint. Each report or enquiry will be handled confidentially to the greatest extent possible. Alternatively, a complaint or enquiry may be submitted via the mail directed to the General Counsel, at the corporate office in Grand Prairie, Texas.

Authority to Engage Advisers

The Committee is authorized in its discretion to engage and retain independent legal counsel and other professional advisers as it determines necessary, in its sole discretion, to carry out the Committee’s duties and responsibilities.

Funding Appropriation

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation

•       to the Company’s independent accountants for the purpose of rendering or issuing an audit report; and

•       to any professional advisers employed by the Committee.

PROXY	PROXY

PRECIS, INC.
2040 NORTH HIGHWAY 360
GRAND PRAIRIE, TEXAS 75050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRECIS, INC.

The undersigned hereby acknowledges receipt of the official Notice of Annual Meeting, dated           , 2006, and hereby appoints Frank B. Apodaca and Robert L. Bintliff as Proxies, each with the power to appoint his substitute, and hereby appoints and authorizes either of them to represent and vote as designated below, all the shares of Common Stock, $.01 par value, of Precis, Inc. (the “Company”) held of record by the undersigned on November 20, 2006 at the annual meeting of shareholders to be held at 11:00 a.m. on December 29, 2006, or any adjournment thereof.

Proposal One

To approve the Agreement and Plan of Merger, dated November 8, 2006, among the Company and Insurance Capital Management USA Inc, the owner of Insuraco USA, L.L.C. and its subsidiaries, and its shareholders and Peter W. Nauert providing for the merger of Insurance Capital Management USA Inc. with and into the Company resulting the subsidiaries of Insurance Capital Management USA Inc. becoming wholly-owned by the Company.

		☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal Two	To approve of the Precis, Inc. 2002 Non-Employee Stock Option Plan as amended and restated.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal Three	To approve amendment of the Company’s Certificate of Incorporation to change its name to Access Plans USA, Inc.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal Four

To elect each of the following named individuals as directors for a term ending in 2007 and until each of their respective successors shall have been duly elected and qualified. A vote “FOR” will represent a vote for the nominee director.

	Kent H. Webb, M.D.	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Nicholas J. Zaffiris	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	J. French Hill	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Kenneth S. George	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
	Russell Cleveland	☐ FOR	☐ WITHHOLD	☐ ABSTAIN
Proposal Five

To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. A vote “FOR” will represent a vote for such ratification and appointment.

		☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal Six	To approve other business that properly comes before the Annual Meeting or any adjournment or postponement. A vote “FOR” will represent a vote for approval of the business presented.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE THROUGH THREE.

Please sign exactly as the name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:		, 2006

Signature

Signature if held jointly

PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.